Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-212164

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 18, 2017

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 29, 2016)

The Export-Import Bank of Korea

(A statutory juridical entity established under The Export-Import Bank of Korea Act of 1969, as amended, in the Republic of Korea)

US$             Floating Rate Notes due 20

US$                     % Notes due 20

US$                     % Notes due 20

We expect to issue one or more series of the above-listed senior notes in aggregate principal amounts to be determined.

Our US$             aggregate principal amount of floating rate notes due 20     (the “Floating Rate Notes”) will bear interest at a rate equal to three-month USD LIBOR (as defined herein) plus         % per annum. Interest on the Floating Rate Notes is payable quarterly in arrears on January     , April     , July     and October      of each year. The first interest payment on the Floating Rate Notes will be made on April     , 2017 in respect of the period from (and including) January     , 2017 to (but excluding) April     , 2017. The Floating Rate Notes will mature on             , 20    .

Our US$             aggregate principal amount of notes due 20     (the “20     Notes”) will bear interest at a rate of         % per annum, and our US$             aggregate principal amount of notes due 20     (the “20     Notes”, and together with the 20     Notes, the “Fixed Rate Notes”) will bear interest at a rate of         % per annum. Interest on the Fixed Rate Notes is payable semi-annually in arrears on January      and July      of each year. The first interest payment on the Fixed Rate Notes will be made on July     , 2017 in respect of the period from (and including) January     , 2017 to (but excluding) July     , 2017. The 20     Notes will mature on             , 20    , and the 20     Notes will mature on             , 20    .

All references to the “Notes” are to the Floating Rate Notes, the 20     Notes and the 20     Notes, collectively.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, as depositary.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Floating Rate Notes			20 Notes			20 Notes
	Per Note		Total	Per Note		Total	Per Note		Total
Public offering price		%	US$		%	US$		%	US$
Underwriting discounts		%	US$		%	US$		%	US$
Proceeds to us, before expenses		%	US$		%	US$		%	US$

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from (and including) January     , 2017.

Applications will be made to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes on the SGX-ST. There can be no assurance that such listing will be obtained for the Notes. The SGX-ST assumes no responsibility for the correctness of any statements made, opinions expressed or reports contained herein. Approval in-principle from, admission to the Official List of, and listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes.

The underwriters expect to deliver the Notes to investors through the book-entry facilities of The Depository Trust Company on or about January     , 2017.

Joint Bookrunners and Lead Managers

Daiwa Capital Markets
Deutsche Bank
Goldman Sachs International
HSBC
J.P. Morgan
Standard Chartered Bank

Joint Lead Manager

Hanwha Investment & Securities

Co-Manager

KEXIM Asia Limited

Prospectus Supplement Dated January     , 2017

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

CERTAIN DEFINED TERMS

All references to “we” or “us” mean The Export-Import Bank of Korea. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. References to “￦”, “Won” or “Korean won” are to the lawful currency of Korea and “US$” or “U.S. dollars” are to the lawful currency of the United States. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

Unless otherwise indicated, all references to “Floating Rate Notes” contained in this prospectus supplement are to the US$             aggregate principal amount of floating rate notes due 20    , all references to “20     Notes” are to the US$             aggregate principal amount of         % notes due 20    , all references to “20     Notes” are to the US$             aggregate principal amount of         % notes due 20     and all references to “Fixed Rate Notes” are to the 20     Notes and the 20     Notes, collectively. Unless otherwise indicated, all references to the “Notes” are to the Floating Rate Notes, the 20     Notes and the 20     Notes, collectively.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table, is due to rounding.

Our financial information included in this prospectus supplement was prepared under International Financial Reporting Standards as adopted by Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus supplement to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

ADDITIONAL INFORMATION

The information in this prospectus supplement is in addition to the information contained in our accompanying prospectus dated June 29, 2016. The accompanying prospectus contains information regarding ourselves and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea, and the Notes in registration statement no. 333-212164, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

WE ARE RESPONSIBLE FOR THE ACCURACY OF THE INFORMATION IN THIS DOCUMENT

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The address of our registered office is 38 Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea. The SGX-ST assumes no responsibility for the contents of this prospectus supplement and the accompanying prospectus, and makes no representation as to liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes.

NOT AN OFFER IF PROHIBITED BY LAW

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and it is prohibited to use them to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

INFORMATION PRESENTED ACCURATE AS OF DATE OF DOCUMENT

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. This prospectus supplement may only be used for the purposes for which it has been published. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$             aggregate principal amount of floating rate notes due             , 20     (the “Floating Rate Notes”), US$             aggregate principal amount of         % notes due             , 20     (the “20     Notes”) and US$             aggregate principal amount of         % notes due             , 20     (the “20     Notes”, and together with the 20     Notes, the “Fixed Rate Notes”). All references to the “Notes” are to the Floating Rate Notes, the 20     Notes and the 20     Notes, collectively.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

We do not have any right to redeem the Notes prior to maturity.

Floating Rate Notes

The Floating Rate Notes will bear interest for each Interest Period (as defined herein) at a rate equal to Three-Month USD LIBOR plus             % per annum, payable quarterly in arrears on January     , April     , July      and October      of each year. The first interest payment on the Floating Rate Notes will be made on April     , 2017 in respect of the period from (and including) January     , 2017 to (but excluding) April     , 2017. Interest on the Floating Rate Notes will accrue from January     , 2017 and will be computed on the basis of the actual number of days in the applicable Interest Period divided by 360.

Fixed Rate Notes

The 20     Notes will bear interest at a rate of         % per annum, and the 20     Notes will bear interest at a rate of         % per annum, in each case payable semi-annually in arrears on January     and July     of each year. The first interest payment on the Fixed Rate Notes will be made on July    , 2017 in respect of the period from (and including) January    , 2017 to (but excluding) July    , 2017. Interest on the Fixed Rate Notes will accrue from January    , 2017 and will be computed based on a 360-day year consisting of twelve 30-day months.

See “Description of the Notes—Payment of Principal and Interest.”

Listing

Applications will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. Settlement of the Notes is not conditioned on obtaining the listing. There can be no assurance that such listing will be obtained for the Notes. The Notes will be traded on the SGX-ST in a minimum board lot size of S$200,000 (or its equivalent in foreign currencies), for so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require. Accordingly, the Notes will be traded on the SGX-ST in a minimum board lot size of US$200,000.

Form and settlement

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as any series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless the issuance would constitute a “qualified reopening” for U.S. federal income tax purposes or such additional debt securities would otherwise be part of the same “issue” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about January    , 2017, which we expect will be the            business day following the date of this prospectus supplement, referred to as “T+    .” You should note that initial trading of the Notes may be affected by the T+     settlement. See “Underwriting—Delivery of the Notes.”

Underwriting

KEXIM Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons. See “Underwriting—Relationship with the Underwriters.”

USE OF PROCEEDS

We will use the net proceeds from the sale of the Notes for our general operations, including extending foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated June 29, 2016. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE EXPORT-IMPORT BANK OF KOREA

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS. Our financial information as of and for the nine months ended September 30, 2016 and 2015 in this prospectus supplement is presented based on our unaudited internal management accounts.

Overview

As of June 30, 2016, we had ￦72,896 billion of outstanding loans, including ￦39,628 billion of outstanding export credits, ￦25,914 billion of outstanding overseas investment credits and ￦3,791 billion of outstanding import credits, as compared to ￦69,412 billion of outstanding loans, including ￦38,196 billion of outstanding export credits, ￦25,641 billion of outstanding overseas investment credits and ￦3,783 billion of outstanding import credits as of December 31, 2015.

Capitalization

As of September 30, 2016, our authorized capital was ￦15,000 billion and our capitalization was as follows:

	September 30, 2016(1)
	(billions of Won) (unaudited)
Long-Term Debt(2)(3)(4)(5):
Borrowings in Korean Won	￦	—
Borrowings in Foreign Currencies		5,412
Export-Import Financing Debentures		40,151

Total Long-term Debt	￦	45,563

Capital and Reserves:
Paid-in Capital(6)	￦	10,323
Retained Earnings		1,342
Legal Reserve		329
Voluntary Reserve		1,694
Unappropriated Retained Earnings		(680)
Capital Surplus		19
Other Components of Equity		255

Total Capital and Reserve	￦	11,939

Total Capitalization	￦	57,502

(1)	Except as described in this prospectus supplement, there has been no material adverse change in our capitalization since September 30, 2016.
(2)	Consists of borrowings and debentures with maturities of more than a year remaining.
(3)	We have translated borrowings in foreign currencies as of September 30, 2016 into Won at the rate of ￦1,096.3 to US$1.00, which was the market average exchange rate as announced by the Seoul Monetary Brokerage Services Ltd., on September 30, 2016.

(4)	As of September 30, 2016, we had contingent liabilities totaling ￦56,363 billion, which consisted of ￦49,856 billion under outstanding guarantees and acceptances and ￦6,507 billion under contingent guarantees and acceptances issued on behalf of our clients.
(5)	All of our borrowings, whether domestic or international, are unsecured and unguaranteed.
(6)	As of September 30, 2016, authorized ordinary share capital was ￦15,000 billion and issued fully-paid ordinary share capital was ￦10,323 billion.

Business

Government Support and Supervision

In June 2016, the Government, through The Korea Development Bank, contributed ￦500 billion in the form of shares of Korea Aerospace Industries Ltd. to our capital. In addition, the Government contributed to our capital ￦10 billion in cash in July 2016, ￦935 billion in cash in September 2016, ￦10 billion in cash in October 2016 and ￦65 billion in cash in November 2016. As of December 31, 2016, our paid-in capital was ￦10,398 billion compared to ￦8,878 billion as of December 31, 2015.

Selected Financial Statement Data

Recent Developments

The following tables present selected separate financial information as of September 30, 2016 and December 31, 2015 and for the nine months ended September 30, 2016 and 2015, which has been derived from our unaudited separate internal management accounts as of September 30, 2016 and for the nine months ended September 30, 2016 and 2015 prepared in accordance with Korean IFRS.

	Nine Months Ended September 30,
	2016		2015
	(billions of Won)
	(unaudited)
Income Statement Data
Total Interest Income	￦	1,625	￦	1,383
Total Interest Expenses		1,047		900
Net Interest Income (Expenses)		578		483
Operating Income		5,765		5,563
Operating Expenses		6,660		5,447
Income (Loss) before Income Taxes		(899)		119
Income Tax Benefit (Expense)		219		(40)
Net Income (Loss)		(680)		78

	As of September 30, 2016 (unaudited)		As of December 31, 2015 (audited)
	(billions of Won)
Balance Sheet Data
Total Loan Credits(1)	￦	70,658	￦	69,412
Total Borrowings(2)		65,015		65,197
Total Assets		82,164		81,890
Total Liabilities		70,224		70,864
Total Shareholders’ Equity		11,939		11,026

(1)	Gross amount, which includes bills bought, foreign exchange bought, call loans, inter-bank loans in foreign currency and others without adjusting for valuation adjustment of loans in foreign currencies, deferred loan origination fees or allowance for loan losses.
(2)	Includes debentures.

For the nine months ended September 30, 2016, we had net loss of ￦680 billion compared to net income of ￦78 billion for the nine months ended September 30, 2015.

The principal factors for the net loss of ￦680 billion in the nine months ended September 30, 2016 compared to the net income of ￦78 billion in the corresponding period of 2015 included:

•

an increase in impairment loss on confirmed guarantees to ￦633 billion in the nine months ended September 30, 2016 from ￦73 billion in the corresponding period of 2015, primarily due to a deterioration in credit quality with respect to guarantees extended to certain borrowers (including Daewoo Shipbuilding & Marine Engineering (“DSME”) and STX Offshore & Shipbuilding Co., Ltd.); and

•

an increase in impairment loss on loans to ￦991 billion in the nine months ended September 30, 2016 from ￦563 billion in the corresponding period of 2015, primarily due to downgrading the classification of our exposure to (i) DSME from normal to precautionary, following our evaluation of DSME’s financial condition (including a significant increase in its liabilities) and operating results (including a significant amount of operating loss) and (ii) STX Offshore & Shipbuilding from substandard to estimated loss, following its filing for court receivership in June 2016.

The above factors were partially offset by an increase in net interest income to ￦578 billion in the nine months ended September 30, 2016 from ￦483 billion in the corresponding period of 2015, primarily due to an increase in interest income resulting from increased Loan Credits as well as the positive effect on interest expense resulting from a decrease in average interest rate on debentures.

As of September 30, 2016, our total assets increased to ￦82,164 billion from ￦81,890 billion as of December 31, 2015, primarily due to an increase in Loan Credits to ￦70,658 billion as of September 30, 2016 from ￦69,412 billion as of December 31, 2015.

As of September 30, 2016, our total liabilities decreased to ￦70,224 billion from ￦70,864 billion as of December 31, 2015. The decrease in liabilities was primarily due to a decrease in borrowings to ￦7,574 billion as of September 30, 2016 from ￦11,958 billion as of December 31, 2015, which more than offset an increase in debentures to ￦57,441 billion as of September 30, 2016 from ￦53,240 billion as of December 31, 2015.

The increase in assets was primarily due to the increase in the volume of loans. The appreciation of the Won against the U.S. dollar as of September 30, 2016 compared to December 31, 2015 partially offset the effect of the increase in the volume of loans as a majority of our assets consisted of foreign currency loans (including significant percentages in U.S. dollars).

The decrease in liabilities was primarily due to the decrease in the volume of debt. The appreciation of the Won against the U.S. dollar as of September 30, 2016 compared to December 31, 2015 magnified the effect of the decrease in the volume of debt as a majority of our liabilities consisted of foreign currency debt (including significant percentages in U.S. dollars).

As of September 30, 2016, our total shareholders’ equity increased to ￦11,939 billion from ￦11,026 billion as of December 31, 2015, primarily due to an increase in paid-in capital to ￦10,323 billion as of September 30, 2016 from ￦8,878 billion as of December 31, 2015 and an increase in gain on valuation of available-for-sale securities to ￦267 billion from ￦116 billion as of December 31, 2015, which more than offset a decrease in retained earnings to ￦1,342 billion as of September 30, 2016 from ￦2,028 billion as of December 31, 2015.

Results of Operations

You should read the following financial statement data together with our separate financial statements and notes included in this prospectus supplement. The following tables present selected separate financial information for the six months ended June 30, 2016 and 2015 and as of June 30, 2016 and December 31, 2015, which has been derived from our unaudited separate K-IFRS financial statements as of and for the six months ended June 30, 2016 and 2015 included in this prospectus supplement:

	Six Months Ended June 30,
	2016		2015
	(billions of Won)
	(unaudited)
Income Statement Data
Total Interest Income	￦	1,083	￦	888
Total Interest Expense		680		602
Net Interest Income (Expenses)		403		287
Operating Income		(1,235)		55
Income before Income Tax		(1,239)		60
Income Tax Benefit (Expense)		301		(24)
Net Income		(938)		36

	As of June 30, 2016 (unaudited)		As of December 31, 2015
	(billions of Won)
Balance Sheet Data
Total Loan Credits(1)	￦	72,896	￦	69,412
Total Borrowings(2)		68,483		65,197
Total Assets		84,470		81,890
Total Liabilities		73,758		70,864
Total Shareholders’ Equity		10,712		11,026

(1)	Gross amount, which includes bills bought, foreign exchange bought, call loans, inter-bank loans in foreign currency advance for customers and others and before deducting valuation adjustment of loans in foreign currencies, allowance for loan losses and deferred loan origination fees.
(2)	Includes debentures.

For the six months ended June 30, 2016, we had net loss of ￦938 billion compared to net income of ￦36 billion for the six months ended June 30, 2015. The principal factors for the net loss of ￦938 billion in the first half of 2016 compared to the net income of ￦36 billion in the corresponding period of 2015 included:

•

an increase in impairment loss on guarantees to ￦788 billion in the six months ended June 30, 2016 from ￦48 billion in the corresponding period of 2015, primarily due to a deterioration in credit quality with respect to guarantees extended to certain borrowers (including DSME and STX Offshore & Shipbuilding Co., Ltd.); and

•

an increase in impairment loss on loans to ￦836 billion in the six months ended June 30, 2016 from ￦363 billion in the corresponding period of 2015, primarily due to downgrading the classification of our exposure to (i) DSME from normal to precautionary, following our evaluation of DSME’s financial condition (including a significant increase in its liabilities) and operating results (including a significant amount of operating loss) and (ii) STX Offshore & Shipbuilding from substandard to estimated loss, following its filing for court receivership in June 2016.

The above factors were partially offset by an increase in net interest income to ￦403 billion in the six months ended June 30, 2016 from ￦287 billion in the corresponding period of 2015, primarily due to an increase in interest income resulting from increased Loan Credits as well as the positive effect on interest expense resulting from a decrease in average interest rate on debentures.

As of June 30, 2016, our total assets increased by 3% to ￦84,470 billion from ￦81,890 billion as of December 31, 2015, primarily due to a 5% increase in Loan Credits to ￦72,896 billion as of June 30, 2016 from ￦69,412 billion as of December 31, 2015.

As of June 30, 2016, our total liabilities increased by 4% to ￦73,758 billion from ￦70,864 billion as of December 31, 2015. The increase in liabilities was primarily due to a 12% increase in debentures to ￦59,540 billion as of June 30, 2016 from ￦53,240 billion as of December 31, 2015, which more than offset a 25% decrease in borrowings to ￦8,943 billion as of June 30, 2016 from ￦11,958 billion as of December 31, 2015.

The increase in assets and liabilities was primarily due to an increase in the volume of loans and debt, respectively. The appreciation of the Won against the U.S. dollar as of June 30, 2016 compared to December 31, 2015 partially offset the effect of the increase in the volume of loans and debt, as a majority of our assets and liabilities consisted of foreign currency loans and debt (including a significant percentage in U.S. dollar).

As of June 30, 2016, our total shareholders’ equity decreased by 3% to ￦10,712 billion from ￦11,026 billion as of December 31, 2015, primarily due to a decrease in retained earnings to ￦1,085 billion as of June 30, 2016 from ￦2,028 billion as of December 31, 2015, which more than offset an increase in paid-in capital to ￦9,378 billion as of June 30, 2016 from ￦8,878 billion as of December 31, 2015.

Operations

Loan Operations

In the first half of 2016, we provided total loans of ￦28,770 billion, a decrease of 5% from the corresponding period of 2015.

Export Credits

As of June 30, 2016, export credits in the amount of ￦39,628 billion represented 54% of our total outstanding Loan Credits. Our disbursements of export credits amounted to ￦18,102 billion in the first half of 2016, a decrease of 7% from the corresponding period of 2015, which was mainly due to a decrease in demand for loan financing from domestic exporters. The depreciation of the Won against the U.S. dollar as of June 30, 2016 compared to June 30, 2015 partially offset the effect of the decrease in the volume of export credits in the first half of 2016, as a majority of our export credits consisted of foreign currency credits (including a significant percentage in U.S. dollars).

Overseas Investment Credits

As of June 30, 2016, overseas investment credits amounted to ￦25,914 billion, representing 36% of our total outstanding Loan Credits. Our disbursements of overseas investment credits in the first half 2016 increased by 7% to ￦7,534 billion from the corresponding period of 2015, primarily due to increased demand for overseas investment and business facilitation credits. The depreciation of the Won against the U.S. dollar as of June 30, 2016 compared to June 30, 2015 magnified the effect of the increase in the volume of overseas investment credits in the first half of 2016, as a majority of our overseas investment credits consisted of foreign currency credits (including a significant percentage in U.S. dollars).

Import Credits

As of June 30, 2016, import credits in the amount of ￦3,791 billion represented 5% of our total outstanding Loan Credits. Our disbursements of import credits amounted to ￦3,133 billion in the first half of 2016, a decrease of 19% over the corresponding period of 2015, which was mainly due to a decrease in demand for financing for raw materials used for export and domestic consumption. The depreciation of the Won against the U.S. dollar as of June 30, 2016 compared to June 30, 2015 partially offset the effect of the decrease in the volume of import credits in the first half of 2016, as a significant portion of our import credits consisted of foreign currency credits (including a significant percentage in U.S. dollars).

Guarantee Operations

Guarantee commitments as of June 30, 2016 decreased to ￦64,141 billion from ￦68,714 billion as of December 31, 2015. Guarantees we had confirmed as of June 30, 2016 decreased to ￦55,840 billion from ￦57,096 billion as of December 31, 2015.

For further information regarding our guarantee and letter of credit operations, see “Notes to Separate Financial Statements of June 30, 2016 and 2015—Note 36”.

Description of Assets and Liabilities

Total Credit Exposure

The following table sets out our Credit Exposure as of June 30, 2016, categorized by type of exposure extended:

		June 30, 2016
		(billions of Won, except for percentages)
A	Loans in Won	￦	16,220	13%
B	Loans in Foreign Currencies		52,269	41
C	Loans (A+B)		68,489	54
D	Other Loans(1)		4,406	3
E	Loan Credits (C+D)		72,896	58
F	Allowances for Possible Loan Losses		(2,573)	(2)
G	Loan Credits including PVD (E-F)		70,323	56
H	Guarantees		55,840	44
I	Credit Exposure (G+H)	￦	126,163	100%

(1)	Includes call loans, inter-bank loans, other loans.

Loan Credits by Geographic Area

The following table sets out the total amount of our outstanding Loan Credits (including call loans and inter-bank loans in foreign currency) as of June 30, 2016, categorized by geographic area(1)(2):

	June 30, 2016(1)		As % of June 30, 2016 Total
	(billions of Won, except for percentages)
Asia(2)	￦	52,638	72%
Europe		5,482	8
America		10,473	14
Africa		4,302	6

Total	￦	72,896	100%

(1)	For purposes of this table, export credits have been allocated to the geographic areas in which the foreign buyers of Korean exports are located; overseas investment credits have been allocated to the geographic areas in which the overseas investments being financed are located; and import credits have been allocated to the geographic areas in which the sellers of the imported goods are located.
(2)	Includes Australia.

Individual Exposure

As of June 30, 2016, our largest Credit Exposure was to Daewoo Shipbuilding & Marine Engineering (“DSME”) in the amount of ￦9,621 billion, an increase from ￦8,990 billion as of December 31, 2015, primarily due to the extension of new loans.

As of June 30, 2016, our second and third largest Credit Exposures were to Hyundai Heavy Industries in the amount of ￦5,177 billion and to Samsung Heavy Industries in the amount of ￦4,962 billion.

The following table sets out our five largest Credit Exposures as of June 30, 2016(1):

Rank	Name of Borrower	Loans		Guarantees		Total
		(billions of Won)
1	Daewoo Shipbuilding & Marine Engineering	￦	2,307	￦	7,314	￦	9,621
2	Hyundai Heavy Industries		1,610		3,567		5,177
3	Samsung Heavy Industries		1,310		3,652		4,962
4	GS Engineering & Construction		632		2,208		2,840
5	Hanwha Engineering & Construction		49		2,712		2,761

(1)	Excludes loans and guarantees extended to affiliates.

Source: Internal accounting records.

In recent years, DSME, one of the largest shipbuilding and offshore construction companies in Korea, suffered from financial difficulties primarily due to significant losses incurred in connection with the construction of offshore plants resulting from a prolonged slowdown in the global shipbuilding industry. In October 2015, we announced that we, along with The Korea Development Bank, plan to provide financial support to DSME, including provision of liquidity support of up to ￦4.2 trillion.

In addition, we have Credit Exposures to a number of financially troubled Korean companies including STX Offshore & Shipbuilding and Sungdong Shipbuilding & Marine Engineering Co., Ltd. STX Offshore & Shipbuilding had been in voluntary out-of-court debt restructuring since 2013 and filed for court receivership in June 2016. Sungdong Shipbuilding & Marine Engineering suffered from financial difficulties, primarily due to a prolonged slowdown in the global shipbuilding industry and has been in voluntary out-of-court debt restructuring since 2010. We are the main creditor bank of Sungdong Shipbuilding & Marine Engineering.

As of June 30, 2016, our exposure to STX Offshore & Shipbuilding and Sungdong Shipbuilding & Marine Engineering amounted to ￦2,239 billion and ￦900 billion, respectively.

Asset Quality

Asset Classifications

The following table provides information on our asset quality and loan loss reserves as of June 30, 2016:

	As of June 30, 2016
	Loan Amount(1)		Loan Loss Reserve(2)
Normal	￦	109,179	￦	785
Precautionary		10,727		828
Sub-standard		2,467		671
Doubtful		1,724		874
Estimated Loss		1,251		1,242

Total	￦	125,347	￦	4,401

(1)	These figures include loans (excluding interbank loans and call loans), domestic usance, bills bought, foreign exchange bought, advances for customers, and confirmed acceptances and guarantees.
(2)	These figures include present value discount.

Reserves for Credit Losses

As of June 30, 2016, the amount of our non-performing assets was ￦2,997 billion, an increase of 56% from ￦1,920 billion as of December 31, 2015. As of June 30, 2016, our non-performing asset ratio was 2.4%, compared to 1.5% as of December 31, 2015.

We cannot provide any assurance that our current level of exposure to non-performing assets will not increase in the future or that any of our borrowers (including our largest borrowers as described above) is not currently facing, or in the future will not face, material financial difficulties.

The following table sets forth information regarding our loan loss reserves as of June 30, 2016:

June 30, 2016
(billions of Won, except for percentages)
Loan Loss Reserve (A)	￦ 4,401
NPA (B)(1)	2,997
Total Equity (C)	10,712
Reserve to NPA (A/B)	146%
Equity at Risk (B-A)/C	—

(1)	Non-performing assets, which are defined as (a) assets classified as doubtful and estimated loss, (b) assets for which principal or interest payments are delinquent by more than 3 months or (c) assets exempted from interest payments due to restructuring or rescheduling.

Source: Internal accounting records.

Investments

As of June 30, 2016, our total investment in securities amounted to ￦7,423 billion, representing 9% of our total assets.

The following table sets out the composition of our investment securities as of June 30, 2016:

Type of Investment Securities	Amount		%
	(billions of Won)
Available-for-Sale Securities	￦	6,635	89%
Held-to-Maturity Securities		108	2
Investments in Associates and Subsidiaries		680	9

Total	￦	7,423	100%

For further information relating to the classification guidelines and methods of valuation of our financial instruments (including securities), see “Notes to Separate Financial Statements of June 30, 2016 and 2015—Note 5”.

Guarantees and Acceptances and Contingent Liabilities

As of June 30, 2016, we had issued a total amount of ￦55,840 billion in confirmed guarantees and acceptances, of which ￦46,663 billion, representing 84% of the total amount, was classified as normal and ￦7,754 billion, representing 14% of the total amount, was classified as precautionary, and ￦1,423 billion, representing 3% of the total amount, was classified as substandard or below.

Derivatives

As of June 30, 2016, our outstanding loans made at floating rates of interest totaled approximately ￦50,380 billion, whereas our outstanding borrowings made at floating rates of interest totaled approximately ￦56,470 billion, including those raised in Australian dollar, Swiss franc, Hong Kong dollar, Brazil real, Saudi riyal, Czech koruna and Euro and swapped into U.S. dollar floating rate borrowings. As of June 30, 2016, we had entered into 466 currency related derivative contracts with a notional amount of ￦26,152 billion and had entered into 435 interest rate related derivative contracts with a notional amount of ￦28,571 billion. See “Notes to Separate Financial Statements of June 30, 2016 and 2015—Note 20”.

Sources of Funding

We raised a net total of ￦31,222 billion (new borrowings plus loan repayments by our clients less repayment of our existing debt) during the first half of 2016, a decrease of 10% from ￦34,809 billion in the corresponding period of 2015. The total loan repayments, including prepayments by our clients, during the first half of 2016 amounted to ￦26,547 billion, an increase of 0.2% from ￦26,485 billion during the corresponding period of 2015.

As of June 30, 2016, we had no outstanding borrowings from the Government. We issued Won-denominated domestic bonds in the aggregate amount of ￦6,160 billion during the first half of 2016.

During the first half of 2016, we issued eurobonds in the aggregate principal amount of US$2,668 million in various types of currencies under our existing global medium term notes program, a 16% decrease from US$3,173 million in the corresponding period of 2015. In addition, we issued global bonds during the first half of 2016 in the aggregate amount of US$2,900 million under our U.S. shelf registration statement (the “U.S. Shelf Program”) compared with US$3,450 million in the corresponding period of 2015. As of June 30, 2016, the outstanding amounts of our notes and debentures were US$32,306 million, JPY 1,553 million, HKD 807 million, MYR 315 million, BRL 1,236 million, EUR 4,246 million, MXN 234 million, THB 723 million, CHF 303 million, AUD 2,370 million, INR 63 million, CNY 1,743 million, IDR 464 million, PEN 96 million, TRY 183 million, TWD 21 million, NZD 461 million, SAR 201 million, ZAR 6 million, RUB 22 million, NOK 460 million, CZK 35 million, GBP 818 million, CAD 288 million and SGD 341 million.

We also borrow from foreign financial institutions in the form of loans that are principally made bilaterally or by syndicates of commercial banks at floating or fixed interest rates and in foreign currencies, with original maturities ranging from three to five years. As of June 30, 2016, the outstanding amount of such borrowings from foreign financial institutions was US$3,000 million.

As of June 30, 2016, our total paid-in capital amounted to ￦9,378 billion, and the Government, The Bank of Korea and Korea Development Bank owned 70.0%, 12.4% and 17.6%, respectively, of our paid-in capital.

As of June 30, 2016, the aggregate outstanding principal amount of our borrowings (including export-import financing debentures), which was ￦68,483 billion, was equal to 20% of the authorized amount of ￦342,016 billion.

Debt

Debt Repayment Schedule

The following table sets out the principal repayment schedule for our debt outstanding as of June 30, 2016:

Debt Principal Repayment Schedule

	Maturing on or before December 31,
Currency(1)	2016		2017		2018		2019		Thereafter
	(billions of Won)
Won	￦	5,960	￦	4,610	￦	—	￦	—	￦	1,010
Foreign(2)		7,437		9,630		7,008		7,233		26,107

Total Won Equivalent	￦	13,397	￦	14,240	￦	7,008	￦	7,233	￦	27,117

(1)	Borrowings in foreign currency have been translated into Won at the market average exchange rates on June 30, 2016, as announced by the Seoul Money Brokerage Services Ltd.
(2)	This figure includes debentures, bank loans, commercial papers and repurchase agreements.

As of June 30, 2016, our foreign currency assets maturing within three months, six months and one year exceeded our foreign currency liabilities coming due within such periods by US$5,235 million, US$5,615 million and US$4,888 million, respectively. As of June 30, 2016, our total foreign currency liabilities exceeded our total foreign currency assets by US$469 million.

Capital Adequacy

Based on preliminary data, as of September 30, 2016, our capital adequacy ratio, on a consolidated basis, was 11.4%, an increase from 10.0% as of December 31, 2015, which was primarily due to an increase in paid-in capital.

The following table sets forth our capital base and capital adequacy ratios (on a consolidated basis) reported as of September 30, 2016:

September 30, 2016
(billions of Won, except for percentages)
Tier I	￦ 11,339
Paid-in Capital	10,323
Retained Earnings(1)	810
Accumulated other comprehensive income	233
Common shares issued by consolidated subsidiaries of the bank and held by third parties	3
Deductions from Tier I Capital	(30)
Capital Adjustments	—
Deferred Tax Asset	—
Others	(30)
Tier II (General Loan Loss Reserves)	1,352
Total Capital	12,691
Risk Adjusted Assets	111,373
Capital Adequacy Ratios
Tier I common equity	10.2%
Tier 1	10.2%
Tier I and Tier II	11.4%

(1)	Net amount after deducting regulatory reserve for bad loans.

Source: Internal accounting records.

Financial Statements and the Auditors

Our interim separate financial statements as of June 30, 2016 and December 31, 2015 and for the six months ended June 30, 2016 and 2015 appearing in this prospectus supplement were prepared in conformity with Korean IFRS, as summarized in Note 2 of the notes to our separate financial statements included in this prospectus supplement.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF FINANCIAL POSITION

AS OF JUNE 30, 2016, AND DECEMBER 31, 2015

	Korean won
	June 30, 2016		December 31, 2015
	(In millions)
ASSETS:
Cash and due from financial institutions (Notes 4, 5 and 7)	￦	2,345,869	￦	4,884,110
Financial assets at fair value through profit or loss (“FVTPL”) (Notes 4, 5, 8 and 20)		1,597,050		1,447,444
Hedging derivative assets (Notes 4, 5 and 20)		885,771		282,924
Loans (Notes 4, 5, 10 and 37)		69,958,161		66,634,042
Financial investments (Notes 4, 5 and 9)		6,742,928		5,945,250
Investments in associates and subsidiaries (Note 11)		679,632		679,325
Tangible assets, net (Note 12)		267,420		271,498
Intangible assets, net (Note 13)		31,384		28,539
Deferred tax assets		1,005,612		743,777
Other assets (Notes 4, 5, 14 and 37)		956,103		972,987

	￦	84,469,930	￦	81,889,896

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Financial liabilities at FVTPL (Notes 4, 5 and 20)	￦	448,913	￦	807,231
Hedging derivative liabilities (Notes 4, 5 and 20)		1,705,168		2,614,828
Borrowings (Notes 4, 5 and 15)		8,943,486		11,957,572
Debentures (Notes 4, 5 and 16)		59,539,738		53,239,616
Provisions (Note 17)		1,239,480		393,337
Retirement benefit obligation, net (Note 18)		55,713		47,788
Other liabilities (Notes 4, 5, 19 and 37)		1,825,698		1,803,626

		73,758,196		70,863,998

SHAREHOLDERS’ EQUITY:
Capital stock (Note 21)	￦	9,378,055	￦	8,878,055
Capital surplus		18,854		—
Other components of equity (Notes 20 and 22)		230,282		119,980
Retained earnings (Note 23) (Regulatory reserve for bad loans as of June 30, 2016, and December 31, 2015: ￦476,882 million and ￦572,420 million)		1,084,543		2,027,863

		10,711,734		11,025,898

	￦	84,469,930	￦	81,889,896

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015

	Korean won
	Six months ended June 30, 2016		Six months ended June 30, 2015
	(In millions)
OPERATING INCOME:
Net interest income (Notes 24 and 37):
Interest income	￦	1,082,633	￦	888,487
Interest expenses		(680,081)		(601,901)

		402,552		286,586

Net commission income (Notes 25 and 37):
Commission income		199,499		177,107
Commission expenses		(4,713)		(3,276)

		194,786		173,831

Dividend income (Note 26)		21,583		15,229
Gain (loss) on financial assets at FVTPL (Note 27)		245,751		(236,582)
Gain (loss) on hedging derivative assets (Notes 20 and 28)		1,151,966		(695,970)
Gain (loss) on financial investments (Note 29)		1,014		(42,664)
Gain (loss) on foreign exchange transaction		(477,168)		921,506
Other operating income (expenses) (Note 30)		(866,530)		67,627
Impairment loss on credit (Note 31)		(1,792,215)		(329,466)
General and administrative expenses (Note 32)		(116,966)		(105,517)

Total operating income (loss)		(1,235,227)		54,580

NON-OPERATING INCOME (EXPENSES) (Note 33):
Net gain on investments in associates and subsidiaries		4,090		8,057
Net other non-operating expenses		(8,048)		(2,677)

		(3,958)		5,380

INCOME (LOSS) BEFORE INCOME TAX		(1,239,185)		59,960
INCOME TAX BENEFITS (EXPENSES) (Note 34)		301,253		(24,267)

NET INCOME (LOSS)		(937,932)		35,693

(Adjusted income (loss) after reserve for bad loans for the six months ended June 30, 2016 and 2015: ￦(1,129,507) million and ￦2,126 million) (Note 23)
OTHER COMPREHENSIVE INCOME (LOSS) FOR THE PERIOD (Note 22)
Items not reclassified subsequently to profit or loss:		—		—

Items reclassified subsequently to profit or loss:
Valuation on available-for-sale (“AFS”) securities		146,851		2,672
Cash flow hedging gains or losses		(1,332)		1,078
Income tax effect		(35,217)		(906)

		110,302		2,844

TOTAL COMPREHENSIVE INCOME (LOSS)	￦	(827,630)	￦	38,537

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015

					Other components of equity
	Capital stock		Capital surplus		Valuation on AFS securities		Cash flow hedging gains or losses		Remeasurement elements of defined benefit plans		Retained earnings		Total
	(Korean won in millions)
January 1, 2015	￦	7,748,055	￦	—	￦	116,276	￦	(2,062)	￦	(3,212)	￦	2,021,095	￦	9,880,152
Dividends		—		—		—		—		—		(15,190)		(15,190)
Paid-in capital increase		40,000		—		—		—		—		—		40,000
Net income		—		—		—		—		—		35,693		35,693
Other comprehensive income:
Gain on valuation of AFS securities, net of tax		—		—		2,026		—		—		—		2,026
Gain on valuation of cash flow hedge, net of tax		—		—		—		818		—		—		818

June 30, 2015	￦	7,788,055	￦	—	￦	118,302	￦	(1,244)	￦	(3,212)	￦	2,041,598	￦	9,943,499

January 1, 2016	￦	8,878,055	￦	—	￦	116,369	￦	(131)	￦	3,742	￦	2,027,863	￦	11,025,898
Dividends		—		—		—		—		—		(5,388)		(5,388)
Paid-in capital increase		500,000		18,854		—		—		—		—		518,854
Net loss		—		—		—		—		—		(937,932)		(937,932)
Other comprehensive income:
Gain on valuation of AFS securities, net of tax		—		—		111,311		—		—		—		111,311
Loss on valuation of cash flow hedge, net of tax		—		—		—		(1,009)		—		—		(1,009)

June 30, 2016	￦	9,378,055	￦	18,854	￦	227,680	￦	(1,140)	￦	3,742	￦	1,084,543	￦	10,711,734

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015

	Korean won
	Six months June 30, 2016		Six months June 30, 2015
	(In millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	￦	(937,932)	￦	35,693

Adjustments to reconcile net income (loss) to net cash used in operating activities:
Income tax expense (benefit)		(301,253)		24,267
Interest income		(1,082,633)		(888,487)
Interest expenses		680,081		601,901
Dividend income		(21,583)		(15,228)
Dividend received from subsidiaries and associates		(7,999)		(8,057)
Loss on financial assets held for trading		1,180		277
Loss on AFS financial assets		3,465		50,549
Transfer to derivatives’ credit risk provision		32,303		12,228
Loss on foreign exchange transactions		1,489,137		662,511
Impairment loss on credit		1,792,216		329,465
Impairment loss of investments in subsidiaries and associates		3,910		—
Loss on fair value hedged items		882,368		95,699
Depreciation and amortization		9,663		5,504
Loss on disposals of tangible, intangible and other assets		1		2
Impairment loss on intangible assets		538		—
Loss on valuation of derivative assets		305,246		1,083,988
Retirement benefits		6,157		6,563
Loss on redemption of debentures		10		—
Provision for others		16,316		—
Gain on financial assets held for trading		(12,185)		(13,107)
Gain on AFS financial assets		(4,479)		(7,885)
Reversal of derivatives’ credit risk provision		(14,188)		(10,091)
Gain on foreign exchange transactions		(1,011,969)		(1,584,018)
Gain on fair value hedged items		(52,317)		(167,106)
Gain on valuation of derivative assets		(1,599,383)		(180,054)
Gain on disposals of tangible assets, intangible assets and other assets		(33)		(32)

Changes in assets and liabilities resulting from operations:
Net decrease (increase) in due from financial institutions		1,502,441		(240,990)
Net increase in financial assets at FVTPL		(307,250)		(153,628)
Net increase in hedging derivative net assets		(418,835)		(441,590)
Net increase in loans		(4,622,151)		(1,557,639)
Net decrease (increase) in other assets		9,313		(43,800)
Net increase in provisions		68,783		70,609
Net increase (decrease) in net defined benefit liability		1,768		(419)
Net decrease in other liabilities		(171,657)		(1,452,891)
Net decrease in other provisions		(1,120)		—

Payment (refund) of income tax		5,324		(268,262)
Interest income received		1,018,541		9,778
Interest expense paid		(582,805)		(602,075)
Dividend income received		29,582		23,285

Net cash used in operating activities		(3,291,429)		(4,623,040)

(Continued)

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CASH FLOWS—(CONTINUED)

FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015

	Korean won
	Six months June 30, 2016		Six months June 30, 2015
	(In millions)
CASH FLOWS FROM INVESTING ACTIVITIES:
Disposal of AFS and held-to-maturity (“HTM”) financial assets	￦	187,538	￦	204,354
Receipt of state aid		—		17
Disposals of tangible assets		33		50
Increase in import guarantee deposits		—		50
Acquisitions of AFS and HTM financial assets		(290,372)		(366,446)
Investments in subsidiaries and associates		(4,217)		—
Acquisitions of tangible assets		(3,158)		(1,071)
Acquisitions of intangible assets		(5,811)		(2,576)

Net cash used in investing activities		(115,987)		(165,622)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in call money		—		30,000
Increase in borrowings		4,674,094		6,716,940
Proceeds from debentures		12,628,446		13,489,452
Paid-in capital increase		—		40,000
Decrease in borrowings		(7,419,187)		(5,732,841)
Repayment of debentures		(7,523,494)		(9,811,231)
Net decrease in call money		(103,923)		—
Payment of dividends		(5,388)		(15,189)

Net cash provided by financing activities		2,250,548		4,717,131

NET DECREASE IN CASH AND CASH EQUIVALENTS		(1,156,868)		(71,531)
CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD		2,455,307		1,336,284
EFFECTS OF FOREIGN EXCHANGE RATE CHANGES ON DUE FROM FINANCIAL INSTITUTIONS		121,329		5,269

CASH AND CASH EQUIVALENTS, END OF THE PERIOD (Note 35)	￦	1,419,768	￦	1,270,022

(Concluded)

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS

AS OF JUNE 30, 2016, AND DECEMBER 31, 2015,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015

1. GENERAL:

(1) Summary of The Export-Import Bank of Korea

The Export-Import Bank of Korea (the “Bank” or the “Company”) was established in 1976 as a special financial institution under The Export-Import Bank of Korea Act (the “EXIM Bank Act”) to grant financial facilities for overseas trade (i.e., export and import), investments and resources development activities. As of June 30, 2016, the Bank operates 10 domestic branches, three domestic offices, four overseas subsidiaries and 22 overseas offices.

The Bank’s authorized capital is ￦15,000,000 million, and through numerous capital increases since the establishment, its paid-in capital is ￦9,378,055 million as of June 30, 2016. The Government of the Republic of Korea (the “Government”), the Bank of Korea (“BOK”) and the Korea Development Bank hold 69.95%, 12.42% and 17.63%, respectively, of the ownership of the Bank as of June 30, 2016.

The Bank, as a trustee of the Government, has managed the Economic Development Cooperation Fund (“EDCF”) since June 1987 and the Inter-Korean Cooperation Fund (“IKCF”) since March 1991. These funds are accounted for separately and are not included in the Bank’s separate financial statements. The Bank receives fees from the Government for the trustee services.

(2) Summary of subsidiaries and associates

1) Subsidiaries of the Bank as of June 30, 2016, and December 31,2015, are as follows (Korean won in millions):

(June 30, 2016)

Subsidiaries	Location	Capital stock	Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP 20 mil.	Finance	20,000,000	100.00	June. 30, 2016
KEXIM Vietnam Leasing Co (*)	Vietnam	USD 13 mil.	Finance	—	100.00	June. 30, 2016
PT.KOEXIM Mandiri Finance	Indonesia	IDR 52,000 mil.	Finance	442	85.00	June. 30, 2016
KEXIM Asia Limited	Hong Kong	USD 30 mil.	Finance	30,000,000	100.00	June. 30, 2016

(*)	This entity does not issue share certificates.

(December 31, 2015)

Subsidiaries	Location	Capital stock	Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP 20 mil.	Finance	20,000,000	100.00	Dec. 31, 2015
KEXIM Vietnam Leasing Co (*)	Vietnam	USD 13 mil.	Finance	—	100.00	Dec. 31, 2015
PT.KOEXIM Mandiri Finance	Indonesia	IDR 52,000 mil.	Finance	442	85.00	Dec. 31, 2015
KEXIM Asia Limited	Hong Kong	USD 30 mil.	Finance	30,000,000	100.00	Dec. 31, 2015

(*)	This entity does not issue share certificates.

2) Associates of the Bank as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

(June 30, 2016)

Associates	Location	Capital stock		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
Korea Asset Management Corp	Korea	KRW	860,000	Financial service	44,482,396	25.86	June. 30, 2016
Credit Guarantee and Investment Fund	Philippines	USD	700 mil.	Financial service	100,000,000	14.28	Mar. 31, 2016
Korea Marine Guarantee Inc.	Korea	KRW	124,772	Financial service	9,999,999	40.07	June. 30, 2016
SUNGDONG Shipbuilding & Marine Engineering Co, Ltd.	Korea	KRW	1,319,376	Shipbuilding	93,294,100	70.71	June. 30, 2016
DAESUN Shipbuilding & Engineering Co, Ltd.	Korea	KRW	7,730	Shipbuilding	1,040,000	67.27	June. 30, 2016
EQP Global Energy Infrastructure PEF	Korea	KRW	1,235	Financial service	279,610,108	22.64	June. 30, 2016
KTB Newlake Global Healthcare PEF	Korea	KRW	810	Financial service	202,500,000	25.00	June. 30, 2016

(December 31, 2015)

Associates	Location	Capital stock		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
Korea Asset Management Corp	Korea	KRW	860,000	Financial service	44,482,396	25.86	Dec. 31, 2015
Credit Guarantee and Investment Fund	Philippines	USD	700 mil.	Financial service	100,000,000	14.28	Sep. 30, 2015
Korea Marine Guarantee Inc.	Korea	KRW	124,772	Financial service	9,999,999	40.07	Dec. 31, 2015
SUNGDONG Shipbuilding & Marine Engineering Co, Ltd.	Korea	KRW	1,319,376	Shipbuilding	93,294,100	70.71	Sep. 30, 2015
DAESUN Shipbuilding & Engineering Co, Ltd.	Korea	KRW	7,730	Shipbuilding	1,040,000	67.27	Sep. 30, 2015
EQP Global Energy Infrastructure PEF	Korea	KRW	770	Financial service	174,342,047	22.64	Dec. 31, 2015

2. SEPARATE FINANCIAL STATEMENT PREPARATION AND SIGNIFICANT ACCOUNTING POLICIES:

(1) Basis of condensed separate financial statement preparation

The Bank’s condensed separate financial statements for the six months ended June 30, 2016 and 2015, are prepared in accordance with Korean International Financial Reporting Standards (“K-IFRS”) 1034, Interim Financial Reporting, and K-IFRS 1027, Separate Financial Statements. It is necessary to use the annual separate financial statements for the year ended December 31, 2015, for the understanding of the accompanying interim separate financial statements.

The Bank’s accounting policies applied for the accompanying condensed interim separate financial statements are the same as the policies applied for the preparation of separate financial statements as of and for the year ended December 31, 2015, except for the effects from the introduction of new and revised accounting standards or interpretations as described below.

1) Accounting standards and interpretations that were newly applied for the six months ended June 30, 2016, and changes in the Bank’s accounting policies are as follows:

Amendments to K-IFRS 1001—Presentation of Financial Statements

The amendments to K-IFRS 1001 clarify the concept of applying materiality in practice and restrict an entity reducing the understandability of its financial statements by obscuring material information with immaterial information or by aggregating material items that have different natures or functions. The amendments have no significant impact on the disclosure in the Bank’s separate financial statements.

Amendments to K-IFRS 1016—Property, Plant and Equipment

The amendments to K-IFRS 1016 prohibit the Company from using a revenue-based depreciation method for items of property, plant and equipment. The amendments have no significant impact on the disclosure in the Bank’s separate financial statements.

Amendments to K-IFRS 1038—Intangible Assets

The amendments to K-IFRS 1038 do not allow presumption that revenue is an appropriate basis for the amortization of intangible assets, which presumption can only be rebutted when the intangible asset is expressed as a measure of revenue or when it can be demonstrated that revenue and consumption of the economic benefits of the intangible asset are highly correlated. The amendments have no significant impact on the disclosure in the Bank’s separate financial statements.

Amendments to K-IFRS 1110—Consolidated Financial Statements & K-IFRS 1112 Disclosure of interests in other entities & K-IFRS 1028 Investment in associates

The amendments clarify that in applying the equity method of accounting to an associate or a joint venture that is an investment entity, an investor may retain the fair value measurements that the associate or joint venture used for its subsidiaries. The amendments have no significant impact on the disclosure in the Bank’s separate financial statements.

Amendments to K-IFRS 1111—Accounting for Acquisitions of Interests in Joint Operations

The amendments to K-IFRS 1111 provides guidance on how to account for the acquisition of a joint operation that constitutes a business as defined in K-IFRS 1103 Business Combinations. A joint operator is also required to disclose the relevant information required by K-IFRS 1103 and other standards for business combinations. The amendments have no significant impact on the disclosure in the Bank’s separate financial statements.

Annual Improvements to K-IFRS 2012-2014 cycle

The annual improvements include amendments to a number of K-IFRSs. The amendments introduce specific guidance in K-IFRS 1105 Non-current Assets Held for Sale and Discontinued Operations for when an entity reclassifies an asset (or disposal group) from held for sale to held for distribution to owners (or vice versa); such a change is considered as a continuation of the original plan of disposal, and not as a change to a plan of sale. Other amendments in the annual improvements include K-IFRS 1107 Financial Instruments: Disclosures, K-IFRS 1019 Employee Benefits, and K-IFRS 1034 Interim Financial Reporting. The amendments have no significant impact on the disclosure in the Bank’s separate financial statements.

Amendments to K-IFRS 1027—Separate Financial Statements

The following amendments discuss accounting for investment in subsidiaries, related parties, and joint ventures at cost basis and allow the selection of the application of K-IFRS 1039 Financial Instruments: Recognition and Measurement or the application of equity method accounting under K-IFRS 1028 Investment in Associates and Joint Ventures. The amendments have no significant impact on the disclosure in the Bank’s separate financial statements.

2) The Bank has not applied or adopted earlier the following new and revised K-IFRS that have been issued, but are not yet effective:

Amendments to K-IFRS 1109—Financial Instruments

The amendments to K-IFRS 1109 contain the requirements for the classification and measurement of financial assets and financial liabilities based on a business model whose objective is achieved both by collecting contractual cash flows and selling financial assets and based on the contractual terms that give rise on specified dates to cash flows, impairment methodology based on the expected credit losses, and broadened types of instruments that qualify as hedging instruments and the types of risk components of non-financial items that are eligible for hedge accounting and the change of the hedge effectiveness test. This standard will supersede K-IFRS 1039—Financial instruments: Recognition and Measurement. The amendments are effective for annual periods beginning on or after January 1, 2018.

Amendments to K-IFRS 1115—Revenue from Contracts with Customers

The core principle under K-IFRS 1115 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments introduces a 5-step approach to revenue recognition and measurement: 1) Identify the contract with a customer, 2) Identify the performance obligations in the contract, 3) Determine the transaction price, 4) Allocate the transaction price to the performance obligations in the contract, 5) Recognize revenue when (or as) the entity satisfies a performance obligation. This standard will supersede K-IFRS 1011—Construction Contracts, K-IFRS 1018- Revenue, K-IFRS 2113—Customer Loyalty Programmes, K-IFRS 2115-Agreements for the Construction of Real Estate, K-IFRS 2118—Transfers of Assets from Customers, and K-IFRS 2031-Revenue-Barter Transactions Involving Advertising Services. The amendments are effective for annual periods beginning on or after January 1, 2018.

The Bank is currently reviewing the impact from the amendments and enactments listed above on its separate financial statements.

(2) Functional Currency

Items included in the separate financial statements of each entity in the Bank are measured using the currency of the primary economic environment in which the entity operates (the functional currency).

3. SIGNIFICANT ESTIMATES AND JUDGMENTS:

The preparation of separate financial statements requires the application of accounting policies, especially certain critical accounting estimates and assumptions that may have a significant impact on assets (liabilities) and income (expenses). The management’s estimate of outcome may differ from an actual outcome if the management’s estimate and assumption based on its best judgment at the reporting date are different from the actual environment.

Estimates and assumptions are continually evaluated and the change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only, or the period of the change and future periods, if the change affects both. Significant judgments are the same as the annual consolidated financial statements for the year ended December 31, 2015.

4. RISK MANAGEMENT:

4-1. Summary

(1) Overview of Risk Management Policy

The financial risks that the Bank is exposed to are credit risk, market risk, liquidity risk, operational risk, interest risk, credit concentration risk, strategy/reputational risk, outsourcing risk, settlement risk and others. Credit risk, market risk, liquidity risk, and operational risk have been recognized as the Bank’s key risks.

The Bank’s risk management system focuses on increasing transparency, developing risk management environment and preemptive response to risk due to rapid changes in financial environment to support the Bank’s long-term strategy and business decision efficiently.

The note regarding financial risk management provides information about the risks that the Bank is exposed to, the objective, policies and process for managing the risk, the methods used to measure the risk and capital adequacy. Additional quantitative information is disclosed throughout the separate financial statements.

(2) Risk Management Group

1) Risk Management Committee

The Risk Management Committee establishes risk management strategies in accordance with the directives of the board of directors and determines the Bank’s target risk appetite, approves significant risk matters and reviews the level of risks that the Bank is exposed to and the appropriateness of the Bank’s risk management operations as an ultimate decision-making authority.

2) Risk Management Council

The Risk Management Council is a consultative group that reviews and makes decisions on matters delegated by the Risk Management Committee and discusses the detailed issues relating to the Bank’s risk management.

3) Risk Management Practices Committee

The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council. It performs practical work process relating to risk management plan, including targeted Bank for International Settlements (“BIS”) ratio, risk management strategy, risk measurement, risk analysis, economic capital limit and others.

4-2. Credit risk

(1) Overview of Credit Risk

Credit risk is the risk of possible losses in an asset portfolio in the events of counterparty’s default, breach of contract and deterioration in the credit quality of the counterparty. For the risk management reporting purposes, the individual borrower’s default risk, country risk, specific risks and other credit risk exposure components are considered as a whole.

(2) Credit Risk Management

The Bank controls the credit concentration risk exposure by applying and managing total exposure limits to prevent the excessive risk concentration to specific industry and specific borrowers. The Bank maintains allowances for loan losses associated with credit risk on loans and receivables to manage its credit risk.

The Bank recognizes impairment loss on loans with carrying amount at amortized cost when there is any objective indication of impairment. Under K-IFRS, impairment loss is based on losses incurred at the end of the reporting period and the Bank should not recognize expected losses that are probable due to future events. The Bank measures inherent incurred losses on financial assets classified as loans and receivables and present it in the separate financial statements through the use of an allowances account that is charged against the related financial assets.

(3) Maximum exposure to credit risk

The Bank’s maximum exposure of financial instruments to credit risk as of June 30, 2016, and December 31, 2015, is as follows (Korean won in millions):

	June 30, 2016		December 31, 2015
Cash and due from financial institutions	￦	2,345,869	￦	4,884,110
Financial assets at FVTPL		390,335		347,194
Hedging derivative assets		885,771		282,924
Loans (*1)		72,469,956		68,966,102
Financial investments		722,003		647,191
Other financial assets		936,544		947,909
Acceptances and guarantee contracts		64,141,228		68,713,654
Commitments (*2)		23,842,736		26,462,413

	￦	165,734,442	￦	171,251,497

(*1)	Loans exclude loans valuation adjustment related to evaluation of fair value hedging.
(*2)	Commitments exclude commitments on purchase of beneficiary certificates which are included in other commitments in Note 36.

(4) Credit risk of loans

The Bank maintains allowances for loan losses associated with credit risk on loans to manage its credit risk. The Bank recognizes impairment loss on loans with carrying amount at amortized cost when there is any objective indication of impairment. Under K-IFRS, impairment loss is based on losses incurred at the end of the reporting period and the Bank should not recognize expected losses that are probable due to future events. The Bank measures inherent incurred losses on financial assets classified as loans and present them in the separate financial statements through the use of an allowances account that is charged against the related financial assets.

The Bank writes off on non-profitable loans, non-recoverable loans, loans classified estimated loss by asset quality category, loans requested written off by Financial Supervisory Service (“FSS”) and others under approval of Loan Management Committee.

Loans are categorized as follows (Korean won in millions):

(June 30, 2016)

	Individual assessment		Collective assessment		Total		Ratio (%)
Loans:
Normal
Not past due	￦	589,308	￦	68,008,953	￦	68,598,261	94.10
Past due		—		803		803	0.01
Impaired		4,175,425		121,015		4,296,440	5.89

Subtotal		4,764,733		68,130,771		72,895,504	100.00

Net deferred origination fees and costs:
Normal
Not past due		(3,069)		(415,786)		(418,855)	98.43
Past due		—		—		—	—
Impaired		(6,693)		—		(6,693)	1.57

Subtotal		(9,762)		(415,786)		(425,548)	100.00

Carrying amounts before deducting allowances:
Normal
Not past due		586,239		67,593,167		68,179,406	94.07
Past due		—		803		803	0.01
Impaired		4,168,732		121,015		4,289,747	5.92

Subtotal		4,754,971		67,714,985		72,469,956	100.00

Allowances:
Normal
Not past due		(9,553)		(466,590)		(476,143)	18.51
Percentage (%)		1.62		0.69		0.69	—
Past due		—		(52)		(52)	0.01
Percentage (%)		—		6.48		6.48	—
Impaired		(2,048,737)		(47,965)		(2,096,702)	81.48
Percentage (%)		49.15		39.64		48.88	—

Subtotal		(2,058,290)		(514,607)		(2,572,897)	100.00

Percentage (%)		43.29		0.76		3.55	—
Carrying amounts:
Normal
Not past due		576,686		67,126,577		67,703,263	96.85
Past due		—		751		751	0.01
Impaired		2,119,995		73,050		2,193,045	3.14

Total	￦	2,696,681	￦	67,200,378	￦	69,897,059	100.00

(December 31, 2015)

	Individual assessment		Collective assessment		Total		Ratio (%)
Loans:
Normal
Not past due	￦	138,820	￦	64,748,977	￦	64,887,797	93.48
Past due		—		14,728		14,728	0.02
Impaired		4,226,770		282,925		4,509,695	6.50

Subtotal		4,365,590		65,046,630		69,412,220	100.00

Net deferred origination fees and costs:
Normal
Not past due		(5)		(440,056)		(440,061)	98.64
Past due		—		—		—	—
Impaired		(5,907)		(150)		(6,057)	1.36

Subtotal		(5,912)		(440,206)		(446,118)	100.00

Carrying amounts before deducting allowances:
Normal
Not past due		138,815		64,308,921		64,447,736	93.45
Past due		—		14,728		14,728	0.02
Impaired		4,220,863		282,775		4,503,638	6.53

Subtotal		4,359,678		64,606,424		68,966,102	100.00

Allowances:
Normal
Not past due		(22,647)		(283,827)		(306,474)	12.74
Percentage (%)		16.31		0.44		0.47	—
Past due		—		(1,168)		(1,168)	0.05
Percentage (%)		—		7.93		7.93	—
Impaired		(1,972,106)		(125,548)		(2,097,654)	87.21
Percentage (%)		46.72		44.40		46.58	—

Subtotal		(1,994,753)		(410,543)		(2,405,296)	100.00

Percentage (%)		45.75		0.64		3.49	—
Carrying amounts:
Normal
Not past due		116,168		64,025,094		64,141,262	96.37
Past due		—		13,560		13,560	0.02
Impaired		2,248,757		157,227		2,405,984	3.61

Total	￦	2,364,925	￦	64,195,881	￦	66,560,806	100.00

The above carrying amounts exclude loan valuation adjustment related to fair value hedging amounting to ￦61,102 million and ￦73,236 million as of June 30, 2016, and December 31, 2015, respectively.

1) Credit quality of loans that are neither past due nor impaired

Credit quality of loans that are neither past due nor impaired as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

(June 30, 2016)

	Loans									Deferred loan origination fees and costs
Criteria	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)			Allowances		Carrying amount
Best	￦	977,740	￦	5,759,769	￦	1,024,913	￦	7,762,422	11.32	￦	(19,909)	￦	(3,345)	￦	7,739,168
Outstanding		4,942,713		35,282,030		2,969,894		43,194,637	62.95		(374,309)		(84,847)		42,735,481
Good		5,488,036		9,276,616		383,631		15,148,283	22.09		(24,629)		(162,506)		14,961,148
Below normal		1,125,217		1,367,702		—		2,492,919	3.64		(8)		(225,445)		2,267,466

Total	￦	12,533,706	￦	51,686,117	￦	4,378,438	￦	68,598,261	100.00	￦	(418,855)	￦	(476,143)	￦	67,703,263

(December 31, 2015)

	Loans									Deferred loan origination fees and costs
Criteria	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)			Allowances		Carrying amount
Best	￦	341,747	￦	5,762,081	￦	163,789	￦	6,267,617	9.66	￦	(20,636)	￦	(2,986)	￦	6,243,995
Outstanding		5,960,005		35,907,526		2,703,975		44,571,506	68.69		(393,048)		(102,360)		44,076,098
Good		4,537,539		9,136,979		181,394		13,855,912	21.35		(26,372)		(171,711)		13,657,829
Below normal		156,376		36,386		—		192,762	0.30		(5)		(29,417)		163,340

Total	￦	10,995,667	￦	50,842,972	￦	3,049,158	￦	64,887,797	100.00	￦	(440,061)	￦	(306,474)	￦	64,141,262

2) Aging analysis of loans that are past due but not impaired

Aging analysis of loans that are past due but not impaired as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

(June 30, 2016)

	Loans					Deferred loan origination fees and costs
	Loans in local currency	Loans in foreign currencies	Others	Total	Ratio (%)		Allowances	Carrying amount
Within one month	￦803	￦—	￦—	￦803	100.00	￦—	￦(52)	￦751
Within two months	—	—	—	—	—	—	—	—
Within three months	—	—	—	—	—	—	—	—
Over three months	—	—	—	—	—	—	—	—

Total	￦803	￦—	￦—	￦803	100.00	￦—	￦(52)	￦751

(December 31, 2015)

	Loans					Deferred loan origination fees and costs
	Loans in local currency	Loans in foreign currencies	Others	Total	Ratio (%)		Allowances	Carrying amount
Within one month	￦4,180	￦10,548	￦—	￦14,728	100.00	￦—	￦(1,168)	￦13,560
Within two months	—	—	—	—	—	—	—	—
Within three months	—	—	—	—	—	—	—	—
Over three months	—	—	—	—	—	—	—	—

Total	￦4,180	￦10,548	￦—	￦14,728	100.00	￦—	￦(1,168)	￦13,560

3) Loans assessed for impairment on individual basis

Loans assessed for impairment on individual basis by country and industry of the Bank’s counterparties, as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

(June 30, 2016)

	Loans						Impairment						Impairment ratio (%)
	Domestic		Foreign		Total		Domestic		Foreign		Total		Domestic	Foreign	Total
Manufacturing	￦	3,682,673	￦	428,717	￦	4,111,390	￦	(1,855,228)	￦	(167,968)	￦	(2,023,196)	50.38	39.18	49.21
Transportation		—		21,856		21,856		—		(1,046)		(1,046)	—	4.79	4.79
Construction		6,224		—		6,224		(5,943)		—		(5,943)	95.49	—	95.49
Wholesale and retail		29,262		—		29,262		(18,552)		—		(18,552)	63.40	—	63.40

Total	￦	3,718,159	￦	450,573	￦	4,168,732	￦	(1,879,723)	￦	(169,014)	￦	(2,048,737)	50.56	37.51	49.15

(December 31, 2015)

	Loans						Impairment						Impairment ratio (%)
	Domestic		Foreign		Total		Domestic		Foreign		Total		Domestic	Foreign	Total
Manufacturing	￦	3,659,045	￦	352,422	￦	4,011,467	￦	(1,571,738)	￦	(224,844)	￦	(1,796,582)	42.95	63.80	44.79
Transportation		—		21,994		21,994		—		(1,050)		(1,050)	—	4.77	4.77
Construction		178,264		—		178,264		(167,284)		—		(167,284)	93.84	—	93.84
Public sector and others		9,138		—		9,138		(7,190)		—		(7,190)	78.68	—	78.68

Total	￦	3,846,447	￦	374,416	￦	4,220,863	￦	(1,746,212)	￦	(225,894)	￦	(1,972,106)	45.40	60.33	46.72

(5) Credit quality of securities (debt securities)

1) Securities (debt securities) exposed to credit risk as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

	June 30, 2016		December 31, 2015
Securities that are neither past due nor impaired	￦	762,503	￦	658,657

2) Credit quality of securities (debt securities) that are neither past due nor impaired as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

(June 30, 2016)

	Credit quality (*1)
	Grade 1		Grade 2		Grade 3		Grade 4		Grade 5		Total
Financial assets at FVTPL	￦	40,500	￦	—	￦	—	￦	—	￦	—	￦	40,500
AFS financial assets		614,444		—		—		—		—		614,444
HTM financial assets		107,559		—		—		—		—		107,559

Total	￦	762,503	￦	—	￦	—	￦	—	￦	—	￦	762,503

(December 31, 2015)

	Credit quality (*1)
	Grade 1		Grade 2		Grade 3		Grade 4		Grade 5		Total
Financial assets at FVTPL	￦	11,466	￦	—	￦	—	￦	—	￦	—	￦	11,466
AFS financial assets		538,703		—		—		—		—		538,703
HTM financial assets		108,488		—		—		—		—		108,488

Total	￦	658,657	￦	—	￦	—	￦	—	￦	—	￦	658,657

(*1)	Credit quality is classified based on internal credit quality grade as below:

Credit rating
Grade 1	AAA ~ BBB
Grade 2	BBB- ~ BB
Grade 3	BB- ~ B
Grade 4	B- ~ C
Grade 5	D

(6) Concentration of credit risk

The amounts disclosed below exclude loan valuation adjustment related to fair value hedging amounting to ￦61,102 million and ￦73,236 million as of June 30, 2016, and December 31, 2015, respectively.

1) Loans by country where the credit risk belongs to as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

(June 30, 2016)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	￦	16,220,332	￦	8,127,596	￦	1,292,951	￦	25,640,879	35.17	￦	(5,670)	￦	(2,247,223)
China		—		2,374,821		495,930		2,870,751	3.93		(596)		(33,391)
Saudi Arabia		—		4,318,415		31,859		4,350,274	5.97		(61,884)		(8,144)
India		—		2,235,332		35,575		2,270,907	3.12		(40,810)		(3,171)
Indonesia		—		3,786,545		7,399		3,793,944	5.20		(79,707)		(11,442)
Vietnam		—		3,510,917		—		3,510,917	4.82		(25,351)		(17,138)
Australia		—		2,343,812		584		2,344,396	3.22		(22,948)		(4,677)
Philippines		—		599,691		—		599,691	0.82		(458)		(8,578)
Qatar		—		815,290		—		815,290	1.12		(3,248)		(2,681)
Singapore		—		570,415		194,660		765,075	1.05		(7,338)		(142,859)
Oman		—		971,499		—		971,499	1.33		(12,883)		(3,170)
Hong Kong		—		836,917		603,502		1,440,419	1.98		(2,112)		(1,124)
The United Arab Emirates		—		562,305		10,860		573,165	0.79		(7,463)		(1,851)
Others		—		1,706,812		984,056		2,690,868	3.69		(18,180)		(16,510)

Subtotal		16,220,332		32,760,367		3,657,376		52,638,075	72.21		(288,648)		(2,501,959)

Europe:
Russia		—		336,231		—		336,231	0.46		(43)		(1,352)
United Kingdom		—		314,308		126,781		441,089	0.61		(1,902)		(703)
France		—		194,098		1,574		195,672	0.27		(2,608)		(1)
Netherlands		—		71,905		21,321		93,226	0.13		(328)		(77)
Malta		—		170,165		—		170,165	0.23		(1,780)		—
Uzbekistan		—		777,067		—		777,067	1.07		(7,025)		(3,673)
Greece		—		326,537		—		326,537	0.45		(3,930)		(20)
Ireland		—		465,880		—		465,880	0.64		(257)		(5,122)
Turkey		—		488,272		24		488,296	0.67		(9,493)		(1,687)
Germany		—		209,482		39,382		248,864	0.34		(704)		(731)
Ukraine		—		194,210		—		194,210	0.27		(6,941)		(5,077)
Cyprus		—		323,409		—		323,409	0.44		(3,235)		—
Hungary		—		192,166		1,521		193,687	0.27		(1,236)		(199)
Others		—		818,673		409,422		1,228,095	1.68		(5,073)		(1,672)

Subtotal		—		4,882,403		600,025		5,482,428	7.53		(44,555)		(20,314)

America:
Panama		—		1,898,347		—		1,898,347	2.60		(7,707)		(11,955)
United States		—		2,205,959		146,637		2,352,596	3.23		(14,456)		(11,610)
The British Virgin Islands		—		609,374		—		609,374	0.84		(2,769)		(546)
Mexico		—		946,955		—		946,955	1.30		(7,143)		(2,199)
Bermuda		—		1,514,464		—		1,514,464	2.08		(12,345)		(1,387)
Brazil		—		2,123,689		—		2,123,689	2.91		(6,702)		(6,020)
Others		—		1,027,152		—		1,027,152	1.41		(5,828)		(3,065)

Subtotal		—		10,325,940		146,637		10,472,577	14.37		(56,950)		(36,782)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Africa:
Marshall Islands		—		2,602,042		—		2,602,042	3.56		(15,640)		(8,818)
Liberia		—		502,941		—		502,941	0.69		(4,033)		(408)
Madagascar		—		404,052		—		404,052	0.55		(2,256)		(1,328)
Others		—		791,419		1,970		793,389	1.09		(13,466)		(3,288)

Subtotal		—		4,300,454		1,970		4,302,424	5.89		(35,395)		(13,842)

Total	￦	16,220,332	￦	52,269,164	￦	4,406,008	￦	72,895,504	100.00	￦	(425,548)	￦	(2,572,897)

(December 31, 2015)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	￦	14,943,389	￦	8,939,356	￦	708,863	￦	24,591,608	35.43	￦	(5,615)	￦	(2,010,027)
China		7,239		2,711,480		697,396		3,416,115	4.92		(653)		(46,229)
Saudi Arabia		—		4,031,562		33,076		4,064,638	5.86		(60,536)		(8,804)
India		—		2,059,991		14,660		2,074,651	2.99		(43,030)		(2,823)
Indonesia		—		3,696,900		6,960		3,703,860	5.34		(85,079)		(13,375)
Vietnam		—		3,236,860		26,299		3,263,159	4.70		(26,212)		(16,384)
Australia		—		2,316,046		747		2,316,793	3.34		(23,875)		(4,897)
Philippines		—		552,115		—		552,115	0.80		(551)		(6,648)
Qatar		—		790,843		—		790,843	1.14		(3,384)		(2,309)
Singapore		—		536,305		98,795		635,100	0.91		(7,444)		(21,965)
Oman		—		895,882		3,772		899,654	1.30		(8,909)		(2,924)
Hong Kong		—		824,928		913,052		1,737,980	2.51		(2,090)		(1,161)
The United Arab Emirates		—		573,592		3,829		577,421	0.82		(7,677)		(1,926)
Others		—		1,565,484		82,086		1,647,570	2.36		(15,192)		(11,266)

Subtotal		14,950,628		32,731,344		2,589,535		50,271,507	72.42		(290,247)		(2,150,738)

Europe:
Russia		—		525,312		—		525,312	0.76		(31)		(4,772)
United Kingdom		—		220,467		53,754		274,221	0.40		(2,013)		(262)
France		—		208,757		10,077		218,834	0.32		(2,792)		(14)
Netherlands		—		92,037		19,084		111,121	0.16		(637)		(104)
Malta		—		182,502		—		182,502	0.26		(1,990)		—
Uzbekistan		—		691,915		—		691,915	1.00		(7,256)		(3,431)
Greece		—		404,397		—		404,397	0.58		(3,374)		—
Ireland		—		468,800		—		468,800	0.68		(394)		(5,147)
Turkey		—		449,022		—		449,022	0.65		(10,585)		(1,551)
Germany		—		196,689		129,406		326,095	0.47		(730)		(614)
Ukraine		—		217,142		—		217,142	0.31		(8,591)		(5,767)
Cyprus		—		357,962		—		357,962	0.52		(3,542)		—
Hungary		—		218,687		—		218,687	0.31		(1,266)		(260)
Others		2,225		657,068		152,352		811,645	1.16		(7,856)		(7,287)

Subtotal		2,225		4,890,757		364,673		5,257,655	7.58		(51,057)		(29,209)

America:
Panama		—		1,942,305		—		1,942,305	2.80		(7,850)		(4,071)
United States		—		2,320,057		119,682		2,439,739	3.51		(23,893)		(199,165)
The British Virgin Islands		—		686,793		—		686,793	0.99		(2,904)		(652)
Mexico		—		851,652		—		851,652	1.23		(7,513)		(5,304)
Bermuda		—		1,171,585		—		1,171,585	1.69		(12,777)		(943)
Brazil		—		1,651,973		—		1,651,973	2.38		(6,777)		(4,347)
Others		—		977,838		—		977,838	1.41		(5,939)		(2,682)

Subtotal		—		9,602,203		119,682		9,721,885	14.01		(67,653)		(217,164)

Africa:
Marshall Islands		—		2,655,869		—		2,655,869	3.82		(17,402)		(2,866)
Liberia		—		430,699		—		430,699	0.62		(3,515)		(408)
Madagascar		—		406,584		—		406,584	0.59		(2,396)		(1,501)
Others		—		667,966		55		668,021	0.96		(13,848)		(3,410)

Subtotal		—		4,161,118		55		4,161,173	5.99		(37,161)		(8,185)

Total	￦	14,952,853	￦	51,385,422	￦	3,073,945	￦	69,412,220	100.00	￦	(446,118)	￦	(2,405,296)

2) Loans by industry as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

(June 30, 2016)

	Loans									Deferred loan origination fees		Allowances
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	￦	13,492,461	￦	26,187,708	￦	268,836	￦	39,949,005	54.80	￦	(147,047)	￦	(2,433,381)
Transportation		169,280		8,485,860		—		8,655,140	11.87		(60,582)		(38,079)
Financial institutions		674,476		4,256,512		4,010,543		8,941,531	12.27		(6,920)		(19,005)
Wholesale and retail		764,116		1,430,372		120,176		2,314,664	3.18		(913)		(27,993)
Real estate		14,000		589,241		—		603,241	0.83		(2,469)		(854)
Construction		719,488		1,089,559		5,476		1,814,523	2.49		(614)		(18,056)
Public sector and others		386,511		10,229,912		977		10,617,400	14.56		(207,003)		(35,529)

Total	￦	16,220,332	￦	52,269,164	￦	4,406,008	￦	72,895,504	100.00	￦	(425,548)	￦	(2,572,897)

(December 31, 2015)

	Loans									Deferred loan origination fees		Allowances
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	￦	12,059,578	￦	26,601,400	￦	454,235	￦	39,115,213	56.35	￦	(170,255)	￦	(2,134,028)
Transportation		209,077		8,060,881		1,063		8,271,021	11.92		(62,736)		(24,010)
Financial institutions		369,679		4,160,790		2,532,924		7,063,393	10.18		(7,486)		(19,544)
Wholesale and retail		626,765		1,706,936		63,361		2,397,062	3.45		(1,088)		(13,251)
Real estate		—		536,288		—		536,288	0.77		(2,413)		(611)
Construction		1,344,750		892,359		11,207		2,248,316	3.24		(321)		(178,708)
Public sector and others		343,004		9,426,768		11,155		9,780,927	14.09		(201,819)		(35,144)

Total	￦	14,952,853	￦	51,385,422	￦	3,073,945	￦	69,412,220	100.00	￦	(446,118)	￦	(2,405,296)

3) Concentration of credit risk of securities (debt securities) by industry as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

	June 30, 2016			December 31, 2015
	Amount		Ratio (%)	Amount		Ratio (%)
Financial assets at FVTPL
Government and government-sponsored institutions	￦	—	—	￦	11,466	100.00
Banking and insurance		5,849	14.44		—	—
Others		34,651	85.56		—	—

Subtotal		40,500	100.00		11,466	100.00

AFS financial assets
Government and government-sponsored institutions		45,111	7.34		73,909	13.72
Banking and insurance		318,220	51.79		330,566	61.36
Others		251,113	40.87		134,228	24.92

Subtotal		614,444	100.00		538,703	100.00

HTM financial assets
Government and government-sponsored institutions		11,704	10.88		20,175	18.60
Banking and insurance		61,811	57.47		68,084	62.76
Others		34,044	31.65		20,229	18.64

Subtotal		107,559	100.00		108,488	100.00

Total	￦	762,503		￦	658,657

4) Concentration of credit risk of securities (debt securities) by country as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

	June 30, 2016			December 31, 2015
	Amount		Ratio (%)	Amount		Ratio (%)
Financial assets at FVTPL
Others	￦	40,500	100.00	￦	11,466	100.00

Subtotal		40,500	100.00		11,466	100.00

AFS financial assets
Korea		267,735	43.57		156,921	29.13
Others		346,709	56.43		381,782	70.87

Subtotal		614,444	100.00		538,703	100.00

HTM financial assets
Korea		29,308	27.25		29,594	27.28
Others		78,251	72.75		78,894	72.72

Subtotal		107,559	100.00		108,488	100.00

Total	￦	762,503		￦	658,657

5) Credit enhancement and its financial effect as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

(June 30, 2016)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	￦	72,469,956	￦	64,141,228	￦	23,842,736	￦	160,453,920	100.00

Credit enhancement:
Deposits and savings		62,369		126,104		4,577		193,050	0.12
Export guarantee insurance		90,609		1,623,419		—		1,714,028	1.07
Guarantee		1,376,949		1,702,629		3,668,912		6,748,490	4.21
Securities		54,182		546,350		—		600,532	0.37
Real estate		1,906,801		665,761		130,300		2,702,862	1.68
Ships		952,533		197,637		99,582		1,249,752	0.78
Others		1,667,214		—		15,493		1,682,707	1.05

Subtotal		6,110,657		4,861,900		3,918,864		14,891,421	9.28

Exposure to credit risk after deducting credit enhancement	￦	66,359,299	￦	59,279,328	￦	19,923,872	￦	145,562,499	90.72

(*1) Loans exclude loans valuation adjustment related to evaluation of fair value hedging

(December 31, 2015)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)

Maximum exposure to credit risk	￦	68,966,102	￦	68,713,654	￦	26,462,413	￦	164,142,169	100.00

Credit enhancement:
Deposits and savings		50,351		118,990		589		169,930	0.10
Export guarantee insurance		101,307		1,883,491		—		1,984,798	1.21
Guarantee		1,473,086		1,685,567		3,815,485		6,974,138	4.25
Securities		43,041		617,744		175,800		836,585	0.51
Real estate		1,024,233		626,741		28,896		1,679,870	1.02
Ships		975,344		233,132		277,094		1,485,570	0.91
Others		1,617,667		—		160,171		1,777,838	1.08

Subtotal		5,285,029		5,165,665		4,458,035		14,908,729	9.08

Exposure to credit risk after deducting credit enhancement	￦	63,681,073	￦	63,547,989	￦	22,004,378	￦	149,233,440	90.92

(*1) Loans exclude loans valuation adjustment related to evaluation of fair value hedging

4-3. Liquidity risk

(1) Overview of liquidity risk

Liquidity risk is the risk that the Bank is unable to meet its payment obligations arising from financial liabilities as they become due. The Bank discloses all financial asset, financial liabilities and off-balance-sheet items, such as loan commitments and analysis of the contractual maturity, which are related to liquidity risk, into seven categories. The cash flows disclosed in the maturity analysis are undiscounted contractual amounts, including principal and future interest, which resulted in disagreement with the discounted cash flows included in the separate statements of financial position. However, for derivatives, each discounted cash flow consisting of current fair value is presented.

(2) Principles of the liquidity risk management

① Liquidity risk is managed with integration. The Bank measures, reports and controls liquidity risk by quantification with reasonable method.

② Liquidity risk reflects financing plans and fund-using plans, and the Bank reports the liquidity risk with preciseness, timeliness and consistency.

③ The Bank establishes liquidity risk management strategy by analyzing liquidity maturity, liquidity gap structure and market environment.

(3) Liquidity risk management

Risk management department monitors changes by liquidity risk sources and compliance of risk limits. It notifies related departments to prepare countermeasures in case the measured liquidity risk is close to risk limits. Also, it analyzes crisis situations and effects of the crisis situations and reports to the Risk Management Committee on a regular basis. Each related department monitors changes of liquidity risk sources and compliance of risk limits by itself and if exposure to new risk is expected, it discusses the matter with the head of risk management department.

(4) Measurement of liquidity risk

The Bank measures liquidity ratio, liquidity gap ratio and others for local currency and foreign currency and simulates analysis reflecting market environment, product features and the Bank’s strategies.

(5) Analysis on remaining contractual maturity of financial liabilities and off-balance-sheet items

Remaining contractual maturity and amount of financial liabilities and off-balance-sheet items as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

(June 30, 2016)

	On demand		Within one month		One month to three months		Three to six months		Six to twelve months		One year to five years		More than five years		Total
Financial liabilities:
Financial liabilities at FVTPL	￦	448,913	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	448,913
Hedging derivative liabilities		—		149,670		55,557		171,440		170,516		943,096		214,889		1,705,168
Borrowings		—		1,607,080		556,800		563,805		912,279		4,232,028		1,151,088		9,023,080
Debentures		—		1,427,987		3,485,383		6,025,598		10,312,353		27,711,012		16,356,691		65,319,024
Other financial liabilities		—		642,788		143		1,283		765		212,890		801,086		1,658,955

	￦	448,913	￦	3,827,525	￦	4,097,883	￦	6,762,126	￦	11,395,913	￦	33,099,026	￦	18,523,754	￦	78,155,140

Off-balance-sheet items(*1):
Commitments	￦	23,842,736	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	23,842,736
Financial guarantee contracts		15,476,455		—		—		—		—		—		—		15,476,455

	￦	39,319,191	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	39,319,191

(*1)	Guarantees and loan commitments and other credit facilities provided by the Bank have maturities. However, if the counterparty requests the payment immediately, the payment must be fulfilled.

(December 31, 2015)

	On demand		Within one month		One month to three months		Three to six months		Six to twelve months		One year to five years		More than five years		Total
Financial liabilities:
Financial liabilities at FVTPL	￦	807,231	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	807,231
Hedging derivative liabilities		—		—		43,892		523,454		341,575		1,362,696		343,211		2,614,828
Borrowings		—		1,179,380		783,697		3,340,381		1,379,555		4,277,985		1,159,963		12,120,961
Debentures		—		1,069,253		2,539,195		3,884,489		9,119,154		25,649,727		17,520,428		59,782,246
Other financial liabilities		—		748,813		11		295		1,978		173,173		649,690		1,573,960

	￦	807,231	￦	2,997,446	￦	3,366,795	￦	7,748,619	￦	10,842,262	￦	31,463,581	￦	19,673,292	￦	76,899,226

Off-balance-sheet items(*1):
Commitments	￦	26,462,412	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	26,462,412
Financial guarantee contracts		14,422,231		—		—		—		—		—		—		14,422,231

	￦	40,884,643	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	40,884,643

(*1)	Guarantees and loan commitments and other credit facilities provided by the Bank have maturities. However, if the counterparty requests the payment immediately, the payment must be fulfilled.

4-4. Market risk

(1) Overview of market risk

1) Definition of market risk

Market risk is the risk of possible losses that arise from the changes of market factors, such as interest rate, stock price, foreign exchange rate, commodity value and other market factors related to the fair value or future cash flows of the financial instruments. The Bank classifies exposures to market risk into either foreign exchange rate risk or interest rate risk. Foreign exchange risk means that possible losses on assets and liabilities denominated in foreign currency due to changes of foreign exchange rate. Interest rate risk means that possible losses on assets and liabilities due to changes of interest rate.

2) Market risk management group

The Bank operates the Risk Management Committee and the Risk Management Council for managing risks and risk limits. The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council for practical matters, such as managing adequate assets and liabilities by analyzing foreign exchange risk, interest rate risk, liquidity risk, money balance plan and effects by initiating new product. Market risk is managed by product and currency for minimizing segments exposed to changes of foreign exchange, interest rate and securities’ price. Foreign exchange risk is measured by definite method and probabilistic method and definite method is used for limits management. Interest rate value at risk (“VaR”) and interest rate earning at risk (“EaR”) are measured by BIS standards, definite method and probabilistic method and definite method is used for limits management. Meanwhile, the Bank performs financial crisis analysis supposing exceptional, but possible events for evaluating latent weakness. The analysis is used for important decision making, such as risk mitigation, emergency plan development and limit setup. The results of the analysis are reported to the board of directors and management on a quarterly basis.

(2) Foreign exchange risk

1) Management of foreign exchange risk

Foreign exchange risk management limit is set up and included in internal capital management limit. A risk management division head monitors changes of foreign exchange risk by source and compliance of risk limits regularly. A finance division head also monitors changes of foreign exchange risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that foreign exchange risk exceeds risk limit. If foreign exchange risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2) Measurement of foreign exchange risk

Foreign exchange risk is managed by foreign exchange VaR and foreign exchange position. Foreign exchange VaR is measured on a monthly basis and foreign exchange position is measured on a daily basis. It is measured separately by currency for assets and liabilities denominated in foreign currency exceeding 5% of total assets and liabilities denominated in foreign currency.

3) Measurement method

① VaR

The Bank uses a yearly VaR to measure market risk. The yearly VaR is a statistically estimated maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates VaR using equal weighted-average method based on historical changes in market rates, prices and volatilities over the previous five years data and measures VaR at a 99% single tail confidence level. VaR is a commonly used market risk management technique. However, the method has some shortcomings.

VaR estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different, depending on the assumptions made at the time of calculation. In addition, the time periods used for the model, generally one day or 10 days, are assumed to be a sufficient holding period before liquidating the relevant underlying positions. If these holding periods are not sufficient, or too long, the VaR results may understate or overstate the potential loss.

② Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of foreign exchange that has significant influent on the value of portfolio. The Bank mainly uses historical scenario tool and also uses hypothetical scenario tool for the analysis of an abnormal market situation. Stress testing is performed at least once in every quarter.

③ Results of measurement

Results of foreign exchange VaR as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

	June 30, 2016								December 31, 2015
	Average		Minimum		Maximum		Ending		Average		Minimum		Maximum		Ending
Foreign exchange risk	￦	69,655	￦	49,894	￦	102,371	￦	102,371	￦	31,199	￦	17,257	￦	42,271	￦	39,631

(3) Interest rate risk

1) Management of interest rate risk

Interest rate risk management limit is set up and included in internal capital management limit. A risk management division head monitors changes of interest rate risk by source and compliance of risk limits regularly. A finance division head also monitors changes of interest rate risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that interest rate risk exceeds risk limit. If interest rate risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2) Measurement of interest rate risk

Interest rate risk is managed by measuring interest rate EaR and interest rate VaR and uses interest rate sensitivity gap and duration gap as supplementary index. Interest rate EaR and interest rate VaR are measured on a monthly basis, and interest rate sensitivity gap and duration gap are measured on a daily basis. The Bank simulates analysis reflecting market environment, product features and the Bank’s strategies.

3) Measurement method

① VaR

The Bank uses a yearly VaR to measure market risk. The yearly VaR is a statistically estimated maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates VaR using equal weighted-average method based on historical changes in market rates, prices and volatilities over the previous five years data and measures VaR at a 99% single tail confidence level. This means the actual amount of loss may exceed the VaR, on average, once out of 100 business days. VaR is a commonly used market risk management technique. However, the method has some shortcomings.

VaR estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different depending on the assumptions made at the time of calculation. In addition, the time periods used for the model, generally one day or 10 days, are assumed to be a sufficient holding period before liquidating the relevant underlying positions. If these holding periods are not sufficient or too long, the VaR results may understate or overstate the potential loss.

② Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of interest rate that has significant influence on the value of portfolio. The Bank mainly uses historical scenario tool and also uses hypothetical scenario tool for the analysis of an abnormal market situation. Stress testing is performed at least once in every quarter.

③ Results of measurement

Results of interest rate VaR as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

	June 30, 2016								December 31, 2015
	Average		Minimum		Maximum		Ending		Average		Minimum		Maximum		Ending
Interest rate risk	￦	51,363	￦	361	￦	103,829	￦	103,829	￦	98,273	￦	18,301	￦	159,305	￦	23,532

4-5. Capital risk

The Bank follows the standard of capital adequacy established by the Financial Services Commission. The standard is based on Basel III, which was established by Basel Committee on Banking Supervision in BIS. In Korea, this standard has been followed since December 2013. According to the standard, domestic banks should maintain at least 8% or above of BIS capital ratio for risk-weighted asset, and quarterly report BIS capital ratio to the FSS.

According to Korean Banking Supervision rules for operations, the Bank’s capitals are mainly divided into two categories:

1) Tier 1 capital (basic capital): Basic capital is composed of capital stock-common and other basic capital. Capital stock-common includes common stock satisfied with qualifications, capital surplus, retained earnings, accumulated other comprehensive income, other reserves and non-controlling interests among the common stock of consolidated subsidiaries. Other basic capital includes securities and capital surplus satisfied with qualifications

2) Tier 2 capital (supplementary capital): Supplementary capital is composed of the securities and capital surplus satisfied with qualifications, non-controlling interests among the securities of consolidated subsidiaries and the amounts of less than below 1.25% of credit risk-weighted asset like allowance for credit losses in respect of credits classified as normal or precautionary.

The risk-weighted asset includes intrinsic risks in total assets, errors of internal operation processes and loss risk from external events. It indicates a size of assets reflecting the level of risks that the Bank bears. The Bank computes the risk-weighted asset by risks (credit risk, market risk and operational risk) and uses it for calculation of BIS capital ratio.

5. FINANCIAL ASSETS AND FINANCIAL LIABILITIES:

5-1. Classification and fair value

(1) Carrying amounts and fair values of financial instruments as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

	Classification	June 30, 2016				December 31, 2015
		Carrying amount		Fair value		Carrying amount		Fair value
Financial assets:
Cash and due from financial institutions	Non-recurring	￦	2,345,869	￦	2,346,003	￦	4,884,110	￦	4,884,067
Financial assets at FVTPL	Recurring		1,597,050		1,597,050		1,447,444		1,447,444
Hedging derivative assets	Recurring		885,771		885,771		282,924		282,924
Loans	Non-recurring		69,958,161		70,853,287		66,634,042		66,696,379
AFS financial assets	Recurring		6,635,369		6,635,369		5,836,763		5,836,763
HTM financial assets	Non-recurring		107,559		109,229		108,487		108,009
Other financial assets	Non-recurring		936,544		936,544		947,909		947,909

		￦	82,466,323	￦	83,363,253	￦	80,141,679	￦	80,203,495

Financial liabilities:
Financial liabilities at FVTPL	Recurring	￦	448,913	￦	448,913	￦	807,231	￦	807,231
Hedging derivative liabilities	Recurring		1,705,168		1,705,168		2,614,828		2,614,828
Borrowings	Non-recurring		8,943,486		8,936,709		11,957,572		11,941,277
Debentures	Non-recurring		59,539,738		60,660,964		53,239,616		54,709,655
Other financial liabilities	Non-recurring		1,658,955		1,658,955		1,573,960		1,573,960

		￦	72,296,260	￦	73,410,709	￦	70,193,207	￦	71,646,951

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. For each class of financial assets and financial liabilities, the Bank discloses the fair value of that class of assets and liabilities in a way that permits them to be compared with their carrying amount at the end of each reporting period. The best evidence of fair value of financial instruments is quoted price in an active market.

Methods for measuring fair value of financial instruments are as follows:

Financial instruments	Method of measuring fair value
Loans and receivables

As demand deposits and transferable deposits do not have maturity and are readily convertible to cash. The carrying amounts of these deposits approximate their fair values. Fair values of the deposits with the maturity of more than one year are determined by discounted cash flow model (“DCF model”).

DCF model is also used to determine the fair value of loans. Fair value is determined by discounting the cash flows expected from the each contractual period by applying the discount rates for each period.

Investment securities	Trading financial assets and liabilities and AFS financial assets are measured at fair value using a quoted market price in an active market. If a quoted market price is not available, they are measured by using a price quoted by a third party, such as a pricing service or broker or using the DCF model.

Derivatives	For exchange traded derivative, quoted price in active market is used to determine fair value and for OTC derivative, fair value is determined primarily using the DCF model. The Bank uses internally developed valuation models that are widely used by market participants to determine fair value of plain OTC derivatives including option, interest rate swap and currency swap based on observable market parameters. However, some complex financial instruments are valued using the results of independent pricing services, where part or all of the inputs are not observable in the market.

Borrowings	Fair value is determined using DCF model discounting contractual future cash flows by appropriate discount rate.

Debentures

Fair value of debentures denominated in local currency is determined by using the valuation of independent third-party pricing services in accordance with the market prices that are quoted in active markets.

Fair value of debentures denominated in foreign currency is determined by DCF model.

Fair values of financial assets and financial liabilities classified as fair value Level 3 of the fair value hierarchy are determined by using the valuation of independent third-party pricing services. Meanwhile, carrying amounts of other financial assets and financial liabilities are regarded as the nearest amounts of fair values.

(2) Fair value hierarchy

Fair value hierarchy of financial assets and liabilities, which are not measured at fair value as of June 30, 2016, and December 31, 2015, is as follows (Korean won in millions):

(June 30, 2016)

	Level 1		Level 2		Level 3		Total
Financial assets:
Cash and due from financial institutions	￦	721,850	￦	—	￦	1,624,153	￦	2,346,003
Loans		—		—		70,853,287		70,853,287
HTM financial assets		—		109,229		—		109,229
Other financial assets		—		—		936,544		936,544

	￦	721,850	￦	109,229	￦	73,413,984	￦	74,245,063

Financial liabilities:
Borrowings	￦	—	￦	8,936,709	￦	—	￦	8,936,709
Debentures		—		60,660,964		—		60,660,964
Other financial liabilities		—		—		1,658,955		1,658,955

	￦	—	￦	69,597,673	￦	1,658,955	￦	71,256,628

(December 31, 2015)

	Level 1		Level 2		Level 3		Total
Financial assets:
Cash and due from financial institutions	￦	2,455,307	￦	—	￦	2,428,760	￦	4,884,067
Loans		—		—		66,696,379		66,696,379
HTM financial assets		—		108,009		—		108,009
Other financial assets		—		—		947,909		947,909

	￦	2,455,307	￦	108,009	￦	70,073,048	￦	72,636,364

Financial liabilities:
Borrowings	￦	—	￦	11,941,277	￦	—	￦	11,941,277
Debentures		—		54,709,655		—		54,709,655
Other financial liabilities		—		—		1,573,960		1,573,960

	￦	—	￦	66,650,932	￦	1,573,960	￦	68,224,892

Fair value hierarchy of financial assets and liabilities measured at fair value as of June 30, 2016, and December 31, 2015, is as follows (Korean won in millions):

(June 30, 2016)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	￦	1,206,715	￦	390,335	￦	—	￦	1,597,050
Hedging derivative assets		—		885,771		—		885,771
AFS financial assets		805,626		614,445		3,816,688		5,236,759

	￦	2,012,341	￦	1,890,551	￦	3,816,688	￦	7,719,580

Financial liabilities:
Financial liabilities at FVTPL	￦	—	￦	448,913	￦	—	￦	448,913
Hedging derivative liabilities		—		1,705,168		—		1,705,168

	￦	—	￦	2,154,081	￦	—	￦	2,154,081

(December 31, 2015)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	￦	1,100,250	￦	347,194	￦	—	￦	1,447,444
Hedging derivative assets		—		282,924		—		282,924
AFS financial assets		200,957		538,703		3,704,041		4,443,701

	￦	1,301,207	￦	1,168,821	￦	3,704,041	￦	6,174,069

Financial liabilities:
Financial liabilities at FVTPL	￦	—	￦	807,231	￦	—	￦	807,231
Hedging derivative liabilities		—		2,614,828		—		2,614,828

	￦	—	￦	3,422,059	￦	—	￦	3,422,059

The Bank classifies financial instruments as three level of fair value hierarchy as below:

Level 1:	Financial instruments measured at quoted prices from active markets are classified as fair value Level 1. This level includes listed equity securities, derivatives, and government bonds traded in an active exchange market.

Level 2:	Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as Level 2. This level includes the majority of debt and general OTC derivatives such as swap, futures and options

Level 3:	Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as Level 3. This level includes unlisted equity securities, structured bonds and OTC derivatives.

The valuation techniques and input variables of Level 2 financial instruments subsequently not measured at fair value as of June 30, 2016 and December 31, 2015 are as follows (Korean won in millions):

(June 30, 2016)

	Fair value		Valuation techniques	Input variables
Financial assets
HTM financial assets
Debt securities	￦	109,229	DCF Model	Discount rate
Financial liabilities
Borrowings		8,936,709	DCF Model	Discount rate
Debentures		60,660,964	DCF Model	Discount rate

(December 31, 2015)

	Fair value		Valuation techniques	Input variables
Financial assets
HTM financial assets
Debt securities	￦	108,009	DCF Model	Discount rate
Financial liabilities
Borrowings		11,941,277	DCF Model	Discount rate
Debentures		54,709,655	DCF Model	Discount rate

The valuation techniques and input variables of Level 3 financial instruments subsequently not measured at fair value as of June 30, 2016 and December 31, 2015 are as follows (Korean won in millions):

(June 30, 2016)

	Fair value		Valuation techniques	Input variables
Financial assets
Loans	￦	70,853,287	DCF Model	Discount rate
Other financial assets		936,544	DCF Model	Discount rate
Financial liabilities
Other financial liabilities		1,658,955	DCF Model	Discount rate

(December 31, 2015)

	Fair value		Valuation techniques	Input variables
Financial assets
Loans	￦	66,696,379	DCF Model	Discount rate
Other financial assets		947,909	DCF Model	Discount rate
Financial liabilities
Other financial liabilities		1,573,960	DCF Model	Discount rate

The valuation techniques and input variables of Level 2 financial instruments, measured at fair value after initial recognition, as of June 30, 2016 and December 31, 2015 are as follows (Korean won in millions):

(June 30, 2016)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at FVTPL:
Debt securities	￦	40,500	DCF Model	Discount rate
Derivative assets for trading		349,835	DCF Model	Discount rate
Hedging derivative assets		885,771	DCF Model	Discount rate
AFS financial assets:
Debt securities		614,445	DCF Model	Discount rate
Financial liabilities
Financial liabilities at FVTPL:
Derivative liabilities for trading		448,913	DCF Model	Discount rate
Hedging derivative liabilities		1,705,168	DCF Model	Discount rate

(December 31, 2015)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at FVTPL:
Debt securities	￦	11,466	DCF Model	Discount rate
Derivative assets for trading		335,728	DCF Model	Discount rate
Hedging derivative assets		282,924	DCF Model	Discount rate
AFS financial assets:
Debt securities		538,703	DCF Model	Discount rate
Financial liabilities
Financial liabilities at FVTPL:
Derivative liabilities for trading		807,231	DCF Model	Discount rate
Hedging derivative liabilities		2,614,828	DCF Model	Discount rate

The below table accounts for quantitative information of fair value using input factor, which is significant but unobservable, and relation between unobservable input factor and estimate of fair value.

(June 30, 2016)

	FY 2016 Fair value (Korean won in million)		Valuation techniques	Significant unobservable input factors	Range	Relationship between unobservable input factors and fair value estimates
AFS financial assets
Unlisted stock	￦	3,816,688	Discounted cash flow	Discount rate	4.30%–19.22%	Fair value increases (decreases) when discount rate decreases (increases) or growth rate increases (decreases).
				Growth Rate	—

(December 31, 2015)

	FY 2015 Fair value (Korean won in million)		Valuation techniques	Significant unobservable input factors	Range	Relationship between unobservable input factors and fair value estimates
AFS financial assets
Unlisted stock	￦	3,704,041	Discounted cash flow	Discount rate	4.76%–15.74%	Fair value increases (decreases) when discount rate decreases (increases) or growth rate increases (decreases)
				Growth rate	—

1) Changes in Level 3 financial assets that are measured at fair value for the six months ended June 30, 2016, and for the year ended December 31, 2015, are as follows (Korean won in millions):

(June 30, 2016)

	Beginning balance		Profit (loss)	Other comprehen- sive income		Purchases/ issues		Sales/ settlements	Transfers into Level 3 / Transfers out of Level 3		Ending balance
Financial assets
AFS financial assets	￦	3,704,041	￦ (114)	￦	81,065	￦	26,227	￦ (164)	￦	5,633	￦	3,816,688

(December 31, 2015)

	Beginning balance		Profit (loss)	Other comprehen- sive income		Purchases/ issues		Sales/ settlements	Transfers into Level 3 / Transfers out of Level 3	Ending balance
Financial assets
AFS financial assets	￦	3,677,652	￦ (3,984)	￦	12,216	￦	39,404	￦ (1,246)	￦ (20,001)	￦	3,704,041

2) In relation with changes in Level 3 of the fair value hierarchy, total gains or losses recognized in profit or loss for the period and total gains or losses for financial instruments held at the end of the reporting period in the separate statement of comprehensive income for the six months ended June 30, 2016, and for the year ended December 31, 2015, are as follows (Korean won in millions):

	Net income (loss) from financial investments
	2016		2015
Total gain (loss) on financial instruments held at the end of the reporting period	￦	(114)	￦	(3,984)
Total gain (loss) included in profit or loss for the period	￦	(114)	￦	(3,984)

3) The sensitivity of fair value analysis for the Level 3 financial instruments

The Bank performed the sensitivity analysis for the Level 3 financial instruments for which fair value would be measured differently upon reasonably possible alternative assumptions. The Bank classified the effect from changes upon the alternative assumptions into favorable effect and unfavorable effect and presented the most favorable effect or the most unfavorable effect in the table hereunder. Stocks are the financial instruments subject to sensitivity analysis, which are classified as Level 3 and of which changes in fair value are recognized as other comprehensive income. Meanwhile, equity instruments, which are recognized as cost among the financial instruments and are classified as Level 3 are excluded from the sensitivity analysis.

Sensitivity analysis details per market risk variable of each Level 3 financial instrument held and measured at fair value as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

(June 30, 2016)

	Net income (loss)				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
AFS financial assets (*)	￦	—	￦	—	￦	4,976,076	￦ (1,157,922)

(December 31, 2015)

	Net income (loss)				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
AFS financial assets (*)	￦	—	￦	—	￦	3,883,588	￦ (1,020,553)

(*)	Changes in fair value of stocks are computed along with the increases or decreases in either growth rate from nil to 1% and discount rate or liquidation value from negative 1% to 1% and discount rate, which are unobservable inputs.

(3) The table below provides the Bank’s financial assets and financial liabilities that are carried at cost since the fair values of the financial instruments are not readily determinable in the separate statements of financial position as of June 30, 2016 and December 31, 2015. (Korean won in millions):

	June 30, 2016		December 31, 2015
AFS financial assets
Unlisted securities (*)	￦	1,397,633	￦	1,382,821
Equity investments to unincorporated entities. (*)		977		10,240

	￦	1,398,610	￦	1,393,061

(*)	AFS financial assets are unlisted equity securities and equity investments and recorded as at cost since they do not have quoted prices in an active market and the fair values are not measured with reliability.

5-2. Carrying amounts of financial instruments

Carrying amounts of financial instruments as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

(June 30, 2016)

	Financial assets at FVTPL		Loans and receivables		AFS financial assets		HTM financial assets		Hedging derivative assets		Total
Cash and due from financial institutions	￦	—	￦	2,345,869	￦	—	￦	—	￦	—	￦	2,345,869
Financial assets at FVTPL		1,597,050		—		—		—		—		1,597,050
Hedging derivative assets		—		—		—		—		885,771		885,771
Loans		—		69,958,161		—		—		—		69,958,161
Financial investments		—		—		6,635,369		107,559		—		6,742,928
Other financial assets		—		936,374		—		—		—		936,374

Total	￦	1,597,050	￦	73,240,404	￦	6,635,369	￦	107,559	￦	885,771	￦	82,466,153

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities at FVTPL	￦	448,913	￦	—	￦	—	￦	448,913
Hedging derivative liabilities		—		—		1,705,168		1,705,168
Borrowings		—		8,943,486		—		8,943,486
Debentures		—		59,539,738		—		59,539,738
Other financial liabilities		—		1,658,955		—		1,658,955

Total	￦	448,913	￦	70,142,179	￦	1,705,168	￦	72,296,260

(December 31, 2015)

	Financial assets at FVTPL		Loans and receivables		AFS financial assets		HTM financial assets		Hedging derivative assets		Total
Cash and due from financial institutions	￦	—	￦	4,884,110	￦	—	￦	—	￦	—	￦	4,884,110
Financial assets at FVTPL		1,447,444		—		—		—		—		1,447,444
Hedging derivative assets		—		—		—		—		282,924		282,924
Loans		—		66,634,042		—		—		—		66,634,042
Financial investments		—		—		5,836,763		108,487		—		5,945,250
Other financial assets		—		947,910		—		—		—		947,910

Total	￦	1,447,444	￦	72,466,062	￦	5,836,763	￦	108,487	￦	282,924	￦	80,141,680

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities at FVTPL	￦	807,231	￦	—	￦	—	￦	807,231
Hedging derivative liabilities		—		—		2,614,828		2,614,828
Borrowings		—		11,957,572		—		11,957,572
Debentures		—		53,239,616		—		53,239,616
Other financial liabilities		—		1,573,960		—		1,573,960

Total	￦	807,231	￦	66,771,148	￦	2,614,828	￦	70,193,207

5-3. Offset of financial instruments

The Bank has conditional rights of setoff that are enforceable and exercisable only in the events mentioned in agreements regardless of meeting some or all of the offsetting criteria in K-IFRS 1032 for financial instruments. Cash collaterals do not meet the offsetting criteria in K-IFRS 1032, but they can be set off with net amount of financial instruments.

The effects of netting agreements as of June 30, 2016, and December 31, 2015, are as follow (Korean won in millions):

(June 30, 2016)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statement of financial position		Amount that is not offset in the financial statements				Net amount
							Financial instruments		Cash collateral
Financial assets:
Derivatives	￦	1,235,606	￦	—	￦	1,235,606	￦	(682,055)	￦	(158,658)	￦	394,893

		1,235,606		—		1,235,606		(682,055)		(158,658)		394,893

Financial liabilities:
Derivatives		2,154,081		—		2,154,081		(682,055)		(700,396)		771,630

Total	￦	2,154,081	￦	—	￦	2,154,081	￦	(682,055)	￦	(700,396)	￦	771,630

(December 31, 2015)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statement of financial position		Amount that is not offset in the financial statements				Net amount
							Financial instruments		Cash collateral
Financial assets:
Derivatives	￦	618,652	￦	—	￦	618,652	￦	(320,676)	￦	—	￦	297,976

		618,652		—		618,652		(320,676)		—		297,976

Financial liabilities:
Derivatives		3,422,059		—		3,422,059		(320,676)		(1,918,005)		1,183,378

Total	￦	3,422,059	￦	—	￦	3,422,059	￦	(320,676)	￦	(1,918,005)	￦	1,183,378

5-4. Transfer of financial assets

The Bank has securities sold under repurchase agreements (“RP”), and it refers to the financial assets that have been transferred, but presented in the separate financial statements since the assets do not meet the conditions of derecognition. In case of securities sold under the RP, securities are disposed, but the Bank agrees to repurchase at the fixed amount, so that the Bank retains substantially all the risks and rewards of ownership of the securities. There are no carrying amounts of transferred assets and relevant liabilities as of June 30, 2016 and December 31, 2015.

6. OPERATING SEGMENT:

Though the Bank conducts business activities related to financial services, in accordance with relevant laws, such as the Export-Import Bank of Korea Act, it does not report separate segment information, as management considers the Bank to be operating under one core business.

7. CASH AND DUE FROM FINANCIAL INSTITUTIONS:

Restricted due from financial institutions as of June 30, 2016 and December 31, 2015 are as follows (Korean won in millions):

Detail	Financial Institution	June 30, 2016		Dec. 31, 2015		Reason for restriction
Others	DEUTSCHE BANK TRUST COMPANY AMERICAS and others	￦	826,102	￦	2,328,803	Credit support annex for derivative transactions

8. FINANCIAL ASSETS AT FVTPL:

Details of financial assets at FVTPL as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

	June 30, 2016		Dec. 31, 2015
Equity securities
Beneficiary certificates	￦	1,206,715	￦	1,100,250
Debt securities
Debt securities in foreign currency		40,500		11,466
Derivative assets
Interest product		58,915		26,436
Currency product		288,863		309,292
Stock product		2,057		—

Subtotal		349,835		335,728

Total	￦	1,597,050	￦	1,447,444

9. FINANCIAL INVESTMENTS:

Details of financial investments as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

	June 30, 2016		Dec. 31, 2015
AFS securities in local currency:
Debt securities in local currency
Debt securities	￦	110,187	￦	—
Equity securities in local currency
Marketable securities		805,626		201,814
Non-marketable securities		5,138,861		5,057,721
Equity investments in unincorporated entities		36,581		21,259
Others		23,751		12,843

Subtotal		6,115,006		5,293,637

AFS securities in foreign currency
Debt securities in foreign currency
Debt securities		504,257		538,703
Equity securities in foreign currency
Equity investment		4,423		4,423
Equity securities		11,683		—

Subtotal		520,363		543,126

HTM securities in foreign currency
Debt securities		107,559		108,487

Total	￦	6,742,928	￦	5,945,250

10. LOANS:

Loans as presented below exclude loan valuation adjustment related to fair value hedging amounting to ￦61,102 million and ￦73,236 million as of June 30, 2016, and December 31, 2015, respectively.

(1) Details of loans as of June 30, 2016 and December 31, 2015 are as follows (Korean won in millions):

	Detail	June 30, 2016	Dec. 31, 2015
Loans in local currency	Loans for export	￦11,392,855	￦10,022,782
	Loans for foreign investments	630,287	792,726
	Loans for import	1,367,083	1,192,280
	Troubled debt restructuring	2,418,126	2,628,688
	Others	411,981	316,377

	Subtotal	16,220,332	14,952,853

Loans in foreign currencies	Loans for export	26,859,732	25,471,097
	Loans for foreign investments	21,973,779	21,939,428
	Loans for rediscounted trading notes	116,470	392,620
	Loans for import	2,242,401	2,122,320
	Overseas funding loans	583,748	612,018
	Domestic usance bills	181,890	468,178
	Others	311,144	379,761

	Subtotal	52,269,164	51,385,422

Others	Foreign currency bills bought	1,028,485	1,348,597
	Advance for customers	26,628	23,809
	Call loans	1,688,237	901,594
	Interbank loans in foreign currency	1,662,658	799,945

	Subtotal	4,406,008	3,073,945

	Total loan	72,895,504	69,412,220
	Net deferred origination fees and costs	(425,548)	(446,118)
	Allowance for loan losses	(2,572,897)	(2,405,296)

	Total	￦69,897,059	￦66,560,806

(2) Changes in allowance for loan losses for the six months ended June 30, 2016 and for the year ended December 31, 2015, are as follows (Korean won in millions):

(2016)

	Individual assessment		Collective assessment		Total
Beginning balance	￦	1,994,753	￦	410,543	￦	2,405,296
Written-off		(441,489)		(92,308)		(533,797)
Collection of written-off loans		345		3,749		4,094
Loan-for-equity swap		(137,573)		(729)		(138,302)
Others		—		21,391		21,391
Unwinding effect		(18,166)		(3,340)		(21,506)
Foreign exchange translation		977		(934)		43
Provision for loan losses		478,548		357,130		835,678
Transfer		180,895		(180,895)		—

Ending balance	￦	2,058,290	￦	514,607	￦	2,572,897

(2015)

	Individual assessment		Collective assessment		Total
Beginning balance	￦	1,473,030	￦	340,603	￦	1,813,633
Written-off		(161,374)		(22,272)		(183,646)
Collection of written-off loans		1,428		783		2,211
Loan-for-equity swap		(15,223)		(28,145)		(43,368)
Others		—		(644)		(644)
Unwinding effect		(27,629)		(2,784)		(30,413)
Foreign exchange translation		4,076		7,850		11,926
Provision for loan losses		491,682		343,915		835,597
Transfer		228,763		(228,763)		—

Ending balance	￦	1,994,753	￦	410,543	￦	2,405,296

11. INVESTMENTS IN ASSOCIATES AND SUBSIDIARIES:

(1) Details of investments in associates and subsidiaries as of June 30, 2016 and December 31, 2015 are as follows (Korean won in millions):

(June 30, 2016)

Company (*1)	Detail	Location	Business	Year-end	Ownership (%)	Net asset		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Finance	December	100.00	￦	43,034	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Finance	December	100.00		14,508		10,275
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Finance	December	85.00		26,610		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Finance	December	100.00		62,749		49,139
Korea Asset Management Corporation	Associate	Korea	Finance	December	25.86		424,577		380,520
Credit Guarantee and Investment Fund (*2)	Associate	Philippines	Finance	December	14.29		121,656		115,486
Korea Marine Guarantee Incorporated Company	Associate	Korea	Finance	December	49.99		47,826		50,000
SUNGDONG Shipbuilding & Marine Engineering Co, Ltd. (*3)	Associate	Korea	Shipbuilding	December	70.71		(911,290)		—
DAESUN Shipbuilding & Engineering Co, Ltd.(*3)	Associate	Korea	Shipbuilding	December	67.27		(233,911)		—
EQP Global Energy Infrastructure Private Equity Fund	Associate	Korea	Finance	December	22.64		(207)		279
KTB Newlake Global Healthcare PEF	Associate	Korea	Finance	December	25.00		(58)		203

Total								￦	679,632

(Dec. 31, 2015)

Company (*1)	Detail	Location	Business	Year-end	Ownership (%)	Net asset		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Finance	December	100.00	￦	49,129	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Finance	December	100.00		13,842		10,275
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Finance	December	85.00		24,926		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Finance	December	100.00		60,971		49,139
Korea Asset Management Corporation	Associate	Korea	Finance	December	25.86		430,985		380,520
Credit Guarantee and Investment Fund (*2)	Associate	Philippines	Finance	December	14.29		121,414		115,486
Korea Marine Guarantee Incorporated Company	Associate	Korea	Finance	December	49.99		48,847		50,000
SUNGDONG Shipbuilding & Marine Engineering Co, Ltd. (*3)	Associate	Korea	Shipbuilding	December	70.71		(1,020,391)		—
DAESUN Shipbuilding & Engineering Co, Ltd.(*3)	Associate	Korea	Shipbuilding	December	67.27		(259,708)		—
EQP Global Energy Infrastructure Private Equity Fund (PEF)	Associate	Korea	Finance	December	22.64		(105)		175

Total								￦	679,325

(*1)	In cases of associates, the amounts represent net asset after taking into account percentage of ownership.
(*2)	As of June 30, 2016 and December 31, 2015, Credit Guarantee and Investment Fund are classified into an associate because the Bank has significant influence in the way of representation on the board of directors or equivalent governing body of the investee.
(*3)	Those companies are under the creditor-led work out program. And the Bank should have at least 75% of the total creditor’s loans to have substantive control based on the creditor’s agreement. As the Bank has only 70.71%, 67.27%, respectively, of the total creditor’s loans, those are classified into an associate.

(2) There are no changes in investments in associates and subsidiaries for the six months ended June 30, 2016. Changes in investments in associates and subsidiaries for the year ended December 31, 2015, are as follows (Korean won in millions):

(2016)

Company	Detail	Beginning balance		Acquisition		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	￦	48,460	￦	—	￦	—	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary		10,275		—		—		10,275
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		—		25,270
KEXIM Asia Limited	Subsidiary		49,139		—		—		49,139
Korea Asset Management Corporation	Associate		380,520		—		—		380,520
Credit Guarantee and Investment Fund	Associate		115,486		—		—		115,486
Korea Marine Guarantee Inc.	Associate		50,000		—		—		50,000
SUNGDONG Shipbuilding & Marine Engineering Co. Ltd.	Associate		—		2,876		(2,876)		—
DAESUN Shipbuilding & Engineering Co, Ltd.	Associate		—		1,034		(1,034)		—
EQP Global Energy Infrastructure Private Equity Fund	Associate		175		104		—		279
KTB Newlake Global Healthcare PEF	Associate		—		203		—		203

Total		￦	679,325	￦	4,217	￦	(3,910)	￦	679,632

(2015)

Company	Detail	Beginning balance		Acquisition		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	￦	48,460	￦	—	￦	—	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary		10,275		—		—		10,275
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		—		25,270
KEXIM Asia Limited	Subsidiary		49,139		—		—		49,139
Korea Asset Management Corporation	Associate		380,520		—		—		380,520
Credit Guarantee and Investment Fund	Associate		115,486		—		—		115,486
Korea Marine Guarantee Inc.	Associate		30,000		20,000		—		50,000
SUNGDONG Shipbuilding & Marine Engineering Co. Ltd.	Associate		—		—		—		—
DAESUN Shipbuilding & Engineering Co, Ltd.	Associate		—		—		—		—
EQP Global Energy Infrastructure Private Equity Fund	Associate		—		175		—		175

Total		￦	659,150	￦	20,175	￦	—	￦	679,325

(3) Summarized financial information of associates and subsidiaries as of and for the six months ended June 30, 2016, and for the year ended December 31, 2015, is as follows (Korean won in millions):

(2016)

Company	Assets		Liabilities		Operating income (loss)		Net income (loss)
KEXIM Bank UK Limited	￦	494,983	￦	451,949	￦	(1,056)	￦	(1,443)
KEXIM Vietnam Leasing Co.		165,440		138,830		1,851		1,403
PT.KOEXIM Mandiri Finance		159,989		145,481		938		763
KEXIM Asia Limited		435,172		372,423		1,310		1,084
Korea Asset Management Corporation		2,525,045		883,215		23,857		22,040
Credit Guarantee and Investment Fund		900,396		49,055		4,659		4,932
Korea Marine Guarantee Inc.		123,303		3,948		(2,494)		(2,592)
SUNGDONG Shipbuilding & Marine Engineering Co. Ltd.		1,989,853		3,278,623		79,056		85,332
DAESUN Shipbuilding & Engineering Co, Ltd.		404,593		752,313		(3,929)		42,648
EQP Global Energy Infrastructure Private Equity Fund		1		914		(915)		(915)
KTB Newlake Global Healthcare PEF		5		236		(474)		(474)

(2015)

Company	Assets		Liabilities		Operating income (loss)		Net income (loss)
KEXIM Bank UK Limited	￦	537,201	￦	488,072	￦	5,153	￦	4,174
KEXIM Vietnam Leasing Co.		162,272		148,430		1,980		1,546
PT.KOEXIM Mandiri Finance		162,987		138,061		3,984		3,451
KEXIM Asia Limited		415,007		354,036		3,875		3,224
Korea Asset Management Corporation		2,629,969		963,361		108,697		91,336
Credit Guarantee and Investment Fund		890,636		40,991		7,773		7,247
Korea Marine Guarantee Inc.		122,331		427		(2,262)		(2,263)
SUNGDONG Shipbuilding & Marine Engineering Co. Ltd.		2,087,995		3,531,060		(38,005)		(245,012)
DAESUN Shipbuilding & Engineering Co, Ltd.		396,381		782,448		(8,056)		(41,147)
EQP Global Energy Infrastructure Private Equity Fund		3		465		(1,232)		(1,232)

12. TANGIBLE ASSETS:

Changes in tangible assets for the six months ended June 30, 2016, and for the year ended December 31, 2015, are as follows (Korean won in millions):

(2016)

Detail	Beginning balance		Acquisitions		Transfer		Disposals		Depreciation		Others		Ending balance
Lands	￦	191,193	￦	—	￦	—	￦	—	￦	—	￦	—	￦	191,193
Buildings		69,268		—		—		—		(1,490)		—		67,778
Vehicles		1,355		217		—		—		(725)		—		847
Furniture and fixture		9,682		2,941		—		(1)		(5,020)		—		7,602

Total	￦	271,498	￦	3,158	￦	—	￦	(1)	￦	(7,235)	￦	—	￦	267,420

(2015)

Detail	Beginning balance		Acquisitions		Transfer		Disposals		Depreciation		Others		Ending balance
Lands	￦	191,306	￦	—	￦	—	￦	(113)	￦	—	￦	—	￦	191,193
Buildings		72,676		—		—		(19)		(3,372)		(17)		69,268
Vehicles		1,378		561		—		(18)		(566)		—		1,355
Furniture and fixture		8,179		4,850		—		(7)		(3,340)		—		9,682

Total	￦	273,539	￦	5,411	￦	—	￦	(157)	￦	(7,278)	￦	(17)	￦	271,498

13. INTANGIBLE ASSETS:

Changes in intangible assets for the six months ended June 30, 2016, and for the year ended December 31, 2015, are as follows (Korean won in millions):

(2016)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Impairment		Ending balance
Computer software	￦	5,419	￦	690	￦	—	￦	(823)	￦	—	￦	5,286
System development fees		18,449		5,121		—		(1,605)		—		21,965
Memberships		4,671		—		—		—		(538)		4,133

Total	￦	28,539	￦	5,811	￦	—	￦	(2,428)	￦	(538)	￦	31,384

(2015)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Impairment		Ending balance
Computer software	￦	4,725	￦	2,099	￦	—	￦	(1,405)	￦	—	￦	5,419
System development fees		8,785		12,176		—		(2,512)		—		18,449
Memberships		4,671		—		—		—		—		4,671

Total	￦	18,181	￦	14,275	￦	—	￦	(3,917)	￦	—	￦	28,539

14. OTHER ASSETS:

(1) Details of other assets as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

	June 30, 2016		December 31, 2015
Other financial assets:
Guarantee deposits	￦	36,583	￦	36,944
Accounts receivable		181,459		193,667
Accrued income		762,737		760,345
Receivable spot exchange		110		74
Allowances for loan losses on other assets		(44,515)		(43,120)

Subtotal		936,374		947,910

Other assets:
Prepaid expenses		5,209		7,155
Advance payments		3,893		—
Current income tax asset		1,441		2,561
Sundry assets		9,186		15,361

Subtotal		19,729		25,077

Total	￦	956,103	￦	972,987

(2) Changes in allowances for loan losses on other assets for the six months ended June 30, 2016, and for the year ended December 31, 2015, are as follows (Korean won in millions):

	2016		2015
Beginning balance	￦	43,120	￦	43,466
Write-off		(7,521)		(57)
Collection of written-off loans		2		—
Foreign exchange translation		—		3
Transfer in		1,395		(349)
Others		7,519		57

Ending balance	￦	44,515	￦	43,120

15. BORROWINGS:

Details of borrowings as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

(June 30, 2016)

Detail	Lender	Interest rate (%)	Amount
Call money
Call money in local currency	WOORI BANK	1.24	￦100,000
Borrowings in foreign currencies:
Borrowings from the Government	MINISTRY OF STRATEGY AND FINANCE	LIBOR 3M+0.25~ LIBOR 3M+0.78	2,938,072
Long term borrowings from foreign financial institutions	BANK OF TOKYO-MITSUBISHI UFJ, Ltd., and others	LIBOR 3M+0.4~ LIBOR 3M+1.1	3,494,100
Discount on borrowings			(6,033)
Commercial papers (“CP”)	CITIBANK N.A., HONG KONG and others	0.01~2.5	1,978,491
Offshore CP in foreign currency	CITIBANK N.A., HONG KONG	—	57,976
Others (foreign banks)	DBS BANK LTD, SINGAPORE BRANCH	0.09~2.23	181,891
Others (CSA)	CITI BANK and others	—	198,989

Subtotal			8,843,486

Total			￦8,943,486

(December 31, 2015)

Detail	Lender	Interest rate (%)	Amount
Call money
Call money in local currency	Korea Development Bank	1.58	￦200,000
Borrowings in foreign currencies:
Borrowings from the Government	MINISTRY OF STRATEGY AND FINANCE	LIBOR 3M+0.25 ~ LIBOR 3M+0.50	3,097,502
Short term borrowings from domestic financial institutions	Small and Medium-Sized Banks	0.54~0.64	58,600
Short term borrowings from foreign financial institutions	HSBC BANK PLC, LONDON	0.52~0.68	117,200
Long term borrowings from foreign financial institutions	BANK OF TOKYO-MITSUBISHI UFJ, Ltd., and others	LIBOR 3M +0.30 ~ LIBOR 3M+0.50	3,398,800
Discount on borrowings		—	(7,855)
CP	CITIBANK N.A., HONG KONG and others	0.10~2.50	4,613,392
Others (foreign banks)	DEUTSCHE BANK AG, LONDON BRANCH and others	0.16~1.94	468,178
Others (CSA)	CITI BANK	—	11,755

Subtotal			11,757,572

Total			￦11,957,572

16. DEBENTURES:

Details of debentures as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

Detail	June 30, 2016			December 31, 2015
	Interest rate (%)	Amount		Interest rate (%)	Amount
Local currency:
Floating rate	1.37~1.64	￦	2,270,000	1.68~1.89	￦	1,520,000
Fixed rate	1.48~4.50		9,310,000	1.53~4.59		8,180,000

Balance			11,580,000			9,700,000

Fair value hedging income			37,147			(7,798)
Discount on debentures:			(51,934)			(43,128)

Subtotal			11,565,213			9,649,074

Foreign currencies
Floating rate	LIBOR+0.25 ~LIBOR+1.0		8,553,257	LIBOR+0.2 ~LIBOR+0.9		8,338,799
Fixed rate	0.12~9.32		38,392,644	0.12~9.32		35,007,292

Balance			46,945,901			43,346,091

Fair value hedging income			1,172,596			388,140
Discount on debentures			(143,972)			(143,689)

Subtotal			47,974,525			43,590,542

Total		￦	59,539,738		￦	53,239,616

17. PROVISIONS:

(1) Details of provisions as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

	June 30, 2016		December 31, 2015
Provisions for acceptances and guarantees	￦	1,029,836	￦	241,719
Provisions for unused loan commitments		194,447		151,618
Provision for others		15,197		—

Total	￦	1,239,480	￦	393,337

(2) Changes in provisions for the six months ended June 30, 2016, and for the year ended December 31, 2015, are as follows (Korean won in millions):

(2016)

Detail	Acceptances and guarantees						Unused loan commitments		Provision for others		Total
	Individual assessment		Collective assessment		Subtotal
Beginning balance	￦	50,761	￦	190,958	￦	241,719	￦	151,618	￦	—	￦	393,337
Foreign exchange translation		(138)		(45)		(183)		(13)		—		(196)
Additional provisions (Reversal of provision)		217,663		570,637		788,300		42,842		16,316		847,458
Transfers in (out)		—		—		—		—		—		—
Settlement		—		—		—		—		(1,119)		(1,119)

Ending balance	￦	268,286	￦	761,550	￦	1,029,836	￦	194,447	￦	15,197	￦	1,239,480

(2015)

Detail	Acceptances and guarantees						Unused loan commitments		Total
	Individual assessment		Collective assessment		Subtotal
Beginning balance	￦	5,244	￦	113,939	￦	119,183	￦	175,994	￦	295,177
Foreign exchange translation		2		70		72		168		240
Additional provisions (Reversal of provision)		45,809		76,655		122,464		(24,544)		97,920
Transfers in (out)		(294)		294		—		—		—

Ending balance	￦	50,761	￦	190,958	￦	241,719	￦	151,618	￦	393,337

18. RETIREMENT BENEFIT PLAN:

The Bank operates both defined benefit plan and defined contribution plan.

(1)	Defined benefit plan

The Bank operates defined benefit plans, which have the following characteristics:

•	The entity has the obligation to pay the agreed benefits to all its current and past employees.

•	The entity is liable for actuarial risk (excess of actual payment against expected amount) and investment risk.

The present value of the defined benefit obligation recognized in the separate statements of financial position is calculated annually by independent actuaries in accordance with actuarial valuation method. The present value of the defined benefit obligation is calculated using the projected unit credit method (“PUC”). The data used in the PUC, such as interest rates, future salary increase rate, mortality rate, consumer price index and expected return on plan asset, are based on observable market data and historical data, which are annually updated.

Actuarial assumptions may differ from actual results due to change in the market, economic trend and mortality trend, which may affect defined benefit obligation liabilities and future payments. Actuarial gains and losses arising from changes in actuarial assumptions are recognized in the period incurred through other comprehensive income or loss.

(2) Details of defined benefit obligation as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

	June 30, 2016		December 31, 2015
Present value of defined benefit obligations	￦	88,484	￦	82,504
Fair value of plan assets		(32,771)		(34,716)

Net defined benefit obligation	￦	55,713	￦	47,788

(3) Changes in net defined benefit obligations for the six months ended June 30, 2016, and for the year ended December 31, 2015, are as follows (Korean won in millions):

(2016)

	Present value of the defined benefit obligation		Plan assets		Net defined benefit obligation
Beginning balance	￦	82,504	￦	(34,716)	￦	47,788
Contributions from the employer		—		—		—
Current service cost		5,303		—		5,303
Interest expense (income)		1,477		(623)		854
Return on plan assets, excluding the interest expense (income)		—		—		—
Actuarial gains and losses arising from changes in financial assumptions		—		—		—
Actuarial gains and losses arising from experience adjustments		—		—		—
Management fee on plan assets		—		—		—
Benefits paid		(800)		2,568		1,768

Ending balance	￦	88,484	￦	(32,771)	￦	55,713

(2015)

	Present value of the defined benefit obligation		Plan assets		Net defined benefit obligation
Beginning balance	￦	82,626	￦	(35,363)	￦	47,263
Contributions from the employer		—		(1,000)		(1,000)
Current service cost		11,217		—		11,217
Interest expense (income)		3,348		—		3,348
Return on plan assets, excluding the interest expense (income)		—		(1,439)		(1,439)
Actuarial gains and losses arising from changes in financial assumptions		(4,666)		637		(4,029)
Actuarial gains and losses arising from experience adjustments		(5,147)		—		(5,147)
Management fee on plan assets		—		80		80
Benefits paid		(4,874)		2,369		(2,505)

Ending balance	￦	82,504	￦	(34,716)	￦	47,788

(4) Details of plan assets as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

	June 30, 2016		December 31, 2015
Cash and cash equivalent	￦	8,109	￦	4,413
Debt securities		2,301		8,862
Others		22,361		21,441

Total	￦	32,771	￦	34,716

(5) Actuarial assumptions used in retirement benefit obligation assessment as of June 30, 2016, and December 31, 2015, are as follows:

	June 30, 2016	December 31, 2015
Discount rate	3.59%	3.59%
Expected wage growth rate	2.50%	2.50%

(6) Retirement benefit cost incurred from the defined contribution plan for the six months ended June 30, 2016 and 2015, is as follows (Korean won in millions):

	2016		2015
Retirement benefit cost	￦	195	￦	117

19. OTHER LIABILITIES:

Details of other liabilities as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

	June 30, 2016		December 31, 2015
Other financial liabilities:
Guarantee deposits	￦	1,018,019	￦	824,988
Foreign exchanges payable		77,798		146,108
Accounts payable		16,690		42,439
Accrued expenses		546,289		560,266
Guarantee deposit received		159		159

Subtotal		1,658,955		1,573,960

Other liabilities:
Allowance for credit loss in derivatives		19,598		36,681
Unearned income		137,207		187,782
Sundry liabilities		9,938		5,203

Subtotal		166,743		229,666

Total	￦	1,825,698	￦	1,803,626

20. DERIVATIVES:

The Bank operates derivatives both for trading and hedging purposes. Derivatives held for trading purpose are included in financial assets and liabilities at FVTPL.

(1) Fair value hedge

Fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. When applying fair value hedge, the gain or loss on the hedged item attributable to the hedged risk shall adjust the carrying amount of the hedged item and be recognized in profit or loss.

The Bank shall discontinue prospectively the fair value hedge if the hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. Any adjustment arising from the gain or loss on the hedged item attributable to the hedged risk to the carrying amount of a hedged financial instrument for which the effective interest method is used shall be amortized to profit or loss.

The Bank uses interest rate swaps for hedging changes of fair values in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of fair values in hedged items arising from changes in foreign exchange rates

(2) Cash flow hedge

Cash flow hedge is a hedge of the exposure to variability in cash flows that is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and could affect profit or loss. When applying cash flow hedge, the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge shall be recognized in other comprehensive income; and the ineffective portion of the gain or loss on the hedging instrument are recognized in profit or loss. If a hedge of a forecast transaction subsequently results in the recognition of a financial asset or a financial liability, the associated gains or losses that were recognized in other comprehensive income are reclassified from equity to profit or loss as a reclassification adjustment in the same period or periods during which the hedged forecast cash flows affect profit or loss.

The Bank shall discontinue prospectively the cash flow hedge if hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. The forecasted transaction is no longer expected to occur, any related cumulative gain or loss on the hedging instrument that has been recognized in other comprehensive income from the period when the hedge was effective are reclassified from equity to profit or loss as a reclassification adjustment.

The Bank uses interest rate swaps for hedging changes of cash flows in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of cash flows in hedged items arising from changes in foreign exchange.

(3) Details of derivative assets and liabilities as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

(June 30, 2016)

			Derivative assets
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	28,570,896	￦	810,683	￦	—	￦	58,915	￦	869,598
Currency:
Currency forwards		5,840,555		—		—		104,088		104,088
Currency swaps		20,311,074		75,088		—		184,775		259,863

Subtotal		26,151,629		75,088		—		288,863		363,951
Stock:
Stock options		—		—		—		2,057		2,057

Total	￦	54,722,525	￦	885,771	￦	—	￦	349,835	￦	1,235,606

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	28,570,896	￦	44,180	￦	—	￦	82,212	￦	126,392
Currency:
Currency forwards		5,840,555		—		—		97,039		97,039
Currency swaps		20,311,074		1,660,988		—		269,662		1,930,650

Subtotal		26,151,629		1,660,988		—		366,701		2,027,689
Stock:
Stock options		—		—		—		—		—

Total	￦	54,722,525	￦	1,705,168	￦	—	￦	448,913	￦	2,154,081

(December 31, 2015)

			Derivative assets
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	23,110,758	￦	269,882	￦	—	￦	26,436	￦	296,318
Currency:
Currency forwards		6,155,857		—		—		208,011		208,011
Currency swaps		19,101,356		13,042		—		101,281		114,323

Subtotal		25,257,213		13,042		—		309,292		322,334

Total	￦	48,367,971	￦	282,924	￦	—	￦	335,728	￦	618,652

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	23,110,758	￦	99,345	￦	719	￦	59,556	￦	159,620
Currency:
Currency forwards		6,155,857		—		—		95,634		95,634
Currency swaps		19,101,356		2,514,764		—		652,041		3,166,805

Subtotal		25,257,213		2,514,764		—		747,675		3,262,439

Total	￦	48,367,971	￦	2,614,109	￦	719	￦	807,231	￦	3,422,059

(4) Gains and losses from fair value hedging instruments and hedged items attributable to the hedged risk for the six months ended June 30, 2016 and 2015, are as follows (Korean won in millions):

	2016		2015
Fair value hedge—hedged items	￦	(830,051)	￦	71,407
Fair value hedge—hedging instruments	￦	1,151,966	￦	(696,011)

(5) The Bank recognized ￦(1,331) million and ￦1,078 million as other comprehensive income (losses) (not adjusting tax effect) for the six months ended June 30, 2016 and 2015, and ￦41 million was recognized as cash flow hedge ineffectiveness for the six months ended June 30, 2015.

21. CAPITAL STOCK:

As of June 30, 2016, the authorized capital and paid-in capital of the Bank are ￦15,000,000 million and ￦9,378,055 million, respectively. The Bank does not issue share certificates.

Changes in capital stock for the six months ended June 30, 2016, and for the year ended December 31, 2015, are as follows (Korean won in millions):

	2016		2015
Beginning balance	￦	8,878,055	￦	7,748,055
Paid-in capital increase and investment in kind		500,000		1,130,000

Ending balance	￦	9,378,055	￦	8,878,055

22. OTHER COMPONENTS OF EQUITY:

(1) Details of other components of equity as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

	June 30, 2016		December 31, 2015
Gain on valuation of AFS securities	￦	227,680	￦	116,369
Loss on valuation of cash flow hedge		(1,140)		(131)
Re-measurement elements of net defined benefit liability		3,742		3,742

Total	￦	230,282	￦	119,980

(2) Changes in other components for the six months ended June 30, 2016, and for the year ended December 31, 2015, are as follows (Korean won in millions):

(2016)

	Beginning balance		Increase (decrease)		Tax effect		Ending balance
Gain on valuation of AFS securities	￦	116,369	￦	146,848	￦	(35,537)	￦	227,680
Loss on valuation of cash flow hedge		(131)		(1,331)		322		(1,140)
Remeasurements of net defined benefit liability		3,742		—		—		3,742

Total	￦	119,980	￦	145,517	￦	(35,215)	￦	230,282

(2015)

	Beginning balance		Increase (decrease)		Tax effect		Ending balance
Gain on valuation of AFS securities	￦	116,276	￦	121	￦	(28)	￦	116,369
Loss on valuation of cash flow hedge		(2,062)		2,548		(617)		(131)
Remeasurements of net defined benefit liability		(3,212)		9,175		(2,221)		3,742

Total	￦	111,002	￦	11,844	￦	(2,866)	￦	119,980

23. RETAINED EARNINGS:

(1) Details of retained earnings as of as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

	June 30, 2016		December 31, 2015
Legal reserve (*1)	￦	328,857	￦	326,661
Voluntary reserve (*2)		1,216,736		1,106,825
Reserve for bad loan		476,882		572,420
Unappropriated retained earnings		(937,932)		21,957

Total	￦	1,084,543	￦	2,027,863

(*1)	Pursuant to the EXIM Bank Act, the Bank appropriates 10% of net income for each accounting period as legal reserve, until the accumulated reserve equals to its paid-in capital.
(*2)	The Bank appropriates the remaining balance of net income, after the appropriation of legal reserve and declaration of dividends, to voluntary reserve.

(2) Changes in retained earnings for the six months ended June 30, 2016, and for the year ended December 31, 2015, are as follows (Korean won in millions):

	2016		2015
Beginning balance	￦	2,027,863	￦	2,021,095
Net income (loss) for the period		(937,932)		21,957
Dividends		(5,388)		(15,189)

Ending balance	￦	1,084,543	￦	2,027,863

(3) Reserve for bad loans

Reserve for bad loans is calculated and disclosed according to Article 29 (1) and (2), Regulation on Supervision of Banking Business. In accordance with Regulation on Supervision of Banking Business, etc., if the estimated allowance for credit loss determined by K-IFRS for the accounting purpose is lower than those for the regulatory purpose required by Regulation on Supervision of Banking Business, the Bank should reserve such difference as the regulatory reserve for bad loans. Due to the fact that regulatory reserve for bad loans is a voluntary reserve, the amounts that exceed the existing reserve for bad loans over the compulsory reserve for bad loans at the period-end date are reversed in profit. In case of accumulated deficit, the Bank should recommence setting aside reserve for bad loans at the time when accumulated deficit is gone.

1) Reserve for bad loans

Details of reserve for bad loans as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

	June 30, 2016		December 31, 2015
Accumulated reserve for bad loans	￦	476,882	￦	572,420
Expected reserve for bad loans (expected reversal of bad loans)		191,575		(95,538)

Reserve for bad loans	￦	668,457	￦	476,882

2) Expected reserve for bad loans and net income after adjusting reserve for bad loans.

Details of expected reserve for bad loans and net income after adjusting the reserve for six months ended June 30, 2016 and 2015, are as follows (Korean won in millions):

	2016		2015
Net income (loss) for the period	￦	(937,932)	￦	35,693
Expected reserve for bad loans		(191,575)		(33,567)

Net profit (loss) after adjusting the reserve for bad loans (*1)	￦	(1,129,507)	￦	2,126

(*1)	Adjusted profit (loss) considering reserves for bad debt as above is calculated by assuming that the provision in reserves for bad debt before income tax is reflected in net income.

(4) Details of dividends for the six months ended June 30, 2016, and for the year ended December 31, 2015, are as follows (Korean won in millions):

	2016		2015
The Government	￦	3,981	￦	10,644
BOK		707		2,284
Korea Development Bank		700		2,262

Total	￦	5,388	￦	15,190

24. NET INTEREST INCOME:

Net interest income is the amount after deduction of interest expenses from interest income, and the details are as follows:

(1) Details of interest income for the six months ended June 30, 2016 and 2015, are as follows (Korean won in millions):

	2016		2015
Interest of due from financial institutions:
Due from financial institutions in local currency	￦	836	￦	1,786
Due from financial institutions in foreign currencies		5,351		2,318

Subtotal		6,187		4,104

Interest of financial assets at FVTPL:
Interest of trading securities		855		426
Interest of investments:
Interest of AFS securities		6,328		4,482
Interest of HTM securities		1,194		766

Subtotal		7,522		5,248

Interest of loans:
Interest of loans in local currency		242,515		232,509
Interest of loans in foreign currencies		807,106		627,283
Interest of bills bought		6,469		4,295
Interest of advances for customers		—		36
Interest of call loans		7,003		7,388
Interest of interbank loans		2,202		1,341

Subtotal		1,065,295		872,852

Interest of others		2,774		5,857

Total	￦	1,082,633	￦	888,487

(2) Details of interest expenses for the six months ended June 30, 2016 and 2015, are as follows (Korean won in millions):

	2016		2015
Interest of borrowings:
Borrowings in foreign currencies	￦	57,290	￦	34,946
Securities sold under RP		—		229
Interest of call money		2,143		1,433
Interest of debentures:
Interest of debentures in local currency		98,046		107,034
Interest of debentures in foreign currencies		512,156		454,799
Interest of others		10,446		3,460

Total	￦	680,081	￦	601,901

25. NET COMMISSION INCOME:

Net commission income is the amount after deduction of commission expenses from commission income, and the details are as follows.

(1) Details of commission income for the six months ended June 30, 2016 and 2015, are as follows (Korean won in millions):

	2016		2015
Commission income in local currency:
Commission income on management of EDCF	￦	7,323	￦	6,458
Commission income on management of IKCF		1,138		1,407
Other commission income in local currency		2		—

Subtotal		8,463		7,865

Commission income in foreign currency:
Commission income on letter of credit		1,101		1,458
Commission income on confirmation on export letter of credit		—		385
Commission income on loan commitments		22,165		38,126
Management fee		61		1
Arrangement fee		6,552		5,397
Advisory fee		769		1,178
Cancellation fee		—		3,066
Prepayment fee		6,408		1,856
Sundry commission income on foreign exchange		196		267
Structuring fee		2,682		—
Brokerage fee for foreign currency exchange funds		1,404		—
Other commission income in foreign currency		196		378

Subtotal		41,534		52,112

Others:
Other commission income		5,319		835
Guarantee fees in foreign currency:
Guarantee fees in foreign currency		111,917		93,838
Premium for guarantee		32,266		22,457

Subtotal		144,183		116,295

Total	￦	199,499	￦	177,107

(2) Details of commission expenses for the six months ended June 30, 2016 and 2015, are as follows (Korean won in millions):

	2016		2015
Commission expenses in local currency:
Commission expenses on domestic transaction	￦	292	￦	174
Other commission expenses on domestic transaction		—		27

Subtotal		292		201

Commission expenses in foreign currency:
Service fees paid to credit-rating agency		1,337		1,950
Sundry commission expenses on foreign exchange		401		594
Sundry commissions expenses on offshore transaction		7		9

Subtotal		1,745		2,553

Others:
Other commissions expenses		2,676		522

Total	￦	4,713	￦	3,276

26. DIVIDEND INCOME:

Details of dividend income for six months ended June 30, 2016 and 2015, are as follows (Korean won in millions):

	2016		2015
AFS securities	￦	21,583	￦	15,229
Investments in associates		7,999		8,057

Total	￦	29,582	￦	23,286

27. GAIN (LOSS) ON FINANCIAL ASSETS AT FVTPL:

Details of gain (loss) on financial assets at FVTPL for the six months ended June 30, 2016 and 2015, are as follows (Korean won in millions):

	2016		2015
Trading securities:
Gain on valuation	￦	5,830	￦	5,975
Loss on valuation		(498)		(219)
Gain on disposal		6,355		7,133
Loss on disposal		(682)		(58)

Subtotal		11,005		12,831

Trading derivatives:
Gain on valuation		410,340		100,573
Loss on valuation		(211,209)		(325,382)
Gain on transaction		461,267		157,769
Loss on transaction		(425,652)		(182,373)

Subtotal		234,746		(249,413)

Total	￦	245,751	￦	(236,582)

28. GAIN (LOSS) ON HEDGING DERIVATIVES:

Details of gain (loss) on hedging derivatives for the six months ended June 30, 2016 and 2015, are as follows (Korean won in millions):

	2016		2015
Gain on hedging derivatives	￦	1,247,119	￦	96,354
Loss on hedging derivatives		(95,153)		(792,324)

Total	￦	1,151,966	￦	(695,970)

29. GAIN (LOSS) ON FINANCIAL INVESTMENTS:

Details of gain (loss) on financial investments for the six months ended June 30, 2016 and 2015, are as follows (Korean won in millions):

	2016		2015
AFS securities:
Gain on disposals	￦	4,479	￦	7,885
Loss on disposals		—		(278)
Impairment loss		(3,465)		(50,271)

Total	￦	1,014	￦	(42,664)

30. OTHER OPERATING INCOME (EXPENSES):

Details of other operating income (expenses) for the six months ended June 30, 2016 and 2015, are as follows (Korean won in millions):

	2016		2015
Other operating income:
Gain on fair value hedged items	￦	52,317	￦	167,106
Others		15,241		12,315

Subtotal		67,558		179,421

Other operating expenses:
Loss on fair value hedged items		882,368		95,699
Contribution to Credit Guarantee Fund and Technology Credit Guarantee Fund		2,678		2,543
Others		49,042		13,552

Subtotal		934,088		111,794

Total	￦	(866,530)	￦	67,627

31. (REVERSAL OF) IMPAIRMENT LOSS ON CREDIT:

Details of impairment loss (reversal) on credit for the six months ended June 30, 2016 and 2015, are as follows (Korean won in millions):

	2016		2015
Loans	￦	835,678	￦	363,396
Other financial assets		1,395		3,657
Guarantees		788,300		48,218
Unused loan commitments		42,842		(70,456)
Financial guarantee contract		124,000		(15,349)

Total	￦	1,792,215	￦	329,466

32. GENERAL AND ADMINISTRATIVE EXPENSES:

Details of general and administrative expenses for the six months ended June 30, 2016 and 2015, are as follows (Korean won in millions):

	Detail	2016	2015
General and administrative	Short-term salaries	￦58,341	￦48,608
Other expenses in financing department	Office expenses	26,094	26,868

	Subtotal	84,435	75,476

Office expenses of EDCF		833	845

General and administrative	Postemployment benefit (defined contributions)	195	117
Others	Postemployment benefit (defined benefits)	6,157	6,563
	Depreciation of tangible assets	7,235	3,668
	Amortization of intangible assets	2,428	1,836
	Taxes and dues	15,683	17,012

	Subtotal	31,698	29,196

	Total	￦116,966	￦105,517

33. NON-OPERATING INCOME (EXPENSES):

Details of non-operating income (expenses) for the six months ended June 30, 2016 and 2015, are as follows (Korean won in millions):

	Detail	2016	2015
Gain (loss) on investments in associates and subsidiaries	Dividend income	￦7,999	￦8,057
	Impairment loss	(3,909)	—

	Subtotal	4,090	8,057

Others income	Gain on disposals of tangible assets	33	32
	Rental income	81	78
	Interest on other loans	44	69
	Revenue on research project	2,027	27
	Other miscellaneous income	295	233

	Subtotal	2,480	439

Others expenses	Loss on disposal of tangible assets	1	2
	Impairment loss on intangible assets	538	—
	Expenses for contribution	2,401	1,887
	Court cost	1,541	247
	Expenses on research project	2,022	896
	Other miscellaneous expenses	4,025	84

	Subtotal	10,528	3,116

	Total	￦(3,958)	￦5,380

34. INCOME TAX EXPENSE (BENEFIT):

(1) Details of income tax expenses (benefit) for the six months ended June 30, 2016 and 2015, are as follows (Korean won in millions):

	2016		2015
Current income tax payable	￦	—	￦	—
Adjustment recognized in the period for current tax of prior periods		(4,203)		13,291
Changes in deferred income taxes due to temporary differences		(261,835)		11,883
Changes in deferred income taxes directly recognized in equity		(35,215)		(907)

Income tax expense (benefit)	￦	(301,253)	￦	24,267

(2) Details of the reconciliation between net income before income tax and income tax expense (benefit) for the six months ended June 30, 2016 and 2015, are as follows (Korean won in millions):

	2016		2015
Net income (loss) before income tax	￦	(1,239,185)	￦	59,960
Income tax (benefit) calculated at statutory tax rate (11% up to ￦200 million, 22% over ￦200 million to ￦20 billion and 24.2% over ￦20 billion)		(299,421)		14,279
Adjustments:
Effect on non-taxable income		(852)		(1,036)
Effect on non-deductible expense		2,680		540
Unrecognized temporary differences		946		—
Others		114		224

		2,888		(272)

Adjustment recognized in the period for current tax of prior periods		(4,720)		10,260

Income tax expense (benefit)	￦	(301,253)	￦	24,267

Effective tax rate from operations (*1)		—		40.47%

(*1)	The Bank had net loss become income tax during the six months ended June 30, 2016, hence the Bank did not calculate the effective tax rate from operation.

35. STATEMENTS OF CASH FLOWS:

(1) Cash and cash equivalents as of June 30, 2016, and December 31, 2015, are equal to the due from financial institutions in the statements of cash flows.

(2) Details of significant noncash investing and financing transactions for the six months ended June 30, 2016 and 2015, are as follows (Korean won in millions):

	2016		2015
Loan-for-equity swap	￦	35,009	￦	6,870
Gain on valuation of AFS securities		111,310		2,025

36. CONTINGENT LIABILITIES AND COMMITMENTS:

(1) Details of contingent liabilities and commitments as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

Detail		June 30, 2016	December 31, 2015
Guarantees	Confirmed	￦55,839,815	￦57,095,894
	Unconfirmed	8,301,413	11,617,760

	Subtotal	64,141,228	68,713,654

Loan commitments	Local currency, foreign currency, offshore loan commitments	22,651,436	25,341,263
	Others	1,308,702	1,289,986

	Subtotal	23,960,138	26,631,249

	Total	￦88,101,366	￦95,344,903

(2) Details of guarantees that have been provided for others as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

Detail		June 30, 2016	December 31, 2015
Confirmed guarantees	Local currency:
	Performance of contracts	￦77,016	￦112,848
	Repayment of advances	51,475	58,424
	Others	359,635	252,196

	Subtotal	488,126	423,468

	Foreign currency:
	Performance of contracts	14,622,658	14,934,605
	Repayment of advances	21,312,469	22,584,838
	Acceptances of imported goods	—	12,374
	Acceptance of import letter of credit outstanding	64,194	197,391
	Foreign liabilities	11,276,859	10,201,511
	Others	8,075,509	8,741,707

	Subtotal	55,351,689	56,672,426

Unconfirmed guarantees	Foreign liabilities	1,689,350	2,470,968
	Repayment of advances	6,533,603	8,898,001
	Performance of contracts	78,434	248,764
	Others	26	27

	Subtotal	8,301,413	11,617,760

	Total	￦64,141,228	￦68,713,654

(3) Details of guarantees classified by country as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

(June 30, 2016)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	￦	41,305,569	73.97	￦	6,566,224	79.10	￦	47,871,793	74.63
	Saudi Arabia		2,198,589	3.94		29,628	0.36		2,228,217	3.47
	India		317,046	0.57		295,712	3.56		612,758	0.96
	Indonesia		1,111,819	1.99		34,958	0.42		1,146,777	1.79
	Vietnam		935,813	1.68		507,080	6.11		1,442,893	2.25
	Australia		768,235	1.38		95,437	1.15		863,672	1.35
	Philippines		360,761	0.65		45,839	0.55		406,600	0.63
	Qatar		349,410	0.63		—	—		349,410	0.54
	Singapore		352,369	0.63		—	—		352,369	0.55
	Oman		287,759	0.52		43,607	0.53		331,366	0.52
	Others		490,848	0.88		202,900	2.44		693,748	1.08

Subtotal			48,478,218	86.84		7,821,385	94.22		56,299,603	87.77

Europe	United Kingdom		482,798	0.86		1,709	0.02		484,507	0.76
	France		503,486	0.90		154	—		503,640	0.79
	Uzbekistan		316,931	0.57		32,479	0.39		349,410	0.54
	Others		143,325	0.25		79,424	0.96		222,749	0.35

Subtotal			1,446,540	2.58		113,766	1.37		1,560,306	2.44

America	U.S.A.		3,310,011	5.93		255,311	3.08		3,565,322	5.56
	Brazil		532,006	0.95		15,812	0.19		547,818	0.85
	Mexico		310,167	0.56		2,112	0.03		312,279	0.49
	Bermuda		177,595	0.32		—	—		177,595	0.28
	Others		315,861	0.56		72,444	0.87		388,305	0.61

Subtotal			4,645,640	8.32		345,679	4.17		4,991,319	7.79

Africa	Madagascar		173,165	0.31		—	—		173,165	0.27
	Marshall Islands		789,502	1.41		—	—		789,502	1.23
	Others		306,750	0.54		20,583	0.24		327,333	0.50

Subtotal			1,269,417	2.26		20,583	0.24		1,290,000	2.00

Total		￦	55,839,815	100.00	￦	8,301,413	100.00	￦	64,141,228	100.00

(December 31, 2015)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	￦	43,492,499	76.17	￦	9,126,674	78.56	￦	52,619,173	76.58
	Saudi Arabia		1,662,977	2.91		88,738	0.76		1,751,715	2.55
	India		269,754	0.47		362,530	3.12		632,284	0.92
	Indonesia		1,139,405	2.00		45,222	0.39		1,184,627	1.72
	Vietnam		785,348	1.38		675,725	5.82		1,461,073	2.13
	Australia		750,719	1.31		118,366	1.02		869,085	1.26
	Philippines		447,385	0.78		20,118	0.17		467,503	0.68
	Qatar		351,600	0.62		—	—		351,600	0.51
	Singapore		324,148	0.57		—	—		324,148	0.47
	Oman		243,356	0.43		90,832	0.78		334,188	0.49
	Others		433,183	0.76		247,977	2.13		681,160	0.99

Subtotal			49,900,374	87.40		10,776,182	92.75		60,676,556	88.30

Europe	United Kingdom		486,294	0.85		1,720	0.01		488,014	0.71
	France		516,352	0.90		155	—		516,507	0.75
	Netherlands		11,720	0.02		—	—		11,720	0.02
	Uzbekistan		279,178	0.49		72,422	0.62		351,600	0.51
	Others		145,835	0.26		108,646	0.94		254,481	0.37

Subtotal			1,439,379	2.52		182,943	1.57		1,622,322	2.36

America	U.S.A.		3,451,403	6.04		387,892	3.34		3,839,295	5.59
	Brazil		489,408	0.86		47,519	0.41		536,927	0.78
	Mexico		316,694	0.55		2,404	0.02		319,098	0.46
	Bermuda		131,850	0.23		—	—		131,850	0.19
	Others		297,915	0.52		105,401	0.91		403,316	0.59

Subtotal			4,687,270	8.20		543,216	4.68		5,230,486	7.61

Africa	Madagascar		174,250	0.31		—	—		174,250	0.25
	Marshall Islands		629,281	1.10		48,008	0.41		677,289	0.99
	Others		265,340	0.47		67,411	0.59		332,751	0.49

Subtotal			1,068,871	1.88		115,419	1.00		1,184,290	1.73

Total		￦	57,095,894	100.00	￦	11,617,760	100.00	￦	68,713,654	100.00

(4) Details of guarantees classified by industry as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

(June 30, 2016)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	￦	27,005,662	48.36	￦	6,819,702	82.15	￦	33,825,364	52.74
Transportation		2,134,825	3.82		53,558	0.65		2,188,383	3.41
Finance		2,289,716	4.10		1,863	0.02		2,291,579	3.57
Wholesale and retail		2,170,865	3.89		33,340	0.40		2,204,205	3.44
Real estate		529,824	0.95		—	—		529,824	0.83
Construction		13,863,097	24.83		215,142	2.59		14,078,239	21.95
Public and others		7,845,826	14.05		1,177,808	14.19		9,023,634	14.06

Total	￦	55,839,815	100.00	￦	8,301,413	100.00	￦	64,141,228	100.00

(December 31, 2015)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	￦	27,439,560	48.06	￦	9,785,094	84.23	￦	37,224,654	54.17
Transportation		1,896,664	3.32		101,901	0.88		1,998,565	2.91
Finance		2,364,282	4.14		1,875	0.02		2,366,157	3.44
Wholesale and retail		2,222,793	3.89		36,361	0.31		2,259,154	3.29
Real estate		550,444	0.96		—	—		550,444	0.80
Construction		15,229,561	26.67		263,458	2.27		15,493,019	22.55
Public and others		7,392,590	12.96		1,429,071	12.29		8,821,661	12.84

Total	￦	57,095,894	100.00	￦	11,617,760	100.00	￦	68,713,654	100.00

(5) Global Medium-Term Note Program and CP programs

The Bank has been establishing the following programs regarding the issue of foreign currency bonds and CPs:

1)	Established on August 1, 1991, initially, and annually renewed, U.S. Shelf Registration to issue foreign bonds under the Securities and Exchange Commission rule of the United States of America with an issuance limit of USD 42.5 billion;

2)	Established on May 14, 1997, and May 16, 1997, initially, and annually renewed, CP program to issue CPs with issuance limits of USD 6 billion and USD 2 billion, respectively;

3)	Established on November 6, 1997, initially, and annually renewed, Euro Medium-Term Note Program to issue mid-to-long-term foreign currency bonds with an issuance limit of USD 25 billion;

4)	Established on February 13, 2008, initially, and renewed every year, MYR MTN program to issue Malaysian Ringgit-denoted bonds with issuance limits of MYR 4 billion.

5)	Established on June 20, 2008, initially, and annually renewed, Yen Shelf Registration to issue Samurai bond with an issuance limit of JPY 500 billion;

6)	Established on May 31, 2010, Australian Domestic Debt Issuance Program to issue Kangaroo bond with limit of AUD 4 billion;

7)	Established on January 17, 2011, and renewed every two years, Uridashi Shelf Registration to issue Uridashi bond with an issuance limit of JPY 500 billion.

(6)	Litigations

Details of pending litigations as of June 30, 2016 and December 31, 2015, are as follows (Korean won in millions):

(June 30, 2016)

	Filed by the Bank		Filed against the Bank
Number of lawsuits		5		10
Aggregated litigation value	￦	26,277	￦	137,681
Provision for litigation		—		14,816

(Dec. 31, 2015)

	Filed by the Bank		Filed against the Bank
Number of lawsuits		8		7
Aggregated litigation value	￦	92,905	￦	127,905

(7)	Written-off loans

The Bank manages written-off loans that have claims on debtors due to the statute of limitations, uncollected after write-off, etc. The written-off loans as of June 30, 2016, and December 31, 2015, are ￦1,331,308 million and ￦804,927 million, respectively.

37. TRANSACTIONS AND BALANCES WITH RELATED PARTIES:

Related parties consist of entities related to the Bank, postemployment benefits, a key management personnel and a close member of that person’s family, an entity controlled or jointly controlled and an entity influenced significantly.

(1) Details of related parties as of June 30, 2016, are as follows:

Detail	Relationship	Percentage of ownership (%)
Parent:
Korean government	Parent	69.95
Subsidiaries and associates:
KEXIM Bank UK Limited	Subsidiary	100.00
PT.KOEXIM Mandiri Finance	Subsidiary	85.00
KEXIM Vietnam Leasing Co.	Subsidiary	100.00
KEXIM Asia Limited	Subsidiary	100.00
Korea Asset Management Corporation,	Associate	25.86
Credit Guarantee and Investment Fund	Associate	14.28
Korea Marine Guarantee Incorporated Company	Associate	40.07
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.	Associate	70.71
DAESUN Shipbuilding & Engineering Co., Ltd.	Associate	67.27
EQP Global Energy Infrastructure PEF	Associate	22.64
KTB Newlake Global Healthcare PEF	Associate	25.00

(2) Significant balances of receivables, payables and guarantees with the related parties

1) Significant balances of receivables and payables with the related parties as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

(June 30, 2016)

Detail	Receivables		Allowance/ provisions		Payables
Subsidiaries:
KEXIM Bank UK Limited	￦	124,206	￦	—	￦	26
PT.KOEXIM Mandiri Finance		134,234		223		—
KEXIM Vietnam Leasing Co.		139,546		209		—
KEXIM Asia Limited		152,888		—		31
Associate:
SUNGDONG Shipbuilding & Marine Engineering Co., LTD.		1,490,045		421,849		—
DAESUN Shipbuilding & Engineering Co., Ltd.		387,825		229,047		—

Total	￦	2,428,744	￦	651,328	￦	57

(December 31, 2015)

Detail	Receivables		Allowance/ Provisions		Payables
Subsidiaries:
KEXIM Bank UK Limited	￦	152,955	￦	—	￦	96
PT.KOEXIM Mandiri Finance		137,226		227		—
KEXIM Vietnam Leasing Co		144,511		216		—
KEXIM Asia Limited		137,505		—		24
Associate:
SUNGDONG Shipbuilding & Marine Engineering Co., LTD.		1,355,111		332,542		—
DAESUN Shipbuilding & Engineering Co., Ltd.		383,889		238,202		—

Total	￦	2,311,197	￦	571,187	￦	120

2) Guarantees provided to the related parties as of June 30, 2016, and December 31, 2015, are as follows (Korean won in millions):

(June 30, 2016)

Detail	Confirmed guarantees		Unconfirmed guarantees		Loans commitments		Other commitments
Subsidiaries:
KEXIM Bank UK Limited	￦	104,823	￦	—	￦	244,587	￦	16,306
PT.KOEXIM Mandiri Finance		—		—		40,765		—
KEXIM Vietnam Leasing Co.		—		—		11,647		—
KEXIM Asia Limited		—		—		31,447		52,994
Associate:
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		749,222		264,761		223,000		—
DAESUN Shipbuilding & Engineering Co., Ltd.		122,752		52,157		13,671		—

Total	￦	976,797	￦	316,918	￦	565,117	￦	69,300

(December 31, 2015)

Detail	Confirmed guarantees		Unconfirmed guarantees		Loans commitments		Other commitments
Subsidiaries:
KEXIM Bank UK Limited	￦	105,480	￦	—	￦	216,820	￦	21,096
PT.KOEXIM Mandiri Finance		—		—		41,020		—
KEXIM Vietnam Leasing Co.		—		—		11,720		—
KEXIM Asia Limited		—		—		49,224		53,326
Associate:
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		993,078		413,211		223,000		—
DAESUN Shipbuilding & Engineering Co., Ltd.		132,137		117,319		30,372		—

Total	￦	1,230,695	￦	530,530	￦	572,156	￦	74,422

(3) Profit and loss transactions with related parties

Profit and loss transactions with related parties for the six months ended June 30, 2016 and 2015, are as follows (Korean won in millions):

Detail	Related party	2016						2015
		Revenue		Bad debt expenses		Expenses		Revenue		Bad debt expenses		Expenses
Subsidiaries	KEXIM Bank UK Limited	￦	1,168	￦	—	￦	115	￦	1,527	￦	—	￦	256
	PT.KOEXIM Mandiri Finance		745		(4)		—		511		5		—
	KEXIM Vietnam Leasing Co.		805		(7)		—		544		10		—
	KEXIM Asia Limited		1,104		—		213		805		—		137
Associate	SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		13,876		101,983		101		13,381		67,029		38
	DAESUN Shipbuilding & Engineering Co., Ltd		3,575		(2,592)		—		3,244		1,724		—

	Total	￦	21,273	￦	99,380	￦	429	￦	20,012	￦	68,768	￦	431

(4) Money dealing with related parties

Money dealing with related parties for six months ended June 30, 2016, and for the year ended December 31, 2015, is as follows (Korean won in millions):

Detail	Related party	2016				2015
		Financing transaction				Financing transaction
		Loan		Collection		Loan		Collection
Subsidiaries	KEXIM Bank UK Limited	￦	113,113	￦	142,980	￦	353,807	￦	375,272
	PT.KOEXIM Mandiri Finance		138,773		141,046		373,955		385,320
	KEXIM Asia Limited		204,784		172,750		217,114		215,599
Associate	SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		—		—		797,000		310,000
	DAESUN Shipbuilding & Engineering Co., Ltd.		16,701		12,644		20,819		—

	Total	￦	473,371	￦	469,420	￦	1,762,695	￦	1,286,191

(5) Details of compensation for key executives for the six months ended June 30, 2016 and 2015, are as follows (Korean won in millions):

Detail	2016		2015
Salaries	￦	1,009	￦	1,869
Severance and retirement benefits		84		249

Total	￦	1,093	￦	2,118

THE REPUBLIC OF KOREA

Land and History

Political History

In November 2016, the prosecutor’s office indicted a confidant of President Park who had allegedly used her ties with the President to extort donations from Korean conglomerates for two non-profit foundations over which she is purported to have substantial influence, and a number of current and former presidential aides on charges of, among others, abuse of power, coercion and leaking classified documents. On November 30, 2016, a special independent prosecutor was appointed to conduct an investigation of the extent of the President’s involvement. Mass weekend rallies have been held in Seoul and other cities for several weeks to protest against President Park. The rallies have remained peaceful and were marked by large candle-lit protests.

On December 9, 2016, the National Assembly voted in favor of impeaching President Park for a number of alleged constitutional and criminal violations including violation of the Constitution and abuse of power by allowing her confidant to exert influence on state affairs and letting senior presidential aides help her extort from companies. President Park was suspended from power immediately, with the prime minister simultaneously taking over the role of acting President. If the Constitutional Court agrees on the constitutionality of the impeachment within 180 days, President Park’s impeachment would trigger a special presidential election within 60 days. Although the Government believes that the Korean economy is resilient enough to withstand any temporary negative impact of such political development, there is no assurance that it will not have a material adverse effect on the Korean economy and public finances.

Government and Politics

Relations with North Korea

In September 2016, North Korea announced that it had successfully tested a nuclear warhead that could be mounted on ballistic missiles. In response, the Government condemned the test, and in November 2016, the United Nations Security Council unanimously passed a resolution imposing additional sanctions on North Korea.

The Economy

Gross Domestic Product

Based on preliminary data, GDP growth in the first half of 2016 was 3.0% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 3.0%, gross domestic fixed capital formation increased by 4.3% and exports of goods and services increased by 1.3%, each compared with the corresponding period of 2015. Based on preliminary data, GDP growth in the third quarter of 2016 was 2.7% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.9%, gross domestic fixed capital formation increased by 5.4% and exports of goods and services increased by 2.9%, each compared with the corresponding period of 2015.

Prices, Wages and Employment

The inflation rate was 1.0% in the first quarter of 2016, 0.9% in the second quarter of 2016 and 0.8% in the third quarter of 2016. The unemployment rate was 4.3% in the first quarter of 2016, 3.8% in the second quarter of 2016 and 3.6% in the third quarter of 2016.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 1,970.4 on June 30, 2016, 2,016.2 on July 31, 2016, 2,034.7 on August 31, 2016, 2,043.6 on September 30, 2016, 2,008.2 on October 31, 2016, 1,983.5 on November 30, 2016, 2,026.5 on December 29, 2016 and 2,071.9 on January 17, 2017.

Monetary Policy

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was Won 1,164.7 to US$1.00 on June 30, 2016, Won 1,125.7 to US$1.00 on July 31, 2016, Won 1,118.5 to US$1.00 on August 31, 2016, Won 1,096.3 to US$1.00 on September 30, 2016, Won 1,145.2 to US$1.00 on October 31, 2016, Won 1,168.5 to US$1.00 on November 30, 2016, Won 1,208.5 to US$1.00 on December 30, 2016 and Won 1,180.5 to US$1.00 on January 17, 2017.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic recorded a current account surplus of approximately US$72.1 billion in the first nine months of 2016. The current account surplus in the first nine months of 2016 decreased from the current account surplus of US$79.5 billion in the corresponding period of 2015, primarily due to a decrease in surplus from the income account and an increase in deficit from the services account which more than offset an increase in surplus from the goods account.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$72.1 billion in the first nine months of 2016. Exports decreased by 8.5% to US$363.1 billion in the first nine months of 2016 from US$396.7 billion in the corresponding period of 2015, primarily due to decreased exports of cars, information technology devices and flat panel displays. Imports decreased by 10.6% to US$295.3 billion in the first nine months of 2016 from US$330.2 billion in the corresponding period of 2015, primarily due to decreases in oil and gas prices, which led to a decrease in unit prices of major raw materials.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$371.1 billion as of December 31, 2016.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the form of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the U.S. Securities and Exchange Commission as exhibits to the registration statement no. 333-212164.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

Governed by Fiscal Agency Agreement

We will issue the Notes under the fiscal agency agreement, dated as of August 1, 1991, between us and The Bank of New York Mellon (formerly known as The Bank of New York) (as successor to JPMorgan Chase Bank, N.A.), as fiscal agent, as amended or supplemented from time to time (the “Fiscal Agency Agreement”). The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

Floating Rate Notes

The Floating Rate Notes are initially limited to US$              aggregate principal amount. The Floating Rate Notes will mature on             , 20     (the “Floating Rate Notes Maturity Date”). The Floating Rate Notes will bear interest for each Interest Period (as defined below) at the rate equal to Three-Month USD LIBOR plus     % per annum, payable quarterly in arrears on January     , April     , July      and October      of each year (each a “Floating Rate Notes Interest Payment Date”). The first interest payment on the Floating Rate Notes will be made on April     , 2017 in respect of the period from (and including) January     , 2017 to (but excluding) April     , 2017. Interest on the Floating Rate Notes will accrue from January     , 2017. The Floating Rate Notes Interest Payment Dates and the Floating Rate Notes Maturity Date will be adjusted in accordance with the Modified Following Business Day Convention. The term “Modified Following Business Day Convention” means that the relevant date shall be postponed to the first following day that is a business day unless that day falls in the next calendar month in which case that date will be the first preceding day that is a business day. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York, London or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a Floating Rate Note at the close of business on the fifteenth day (whether or not a business day) preceding an Interest Payment Date for such Floating Rate Note. Interest on the Floating Rate Notes will be computed on the basis of the actual number of days in the applicable Interest Period (as defined herein) divided by 360. We will make principal and interest payments on the Floating Rate Notes in immediately available funds in U.S. dollars.

The term “Three-Month USD LIBOR” means, with respect to any Interest Determination Date (as defined below):

(a) the rate for three-month deposits in United States dollars commencing on the second London Banking Day (as defined below) succeeding the Interest Determination Date, that appears on the Reuters Page LIBOR01 (as defined below) as of 11:00 a.m., London time, on the Interest Determination Date; or

(b) if no rate appears on the particular Interest Determination Date on the Reuters Page LIBOR01, the rate calculated by the Calculation Agent (as defined below) as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the second London Banking Day (as defined below) succeeding the Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

(c) if fewer than two offered quotations referred to in clause (b) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on the particular Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks for a period of three months commencing on the second London Banking Day succeeding the Interest Determination Date, and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

(d) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (c), Three-Month USD LIBOR in effect immediately prior to the particular Interest Determination Date.

“Reuters Page LIBOR01” means the display on Reuters (or any successor service) on such page (or any other page as may replace such page on such service) or such other service or services as may be nominated by the ICE Benchmark Administration Limited or any successor thereof as the information vendor for the purpose of displaying the London interbank rates of major banks for United States dollars.

“London Banking Day” means a day on which commercial banks are open for business, including dealings in United States dollars, in London, England.

“Interest Determination Date” for any Interest Period will be the second London Banking Day preceding the first day of such Interest Period.

“Interest Period” refers to the period from (and including) January , 2017 to (but excluding) the first Floating Rate Notes Interest Payment Date and each successive period from (and including) a Floating Rate Notes Interest Payment Date to (but excluding) the next Floating Rate Notes Interest Payment Date.

The Bank of New York Mellon will serve as the “Calculation Agent” for the Floating Rate Notes. In the absence of willful default, bad faith or manifest error, the Calculation Agent’s determination of Three-Month USD LIBOR and its calculation of the applicable interest rate for each Interest Period will be final and binding. The Calculation Agent will make available the interest rates for current and preceding Interest Periods by delivery of such notice through such medium as is available to participants in DTC, Euroclear and Clearstream, or any successor thereof, and in accordance with such applicable rules and procedures as long as the Floating Rate Notes are held in global form. In the event that the Floating Rate Notes are held in certificated form, the interest rates for current and preceding Interest Periods will be published in the manner described below under “—Notices”. We have the right to replace the Calculation Agent with the London office of another leading commercial bank or investment bank in New York or London. If the appointed office of the Calculation Agent is unable or unwilling to continue to act as the Calculation Agent or fails to determine the interest rate for any Interest Period, we have a duty to appoint the London office of such other leading commercial bank or investment bank in New York or London as may be approved in writing by the fiscal agent.

Fixed Rate Notes

The 20     Notes are initially limited to US$             aggregate principal amount, and the 20     Notes are initially limited to US$             aggregate principal amount. The 20     Notes will mature on             , 20     (the “20     Notes Maturity Date”), and the 20     Notes will mature on             , 20     (the “20     Notes Maturity Date”, and together with the 20     Notes Maturity Date, the “Fixed Rate Notes Maturity Dates”). The 20     Notes will

bear interest at a rate of         % per annum, and the 20     Notes will bear interest at a rate of         % per annum, in each case payable semi-annually in arrears on January      and July      of each year (each a “Fixed Rate Notes Interest Payment Date”). The first interest payment on the Fixed Rate Notes will be made on July     , 2017 in respect of the period from (and including) January     , 2017 to (but excluding) July     , 2017.

Interest on the Fixed Rate Notes will accrue from January     , 2017. If any Fixed Rate Notes Interest Payment Date or any Fixed Rate Notes Maturity Date falls on a day that is not a business day (as defined below), then payment will not be made on such date but will be made on the next succeeding day that is a business day, with the same force and effect as if made on the Fixed Rate Notes Interest Payment Date or the Fixed Rate Notes Maturity Date (as the case may be), and no interest shall be payable in respect of such delay. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York, London or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a Fixed Rate Note at the close of business on the fifteenth day (whether or not a business day) preceding such Fixed Rate Notes Interest Payment Date. Interest on the Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the Fixed Rate Notes in immediately available funds in U.S. dollars.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that we issue the Notes in definitive form in the limited circumstances set forth in the accompanying prospectus, we will appoint and maintain a paying agent in Singapore, where the certificates representing Notes may be presented or surrendered for payment or redemption (if required). In addition, an announcement of such issue will be made through the SGX-ST. Such announcement will include all material information with respect to the delivery of the definitive Notes, including details of the paying agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as any series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless the issuance would constitute a “qualified reopening” for U.S. federal income tax purposes or such additional debt securities would otherwise be part of the same “issue” for U.S. federal income tax purposes.

Notices

While the Notes are represented by the global note deposited with the custodian for DTC, notices to holders may be given by delivery to DTC, and such notices will be deemed to be given on the date of delivery to DTC. The fiscal agent may also mail notices by first-class mail, postage prepaid, to each registered holder’s last known address as it appears in the security register that the fiscal agent maintains. The fiscal agent will only mail these notices to the registered holder of the Notes. You will not receive notices regarding the Notes directly from us unless we reissue the Notes to you in fully certificated form.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates. DTC is owned by a number of its direct participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers Inc.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of Notes through DTC, Euroclear and Clearstream

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the Notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may also hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the fiscal agency agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

For a discussion of Korean tax considerations that may be relevant to you if you invest in the Notes, please refer to the section “Taxation—Korean Taxation” in the accompanying prospectus as supplemented below.

Tax on Interest Payments

Under the Special Tax Treatment Control Law (the “STTCL”), when we make payments of interest to you on the debt securities, no amount will be withheld from such payments for, or on account of, taxes of any kind imposed, levied, withheld or assessed by Korea or any political subdivision or taxing authority thereof or therein; provided that the debt securities are deemed to be foreign currency denominated bonds issued outside of Korea for the purpose of the STTCL.

If the tax exemption under the STTCL referred to above were to cease to be in effect, the rate of income tax or corporation tax applicable to interest on the debt securities, for a non-resident or a foreign company without a permanent establishment in Korea, would be 14% of income. In addition, a local income tax surcharge would be imposed at the rate of 10% of the income or corporation tax (raising the total tax rate to 15.4%). The tax rates may be reduced or exempted by an applicable tax treaty, convention or agreement between Korea and the residence country of the recipient of the interest income.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of a debt security, provided that the disposition does not involve a transfer of the debt security to a Korean resident or a Korean company (or the Korean permanent establishment of a non-resident or a foreign company). In addition, the STTCL exempts you from Korean taxation on any capital gains that you earn from the transfer of the debt securities outside of Korea; provided that the offering of the debt securities is deemed to be an overseas issuance for the purpose of the STTCL. If you sell or otherwise dispose of debt securities to a Korean resident or a Korean company and such disposition or sale is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates at the lower of 22% (including local income tax) of net gain (subject to the production of satisfactory evidence of the acquisition costs and certain direct transaction costs) or 11% (including local income tax) of gross sale proceeds with respect to transactions, unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of a debt security, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to the heading “Tax Treaties” in the accompanying prospectus.

With respect to computing the above-mentioned 22% withholding taxes (including local income tax) on net gain, please note that there is no provision under relevant Korean law for offsetting gains and losses or otherwise aggregating transactions for the purpose of computing the net gain attributable to sales of the debt securities. The purchaser of the debt securities or, in the case of the sale of the debt securities through a securities company in Korea, the securities company through which such sale is effected, is required under Korean law to withhold the applicable amount of Korean tax and make payment thereof to the relevant Korean tax authority. Unless you, as the seller, can either claim the benefit of an exemption or a reduced rate of tax under an applicable tax treaty or produce satisfactory evidence of your acquisition cost and certain direct transaction costs in relation to the debt securities being sold, the purchaser or the securities company, as applicable, must withhold an amount equal to 11% of the gross sale proceeds. Any withheld tax must be paid no later than the tenth day of the month following the month in which the payment for the purchase of the relevant debt securities occurred. Failure to timely transmit the withheld tax to the Korean tax authorities technically subjects the purchaser or the securities company to penalties under Korean tax laws.

Inheritance Tax and Gift Tax

If you die while domiciled in Korea or had resided in Korea continuously for at least 183 days immediately prior to the death, Korean inheritance tax will be imposed upon the transfer by succession of any of the debt securities, wherever located, that you own at the time of death. Furthermore, regardless of where you are domiciled or whether you have resided in Korea continuously for at least 183 days immediately prior to the death when you die, Korean inheritance tax will be imposed upon the transfer by succession of any of the debt securities you own that are located in Korea at the time of death. Similarly, if you give the debt securities as a gift to any other person, the donee will be subject to Korean gift tax, based on where the donee or you are domiciled or whether the donee or you have resided in Korea continuously for at least 183 days immediately prior to the gift or where the debt securities are located at the time that you make the gift. The amount, if any, of the applicable inheritance or gift tax imposed in specific cases depends on the value of the debt securities (or other property) and the identities of the parties involved.

Under Korean inheritance and gift tax laws, debt securities issued by Korean companies are deemed to be located in Korea irrespective of where they are physically located or by whom they are owned.

United States Tax Considerations

Stated interest on the Notes will be treated as qualified stated interest for U.S. federal income tax purposes. Under certain circumstances as described under “Taxation—Korean Taxation” in this prospectus supplement and the accompanying prospectus, a U.S. holder may be subject to Korean withholding tax upon the sale or other disposition of Notes. A U.S. holder eligible for benefits of the Korea-U.S. tax treaty, which exempts capital gains from tax in Korea, would not be eligible to credit against its U.S. federal income tax liability any such Korean tax withheld. U.S. holders should consult their own tax advisers with respect to their eligibility for benefits under the Korea-U.S. tax treaty and, in the case of U.S. holders that are not eligible for treaty benefits, their ability to credit any Korean tax withheld upon sale of the Notes against their U.S. federal income tax liability.

For a discussion of additional U.S. federal income tax considerations that may be relevant to you if you invest in the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated January     , 2017 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement—Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally, and each of the Underwriters has severally agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Name of the Underwriters	Principal Amount of Floating Rate Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes
Daiwa Capital Markets Europe Limited	US$	US$	US$
Deutsche Bank AG, Singapore Branch
Goldman Sachs International
The Hongkong and Shanghai Banking Corporation Limited
J.P. Morgan Securities LLC
Standard Chartered Bank
Hanwha Investment & Securities CO., LTD
KEXIM Asia Limited

	US$	US$	US$

KEXIM Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons.

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any Notes of a series, then the Underwriters are obligated to take and pay for all of the Notes of such series.

The Underwriters initially propose to offer the Notes directly to the public at the offering price described on the cover page. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the Underwriters or any affiliate of the Underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by that Underwriter or its affiliate on behalf of us in such jurisdiction.

Each of the Floating Rate Notes, the 20     Notes and the 20     Notes are a new class of securities with no established trading market. Applications will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

In connection with this offering, J.P. Morgan Securities LLC (the “Stabilizing Manager”) or any person acting on its behalf, on behalf of the Underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of the Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the

Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of the Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

The amount of net proceeds from our Floating Rate Notes is US$             after deducting underwriting discounts but not estimated expenses. Our expenses associated with the Floating Rate Notes offering are estimated to be US$            . The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Floating Rate Notes.

The amount of net proceeds from our 20     Notes is US$             after deducting underwriting discounts but not estimated expenses. Our expenses associated with the 20     Notes offering are estimated to be US$            . The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 20     Notes.

The amount of net proceeds from our 20     Notes is US$             after deducting underwriting discounts but not estimated expenses. Our expenses associated with the 20     Notes offering are estimated to be US$            . The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 20     Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for its or their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about January    , 2017, which we expect will be the            business day following the date of this prospectus supplement. Under Rule 15c6-l promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in three business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on the date of this prospectus supplement or the next succeeding business day, because the Notes will initially settle in T+    , you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea or to, or for the account or benefit of, any resident of Korea, except as permitted by applicable Korean laws and regulations; and (ii) any securities dealer to whom it sells Notes will agree that it will not offer any Notes, directly or indirectly, in Korea or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any of the Notes in circumstances in which section 21(1) of the FSMA does not apply to us; and (ii) it has complied, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes, from or otherwise involving the United Kingdom.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended); it will not offer or sell, directly or indirectly, any of the Notes in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except (i) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and (ii) in compliance with the other relevant laws and regulations of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance; and

•

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made under that Ordinance.

Singapore

Each Underwriter has severally represented and agreed that this prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”).

Accordingly, each Underwriter severally represents, warrants and agrees that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of, the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Each Underwriter further has severally represented and agreed to notify (whether through the distribution of this prospectus supplement and the accompanying prospectus or otherwise) each of the following relevant persons specified in Section 275 of the SFA which has subscribed or purchased Notes from or through that Underwriter, namely a person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

that securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law;

(4) as specified in section 276(7) of the SFA; or

(5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Shin & Kim, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Davis Polk & Wardwell LLP, New York, New York. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Davis Polk & Wardwell LLP may rely as to matters of Korean law upon the opinion of Shin & Kim.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chairman and President, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Export-Import Bank of Korea.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1976 as a special governmental financial institution pursuant to the Export-Import Bank of Korea Act, as amended. Our corporate registry number is 111235-0000158. Our authorized share capital is ￦15,000 billion. As of September 30, 2016, our paid-in capital was ￦10,323 billion.

Our board of directors can be reached at the address of our registered office: c/o 38 Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

The issue of the Notes has been authorized by our Chairman and President on January 16, 2017. On January 16, 2017, we filed our report on the proposed issuance of the Notes with the Ministry of Strategy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549, United States.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	CUSIP	ISIN	COMMON CODE
Floating Rate Notes
20 Notes
20 Notes

PROSPECTUS

$7,500,000,000

The Export-Import Bank of Korea

Debt Securities

Warrants to Purchase Debt Securities

The Republic of Korea

Guarantees

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated June 29, 2016

CERTAIN DEFINED TERMS AND CONVENTIONS

All references to the “Bank”, “we”, “our” or “us” mean The Export-Import Bank of Korea. All references to “Korea” or the “Republic” contained in this prospectus mean The Republic of Korea. All references to the “Government” mean the government of Korea.

Unless otherwise indicated, all references to “won”, “Won” or “￦” contained in this prospectus are to the currency of Korea, references to “U.S. dollars”, “Dollars”, “USD”, “$” or “US$” are to the currency of the United States of America, references to “Canadian Dollar” or “CAD” are to the currency of Canada, references to “Euro”, “EUR” or “€” are to the currency of the European Union, references to “Japanese Yen”, “JPY” or “¥” are to the currency of Japan, references to “Chinese Renminbi” or “CNY” are to the currency of the People’s Republic of China, references to “Swiss Franc” or “CHF” are to the currency of Switzerland, references to “British Pound” or “GBP” are to the currency of the United Kingdom, references to “Deutsche Mark” are to the currency of the Federal Republic of Germany, references to “Hong Kong Dollar” or “HKD” are to the currency of Hong Kong, S.A.R., references to “Singapore dollar” or “SGD” are to the currency of Singapore, references to “Turkish Lira” or “TRY” are to the currency of Turkey, references to “Malaysia Ringgit” or “MYR” are to the currency of Malaysia, references to “Brazilian Real” or “BRL” are to the currency of Federative Republic of Brazil, references to “Mexican Peso” or “MXN” are to the currency of the United Mexican States, references to “New Zealand Dollar” or “NZD” are to the currency of New Zealand, references to “Taiwan Dollar” or “TWD” are to the currency of Taiwan, references to “Thai Baht” or “THB” are to the currency of Thailand, references to “Australian Dollar” or “AUD” are to the currency of Australia, references to “Indian Rupee” or “INR” are to the currency of India, references to “Indonesian Rupiah” or “IDR” are to the currency of Indonesia, references to “Saudi Riyal” or “SAR” are to the currency of Saudi Arabia, references to “Russian Ruble” or “RUB” are to the currency of the Russian Federation, references to “Swedish Krona” or “SEK” are to the currency of Sweden, references to “South African Rand” or “ZAR” are to the currency of South Africa, references to “Danish Krone” or “DKK” are to the currency of Denmark and references to “Peruvian Sol” or “PEN” are to the currency of Peru.

In this prospectus, where information has been prepared in thousands, millions or billions of units, amounts may have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. All discrepancies in any table between totals and the sums of the amounts listed are due to rounding.

Our financial statements and separate financial information included in this prospectus were prepared under International Financial Reporting Standards as adopted by Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for our general operations.

THE EXPORT-IMPORT BANK OF KOREA

Overview

We were established in 1976 as a special governmental financial institution pursuant to the Export-Import Bank of Korea Act, as amended (the “KEXIM Act”). Since our establishment, we have been promoting the export and competitiveness of Korean goods and services in international markets. To this end, we have introduced financing facilities and implemented lending policies that are responsive to the needs of Korean exporters.

Our primary purpose, as stated in the KEXIM Act, is to “promote the sound development of the national economy and economic cooperation with foreign countries by extending the financial aid required for export and import transactions, overseas investment and the development of natural resources abroad.” Over the years, we have developed various financing facilities and lending policies that are consistent with the Government’s overall economic policies. In the latter part of the 1980s, as a result of changing trade conditions and the increased internationalization of the Korean economy, overseas investment credits and import credits were promoted and began to constitute an important portion of our business. In recent years, we have focused on the development of new financing facilities, including structured financing for ships and project financing for the construction of industrial plants and the development of natural resources abroad.

As of December 31, 2015, we had ￦69,412 billion of outstanding loans, including ￦38,196 billion of outstanding export credits, ￦25,641 billion of outstanding overseas investment credits and ￦3,783 billion of outstanding import credits, as compared to ￦63,287 billion of outstanding loans, including ￦32,042 billion of outstanding export credits, ￦21,700 billion of outstanding overseas investment credits and ￦4,388 billion of outstanding import credits as of December 31, 2014.

Although our management has control of our day-to-day operations, our operations are subject to the close supervision of the Government. The Government’s determination each fiscal year regarding the amount of financial support to extend to us, in the form of contributions to capital or transfers of our income to reserves, plays an important role in determining our lending capacity. The Government has the power to appoint or dismiss our President, Deputy President, Senior Executive Directors and Auditor. Moreover, the Minister of Strategy and Finance of the Republic has, on behalf of the Republic, signed the registration statement of which this Prospectus forms a part.

The Government supports our operations pursuant to Article 37 of the KEXIM Act. Article 37 of the KEXIM Act provides that “the annual net losses of the Export-Import Bank of Korea shall be offset each year by the reserve, and if the reserve be insufficient, the Government shall provide funds to cover the deficit.” As a result of the KEXIM Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserves, consisting of our surplus and capital surplus items, are insufficient to cover any of our annual net losses. In light of the above, if we have insufficient funds to make any payment under any of our obligations, including the debt securities covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 37 do not, however, constitute a direct guarantee by the Government of our obligations, and the provisions of the KEXIM Act, including Article 37, may be amended at any time by action of the National Assembly.

In January 2014, the Government amended the KEXIM Act to:

•	increase our authorized capital from ￦8,000 billion to ￦15,000 billion;

•

expand our operation scope that enables us, among other things, to invest in (i) funds intended to support export and import transactions by small and medium-sized enterprises and (ii) special purpose companies that carry out value added overseas development projects in a flexible way; and

•	reduce restrictions on our financing and investment activities by providing additional flexibility to us to cope with changes in market conditions.

In March 2016, the Government amended the KEXIM Act, which will take effect at the end of June 2016, to strengthen its enforcement powers by allowing:

•	the Minister of Strategy and Finance to impose any necessary sanctions against the officers of the Bank; and

•	the Financial Services Commission to request the Minister of Strategy and Finance to apply sanctions against the employees of the Bank.

Capitalization

As of December 31, 2015, our authorized capital was ￦15,000 billion and capitalization was as follows:

	December 31, 2015 (1)
	(billions of Won)
Long-Term Debt (2)(3)(4)(5)(6):
Borrowings in Korean Won	￦	—
Borrowings in Foreign Currencies		5,268
Export-Import Financing Debentures		37,321

Total Long-Term Debt	￦	42,589

Capital and Reserves:
Paid-in Capital(7)	￦	8,878
Retained Earnings		2,028
Accumulated Legal Reserve(8)		327
Accumulated Voluntary Reserve(8)		1,107
Reserve for Bad Loans(9)		572
Retained Earnings before appropriation		22
Other Components of Equity(10)		120

Total Capital and Reserve	￦	11,026

Total Capitalization(8)	￦	53,615

(1)	Except as described in this prospectus, there has been no material adverse change in our capitalization since December 31, 2015.
(2)	Consists of borrowings and debentures with maturities of more than a year remaining.
(3)	We have translated borrowings in foreign currencies as of December 31, 2015 into Won at the rate of ￦1,172.0 to US$1.00, which was the market average exchange rate as announced by the Seoul Monetary Brokerage Services Ltd., on December 31, 2015.
(4)	As of December 31, 2015, we had contingent liabilities totaling ￦68,714 billion, which consisted of ￦57,096 billion under outstanding guarantees and acceptances and ￦11,618 billion under contingent guarantees and acceptances issued on behalf of our clients. For further information relating to our contingent liabilities under outstanding guarantees as of December 31, 2015, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2015 and 2014—Note 37.”
(5)	As of December 31, 2015, we had entered into 315 interest rate related derivative contracts with a notional amount of ￦23,111 billion and 400 currency related derivative contracts with a notional amount of ￦25,257 billion in accordance with our policy to hedge interest rate and currency risks. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2015 and 2014—Note 20.”
(6)	See “—Description of Assets and Liabilities—Sources of Funding” for an explanation of these sources of funds. All our borrowings, whether domestic or international, are unsecured and unguaranteed.

(7)	As of December 31, 2015, our authorized ordinary share capital was ￦15,000 billion and issued fully-paid ordinary share capital was ￦8,878 billion. See “—Business—Government Support and Supervision.”
(8)	See “—Business—Government Support and Supervision” for a description of the manner in which annual net income is transferred to the legal reserve and may be transferred to the voluntary reserve.
(9)	If the estimated allowance for credit loss determined by K-IFRS for the accounting purposes is lower than that for the regulatory purposes as required by Supervisory Regulation of Banking Business, we reserve such difference as the regulatory reserve for bad loans. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2015 and 2014—Note 24.”
(10)	See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2015 and 2014—Note 22.”

Business

Purpose and Authority

We were established in 1976 as a special governmental financial institution pursuant to the KEXIM Act. The KEXIM Act, the Enforcement Decree of the KEXIM Act (the “KEXIM Decree”) and our Articles of Incorporation (the “By-laws”) define and regulate our powers and authority. We are treated as a special juridical entity under Korean law and are not subject to certain of the laws regulating activities of commercial banks.

We were established, as stated in the KEXIM Act, to “promote the sound development of the national economy and economic cooperation with foreign countries by extending the financial aid required for export and import transactions, overseas investment and the development of natural resources abroad.” As an instrument in serving the Government’s public policy objectives, we do not seek to maximize our profits. We do, however, strive to maintain an adequate level of profitability to strengthen our equity base in order to support the growth in the volume of our business.

Our primary purpose has been the provision of loans and guarantees to facilitate Korean companies’ exports and overseas investments and projects. Most of our activities have been carried out pursuant to this authority.

We have the authority to undertake a range of financial activities. These fall into four principal categories:

•	export credits;

•	overseas investment credits;

•	import credits; and

•	guarantee facilities.

Export credits include loans to facilitate Korean exports of capital and non-capital goods and technical and non-technical services. Overseas investment credits consist of loans to finance Korean overseas investments and projects. Import credits include the extension of loans to finance Korean imports of essential materials and natural resources. Guarantee facilities are made available to support the obligations of Korean exporters and importers.

We also have the authority to administer, on behalf of the Government, the Government’s Economic Development Cooperation Fund and the Inter-Korea Cooperation Fund, formerly known as South and North Korea Co-operation Fund.

We may also undertake other business activities incidental to the foregoing, including currency and interest rate swap transactions. We have engaged in such swap transactions for hedging purposes only.

Government Support and Supervision

The Government’s determination each fiscal year, regarding the amount of financial support to extend to us, plays an important role in determining our lending capacity. Such support has included contributions to capital, loans and transfers of our income to reserves.

Our authorized capital was ￦30 billion when the Government enacted the KEXIM Act in 1969. The National Assembly amended the KEXIM Act and increased our authorized capital to ￦150 billion in 1974, ￦500 billion in 1977, ￦1,000 billion in 1986, ￦2,000 billion in January 1998, ￦4,000 billion in September 1998 and ￦8,000 billion in January 2009. In January 2014, the Government further increased our authorized capital to ￦15,000 billion.

As of December 31, 1996, the capital contribution from the Government was approximately ￦686 billion, all in cash. Since 1997, the Government has made capital contributions not only in cash but also in the form of shares of common stock of Government-affiliated entities. Recent examples include the Government’s contributions of ￦130 billion, ￦40 billion, ￦75 billion and ￦15 billion in cash in January 2014, January 2015, August 2015 and September 2015, respectively, and ￦380 billion and ￦1,000 billion in the form of shares of Korea Land & Housing Corporation in July 2014 and December 2015, respectively, to our capital in order to enhance our capacity to finance projects, including large-scale overseas development projects. Taking into account these capital contributions, our total paid-in capital was ￦8,878 billion as of December 31, 2015.

Pursuant to the KEXIM Act, only the Government, The Bank of Korea, The Korea Development Bank, certain designated domestic banking institutions, exporters’ associations and international financial organizations may contribute to our paid-in capital. As of December 31, 2015, the Government directly owned 73.9% of our paid-in capital and indirectly owned, through The Bank of Korea and The Korea Development Bank, 13.1% and 13.0%, respectively, of our paid-in capital. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2015 and 2014—Note 1.”

In addition to contributions to our capital, the Government provides funding for our financing activities. The Government has made loans available to us for our lending activities. See “—Description of Assets and Liabilities—Sources of Funding.”

The Government also supports our operation pursuant to Articles 36 and 37 of the KEXIM Act. Article 36 of the KEXIM Act and the By-laws provide that we shall apply our net income earned during each fiscal year, after deduction of depreciation expense for such fiscal year, in the following manner and in order of priority:

•	first, at least 10% of such net income is transferred to our legal reserve until the total amount of our legal reserve equals the total amount of our paid-in capital;

•

second, if the Minister of Strategy and Finance approves such distribution, the balance of any such net income, after such transfer to the legal reserve, is distributed to the institutions, other than the Government, that have contributed to our capital (up to a maximum 15% annual dividend rate); and

•

third, the remaining balance of any such net income is distributed in whatever manner our Operations Committee determines and the Minister of Strategy and Finance approves, such as additions to our voluntary reserve.

Article 37 of the KEXIM Act provides that “the annual net losses of the Export-Import Bank of Korea shall be offset each year by the reserve, and if the reserve be insufficient, the Government shall provide funds to cover the deficit.” As a result of the KEXIM Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserves are insufficient to cover any of our annual net losses. In light of this provision, if we have insufficient funds to make any payment under any of our obligations, the Government would take appropriate steps by making a capital contribution, by allocating funds or by taking other action to enable us to make such payment when due. The provisions of Article 37 do not, however, constitute a direct guarantee by the Government of our obligations, and the provisions of the KEXIM Act, including Article 37, may be amended at any time by action of the National Assembly.

The Government closely supervises our operations including in the following ways:

•	the President of the Republic appoints our President upon the recommendation of the Minister of Strategy and Finance;

•	the Minister of Strategy and Finance appoints our Deputy President and Senior Executive Directors upon the recommendation of our President;

•	the Minister of Strategy and Finance appoints our Auditor;

•

one month prior to the beginning of each fiscal year, we must submit our proposed program of operations and budget for the fiscal year to the Minister of Strategy and Finance for his approval and immediately after the approval of the Minister of Strategy and Finance, we must report such program to the National Assembly;

•	the Minister of Strategy and Finance must approve our operating manual, which sets out guidelines for all principal operating matters, including the range of permitted financings;

•	the Board of Audit and Inspection, a Government department, examines our settlement of accounts annually;

•

each of the Minister of Strategy and Finance and the Financial Services Commission has broad authority to require reports from us on any matter and to examine our books, records and other documents. On the basis of the reports and examinations, the Minister of Strategy and Finance may issue any orders it deems necessary to enforce the KEXIM Act or delegate examinations to the Financial Services Commission;

•

the Financial Services Commission may supervise our operations to ensure managerial soundness based upon the KEXIM Decree and the Supervisory Regulations of Banking Business legislated by the Financial Services Commission and may issue orders deemed necessary for such supervision;

•

we must submit our annual report to the Ministry of Strategy and Finance (formerly, the Ministry of Finance and Economy) within two months after the end of each fiscal year and to the National Assembly within nine months after the end of each fiscal year outlining our operations and analyzing our activities during the relevant fiscal year; and

•	we may amend our By-laws and operating manual only with the approval of the Minister of Strategy and Finance.

Selected Financial Statement Data

Except where expressly indicated otherwise in this prospectus, loans in Won and loans in foreign currencies are collectively referred to as the “Loans”; bills bought, foreign exchange bought, advances for customers, call loans and interbank loans in foreign currency are collectively referred to as the “Other Loans”; Loans and Other Loans are collectively referred to as the “Loan Credits”; confirmed guarantees and acceptances are collectively referred to as the “Guarantees”; and Loan Credits and Guarantees are collectively referred to as the “Credit Exposure.”

You should read the following selected financial statement data together with our separate financial statements and notes included in this prospectus.

	Year Ended December 31,
	2013		2014		2015
	(billions of Won) (audited)
Income Statement Data
Total Interest Income	￦	1,698	￦	1,689	￦	1,887
Total Interest Expense		1,336		1,294		1,201
Net Interest Income		363		394		686
Operating Income		72		93		32
Income before Income Tax		73		93		35
Income Tax Benefit (expense)		(14)		(26)		(14)
Net Income		60		67		22

	As of December 31,
	2013		2014		2015
	(billions of Won) (audited)
Balance Sheet Data
Total Loan Credits (1)	￦	53,809	￦	63,287	￦	69,412
Total Borrowings (2)		48,198		57,310		65,197
Total Assets		60,933		73,074		81,890
Total Liabilities		51,683		63,194		70,864
Total Shareholders’ Equity		9,250		9,880		11,026

(1)	Gross amount, including bills bought, foreign exchange bought, call loans, inter-bank loans in foreign currency, advance for customers and others and before deducting valuation adjustment of loans in foreign currencies, allowance for loan losses and deferred loan origination fees. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2015 and 2014—Note 10.”
(2)	Includes debentures.

2015

We had net income of ￦22 billion in 2015 compared to net income of ￦67 billion in 2014. The principal factors for the decrease in net income in 2015 compared to 2014 included:

•	an increase in net loss on hedging derivatives to ￦1,385 billion in 2015 from ￦623 billion in 2014, primarily due to a rise in the U.S. dollar LIBOR in 2015; and

•	an increase in impairment loss on credit to ￦1,065 billion in 2015 from ￦652 billion in 2014, primarily due to an increase in non-performing loans in 2015 compared to 2014.

The above factors were partially offset by (i) net gain on fair value hedged items of ￦42 billion in 2015 compared to net loss of ￦416 billion in 2014, primarily due to a rise in the U.S. dollar LIBOR in 2015 and (ii) an increase in net interest income to ￦686 billion in 2015 from ￦394 billion in 2014, primarily due to a decrease in funding cost.

As of December 31, 2015, our total assets increased by 12% to ￦81,890 billion from ￦73,074 billion as of December 31, 2014, primarily due to a 10% increase in Loan Credits to ￦69,412 billion as of December 31, 2015 from ￦63,287 billion as of December 31, 2014.

As of December 31, 2015, our total liabilities increased by 12% to ￦70,864 billion from ￦63,194 billion as of December 31, 2014, primarily due to a 13% increase in debentures to ￦53,240 billion as of December 31, 2015 from ￦47,292 billion as of December 31, 2014.

The increases in assets and liabilities were primarily due to increases in the volume of loans and debt, respectively. The depreciation of the Won against the U.S. dollar as of December 31, 2015 compared to December 31, 2014 magnified the effect of the increase in the volume of loans and debt, as a majority of our assets and liabilities consisted of foreign currency loans and debt (including significant percentages in U.S. dollars).

As of December 31, 2015, our total shareholders’ equity increased by 12% to ￦11,026 billion from ￦9,880 billion as of December 31, 2014, primarily due to the Government’s ￦1,130 billion contribution to our capital in 2015.

2014

We had net income of ￦67 billion in 2014 compared to net income of ￦60 billion in 2013. The principal factors for the increase in net income in 2014 compared to 2013 included:

•	a decrease in net loss on hedging derivatives to ￦623 billion in 2014 from ￦1,859 billion in 2013, primarily due to a decline in the U.S. dollar LIBOR in 2014; and

•

an increase in net gain on foreign exchange transaction to ￦1,610 billion in 2014 from ￦1,189 billion in 2013, primarily due to the appreciation of the Won against foreign currencies in the first half of 2014.

The above factors were mostly offset by (i) net loss on fair value hedged items of ￦416 billion in 2014 compared to net gain of ￦658 billion in 2013, primarily due to a decline in the U.S. dollar LIBOR in 2014 and the appreciation of the U.S. dollar against other foreign currencies in the second half of 2014 and (ii) net losses from trading purpose of derivatives of ￦363 billion in 2014 compared to net gains of ￦163 billion in 2013, primarily due to valuation losses from cross currency swap transactions in 2014.

As of December 31, 2014, our total assets increased by 20% to ￦73,074 billion from ￦60,933 billion as of December 31, 2013, primarily due to an 18% increase in Loan Credits to ￦63,287 billion as of December 31, 2014 from ￦53,809 billion as of December 31, 2013.

As of December 31, 2014, our total liabilities increased by 22% to ￦63,194 billion from ￦51,683 billion as of December 31, 2013, primarily due to a 19% increase in borrowings and debentures to ￦57,310 billion as of December 31, 2014 from ￦48,198 billion as of December 31, 2013.

The increase in assets and liabilities was primarily due to an increase in the volume of loans and debt, respectively. The depreciation of the Won against the U.S. dollar as of December 31, 2014 compared to December 31, 2013 magnified the effect of the increase in the volume of loans and debt, as a majority of our assets and liabilities consisted of foreign currency loans and debt (including significant percentages in U.S. dollars).

As of December 31, 2014, our total shareholders’ equity increased by 7% to ￦9,880 billion from ￦9,250 billion as of December 31, 2013, primarily due to the Government’s ￦510 billion contribution to our capital in 2014.

Operations

Loan Operations

Our primary objective since our establishment has been to promote the export and competitiveness of Korean goods and services in international markets. To this end, we have introduced various financing facilities and implemented lending policies that are responsive to the needs of Korean exporters and foreign importers. Over the years, we have also developed financing facilities and lending policies that are consistent with the Government’s overall economic policies. In the latter part of the 1980s, as a result of changing trade conditions and the increased internationalization of the Korean economy, overseas investment credits and import credits were promoted and began to constitute an important portion of our business. Our lending programs include (1) export credits to Korean exporters or foreign buyers of Korean goods and services, (2) overseas investment credits to Korean firms and (3) import credits to Korean importers.

Before approving a credit, we consider:

•	economic benefits to the Republic;

•	the industry’s rank in the order of priorities established by the Government’s export-import policy;

•	credit risk associated with the loans to be extended; and

•	the goal of diversifying our lending activities.

The KEXIM Act and the By-laws provide that we may extend credit only where repayment “is considered probable.” Accordingly, we carefully investigate the financial position of each prospective borrower and the technical and financial aspects of the project to be financed, and a loan is made only if we believe there is reasonable assurance of repayment. See “—Credit Policies, Credit Approval and Risk Management—Credit Approval.”

In 2015, we provided Loans of ￦60,215 billion, an increase of 4% from the previous year, and our commitments of Loans amounted to ￦55,060 billion, a decrease of 7% from the previous year. The increase in disbursements for Loans was primarily attributable to increases in disbursements for overseas investment credits and import credits. The decrease in commitments of Loans was primarily due to a decrease in new commitments for export credits.

The following table sets out the total amounts of our outstanding Loan Credits, categorized by type of credit:

	As of December 31,						As % of 2015 Total
	2013		2014		2015
	(billions of Won)
Export Credits
Industrial Plants	￦	11,519	￦	13,426	￦	15,299	22.0%
Shipbuilding		7,602		9,318		12,748	18.4
Ferrous & nonferrous metal products		971		871		2,088	3.0
Petrochemical products		1,157		1,310		1,505	2.2
Automobiles		1,321		1,417		1,221	1.7
Electronic machineries		1,203		1,276		1,045	1.5
Others (1)		4,124		4,424		4,290	6.2

Sub-total		27,897		32,042		38,196	55.0

Overseas Investment Credits		18,393		21,700		25,641	36.9
Import Credits		2,203		4,388		3,783	5.4
Call Loans and Inter-bank Loans in Foreign Currency		4,483		5,102		1,702	2.0
Others (2)		833		55		90	0.7

Total Loan Credits	￦	53,809	￦	63,287	￦	69,412	100.0%

(1)	Includes general machinery, service sector, etc.
(2)	Includes loans for debt-equity swap, advances for customers, etc.

Source: Internal accounting records

The following table sets out our new loan commitments, categorized by type of credit:

New Loan Credit Commitments by Type of Credit

	As of December 31,						As % of 2015 Total
	2013		2014		2015
	(billions of Won)
Export Credits
Industrial Plants	￦	14,975	￦	11,725	￦	6,566	11.9%
Shipbuilding		3,810		5,883		7,889	14.3
Ferrous & nonferrous metal products		2,195		2,887		2,090	3.8
Petrochemical products		4,647		5,120		4,782	8.7
Automobiles		3,149		3,307		2,677	4.9
Electronic machineries		2,977		2,949		1,834	3.3
Others (1)		8,517		8,770		7,456	13.5

Sub-total		40,270		40,641		33,294	60.4

Overseas Investment Credits		9,815		11,467		14,359	26.1
Import Credits		5,541		7,087		7,406	13.5

Total	￦	55,626	￦	59,195	￦	55,060	100.0%

(1)	Includes general machinery, service sector, etc.

Source: Internal accounting records

Export Credits

We offer export credits to either domestic suppliers or foreign buyers to finance export transactions.

Export Credits to domestic suppliers include:

•	export loans to Korean exporters that export capital goods such as ships, industrial plants and machinery;

•	pre-shipment credit to Korean exporters or manufacturers producing export products;

•	technical service credit to Korean companies that export technical services abroad, including overseas construction projects;

•	short-term trade financing to Korean exporters that manufacture export goods under short-term export contracts;

•	small business export credit to small and medium-sized enterprises that manufacture export goods or supply materials needed by their primary exporters;

•	rediscount on trade bills to domestic commercial banks for exporters;

•	forfaiting to Korean exporters by discounting trade bills under the usance line of credit from export transactions on a non-recourse basis; and

•	export factoring to Korean exporters by discounting trade receivables that occurs from open account export transactions on credit on a non-recourse basis.

Export credits to foreign buyers include:

•	direct loans to foreign buyers that purchase Korean goods and services;

•

project finance to foreign companies that intend to import industrial plants, facilities and technical services from Korea for large-scale projects, of which the cash flows from such projects are the main source for repayment;

•	structured finance to foreign shipping companies that purchase ships from Korean shipyards, of which the repayment usually depends on the cash flows generated by the operation of ships; and

•	interbank export loans to creditworthy banks in foreign countries to help foreign buyers obtain credit for the purchase of goods and services of Korean origin.

As of December 31, 2015, export credits in the amount of ￦38,196 billion represented 55% of our total outstanding Loan Credits. Our disbursements of export credits in 2015 amounted to ￦38,539 billion, a decrease of 3% from the previous year, and our commitments of export credits in 2015 amounted to ￦33,294 billion, a decrease of 18% from the previous year. This decrease in disbursements and new commitments for export credits was primarily due to decreased activity for construction of industrial plants.

We offer export credits to Korean companies in order to provide them with the funds required for the manufacture or construction of capital and non-capital goods and readying of technical services designated in our operating manual for export. Capital goods eligible for export credit financings currently include ships, industrial plants, industrial machinery and overseas construction projects. With respect to eligible items supported by our export credits, ships have traditionally had the largest share of our export credit operations.

We offer export loans and technical service credits to domestic suppliers at fixed (no less than the Commercial Interest Reference Rate under the OECD Arrangement (as defined below)) or floating rates of interest with maturities of up to 12 years for ships and maturities of varying terms, from two to 18 years, for financings of other eligible items. We typically require a minimum down payment of 20% of the contract amount for ship export financings and a minimum down payment of 15% for financings of other eligible items. When the credit rating of a prospective borrower does not meet our internal rating criteria, these export credits are secured by promissory notes issued in connection with the relevant transaction, or letters of guarantees or letters of credit issued or confirmed by a creditworthy international bank or the importer’s government or central bank. Other terms and conditions under such export credit facilities must be in accordance with the Arrangement on Guidelines for Officially Supported Export Credits by the Organization for Economic Cooperation and Development (the “OECD Arrangement”). We offer direct loans to foreign buyers, project finance to project companies and structured finance for ships to foreign shipping companies under similar terms and conditions as export credit financings to domestic suppliers. We offer interbank export loans to overseas banks to facilitate imports by foreign importers of Korean manufactured goods. Interbank export loans are offered at fixed or floating rates of interest with maturities of up to ten years.

Overseas Investment Credits

We extend overseas investment credits to either Korean companies or foreign companies in which a Korean company has an equity share, to finance investments in eligible overseas businesses and projects. Such financing programs include:

•	overseas investment credit to Korean companies that invest abroad in the form of capital subscription, acquisition of stocks and long-term credit;

•	overseas project credit to Korean companies or their overseas subsidiaries engaging in businesses outside Korea;

•	major resources development credit to Korean companies for development of natural resources and acquisition of mining rights abroad; and

•	overseas business credit to foreign companies in which Korean companies have an equity stake, in the form of funds for purchasing equipment or working capital.

As of December 31, 2015, overseas investment credits amounted to ￦25,641 billion, representing 37% of our total outstanding Loan Credits. Our disbursements and commitments of overseas investment credits in 2015 amounted to ￦14,435 billion and ￦14,359 billion, respectively, increases of 30% and 25%, respectively, over the previous year. This increase in disbursements and new commitments for overseas investment credits was primarily due to increased demand in overseas investment and project credits. Most of the overseas investment credits were loans to foreign companies in which a Korean company has an equity share.

Proposals for overseas investment credits to finance the acquisition of important materials or the development of natural resources for the Korean economy, as determined by the Government, are given priority, together with projects that promote the export of Korean goods and services. As a result, projects financed by our overseas investment credit program have been mainly in the fields of manufacturing or development of natural resources.

We offer overseas investment credits at either fixed or floating rates of interest with maturities up to 30 years. Such facilities may require security in the form of a bank guarantee, pledge or mortgage on the borrower’s local assets. Depending upon the size of the borrower, we will provide up to 100% of the financing required for the overseas investment project.

Import Credits

We offer import credits to Korean companies that directly import essential materials, natural resources and high-technology materials whose stable and timely supply is required for the national economy, or to Korean companies that import such items after developing them overseas. Import credits are extended for importation of eligible items, including nuclear fuels, aircraft, mineral ores, crude oil, lumber, wood pulp, grains, cotton, sugar, and equipment and machinery for research and development, and for use in advanced technological industries.

As of December 31, 2015, import credits in the amount of ￦3,783 billion represented 5% of our total outstanding Loan Credits. Disbursements and new commitments of import credits amounted to ￦7,241 billion and ￦7,406 billion, respectively, in 2015, increases of 3% and 5%, respectively, over the previous year.

We offer import credits at either fixed or floating rates of interest with maturities up to ten years for equipment and machinery and shorter maturities of up to two years for other items, which may require security in the form of a bank guarantee, pledge or mortgage on the borrower’s local assets. We generally provide up to 80% of the import contract amount, but provide up to 90% of the import contract amount in the case of small and medium-sized enterprises and up to 100% for transactions with a letter of credit opened by a bank.

Guarantee Operations

We provide guarantees in favor of Korean commercial banks and foreign banks or foreign importers in respect of the obligations of Korean exporters in order to facilitate export and import financings. Such guarantee programs for Korean exporters and importers include (1) financial guarantees to co-financing banks that provide loans for transactions that satisfy our eligibility requirements and (2) project-related guarantees to foreign importers for the performance of Korean exporters on eligible projects in the form of bid bonds, advance payment bonds, performance bonds and retention bonds. Guarantee commitments as of December 31, 2015 increased to ￦68,714 billion from ￦61,373 billion as of December 31, 2014. Guarantees we had confirmed as of December 31, 2015 increased to ￦57,096 billion from ￦48,058 billion as of December 31, 2014.

We mainly issue project-related guarantees, which include:

•

advance payment guarantees that are issued to overseas importers of Korean goods and services to support obligations to refund down payments made to Korean exporters in the event of a failure to deliver the goods to be exported; and

•	performance guarantees that are issued to foreign importers to support the performance by Korean exporters of their contractual obligations.

In 2015, we issued project-related confirmed guarantees in the amount of ￦13,655 billion, a decrease of 17% from the previous year.

We also issue letters of credit to foreign exporters to assist in the financing of projects approved in connection with import credit loans, and to Korean exporters to assist in the financing of projects approved in connection with export credit loans.

For further information regarding our guarantee and letter of credit operations, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2015 and 2014—Note 37.”

Government Account Operations

Economic Development Cooperation Fund

In 1987, the Government established the Economic Development Cooperation Fund (the “EDCF”) to provide loans, at concessional interest rates, to governments or agencies of developing countries for projects that contribute to industrial development or economic stabilization of such countries. We administer the EDCF on behalf of the Government and are responsible for project appraisal, documentation and administrative work relating to the EDCF Loans. The EDCF business accounts are maintained separately from our own account on behalf of the Government, and we derive no separate income or expenditures from our operation of the EDCF business. Government contributions constitute the primary funding source of the EDCF. Loan disbursements by the EDCF in 2015 amounted to ￦734 billion for 102 projects in 53 countries, an increase of 16% from the previous year. As of December 31, 2015, the total outstanding loans extended by the EDCF was ￦5,031 billion, an increase of 15% from the previous year.

Inter-Korea Cooperation Fund

In 1991, the Government established the Inter-Korea Cooperation Fund (the “IKCF”) to promote mutual exchanges and cooperation between the Republic and North Korea by engaging in funding and financing activities to support family reunions, cultural events, academic seminars, trade and economic cooperation between the two countries. We administer the IKCF under the initiative and policy coordination of the Ministry of Unification. The IKCF accounts are maintained separately from our own account on behalf of the Government. Government contributions are the major funding source of the IKCF. The IKCF disbursements during 2015 amounted to ￦55 billion for 64 projects, and cumulative total disbursements as of December 31, 2015 were ￦6,147 billion, an increase of 1% from ￦6,092 billion as of December 31, 2014.

Other Operations

We engage in various other activities related to our financing activities.

Activities in which we currently engage include:

•

country information services performed by the Overseas Economic Research Institute, which conducts country studies and country risk evaluation to assist in the efficient utilization of our financial resources;

•

export credit advisory services, which are aimed at bringing about a larger share of overseas bidding by giving Korean exporters a wide range of knowledge on the country, industry, market and financial situation of the importing country in the early stage of the tendering process or contract negotiations;

•	consulting services by in-house professionals including lawyers, accountants and regional experts who consult on international transactions; and

•	management of Korea’s foreign direct investment database.

Description of Assets and Liabilities

Total Credit Exposure

We extend credits to support export and import transactions, overseas investment projects and other relevant products in various forms including loans and guarantees.

The following table sets out our Credit Exposure as of December 31, 2013, 2014 and 2015, categorized by type of exposure extended:

		As of December 31,
		2013			2014			2015
		(billions of Won, except for percentages)
A	Loans in Won	￦	13,584	15%	￦	13,185	12%	￦	14,953	12%
B	Loans in Foreign Currencies		34,491	37		43,615	40		51,385	41
C	Loans (A+B)		48,075	52		56,800	52		66,338	53
D	Other Loans		5,734	6		6,487	6		3,074	2
E	Loan Credits (C+D)		53,809	58		63,287	58		69,412	56
F	Allowances for Loan Losses		(2,382)	(3)		(1,814)	(2)		(2,405)	(2)
G	Loan Credits including PVD (E-F)		51,427	55		61,473	56		67,007	54
H	Guarantees		41,587	45		48,058	44		57,096	46
I	Credit Exposure (G+H)		93,014	100		109,531	100		124,103	100

Loan Credits by Geographic Area

The following table sets out the total amount of our outstanding Loan Credits (including call loans and inter-bank loans in foreign currency) as of December 31, 2013, 2014 and 2015, categorized by geographic area (1):

	As of December 31, (1) (2)						As % of 2015 Total
	2013		2014		2015
	(billions of Won)
Asia (3)	￦	40,875	￦	47,845	￦	50,272	72%
Europe		4,815		5,951		5,258	8
America		5,335		5,964		9,722	14
Africa		2,784		3,527		4,161	6

Total	￦	53,809	￦	63,287	￦	69,412	100%

(1)	For purposes of this table, export credits have been allocated to the geographic areas in which the foreign buyers of Korean exports are located; overseas investment credits have been allocated to the geographic areas in which the overseas investments being financed are located; and import credits have been allocated to the geographic areas in which the sellers of the imported goods are located.
(2)	Includes call loans, inter-bank loans in foreign currency, and loan value adjustments.
(3)	Includes Australia.

Source: Internal accounting records

We engage in business related to Iran, including transactions involving as counterparties Iranian banks that may be indirectly owned or controlled by the Iranian government. The U.S. State Department has designated Iran as a state sponsor of terrorism, and U.S. law generally prohibits U.S. persons from doing business in Iran. We are a Korean bank and our activities with respect to Iran have not involved any U.S. person in either a managerial or operational role and have been subject to policies and procedures designed to ensure compliance with applicable Korean laws and regulations. We believe that our activities related to Iran are not subject to the mandatory sanctions administered or enforced by the United States Government (including, without limitation, Section 104 of the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 (“CISADA”) and the Iran Financial Sanctions Regulations issued by the U.S. Secretary of the Treasury thereunder (the “IFSR”)).

Our business related to Iran consists solely of extensions of credit and financing provided in connection with exports of Korean goods and services to Iran and our disbursements of Iran-related credits are made directly to Korean suppliers or exporters except certain credits made to Iranian banks. Such activities have involved export-related credits to finance the export contracts of Korean exporters supplying goods and services to Iranian companies, credit line extensions to Iranian banks to finance consumer products exports by Korean exporters, extensions of credit through non-recourse discounting of export trade bills, and purchases of promissory notes securing export transactions. Our Loans to Iran represented 0.2%, 0.1% and 0.1% of our total assets as of December 31, 2013, 2014 and 2015, respectively, and also represented 0.2%, 0.2% and 0.1% of our Loan Credits as of those respective dates. Our total revenues from transactions with Iran in 2013, 2014 and 2015 represented 0.3%, 0.4% and 0.3% of our total revenues, respectively.

We are aware, through press reports and other means, of initiatives by governmental entities in the U.S. and by U.S. institutions such as universities and pension funds, to adopt laws, regulations or policies prohibiting transactions with or investment in, or requiring divestment from, entities doing business with Iran, including, without limitation, CISADA and IFSR. It is possible that such initiatives may result in our being unable to gain or retain entities subject to such prohibitions as customers or as investors in our debt securities. In addition, our reputation may suffer due to our association with Iran. Such a result could have significant adverse effects on our business or the price of our debt securities.

Individual Exposure

The KEXIM Decree imposes limits on our aggregate credits extended to a single person or business group. As of the date hereof, we are in compliance with such requirements.

As of December 31, 2015, our largest Credit Exposure was to Daewoo Shipbuilding & Marine Engineering in the amount of ￦8,990 billion. As of December 31, 2015, our second largest and third largest Credit Exposures, respectively, were to Hyundai Heavy Industries in the amount of ￦5,759 billion and to Samsung Heavy Industries in the amount of ￦4,329 billion.

The following table sets out our five largest Credit Exposures as of December 31, 2015 (1):

Rank	Name of Borrower	Loan Credits		Guarantees		Total
		(billions of Won)
1	Daewoo Shipbuilding & Marine Engineering	￦	1,631	￦	7,359	￦	8,990
2	Hyundai Heavy Industries		1,883		3,876		5,759
3	Samsung Heavy Industries		893		3,436		4,329
4	GS Engineering & Construction		653		2,586		3,239
5	Hanwha Engineering & Construction		67		3,130		3,197

(1)	Includes loans and guarantees.

Asset Quality

The Supervisory Regulation of Banking Business (“Supervisory Regulation”) legislated by the Financial Services Commission requires banks, including us, to analyze and classify their credits into one of five categories as normal, precautionary, substandard, doubtful or estimated loss by taking into account borrowers’ repayment capacity as well as a number of other factors including the financial position, profitability, transaction history of the relevant borrower and the value of any collateral or guarantee taken as security for the extension of credit.

Categorizations are applied to all loans except call loans and interbank loans, which are classified as normal. Credit categorizations are as follows:

Normal	Credits extended to customers which, in consideration of their business and operations, financial conditions and future cash flows, do not raise concerns regarding their ability to repay the credits.

Precautionary	Credits extended to customers (1) which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have potential risks with respect to their ability to repay the credits in the future, although there have not occurred any immediate risks of default in repayment; or (2) which are in arrears for one month or more but less than three months.

Substandard	(1) Credits extended to customers, which in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred considerable risks for default in repayment as the customers’ ability to repay has deteriorated; or (2) that portion which is expected to be collected of total credits (a) extended to customers which have been in arrears for three months or more, (b) extended to customers which are judged to have incurred serious risks due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses or (c) of “Doubtful Customers” or “Estimated-loss Customers” (each as defined below).

Doubtful	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers (“Doubtful Customers”) which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred serious risks of default in repayment due to noticeable deterioration in their ability to repay; or (2) customers which have been in arrears for three months or more but less than twelve months.

Estimated Loss	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers (“Estimated-loss Customers”), which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have to be accounted as a loss as the inability to repay became certain due to serious deterioration in their ability to repay; (2) customers which have been in arrears for twelve months or more; or (3) customers which are judged to have incurred serious risks of default in repayment due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses.

Under K-IFRS, we establish provisions for credit losses with respect to loans using either a case-by-case or collective approach. We assess individually significant loans on a case-by-case basis and other loans on a collective basis. In addition, if we determine that no objective evidence of impairment exists for a loan, it includes such loan in a group of loans with similar credit risk characteristics and assesses them collectively for impairment regardless of whether such loan is significant. If there is objective evidence that an impairment loss has been incurred for individually significant loans, the amount of the loss is measured as the difference between the financial asset’s carrying amount and the present value of the estimated future cash flows discounted at such asset’s original effective interest rate. Future cash flows are estimated through a case-by-case analysis of individually assessed assets, which takes into account the benefit of any guarantee or other collateral held. The value and timing of future cash flow receipts are based on available estimates in conjunction with facts available at the time of review and reassessed on a periodic basis as new information becomes available. For collectively assessed loans, we base the level of provisions for credit losses on a portfolio basis in light of the homogenous nature of the assets included in each portfolio. The provisions are determined based on a quantitative review of the relevant portfolio, taking into account such factors as the level of arrears, the value of any security, and historical and projected cash recovery trends over the recovery period. For more detailed information regarding our loan loss provisioning policy, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2015 and 2014—Note 14.”

Asset Classifications

The following table provides information on our loan loss reserves:

	As of December 31, 2013				As of December 31, 2014				As of December 31, 2015
	Loan Amount (1) (2)		Loan Loss Reserve (2)		Loan Amount (1) (2)		Loan Loss Reserve (2)		Loan Amount (1) (2)		Loan Loss Reserve (2)
	(billions of Won)
Normal	￦	85,049	￦	581	￦	100,967	￦	702	￦	118,708	￦	824
Precautionary		4,468		1,447		3,117		493		2,007		321
Sub-standard		1,131		616		1,694		854		2,169		888
Doubtful		107		70		217		167		1,658		980
Estimated Loss		139		129		238		237		210		211

Total	￦	90,894	￦	2,843	￦	106,233	￦	2,452	￦	124,752	￦	3,224

(1)	These figures include loans (excluding interbank loans and call loans), domestic usance bills, bills bought, notes bought, advances for customers, confirmed acceptances and guarantees.
(2)	These figures include present value discount.

Reserves for Credit Losses

Non-performing assets (“NPA”) are (i) assets classified as doubtful or estimated loss, (ii) assets in delinquency of repayments of principal or interest more than three months, or (iii) assets exempted from interest payments due to restructuring or rescheduling.

The following table sets out our 10 largest non-performing assets as of December 31, 2015:

Borrower	Loans		Guarantees		Total
	(billions of Won)
SPP Shipbuilding Co., Ltd.	￦	651	￦	200	￦	851
Airosaru Drilling LLC.		308		—		308
Keangnam Enterprises., Ltd.		167		49		217
Daehan Shipbuilding Co., Ltd.		8		30		39
Wooyang HC Co., Ltd.		12		23		34
Sekwang Heavy Industries Co., Ltd.		32		—		32
SolarPark Korea Co., Ltd.		31		—		31
Nexolon Co., Ltd.		26		—		26
Sambu Construction Industrial Co., Ltd.		—		23		23
Songkang Heavy Industries Co., Ltd.		22		—		22

Total	￦	1,257	￦	325	￦	1,583

In the early 1990’s, at the direction of the Government, we extended a commodity loan in the aggregate amount of US$466 million to Vnesheconombank, the Bank for Foreign Economic Affairs of the former Soviet Union, which was guaranteed by the government of the former Soviet Union, as part of the Government’s policy to enhance economic cooperation between the two countries. Since the dissolution of the Soviet Union, the Government had been negotiating repayment terms with the government of the Russian Federation, which agreed to assume the guarantee of the former Soviet Union in respect of the obligations of Vnesheconombank under such loan. In 1995, the two governments came to an agreement on a repayment schedule in respect of approximately half of the loan. Since the agreement was made, US$229 million of the principal was repaid.

In June 2003, the two governments reached an agreement as to the rescheduling of the remaining portion of the loan and the change of the borrower from Vnesheconombank to the government of the Russian Federation. As a result, in September 2003, we upgraded the classification of the outstanding ￦258 billion (including accrued and unpaid interest) of our exposure to the government of the Russian Federation from estimated loss to doubtful in terms of asset quality and established a 70% provisioning level for that credit exposure. In June 2004, we further upgraded the classification of our exposure to the government of the Russian Federation from doubtful to precautionary in terms of asset quality, following the continued repayment of the loan by the government of the Russian Federation in accordance with the agreed payment schedule. As of December 31, 2015, our exposure to the government of the Russian Federation amounted to ￦124 billion and we established a 0.3% provisioning level for that credit exposure.

We cannot provide any assurance that our current level of exposure to non-performing assets will continue in the future or that any of its borrowers (including its largest borrowers as described above) is not currently facing, or in the future will not face, material financial difficulties.

As of December 31, 2015, the amount of our non-performing assets was ￦1,920 billion, an increase of 307% from ￦472 billion as of December 31, 2014. As of December 31, 2015, our non-performing asset ratio was 1.5%, compared to 0.4% as of December 31, 2014.

The following table sets forth our reserves for possible credit losses as of December 31, 2013, 2014 and 2015:

	As of December 31,
	2013		2014		2015
	(billions of Won, except for percentages)
Loan Loss Reserve (A) (1)	￦	2,843	￦	2,452	￦	3,224
NPA (B) (2)		491		472		1,920
Total Shareholders’ Equity (C)		9,250		9,880		11,026
Reserve to NPA (A/B)		579%		519%		168%
Equity at Risk (B-A)/C		—		—		—

(1)	Consists of allowance for loan losses and provisions for confirmed acceptances and guarantees.
(2)	Non-performing assets.

Source: Internal accounting records

The following table sets forth our actual loan loss reserve ratios as of December 31, 2013, 2014 and 2015:

Classification of Loans	Actual Reserve Coverage (as of December 31, 2013)	Actual Reserve Coverage (as of December 31, 2014)	Actual Reserve Coverage (as of December 31, 2015)
Normal	0.9%	0.9%	0.8%
Precautionary	38.2%	19.0%	18.8%
Substandard	55.0%	57.3%	40.9%
Doubtful	84.1%	85.1%	59.2%
Estimated Loss	100.0%	100.0%	100.0%

Investments

Under the KEXIM Decree, we are not allowed to hold stocks or securities of more than three years’ maturity in excess of 60% of our equity capital. However, investment in the following securities is not subject to this restriction:

•	Government bonds;

•	BOK currency stabilization bonds;

•	securities acquired via contributions by the Government; and

•	securities acquired through investment approved by the Minister of Strategy and Finance, for research related to our operations, for our financing or pursuant to Korean statutes.

As of December 31, 2015, our total investment in securities amounted to ￦6,624 billion, representing 8% of our total assets. Our securities portfolio consists primarily of available-for-sale securities. Available-for-sale securities mainly consists of marketable securities (including equity securities in Industrial Bank of Korea which was recapitalized by the Government through us) and non-marketable securities (including equity securities in Korea Expressway Corporation which were in-kind contributions made by the Government to us). In 2013, we sold 9,886,160 shares of common stock, which represented all of our holding of common stock in SK Networks, for ￦63 billion. In 2014, we sold 976,625 shares of common stock, which represented all of our holding of common stock in Kumho Tire, for ￦11 billion. In 2015, we sold 3,459,279 shares of common stock, which represented all of our holding of common stock in SAMT Co., Ltd., for ￦4 billion.

The following table sets out the composition of our securities as of December 31, 2013, 2014 and 2015:

	As of December 31, 2013			As of December 31, 2014			As of December 31, 2015
Type of Investment Securities	Amount		%	Amount		%	Amount		%
	(billions of Won, except for percentages)
Available-for-sale Securities	￦	4,030	86%	￦	4,753	87%	￦	5,837	88%
Held-to-maturity Securities		44	1		39	1		108	2
Investments in Associates and Subsidiaries		629	13		659	12		679	10

Total	￦	4,703	100%	￦	5,451	100%	￦	6,624	100%

For further information relating to the classification guidelines and methods of valuation for unrealized gains and losses on our securities, see “—Financial Statements and the Auditors—Notes to separate financial statements and of and for the years ended December 31, 2015 and 2014—Note 2 and Note 5.”

Guarantees and Acceptances and Contingent Liabilities

We have credit risk factors that are not reflected on the balance sheet, which include risks associated with guarantees and acceptances. Guarantees and acceptances do not appear on the balance sheet, but rather are recorded as an off-balance sheet item in the notes to the financial statements. Guarantees and acceptances include financial guarantees, project related guarantees, such as bid bond, advance payment bond, performance bond or retention bond, and acceptances and advances relating to trade financings such as letters of credit or import freight. Contingent liabilities, for which the guaranteed amounts were not finalized, appear as unconfirmed guarantees and acceptance items in the notes to the financial statements as off-balance sheet items.

As of December 31, 2015, we had issued a total amount of ￦57,096 billion in confirmed guarantees and acceptances, of which ￦55,299 billion, representing 97% of the total amount, was classified as normal, ￦676 billion, representing 1% of the total amount, was classified as precautionary, and ￦1,121 billion, representing 2% of the total amount, was classified as substandard or below.

Derivatives

The objective in our strategy and policies on derivatives is to actively manage and minimize our foreign exchange and interest rate risks. We do not take proprietary derivative positions. It is our policy to hedge all currency and interest rate risks wherever possible (taking into consideration the cost of hedging). We use various hedging instruments, including foreign exchange forwards and options, interest rate swaps, and cross currency swaps.

Under our internal trading rules that have been submitted to the Financial Supervisory Service, our policy is to engage in derivative transactions mainly for hedging our own position. As part of our total exposure management system, we monitor our exposure to derivatives and may make real-time inquiries, which enables our Risk Management Department to check our exposure on a regular basis. Under the guidelines set by the Financial Supervisory Service, we are required to submit reports on our derivatives exposure to the Financial Supervisory Service on a quarterly basis. As a measure to reduce the risk of intentional manipulation or error, we have separated responsibility for different functions such as initiation, authorization, approval, recording, monitoring and reporting to the Financial Supervisory Service. The Risk Management Department conducts regular reviews of derivative transactions to monitor any breach of compliance with the relevant regulatory requirements.

As of December 31, 2015, our outstanding loans made at floating rates of interest totaled approximately ￦49,127 billion, whereas our outstanding borrowings made at floating rates of interest totaled approximately ￦48,593 billion, including those raised in British Pound, Saudi Riyal, Swiss Franc, Hong Kong Dollar, Brazil Real, Czech Koruna and Euro and swapped into U.S. dollar floating rate borrowings. As a result, we are exposed to possible interest rate risks to the extent that the amount of our borrowings made at floating rates of interest exceeds the amount of our loans made at floating rates of interest. Foreign exchange risk arises because a majority of our assets and liabilities are denominated in non-Won currencies. In order to match our currency and interest rate structure, we generally enter into swap transactions.

The following table shows the unsettled notional amounts and estimated fair values of derivatives we held as of the dates indicated.

	As of December 31,
	2013						2014						2015
	Unsettled Notional Amount		Fair Value of Assets		Fair Value of Liabilities		Unsettled Notional Amount		Fair Value of Assets		Fair Value of Liabilities		Unsettled Notional Amount		Fair Value of Assets		Fair Value of Liabilities
	(billions of Won)
Currency forwards	￦	1,196	￦	28	￦	1	￦	1,842	￦	5	￦	48	￦	6,156	￦	208	￦	96
Currency swaps		15,393		326		1,719		15,528		78		2,304		19,101		114		3,167
Interest rate swaps		14,267		179		292		13,806		262		121		23,111		296		160

Total	￦	30,856	￦	533	￦	2,012	￦	31,177	￦	345	￦	2,473	￦	48,368	￦	619	￦	3,422

As of December 31, 2015, we had entered into 400 currency related derivative contracts with a notional amount of ￦25,257 billion and had entered into 315 interest rate related derivative contracts with a notional amount of ￦23,111 billion. In connection with our currency forwards and currency swaps, we had net valuation loss of ￦2,941 billion in 2015 compared to net valuation loss of ￦2,269 billion in 2014, primarily due to the appreciation of the U.S. dollar against other currencies in 2015, which resulted in an increase in the value of our obligations denominated in the U.S. dollar. In connection with our interest rate swaps, we recorded net valuation gain of ￦136 billion in 2015 compared to net valuation gain of ￦141 billion in 2014, primarily due to a decrease in benchmark interest swap rates, such as the U.S. dollar interest swap rate in 2015, which resulted in an increase in the value of our floating-for-fixed interest rate swaps. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2015 and 2014—Note 20.”

Sources of Funding

We obtain funds primarily through borrowings from the issuance of bonds in both domestic and international capital markets, borrowings from domestic and foreign financial institutions, capital contributions and internally generated funds. Internally generated funds result from various activities we carried on and include principal and interest payments on our loans, fees from guarantee operations and other services, and income from marketable securities we hold.

We raised a net total of ￦66,882 billion (new borrowings plus loan repayments by our clients less repayment of our existing debt) during 2015, a 5% increase compared with the previous year’s ￦63,651 billion. The total loan repayments, including prepayments by our clients, during 2015 amounted to ￦53,715 billion, an increase of 4% from ￦51,690 billion during 2014.

Since our establishment, the Government has, from time to time, provided us with loans to support our lending to Korean exporters and provide liquidity to us. As of December 31, 2015, we had no outstanding borrowings from the Government. We also issued Won-denominated domestic bonds in the aggregate amounts of ￦8,080 billion, ￦9,560 billion and ￦11,180 billion during 2013, 2014 and 2015, respectively.

We have diversified our funding sources by borrowing from various overseas sources and issuing long-term floating-rate notes and fixed-rate debentures in the international capital markets. These issues were in foreign currencies, including the U.S. dollar, Thai Baht, Malaysia Ringgit, Japanese Yen, Australian Dollar, Euro, Hong Kong Dollar, Singapore Dollar, Swiss Franc, Brazilian Real, Turkish Lira, Mexican Peso, Peruvian Sol, Indian Rupee, Indonesian Rupiah, Chinese Yuan, New Zealand Dollar, Saudi Riyal, Taiwan Dollar, Russian Ruble, South African Rand, Deutsche Mark, Danish Krone, Swedish Krona, Czech Koruna, Norwegian Krone, British Pound and Canadian Dollar and have original maturities ranging from one to thirty years.

During 2015, we issued Eurobonds in the aggregate principal amount of US$4,352 million in various types of currencies under our existing medium term notes program, a 20% decrease from US$5,450 million in 2014. These bond issues consisted of offerings of US$1,880 million, HKD 1,610 million, IDR 1,650,000 million, BRL 1,160 million, EUR 198 million, CNY 7,243 million, and SGD 423 million. In addition, we issued global bonds during 2015 in the aggregate amount of US$5,325 million under our U.S. shelf registration statement (the “U.S. Shelf Program”) compared with US$2,500 million in 2014. As of December 31, 2015, the outstanding amounts of our notes and debentures were US$22,942 million, JPY 209,220 million, HKD 4,756 million, MYR 1,000 million, BRL 3,214 million, EUR 2,269 million, MXN 3,031 million, THB 27,000 million, CHF 275 million, AUD 3,187 million, INR 6,005 million, CNY 9,969 million, IDR 5,017,630 million, PEN 266 million, TRY 430 million, TWD 600 million, NZD 553 million, SAR 750 million, ZAR 1,025 million, RUB 660 million, NOK 2,750 million, CZK 700 million, GBP 600 million, CAD 325 million and SGD 423 million. In February 2016, we issued global bonds in the aggregate principal amount of US$400 million pursuant to the U.S. Shelf Program.

We also borrow from foreign financial institutions in the form of loans that are principally made by syndicates of commercial banks at floating or fixed interest rates and in foreign currencies, with original maturities ranging from two to five years. As of December 31, 2015, the outstanding amount of such borrowings from foreign financial institutions was US$2,900 million.

Our paid-in capital has increased from time to time since our establishment. From January 1998 to December 2015, the Government contributed ￦7,488 billion to our capital. As of December 31, 2015, our total paid-in capital amounted to ￦8,878 billion, and the Government, The Bank of Korea and The Korea Development Bank owned 73.9%, 13.1% and 13.0%, respectively, of our paid-in capital.

In connection with our fund raising activities, we have from time to time sold third parties promissory notes, including related guarantees, acquired as collateral in connection with export credit financings.

The KEXIM Act provides that the aggregate outstanding principal amount of all of our borrowings, including the total outstanding export-import financing debentures we issued in accordance with the KEXIM Decree, may not exceed an amount equal to thirty times the sum of our paid-in capital plus our reserves. As of December 31, 2015, the aggregate outstanding principal amount of our borrowings (including export-import financing debentures), which was ￦64,624 billion, was equal to 20% of the authorized amount of ￦326,519 billion.

We are not permitted to accept demand or time deposits.

Each year we must submit to the Government for its approval an operating plan which includes our target levels for different types of funding. The following table is the part of the operating plan dealing with fund-raising for 2016:

Sources of Fund	(billions of Won)
Capital Contribution	￦	—
Borrowings		23,180
Net Collection of Loans		30,712
Collection of Loans		48,715
Repayment of Debts		(18,003)
Others		3,108

Total	￦	57,000

Debt

Debt Repayment Schedule

The following table sets out the principal repayment schedule for our outstanding debt (consisting of borrowings and debentures) as of December 31, 2015:

Debt Principal Repayment Schedule

	Maturing on or before December 31,
Currency (1)	2016		2017		2018		2019		Thereafter
	(billions of Won)
Won	￦	8,170	￦	520	￦	—	￦	—	￦	1,010
Foreign (2)		13,864		8,707		6,351		3,427		22,575

Total Won Equivalent	￦	22,034	￦	9,227	￦	6,351	￦	3,427	￦	23,585

(1)	Borrowings and debentures in foreign currency have been translated into Won at the market average exchange rates on December 31, 2015, as announced by the Seoul Money Brokerage Services Ltd.
(2)	This figure includes debentures, bank loans, commercial papers and repurchase agreements.

Normally we determine the level of our foreign currency reserves based upon an estimate, at any given time, of aggregate loan disbursements to be made over the next two to three months. Our average foreign currency reserves in 2014 and 2015 were approximately US$5,678 million and US$4,729 million, respectively.

Although we currently believe that such reserves, together with additional borrowings available under our uncommitted short-term backup credit facilities and commercial paper programs, will be sufficient to repay our outstanding debt as it becomes due, there can be no assurance that we will continue to be able to borrow under such credit facilities, or that the devaluation of the Won will not adversely affect our ability to access funds sufficient to repay our foreign currency denominated indebtedness in the future. In addition to maintaining sufficient foreign currency reserves, we monitor the maturity profile of our foreign currency assets and liabilities to ensure that there are sufficient maturing assets to meet our liabilities as they become due. As of December 31, 2015, our foreign currency assets maturing within three months, six months and one year exceeded our foreign currency liabilities coming due within such periods by US$4,611 million, US$5,773 million and US$4,683 million, respectively. As of December 31, 2015, our total foreign currency assets exceeded our total foreign currency liabilities by US$557 million.

Internal and External Debt of the Bank

The following table summarizes, as of December 31 of the years indicated, the outstanding internal debt of the Bank:

Internal Debt of the Bank

	(billions of Won)
2011	￦	7,530
2012		7,330
2013		8,130
2014		8,670
2015		9,700

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the outstanding external debt of the Bank as of December 31, 2015:

External Debt of the Bank

	Amount in Original Currency		Equivalent Amount in U.S. Dollars (1)
	(billions)
US$	US$	31.0	US$	31.0
Euro (EUR)	EUR	3.1		3.4
Japanese yen (JPY)	JPY	209.2		1.7
Brazilian real (BRL)	BRL	3.2		0.8
Australian Dollars (AUD)	AUD	3.2		2.4
British Pound (GBP)	GBP	1.0		1.5
Thai Baht (THB)	THB	27.0		0.7
Hong Kong dollar (HKD)	HKD	5.2		0.7
Swiss franc (CHF)	CHF	0.3		0.3
Malaysian Ringgit (MYR)	MYR	1.0		0.2
Indonesian rupiah (IDR)	IDR	5,017.6		0.4
Chinese Yuan (CNY)	CNY	10.0		1.5
Norwegian Krone (NOK)	NOK	2.8		0.3
Turkish Lira (TRY)	TRY	0.4		0.1
Mexican Peso (MXN)	MXN	3.0		0.2
New Zealand Dollar (NZD)	NZD	0.6		0.4
Saudi Riyal (SAR)	SAR	0.8		0.2
Indian Rupee (INR)	INR	6.0		0.1
South African Rand (ZAR)	ZAR	1.0		0.1
Peru Nuevo sol (PEN)	PEN	0.3		0.1
Russian Ruble (RUB)	RUB	0.7		0.01
Czech Koruna (CZK)	CZK	0.7		0.03
Taiwan Dollar (TWD)	TWD	0.6		0.02
Canadian Dollar (CAD)	CAD	0.3		0.2
Singapore Dollar (SGD)	SGD	0.4		0.3

			US$	46.6

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the exchange rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2015 or the prevailing market rate on December 31, 2015.

The following table summarizes, as of December 31 of the years indicated, the outstanding external debt of the Bank:

External Debt of the Bank

	(billions of Won)
2011	￦	36,838
2012		35,075
2013		40,203
2014		48,411
2015		54,631

For further information on the outstanding indebtedness of the Bank, see “—Tables and Supplementary Information.”

Debt Record

We have never defaulted in the payment of principal of, or interest on, any of our obligations.

Credit Policies, Credit Approval and Risk Management

Credit Policies

The Credit Policy Department functions as our centralized policy-making and planning division with respect to our lending activities. The Credit Policy Department formulates and revises our internal regulations on loan programs, sets basic lending guidelines on a country basis and gathers data from our various operating groups and produces various internal and external reports.

Credit Approval

We have multiple levels of loan approval authority, depending on the loan amount and other factors such as the nature of the credit, the conditions of the transaction, and whether the loan is secured. Our Board of Directors can approve loans of any amount. The Chief Executive Credit Committee, Credit Committee, Loan Officer Committee, Director Generals and Directors each have authority to approve loans up to a specified amount. The amount differs depending on the type of loan and certain other factors, for example, whether a loan is collateralized or guaranteed.

At each level of authority, loan applications are reviewed on the basis of the feasibility of the project from a technical, financial and economic point of view in addition to evaluating the probability of recovery. In conducting such a review, the following factors are considered:

•	eligibility of the transaction under our financing criteria;

•	country risk of the country of the borrower and the country in which the related project is located;

•	credit risk of the borrower;

•	a supplier’s ability to perform under the related supply contract;

•	legal disputes over the related project and supply contract; and

•	availability of collateral.

When the credit rating of a prospective borrower does not meet our internal rating criteria, our policy is to ensure that the loans are either guaranteed or made on a partially or fully secured basis. As of December 31, 2015, approximately 7.6% of our total outstanding loans were guaranteed or made on a partially or fully secured basis.

Risk Management

Our overall risk management policy is set by the Risk Management Committee, which meets on a quarterly basis and from time to time to establish tolerance limits for various exposures, whereas the overall risk management is overseen by the Risk Management Department, which is responsible for monitoring risk exposure.

The Risk Management Department reports our loan portfolio to the Financial Supervisory Service on a quarterly basis. The Risk Management Department also monitors our operating groups’ compliance with internal guidelines and procedures. To manage liquidity risk, we review the strategy for the sources and uses of funds, with each division submitting projected sources and uses to the Treasury Group. The Risk Management Department and the Treasury Group continually monitor our overall liquidity and the Treasury Group prepares both weekly and monthly cash flow forecasts. Our policy is to maintain a liquidity level, which can cover loan disbursements for a period of two to three months going forward. We protect ourselves from potential liquidity squeezes by maintaining sufficient amount of liquid assets with additional back-up of short-term credit lines.

Our core lending activities expose us to market risk, mostly in the form of interest rate and foreign currency risks. The Risk Management Department reports interest rate and foreign exchange gap positions to the Risk Management Committee on a quarterly basis. We also monitor changes in, and matches of, foreign currency assets and liabilities in order to reduce exposure to currency fluctuations.

One of the key components of our risk management policy, which also affects our fund-raising efforts, is to monitor matches of asset maturities and liability maturities. The average maturity as of December 31, 2015 for our Won- and foreign currency-denominated loans was 13 months and 44 months, respectively, and for Won- and foreign currency-denominated liabilities was 25 months and 43 months, respectively.

We follow an overall risk management process where we:

•	determine the risk management objectives;

•	identify key exposures;

•	measure key risks; and

•	monitor risk management results.

Our risk management system is a continuous system that is frequently evaluated and updated on an ongoing basis.

Capital Adequacy

Under the Financial Supervisory Service’s guidelines on risk-adjusted capital which were introduced in consideration of the standards set by the Bank for International Settlements, all banks in Korea, including us, are required to maintain a capital adequacy ratio (Tier I and Tier II) of at least 8% on a consolidated basis. To the extent that we fail to maintain this ratio, the Korean regulatory authorities may require corrective measures ranging from management improvement recommendations to emergency measures such as disposal of assets.

The current capital adequacy requirements of the Financial Services Commission are derived from a new set of bank capital measures, referred to as Basel III, which the Basel Committee on Banking Supervision initially introduced in 2009 and began phasing in starting from 2013. Commencing in July 2013, the Financial Services Commission promulgated a series of amended regulations implementing Basel III, pursuant to which Korean banks, including us, were required to maintain a minimum ratio of Tier I common equity capital (which principally includes equity capital, capital surplus and retained earnings less reserve for credit losses) to risk-weighted assets of 3.5% and Tier I capital to risk-weighted assets of 4.5% from December 1, 2013, which minimum ratios were increased to 4.0% and 5.5%, respectively, from January 1, 2014 and increased further to 4.5% and 6.0%, respectively, from January 1, 2015. Such requirements are in addition to the pre-existing requirement for a minimum ratio of Tier I and Tier II capital (less any capital deductions) to risk-weighted assets of 8.0%, which remains unchanged. The amended regulations also require an additional capital conservation buffer of 0.625% on January 1, 2016, with such buffer to increase in stages each subsequent year to 2.5% by 2019, as well as a potential counter-cyclical capital buffer of up to 2.5% starting in 2016, which will be determined on a quarterly basis by the Financial Services Commission. Presently, the Financial Services Commission has set the counter-cyclical capital buffer at 0%. As of December 31, 2015, our capital adequacy ratio was 10.0%, a decrease from 10.5% as of December 31, 2014, which was primarily due to an increase in risk adjusted assets which more than offset an increase in total capital.

The following table sets forth our capital base and capital adequacy ratios reported as of December 31, 2013, 2014 and 2015:

	As of December 31,
	2013		2014		2015
	(billions of Won, except for percentages)
Tier I	￦	8,724	￦	9,321	￦	10,586
Paid-in Capital		7,238		7,748		8,878
Retained Earnings		1,465		1,490		1,611
Accumulated other comprehensive income		37		96		124
Deductions from Tier I Capital		(17)		(17)		29
Capital Adjustments		—		—		—
Deferred Tax Asset		—		—		—
Others		(17)		(17)		(29)
Tier II (General Loan Loss Reserves)		1,031		1,223		1,301
Total Capital		9,755		10,544		11,887
Risk Adjusted Assets		84,117		100,445		118,438
Capital Adequacy Ratios
Tier I common equity		10.4%		9.3%		8.9%
Tier I		10.4%		9.3%		8.9%
Tier I and Tier II		11.6%		10.5%		10.0%

Source: Internal accounting records

Overseas Operations

We maintain an international presence through 22 overseas representative offices, which are located in New York, Tokyo, Beijing, São Paolo, Paris, Washington D.C., Shanghai, New Delhi, Dubai, Moscow, Mexico City, Tashkent, Hanoi, Manila, Jakarta, Yangon, Bogota, Istanbul, Dar es Salaam, Maputo, Accra and Phnom Penh.

We also have three wholly-owned subsidiaries: KEXIM Bank (UK) Ltd. in London, KEXIM (Asia) Ltd. in Hong Kong and KEXIM Vietnam Leasing Co., Ltd. in Ho Chi Minh City. These subsidiaries are engaged in the merchant banking and lease financing businesses, and assist us in raising overseas financing. We also own 85% of P.T. Koexim Mandiri Finance, a subsidiary in Jakarta, which is primarily engaged in the business of lease financing.

The table below sets forth brief details of our subsidiaries as of December 31, 2015:

	Principal Place of Business	Type of Business	Book Value	Bank’s Holding
			(billions of Won)	(%)
Kexim Bank (UK) Ltd.	United Kingdom	Commercial Banking	￦ 48	100%
KEXIM (Asia) Ltd.	Hong Kong	Commercial Banking	49	100
P.T. Koexim Mandiri Finance	Indonesia	Leasing and Factoring	25	85
Kexim Vietnam Leasing Co., Ltd.	Vietnam	Leasing and Lending	10	100

Property

Our head office is located at 38 Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, Korea, a 45,715 square meter building on a site of 9,110 square meters and owned by us. In addition to the head office, we own a staff training center located near Seoul on a site of 47,881 square meters and a marine finance center, a 4,423 square meter building, located in Busan on a site of 556 square meters. We also maintain 13 branches in Busan, Gwangju, Daegu, Changwon, Daejeon, Suwon, Incheon, Ulsan, Cheongju, Jeonju, Gumi, Yeosu and Wonju. Our domestic branch offices and overseas representative offices are located in facilities held under long-term leases.

Management and Employees

Management

Our governance and management is the responsibility of our Board of Directors, which has authority to decide important matters relating to our business. The Board of Directors is chaired by our President and is comprised of six members: the President, the Deputy President, two Senior Executive Directors and two Non-standing Senior Executive Directors. The Auditor may attend and state his/her opinion at the meetings of the Board of Directors. The President of Korea appoints our President upon the recommendation of the Minister of Strategy and Finance. The Minister of Strategy and Finance appoints the Deputy President and all Senior Executive Directors upon the recommendation of our President. The Minister of Strategy and Finance appoints the Auditor. All Board members and the Auditor serve for three years and are eligible for re-appointment for successive terms of office.

The members of the Board of Directors are currently as follows:

Name	Age	Board Member Since	Position
Duk-hoon Lee	68	March 6, 2014	Chairman and President
Young-pyo Hong	61	May 15, 2015	Deputy President
Sung-hwan Choi	60	July 1, 2015	Senior Executive Director
Sung-taek Kim	57	July 1, 2015	Senior Executive Director
Sung-ik Oh	64	November 29, 2013	Non-standing Senior Executive Director
Young-yul An	60	November 29, 2013	Non-standing Senior Executive Director

Our basic policy guidelines for activities are established by the Operations Committee. According to the By-laws, the Operations Committee is composed of officials nominated as follows:

•	President of KEXIM;

•	official of the Ministry of Strategy and Finance, nominated by the Minister of Strategy and Finance;

•	official of the Ministry of Foreign Affairs, nominated by the Minister of Foreign Affairs;

•	official of the Ministry of Trade, Industry & Energy, nominated by the Minister of Trade, Industry & Energy;

•	official of the Ministry of Land, Infrastructure and Transport, nominated by the Minister of Land, Infrastructure and Transport;

•	official of the Ministry of Oceans and Fisheries, nominated by the Minister of Oceans and Fisheries;

•	official of the Financial Services Commission, nominated by the Chairman of the Financial Services Commission;

•	executive director of The Bank of Korea, nominated by the Governor of The Bank of Korea;

•	executive director of the Korea Federation of Banks, nominated by the Chairman of the Korea Federation of Banks;

•	representative of an exporters’ association (Korea International Trade Association), nominated by the Minister of Strategy and Finance after consultation with the Minister of Trade, Industry & Energy;

•	officer of the Korea Trade Insurance Corporation established under the Trade Insurance Act, nominated by the Chairman and President of the Korea Trade Insurance Corporation; and

•	up to two persons who have extensive knowledge and experience in international economic cooperation work, recommended by our President and appointed by the Minister of Strategy and Finance.

The members of the Operations Committee are currently as follows:

Name	Age	Member Since	Position
Duk-hoon Lee	68	March 6, 2014	Chairman and President of KEXIM
In-chang Song	55	February 2, 2016	Deputy Minister for International Economic Affairs, Ministry of Strategy and Finance
Tae-ho Lee	57	March 26, 2015	Deputy Minister for Economic Affairs, Ministry of Foreign Affairs
Seung-il Cheong	52	March 14, 2016	Deputy Minister for International Trade and Investment, Ministry of Trade, Industry & Energy
Jae-jeong Kim	54	January 29, 2016	Assistant Minister for Construction Policy Bureau, Ministry of Land, Infrastructure and Transport
Gyeong-cheol Park	51	July 31, 2015	Director of Shipping & Logistics Bureau, Ministry of Oceans and Fisheries
Yong-beom Kim	55	November 6, 2015	Secretary General, Financial Services Commission
Jae-sung Hur	58	July 16, 2013	Deputy Governor, The Bank of Korea
Jung-gwan Kim	58	March 10, 2015	Executive Vice Chairman, Korea International Trade Association
Nam-yong Cho	58	July 29, 2015	Deputy President, Korea Trade Insurance Corporation
Ji-hong Kim (Private Sector)	61	December 18, 2014	Professor, KDI School of Public Policy and Management
Hyoung-soo Zang (Private Sector)	57	December 18, 2014	Professor, Hanyang University

Employees

As of December 31, 2015, we had 1,072 employees, among which 758 employees were members of our labor union. We have never experienced a work stoppage of a serious nature. Every two years, the management and union negotiate and enter into a collective bargaining agreement. The most recent collective bargaining agreement was entered into in November 2014.

Tables and Supplementary Information

A. External Debt of the Bank

(1) External Bonds of the Bank

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2015
USD	300,000,000	5.375	October 04, 2006	October 04, 2016	300,000,000
USD	50,000,000	7.8	April 27, 2009	April 29, 2019	50,000,000
USD	50,000,000	6.4	May 19, 2009	May 19, 2016	50,000,000
USD	1,250,000,000	5.125	June 29, 2010	June 29, 2020	1,250,000,000
USD	1,000,000,000	4	October 20, 2010	January 29, 2021	1,000,000,000
USD	700,000,000	3.75	April 20, 2011	October 20, 2016	700,000,000
USD	1,000,000,000	4.375	September 15, 2011	September 15, 2021	1,000,000,000
USD	1,250,000,000	4	January 11, 2012	January 11, 2017	1,250,000,000
USD	1,000,000,000	5	January 11, 2012	April 11, 2022	1,000,000,000
USD	100,000,000	6.78	January 27, 2012	January 27, 2027	100,000,000
USD	500,000,000	1.75	February 27, 2013	February 27, 2018	500,000,000
USD	25,000,000	LIBOR 3M + 0.65	March 14, 2013	March 14, 2016	25,000,000
USD	20,000,000	LIBOR 3M + 0.65	March 15, 2013	March 15, 2016	20,000,000
USD	10,000,000	LIBOR 3M + 0.9	June 20, 2013	June 20, 2018	10,000,000
USD	50,000,000	4.369	August 27, 2013	February 27, 2025	50,000,000
USD	35,500,000	2.24	August 29, 2013	September 14, 2018	35,500,000
USD	300,000,000	3.75	September 03, 2013	October 20, 2016	300,000,000
USD	500,000,000	2.875	September 17, 2013	September 17, 2018	500,000,000
USD	500,000,000	LIBOR 3M + 0.85	September 17, 2013	September 17, 2016	500,000,000
USD	50,000,000	1.5	October 29, 2013	October 29, 2016	50,000,000
USD	49,000,000	3.81	October 30, 2013	October 30, 2023	49,000,000
USD	45,000,000	3.81	October 30, 2013	October 30, 2023	45,000,000
USD	25,000,000	3.81	October 30, 2013	October 30, 2023	25,000,000
USD	20,000,000	3.9	October 30, 2013	October 30, 2023	20,000,000
USD	25,000,000	LIBOR 3M + 0.75	November 01, 2013	November 01, 2016	25,000,000
USD	50,000,000	3.66	November 06, 2013	November 06, 2023	50,000,000
USD	50,000,000	3.87	November 06, 2013	November 06, 2025	50,000,000
USD	20,000,000	3.67	November 06, 2013	November 06, 2023	20,000,000
USD	50,000,000	3.91	November 07, 2013	November 07, 2025	50,000,000
USD	20,000,000	3.71	November 07, 2013	November 07, 2023	20,000,000
USD	40,000,000	4	November 07, 2013	November 07, 2025	40,000,000
USD	40,000,000	3.73	November 07, 2013	November 07, 2023	40,000,000
USD	50,000,000	3.76	November 08, 2013	November 08, 2023	50,000,000
USD	50,000,000	4.03	November 08, 2013	November 08, 2025	50,000,000
USD	30,000,000	4.03	November 08, 2013	November 08, 2025	30,000,000
USD	20,000,000	4.03	November 08, 2013	November 08, 2025	20,000,000
USD	35,000,000	3.786	November 12, 2013	November 12, 2023	35,000,000
USD	30,000,000	4.03	November 12, 2013	November 12, 2025	30,000,000
USD	50,000,000	LIBOR 3M + 0.7	November 26, 2013	November 26, 2016	50,000,000
USD	38,500,000	1.89	November 26, 2013	December 05, 2018	38,500,000
USD	30,000,000	LIBOR 3M + 0.7	November 27, 2013	November 27, 2016	30,000,000
USD	33,000,000	1.33	December 05, 2013	December 05, 2016	33,000,000
USD	750,000,000	4	January 14, 2014	January 14, 2024	750,000,000
USD	750,000,000	LIBOR 3M + 0.75	January 14, 2014	January 14, 2017	750,000,000
USD	220,000,000	3.95	January 27, 2014	January 27, 2024	220,000,000
USD	80,000,000	LIBOR 3M + 0.63	January 27, 2014	July 27, 2017	80,000,000
USD	50,000,000	4.14	January 28, 2014	January 28, 2026	50,000,000
USD	50,000,000	4.14	February 03, 2014	February 03, 2026	50,000,000
USD	50,000,000	4.14	February 03, 2014	February 03, 2026	50,000,000
USD	50,000,000	4.06	February 04, 2014	February 04, 2026	50,000,000
USD	50,000,000	4.07	February 04, 2014	February 04, 2026	50,000,000
USD	20,000,000	4.02	February 05, 2014	February 05, 2026	20,000,000
USD	250,000,000	LIBOR 3M + 0.6	February 12, 2014	May 12, 2017	250,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2015
USD	30,000,000	4	February 13, 2014	February 13, 2026	30,000,000
USD	250,000,000	LIBOR 3M + 0.625	February 14, 2014	August 14, 2017	250,000,000
USD	30,000,000	4	February 18, 2014	February 18, 2026	30,000,000
USD	40,000,000	4.04	February 19, 2014	February 19, 2026	40,000,000
USD	36,800,000	2.05	May 22, 2014	May 22, 2019	36,800,000
USD	30,000,000	3.3	July 07, 2014	July 07, 2024	30,000,000
USD	300,000,000	LIBOR 3M + 0.55	July 11, 2014	July 11, 2017	300,000,000
USD	500,000,000	3.25	August 12, 2014	August 12, 2026	500,000,000
USD	500,000,000	2.486637	August 12, 2014	August 12, 2019	500,000,000
USD	50,000,000	LIBOR 3M + 0.27	September 23, 2014	March 23, 2016	50,000,000
USD	30,000,000	1.7	September 25, 2014	September 25, 2017	30,000,000
USD	50,000,000	LIBOR 3M + 0.3	September 26, 2014	September 26, 2016	50,000,000
USD	50,000,000	LIBOR 3M + 0.3	September 26, 2014	September 26, 2016	50,000,000
USD	17,800,000	1.8	September 26, 2014	September 26, 2019	17,800,000
USD	50,000,000	LIBOR 3M + 0.26	September 26, 2014	March 26, 2016	50,000,000
USD	80,000,000	LIBOR 3M + 0.25	October 17, 2014	October 17, 2016	80,000,000
USD	50,000,000	LIBOR 3M + 0.26	October 23, 2014	April 23, 2016	50,000,000
USD	50,000,000	3.409	October 24, 2014	October 24, 2029	50,000,000
USD	50,000,000	3.409	October 24, 2014	October 24, 2029	50,000,000
USD	50,000,000	3.402	October 29, 2014	October 29, 2029	50,000,000
USD	25,000,000	LIBOR 3M + 0.25	October 29, 2014	April 29, 2016	25,000,000
USD	50,000,000	3.23	October 30, 2014	October 30, 2026	50,000,000
USD	253,505,000	LIBOR 3M + 0.6	October 31, 2014	May 12, 2017	253,505,000
USD	248,245,000	LIBOR 3M + 0.625	October 31, 2014	August 14, 2017	248,245,000
USD	30,000,000	3.463	October 31, 2014	October 31, 2029	30,000,000
USD	50,000,000	LIBOR 3M + 0.25	November 03, 2014	May 03, 2016	50,000,000
USD	50,000,000	3.5	November 06, 2014	November 06, 2029	50,000,000
USD	50,000,000	3.5	November 19, 2014	November 19, 2029	50,000,000
USD	50,000,000	3.53	November 20, 2014	November 20, 2029	50,000,000
USD	50,000,000	3.5	November 25, 2014	November 26, 2029	50,000,000
USD	50,000,000	3.35	November 28, 2014	November 28, 2026	50,000,000
USD	100,000,000	LIBOR 3M + 0.45	November 28, 2014	November 28, 2017	100,000,000
USD	25,000,000	LIBOR 3M + 0.25	December 08, 2014	June 08, 2016	25,000,000
USD	150,000,000	0.74	December 10, 2014	June 13, 2016	150,000,000
USD	1,000,000,000	2.25	January 21, 2015	January 21, 2020	1,000,000,000
USD	1,250,000,000	2.875	January 21, 2015	January 21, 2025	1,250,000,000
USD	30,000,000	0.905	February 25, 2015	August 23, 2016	30,000,000
USD	200,000,000	LIBOR 3M + 0.25	February 26, 2015	August 26, 2016	200,000,000
USD	50,000,000	2.62	February 27, 2015	February 27, 2023	50,000,000
USD	50,000,000	3.02	March 4, 2015	March 4, 2030	50,000,000
USD	50,000,000	3.02	March 4, 2015	March 4, 2030	50,000,000
USD	30,000,000	3.044	March 6, 2015	March 6, 2030	30,000,000
USD	30,000,000	3.044	March 6, 2015	March 6, 2030	30,000,000
USD	50,000,000	2.81	March 6, 2015	March 6, 2025	50,000,000
USD	50,000,000	LIBOR 3M + 0.26	March 9, 2015	September 9, 2016	50,000,000
USD	50,000,000	LIBOR 3M + 0.26	March 9, 2015	September 9, 2016	50,000,000
USD	50,000,000	2.845	March 10, 2015	March 10, 2025	50,000,000
USD	40,000,000	3.087	March 10, 2015	March 10, 2030	40,000,000
USD	50,000,000	2.8	March 17, 2015	March 17, 2025	50,000,000
USD	20,000,000	1	March 17, 2015	September 12, 2016	20,000,000
USD	50,000,000	LIBOR 3M + 0.4	March 23, 2015	March 23, 2018	50,000,000
USD	50,000,000	LIBOR 3M + 0.4	March 23, 2015	March 23, 2018	50,000,000
USD	50,000,000	2.7	April 1, 2015	April 1, 2027	50,000,000
USD	100,000,000	LIBOR 3M + 0.45	April 10, 2015	April 10, 2018	100,000,000
USD	50,000,000	LIBOR 3M + 0.4	April 23, 2015	April 23, 2018	50,000,000
USD	50,000,000	LIBOR 3M + 0.4	April 23, 2015	April 23, 2018	50,000,000
USD	50,000,000	LIBOR 3M + 0.2	May 6, 2015	May 6, 2016	50,000,000
USD	50,000,000	2.4075	May 8, 2015	May 8, 2023	50,000,000
USD	50,000,000	2.41	May 11, 2015	May 11, 2023	50,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2015
USD	50,000,000	0.6825	May 11, 2015	May 11, 2016		50,000,000
USD	50,000,000	0.6825	May 11, 2015	May 11, 2016		50,000,000
USD	50,000,000	2.4125	May 12, 2015	May 12, 2023		50,000,000
USD	30,000,000	LIBOR 3M + 0.5	May 13, 2015	May 13, 2020		30,000,000
USD	100,000,000	LIBOR 3M + 0.4	May 21, 2015	May 21, 2018		100,000,000
USD	50,000,000	2.675	May 27, 2015	May 27, 2023		50,000,000
USD	500,000,000	LIBOR 3M + 0.65	May 27, 2015	May 27, 2020		500,000,000
USD	50,000,000	2.552	May 27, 2015	May 27, 2023		50,000,000
USD	50,000,000	2.62	May 28, 2015	May 28, 2023		50,000,000
USD	600,000,000	2.625	June 30, 2015	December 30, 2020		600,000,000
USD	400,000,000	3.25	June 30, 2015	August 12, 2026		400,000,000
USD	30,000,000	3.33	August 4, 2015	August 4, 2027		30,000,000
USD	50,000,000	3.45	August 4, 2015	August 4, 2030		50,000,000
USD	125,000,000	LIBOR 3M + 0.285	August 20, 2015	February 8, 2017		125,000,000
USD	50,000,000	3.047	September 1, 2015	September 1, 2025		50,000,000
USD	50,000,000	3.32	September 3, 2015	September 3, 2030		50,000,000
USD	20,000,000	LIBOR 3M + 0.5	September 11, 2015	September 11, 2018		20,000,000
USD	50,000,000	LIBOR 3M + 0.38	September 25, 2015	March 25, 2017		50,000,000
USD	750,000,000	2.5	November 10, 2015	May 10, 2021		750,000,000
USD	1,000,000,000	3.25	November 10, 2015	November 10, 2025		1,000,000,000
USD	50,000,000	LIBOR 3M + 0.39	November 20, 2015	May 20, 2017		50,000,000
USD	50,000,000	LIBOR 3M + 0.7	December 1, 2015	January 31, 2019		50,000,000
USD	50,000,000	LIBOR 3M + 0.7	December 1, 2015	January 31, 2019		50,000,000

		Subtotal in Original Currency			USD	22,942,350,000

		Subtotal in Equivalent Amount of Won(1)			￦	26,888,434,200,000

JPY	15,000,000,000	3.24	June 20, 2008	June 20, 2018		15,000,000,000
JPY	5,000,000,000	2.5	December 29, 2009	December 27, 2019		5,000,000,000
JPY	10,000,000,000	1.32	July 08, 2011	July 08, 2016		10,000,000,000
JPY	3,600,000,000	0.5	September 15, 2011	September 15, 2021		3,600,000,000
JPY	3,000,000,000	0.92	September 20, 2011	September 20, 2016		3,000,000,000
JPY	20,000,000,000	1.2	April 26, 2012	April 26, 2016		20,000,000,000
JPY	7,400,000,000	1.38	May 24, 2012	May 24, 2017		7,400,000,000
JPY	10,000,000,000	0.86	July 19, 2013	July 19, 2016		10,000,000,000
JPY	4,220,000,000	0.63	August 29, 2013	September 14, 2020		4,220,000,000
JPY	30,000,000,000	0.45	March 14, 2014	March 14, 2017		30,000,000,000
JPY	35,000,000,000	0.4	March 14, 2014	March 14, 2016		35,000,000,000
JPY	11,000,000,000	0.64	March 14, 2014	March 14, 2019		11,000,000,000
JPY	16,000,000,000	0.31	September 25, 2015	September 25, 2017		16,000,000,000
JPY	39,000,000,000	0.37	September 25, 2015	September 25, 2018		39,000,000,000

		Subtotal in Original Currency			JPY	209,220,000,000

		Subtotal in Equivalent Amount of Won(2)			￦	2,033,639,322,000

HKD	252,000,000	4.05	June 24, 2010	June 24, 2020		252,000,000
HKD	238,000,000	3.4	March 07, 2011	March 07, 2016		238,000,000
HKD	99,000,000	2.3	August 31, 2011	August 31, 2016		99,000,000
HKD	120,000,000	3.45	September 23, 2011	September 23, 2021		120,000,000
HKD	250,000,000	3.92	November 08, 2011	November 08, 2021		250,000,000
HKD	60,000,000	3.92	November 08, 2011	November 08, 2021		60,000,000
HKD	102,000,000	2.95	November 18, 2011	November 18, 2016		102,000,000
HKD	387,500,000	HIBOR 3M + 0.532	November 27, 2013	November 27, 2016		387,500,000
HKD	387,500,000	HIBOR 3M + 0.532	November 27, 2013	November 27, 2016		387,500,000
HKD	380,000,000	2.525	February 13, 2014	February 13, 2019		380,000,000
HKD	370,000,000	2.525	February 13, 2014	February 13, 2019		370,000,000
HKD	300,000,000	1.5	July 25, 2014	July 25, 2017		300,000,000
HKD	200,000,000	2.42	September 30, 2014	September 30, 2019		200,000,000
HKD	160,000,000	1.98	February 2, 2015	February 3, 2020		160,000,000
HKD	300,000,000	1.9	February 2, 2015	February 3, 2020		300,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2015
HKD	300,000,000	2.28	April 13, 2015	April 13, 2022		300,000,000
HKD	850,000,000	1.57	May 11, 2015	May 11, 2018		850,000,000

		Subtotal in Original Currency			HKD	4,756,000,000

		Subtotal in Equivalent Amount of Won(3)			￦	719,154,760,000

MYR	500,000,000	4.5	March 12, 2008	March 12, 2018		500,000,000
MYR	500,000,000	4.07	February 02, 2012	February 02, 2017		500,000,000

		Subtotal in Original Currency			MYR	1,000,000,000

		Subtotal in Equivalent Amount of Won(4)			￦	273,070,000,000

BRL	60,000,000	0.5	August 11, 2011	August 10, 2016		60,000,000
BRL	130,000,000	0.5	September 28, 2011	September 28, 2016		130,000,000
BRL	200,000,000	0.5	October 27, 2011	October 27, 2016		200,000,000
BRL	100,000,000	0.5	November 21, 2011	November 21, 2017		100,000,000
BRL	200,000,000	0.5	November 28, 2011	November 28, 2016		200,000,000
BRL	65,000,000	0.5	December 21, 2011	December 22, 2016		65,000,000
BRL	200,000,000	0.5	December 28, 2011	December 22, 2017		200,000,000
BRL	365,600,000	8.12	April 26, 2012	April 25, 2016		365,600,000
BRL	261,800,000	6.6	August 24, 2012	August 24, 2017		261,800,000
BRL	121,000,000	BRL CDI 3M + 87.55%	February 25, 2014	January 22, 2016		121,000,000
BRL	119,000,000	BRL CDI 3M +87.55%	February 25, 2014	January 22, 2016		119,000,000
BRL	110,000,000	BRL CDI 3M + 87.95%	February 26, 2014	January 26, 2016		110,000,000
BRL	100,000,000	BRL CDI 3M + 87.95%	February 26, 2014	January 26, 2016		100,000,000
BRL	22,000,000	9.32	September 26, 2014	September 26, 2018		22,000,000
BRL	129,000,000	BRL CDI 3M+86.95%	February 2, 2015	December 30, 2016		129,000,000
BRL	129,500,000	BRL CDI 3M+86.95%	February 2, 2015	December 30, 2016		129,500,000
BRL	127,500,000	BRL CDI 3M+88.54%	February 9, 2015	November 7, 2016		127,500,000
BRL	128,000,000	BRL CDI 3M+88.54%	February 9, 2015	November 7, 2016		128,000,000
BRL	128,500,000	BRL CDI 3M+88.54%	February 9, 2015	November 7, 2016		128,500,000
BRL	129,500,000	BRL CDI 3M+88.80%	February 10, 2015	June 15, 2016		129,500,000
BRL	128,500,000	BRL CDI 3M+88.80%	February 10, 2015	June 15, 2016		128,500,000
BRL	129,500,000	BRL CDI 3M+88.90%	February 11, 2015	June 3, 2016		129,500,000
BRL	130,000,000	BRL CDI 3M+88.90%	February 11, 2015	June 3, 2016		130,000,000

		Subtotal in Original Currency			BRL	3,214,400,000

		Subtotal in Equivalent Amount of Won(5)			￦	951,140,960,000

EUR	750,000,000	4.625	February 20, 2007	February 20, 2017		750,000,000
EUR	117,000,000	3.875	July 12, 2012	July 12, 2032		117,000,000
EUR	30,000,000	3.6	July 19, 2012	July 19, 2027		30,000,000
EUR	750,000,000	2	April 30, 2013	April 30, 2020		750,000,000
EUR	250,000,000	2	May 15, 2013	April 30, 2020		250,000,000
EUR	20,000,000	EURIBOR 3M + 0.745	February 05, 2014	March 27, 2019		20,000,000
EUR	30,000,000	0.255	November 19, 2014	November 18, 2016		30,000,000
EUR	73,900,000	0.266	November 25, 2014	November 25, 2016		73,900,000
EUR	10,065,000	0.266	November 26, 2014	November 25, 2016		10,065,000
EUR	20,096,000	0.25	December 02, 2014	December 01, 2016		20,096,000
EUR	20,096,000	0.25	December 02, 2014	December 01, 2016		20,096,000
EUR	23,950,000	0.14	August 13, 2015	August 14, 2017		23,950,000
EUR	24,000,000	0.14	August 13, 2015	August 14, 2017		24,000,000
EUR	150,000,000	0.12	September 9, 2015	September 8, 2017		150,000,000

		Subtotal in Original Currency			EUR	2,269,107,000

		Subtotal in Equivalent Amount of Won(6)			￦	2,905,659,586,710

MXN	1,000,000,000	8.61	October 11, 2007	October 11, 2017		1,000,000,000
MXN	800,000,000	8.61	April 29, 2008	October 11, 2017		800,000,000
MXN	300,000,000	8.61	May 06, 2008	October 11, 2017		300,000,000
MXN	470,000,000	6.46	February 28, 2012	February 27, 2017		470,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2015
MXN	374,000,000	6.35	March 28, 2012	March 28, 2017		374,000,000
MXN	87,300,000	3.99	August 29, 2013	September 13, 2016		87,300,000

		Subtotal in Original Currency			MXN	3,031,300,000

		Subtotal in Equivalent Amount of Won(7)			￦	204,309,620,000

THB	1,500,000,000	6.28	August 07, 2008	August 07, 2018		1,500,000,000
THB	3,000,000,000	3.95	June 28, 2010	June 28, 2020		3,000,000,000
THB	1,000,000,000	4.4	November 25, 2011	November 25, 2021		1,000,000,000
THB	1,500,000,000	3.9	August 27, 2012	August 27, 2022		1,500,000,000
THB	3,200,000,000	3.43	March 11, 2013	March 11, 2016		3,200,000,000
THB	2,800,000,000	4.34	March 11, 2013	March 11, 2023		2,800,000,000
THB	2,000,000,000	3.81	March 11, 2013	March 11, 2018		2,000,000,000
THB	1,500,000,000	4.78	July 31, 2013	July 31, 2025		1,500,000,000
THB	500,000,000	4.78	July 31, 2013	July 31, 2025		500,000,000
THB	10,000,000,000	2.18	September 4, 2015	September 4, 2018		10,000,000,000

		Subtotal in Original Currency			THB	27,000,000,000

		Subtotal in Equivalent Amount of Won(8)			￦	876,960,000,000

CHF	45,000,000	2.1	September 05, 2013	December 30, 2023		45,000,000
CHF	5,000,000	2.1	September 06, 2013	December 30, 2023		5,000,000
CHF	125,000,000	CHF LIBOR 3M + 0.45	March 03, 2014	March 03, 2017		125,000,000
	100,000,000	1.125	March 03, 2014	September 03, 2019		100,000,000

		Subtotal in Original Currency			CHF	275,000,000

		Subtotal in Equivalent Amount of Won(9)			￦	325,982,250,000

AUD	45,000,000	7.35	August 10, 2011	August 10, 2021		45,000,000
AUD	10,700,000	0.5	March 28, 2012	March 28, 2017		10,700,000
AUD	20,000,000	6.8	April 11, 2012	April 11, 2022		20,000,000
AUD	25,800,000	4.84	August 24, 2012	August 24, 2017		25,800,000
AUD	47,000,000	4.165	April 11, 2013	April 11, 2016		47,000,000
AUD	100,000,000	4.19	April 18, 2013	April 18, 2016		100,000,000
AUD	47,000,000	4.2	April 18, 2013	April 18, 2016		47,000,000
AUD	100,000,000	4.75	April 24, 2013	April 24, 2019		100,000,000
AUD	47,000,000	4.2	April 26, 2013	April 26, 2016		47,000,000
AUD	80,000,000	BBSW 3M + 1.015	April 29, 2013	April 29, 2016		80,000,000
AUD	48,000,000	BBSW 3M + 1.02	May 02, 2013	May 02, 2016		48,000,000
AUD	47,000,000	BBSW 3M + 1.01	May 09, 2013	May 09, 2016		47,000,000
AUD	10,000,000	BBSW 3M + 0.92	May 23, 2013	May 23, 2016		10,000,000
AUD	93,100,000	4.05	May 23, 2013	May 17, 2018		93,100,000
AUD	50,000,000	BBSW 3M + 1.03	May 28, 2013	May 30, 2016		50,000,000
AUD	50,000,000	BBSW 3M + 1.03	May 28, 2013	May 30, 2016		50,000,000
AUD	50,000,000	4.45	July 01, 2013	July 01, 2016		50,000,000
AUD	22,000,000	5.975	August 08, 2013	August 08, 2023		22,000,000
AUD	25,000,000	BBSW 3M + 1.45	August 08, 2013	August 08, 2018		25,000,000
AUD	63,000,000	4.43	August 29, 2013	September 14, 2018		63,000,000
AUD	100,000,000	5.375	September 12, 2013	September 12, 2019		100,000,000
AUD	36,000,000	4.42	November 26, 2013	December 05, 2018		36,000,000
AUD	50,700,000	4	December 17, 2013	December 19, 2017		50,700,000
AUD	100,000,000	5.125	February 25, 2014	February 25, 2020		100,000,000
AUD	50,000,000	5.125	February 25, 2014	February 25, 2020		50,000,000
AUD	22,000,000	BBSW 3M + 0.7	February 25, 2014	August 25, 2017		22,000,000
AUD	300,000,000	4.5	April 17, 2014	April 17, 2019		300,000,000
AUD	200,000,000	BBSW 3M + 1.08	April 17, 2014	April 17, 2019		200,000,000
AUD	100,000,000	4.75	June 03, 2014	June 03, 2021		100,000,000
AUD	76,600,000	3.5	September 26, 2014	September 26, 2019		76,600,000
AUD	250,000,000	4.25	November 21, 2014	May 21, 2020		250,000,000
AUD	250,000,000	BBSW 3M + 1.15	November 21, 2014	May 21, 2020		250,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2015
AUD	21,000,000	5.15	November 24, 2014	November 24, 2029		21,000,000
AUD	300,000,000	3.7	August 19, 2015	February 19, 2021		300,000,000
AUD	350,000,000	BBSW 3M + 1.2	August 19, 2015	February 19, 2021		350,000,000

		Subtotal in Original Currency			AUD	3,186,900,000

		Subtotal in Equivalent Amount of Won(10)			￦	2,718,744,390,000

INR	2,202,000,000	6	June 04, 2013	June 04, 2016		2,202,000,000
INR	2,000,000,000	7	June 27, 2014	June 27, 2017		2,000,000,000
INR	1,803,000,000	6.4	August 07, 2014	August 07, 2017		1,803,000,000

		Subtotal in Original Currency			INR	6,005,000,000

		Subtotal in Equivalent Amount of Won(11)			￦	105,868,150,000

CNY	120,000,000	4.55	August 23, 2013	August 23, 2023		120,000,000
CNY	300,000,000	4.5	November 06, 2013	November 06, 2023		300,000,000
CNY	500,000,000	3.625	January 27, 2014	January 27, 2019		500,000,000
CNY	500,000,000	4.5	January 27, 2014	January 27, 2024		500,000,000
CNY	306,200,000	2.94	October 31, 2014	October 28, 2016		306,200,000
CNY	700,000,000	3.7	November 28, 2014	November 28, 2019		700,000,000
CNY	300,000,000	3.35	November 28, 2014	November 28, 2017		300,000,000
CNY	310,000,000	4.1	February 13, 2015	February 16, 2016		310,000,000
CNY	310,000,000	4.32	February 17, 2015	February 18, 2016		310,000,000
CNY	243,000,000	4.5	February 17, 2015	February 17, 2018		243,000,000
CNY	300,000,000	4.5	February 17, 2015	February 17, 2018		300,000,000
CNY	300,000,000	4.46	February 25, 2015	February 25, 2020		300,000,000
CNY	250,000,000	4.5	February 25, 2015	February 25, 2018		250,000,000
CNY	500,000,000	4.2	February 26, 2015	February 26, 2022		500,000,000
CNY	300,000,000	4.05	February 26, 2015	February 26, 2020		300,000,000
CNY	1,000,000,000	4.4	March 3, 2015	March 3, 2018		1,000,000,000
CNY	275,000,000	4.785	March 18, 2015	March 18, 2019		275,000,000
CNY	300,000,000	4.79	March 27, 2015	March 27, 2019		300,000,000
CNY	1,250,000,000	3.6	June 10, 2015	June 10, 2018		1,250,000,000
CNY	137,000,000	4.1	July 24, 2015	July 24, 2018		137,000,000
CNY	300,000,000	4.1	July 24, 2015	July 24, 2018		300,000,000
CNY	188,000,000	4.005	July 30, 2015	July 30, 2018		188,000,000
CNY	1,000,000,000	4.1	August 6, 2015	August 6, 2018		1,000,000,000
CNY	280,000,000	4.2	August 7, 2015	August 7, 2018		280,000,000

		Subtotal in Original Currency			CNY	9,969,200,000

		Subtotal in Equivalent Amount of Won(12)			￦	1,799,939,060,000

IDR	425,000,000,000	8.4	July 06, 2011	July 06, 2016		425,000,000,000
IDR	425,000,000,000	8.4	July 13, 2011	July 06, 2016		425,000,000,000
IDR	169,600,000,000	8.4	August 22, 2011	July 06, 2016		169,600,000,000
IDR	485,000,000,000	8.4	April 30, 2013	July 06, 2016		485,000,000,000
IDR	484,400,000,000	8.4	May 28, 2013	July 06, 2016		484,400,000,000
IDR	278,630,000,000	8.4	November 18, 2013	July 06, 2016		278,630,000,000
IDR	500,000,000,000	8	August 27, 2014	May 15, 2018		500,000,000,000
IDR	600,000,000,000	8	October 17, 2014	October 17, 2019		600,000,000,000
IDR	600,000,000,000	8	February 17, 2015	May 15, 2018		600,000,000,000
IDR	650,000,000,000	8.1	March 24, 2015	March 24, 2018		650,000,000,000
IDR	400,000,000,000	8	July 22, 2015	October 17, 2019		400,000,000,000

		Subtotal in Original Currency			IDR	5,017,630,000,000

		Subtotal in Equivalent Amount of Won(13)			￦	426,498,550,000

PEN	61,000,000	6.875	September 07, 2010	September 07, 2022		61,000,000
PEN	54,500,000	6.875	November 21, 2011	September 07, 2022		54,500,000
PEN	47,000,000	6.875	July 08, 2011	September 07, 2022		47,000,000
PEN	20,000,000	6.875	July 19, 2011	September 07, 2022		20,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2015
PEN	15,000,000	6.875	August 05, 2011	September 07, 2022		15,000,000
PEN	54,500,000	7.25	October 25, 2011	October 25, 2041		54,500,000
PEN	13,600,000	7.15	November 04, 2011	November 04, 2021		13,600,000

		Subtotal in Original Currency			PEN	265,600,000

		Subtotal in Equivalent Amount of Won(14)			￦	91,140,640,000

SGD	50,000,000	1.48	March 9, 2015	March 9, 2017		50,000,000
SGD	68,000,000	1.95	June 15, 2015	June 15, 2018		68,000,000
SGD	250,000,000	2.04	July 24, 2015	July 24, 2018		250,000,000
SGD	55,000,000	2.07	October 6, 2015	April 6, 2017		55,000,000

		Subtotal in Original Currency			SGD	423,000,000

		Subtotal in Equivalent Amount of Won(15)			￦	350,282,070,000

TRY	140,000,000	0.5	October 20, 2011	October 23, 2017		140,000,000
TRY	40,000,000	0.5	December 21, 2011	December 22, 2017		40,000,000
TRY	80,000,000	0.5	January 25, 2012	January 25, 2017		80,000,000
TRY	53,000,000	8.2	May 29, 2012	May 31, 2016		53,000,000
TRY	96,400,000	8	December 17, 2013	December 19, 2016		96,400,000
TRY	21,000,000	8.54	September 26, 2014	September 26, 2018		21,000,000

		Subtotal in Original Currency			TRY	430,400,000

		Subtotal in Equivalent Amount of Won(16)			￦	172,620,528,000

TWD	600,000,000	0.7	July 1, 2011	July 1, 2016		600,000,000

		Subtotal in Original Currency			TWD	600,000,000

		Subtotal in Equivalent Amount of Won(17)			￦	21,306,000,000

NZD	25,000,000	BKBM 3M + 1.08	August 16, 2013	August 16, 2016		25,000,000
NZD	20,500,000	5.18	November 26, 2013	December 05, 2018		20,500,000
NZD	74,600,000	4.97	May 22, 2014	May 22, 2019		74,600,000
NZD	66,000,000	4.5	May 22, 2014	May 17, 2018		66,000,000
NZD	100,000,000	4.875	June 05, 2014	December 15, 2017		100,000,000
NZD	100,000,000	5.125	August 27, 2014	August 27, 2019		100,000,000
NZD	12,000,000	4.46	September 26, 2014	September 26, 2019		12,000,000
NZD	100,000,000	5.125	October 15, 2014	October 15, 2019		100,000,000
NZD	55,000,000	4.2	December 15, 2014	December 11, 2018		55,000,000

		Subtotal in Original Currency			NZD	553,100,000

		Subtotal in Equivalent Amount of Won(18)			￦	443,232,216,000

SAR	750,000,000	SAIBOR3M + 1.7	December 06, 2011	December 06, 2016		750,000,000

		Subtotal in Original Currency			SAR	750,000,000

		Subtotal in Equivalent Amount of Won(19)			￦	234,150,000,000

ZAR	43,500,000	8.04	May 30, 2012	May 30, 2017		43,500,000
ZAR	981,000,000	5.19	May 23, 2013	May 17, 2016		981,000,000

		Subtotal in Original Currency			ZAR	1,024,500,000

		Subtotal in Equivalent Amount of Won(20)			￦	77,165,340,000

RUB	660,000,000	7.63	May 30, 2012	May 30, 2017		660,000,000

		Subtotal in Original Currency			RUB	660,000,000

		Subtotal in Equivalent Amount of Won(21)			￦	10,533,600,000

CAD	325,000,000	2.711	December 05, 2014	December 05, 2019		325,000,000

		Subtotal in Original Currency			CAD	325,000,000

		Subtotal in Equivalent Amount of Won(22)			￦	274,482,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2015
NOK	500,000,000	3	May 22, 2013	May 23, 2018		500,000,000
NOK	250,000,000	4.55	June 26, 2013	June 26, 2025		250,000,000
NOK	250,000,000	4.55	June 26, 2013	June 26, 2025		250,000,000
NOK	250,000,000	4.55	June 26, 2013	June 26, 2025		250,000,000
NOK	300,000,000	4.5075	September 09, 2013	September 11, 2023		300,000,000
NOK	300,000,000	4.5075	September 10, 2013	September 11, 2023		300,000,000
NOK	300,000,000	4.5075	September 11, 2013	September 11, 2023		300,000,000
NOK	300,000,000	4.5075	September 12, 2013	September 11, 2023		300,000,000
NOK	300,000,000	4.5075	September 13, 2013	September 11, 2023		300,000,000

		Subtotal in Original Currency			NOK	2,750,000,000

		Subtotal in Equivalent Amount of Won(23)			￦	366,575,000,000

CZK	700,000,000	3M Pribor+0.5%	June 17, 2013	June 17, 2018		700,000,000

		Subtotal in Original Currency			CZK	700,000,000

		Subtotal in Equivalent Amount of Won(24)			￦	33,166,000,000

GBP	300,000,000	GBP LIBOR 3M + 0.7	March 22, 2013	March 22, 2016		300,000,000
	300,000,000	2	October 10, 2014	December 07, 2017		300,000,000

		Subtotal in Original Currency			GBP	600,000,000

		Subtotal in Equivalent Amount of Won(25)			￦	1,041,546,000,000

	Total External Bonds of the Bank in Equivalent Amount of Won				￦	43,345,600,242,710

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to Won 1,172.00, the market average exchange rate in effect on December 31, 2015, as announced by Seoul Money Brokerage Services, Ltd.
(2)	Japanese Yen amounts are converted to Won amounts at the rate of JPY 100.00 to Won 972.01, the market average exchange rate in effect on December 31, 2015, as announced by Seoul Money Brokerage Services, Ltd.
(3)	Hong Kong Dollar amounts are converted to Won amounts at the rate of HKD 1.00 to Won 151.21, the market average exchange rate in effect on December 31, 2015, as announced by Seoul Money Brokerage Services, Ltd.
(4)	Malaysia Ringgit amounts are converted to Won amounts at the rate of MYR 1.00 to Won 273.07, the market average exchange rate in effect on December 31, 2015, as announced by Seoul Money Brokerage Services, Ltd.
(5)	Brazilian Real amounts are converted to Won amounts at the rate of BRL 1.00 to Won 295.90, the prevailing market rate on December 31, 2015.
(6)	Euro amounts are converted to Won amounts at the rate of EUR 1.00 to Won 1,280.53, the market average exchange rate in effect on December 31, 2015, as announced by Seoul Money Brokerage Services, Ltd.
(7)	Mexican Pesos amounts are converted to Won amounts at the rate of MXN 1.00 to Won 67.40, the prevailing market rate on December 31, 2015.
(8)	Thai Baht amounts are converted to Won amounts at the rate of THB 1.00 to Won 32.48, the market average exchange rate in effect on December 31, 2015, as announced by Seoul Money Brokerage Services, Ltd.
(9)	Swiss Franc amounts are converted to Won amounts at the rate of CHF 1.00 to Won 1,185.39, the market average exchange rate in effect on December 31, 2015, as announced by Seoul Money Brokerage Services, Ltd.
(10)	Australian Dollar amounts are converted to Won amounts at the rate of AUD 1.00 to Won 853.10, the market average exchange rate in effect on December 31, 2015, as announced by Seoul Money Brokerage Services, Ltd.
(11)	Indian Rupee amounts are converted to Won amounts at the rate of INR 1.00 to Won 17.63, the prevailing market rate on December 31, 2015.
(12)	Chinese Yuan amounts are converted to Won amounts at the rate of CNY 1.00 to Won 180.55, the market average exchange rate in effect on December 31, 2015, as announced by Seoul Money Brokerage Services, Ltd.
(13)	Indonesian Rupiah amounts are converted to Won amounts at the rate of IDR 100.00 to Won 8.50, the market average exchange rate in effect on December 31, 2015, as announced by Seoul Money Brokerage Services, Ltd.
(14)	Peruvian Sol amounts are converted to Won amounts at the rate of PEN 1.00 to Won 343.15, the prevailing market rate on December 31, 2015.
(15)	Singapore Dollar amounts are converted to Won amounts at the rate of SGD 1.00 to Won 828.09, as announced by Seoul Money Brokerage Services, Ltd.
(16)	Turkish Lira amounts are converted to Won amounts at the rate of TRY 1.00 to Won 401.07, the prevailing market rate on December 31, 2015.
(17)	Taiwan Dollar amounts are converted to Won amounts at the rate of TWD 1.00 to Won 35.51, the prevailing market rate on December 31, 2015.

(18)	New Zealand Dollar amounts are converted to Won amounts at the rate of NZD 1.00 to Won 801.36, the market average exchange rate in effect on December 31, 2015, as announced by Seoul Money Brokerage Services, Ltd.
(19)	Saudi Riyal amounts are converted to Won amounts at the rate of SAR 1.00 to Won 312.20, the market average exchange rate in effect on December 31, 2015, as announced by Seoul Money Brokerage Services, Ltd.
(20)	South African Rand amounts are converted to Won amounts at the rate of ZAR 1.00 to Won 75.32, the prevailing market rate on December 31, 2015.
(21)	Russian Ruble amounts are converted to Won amounts at the rate of RUB 1.00 to Won 15.96, the prevailing market rate on December 31, 2015 .
(22)	Canadian Dollar amounts are converted to Won amounts at the rate of CAD 1.00 to Won 844.56, the market average exchange rate in effect on December 31, 2015, as announced by Seoul Money Brokerage Services, Ltd.
(23)	Norwegian Krone amounts are converted to Won amounts at the rate of NOK 1.00 to Won 133.30, the market average exchange rate in effect on December 31, 2015, as announced by Seoul Money Brokerage Services, Ltd.
(24)	Czech Koruna amounts are converted to Won amounts at the rate of CZK 1.00 to Won 47.38, the market average exchange rate in effect on December 31, 2015, as announced by Seoul Money Brokerage Services, Ltd.
(25)	British Pound amounts are converted to Won amounts at the rate of GBP 1.00 to Won 1,735.91, the market average exchange rate in effect on December 31, 2015, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Bank

Lender	Classifications	Range of Interest Rates	Range of Years of Issue	Range of Years of Maturity	Principal Amount Outstanding as of December 31, 2015(1)
		(%)			(millions of Won)
Bank of America N.A., Seoul	Borrowing from BoA-ML	LIBOR 3M + 0.75	2013	2016		234,400
Sumitomo Mitsui Trust Bank, Singapore	Borrowings from SMTB	LIBOR 3M + 0.6	2013	2016		117,200
Syndicated Lenders	Borrowings from Syndicated Lenders	LIBOR 3M + 0.75	2013	2016		293,000
Mizuho Corporate Bank, LTD	Borrowings from Mizuho	LIBOR 3M + 1.1	2013	2018		586,000
HSBC, Seoul	Borrowings from HSBC	LIBOR 3M + 0.75	2013	2016		58,600
Sumitomo Mitsui Banking Corporation	Borrowings from SMBC	LIBOR 3M + 0.45	2014	2017		175,800
Syndicated Lenders	Borrowings from Syndicated Lenders	LIBOR 3M + 0.45	2014	2017		703,200
Bank of Tokyo-Mitsubishi UFJ, LTD	Borrowings from BTMU	LIBOR 3M + 0.6	2014	2019		351,600
HSBC Bank PLC, London	Borrowings from HSBC	LIBOR 3M + 0.5	2015	2018		175,800
Syndicated Lenders	Borrowings from Syndicated Lenders	LIBOR 3M + 0.5	2015	2018		468,800
Bank of Tokyo-Mitsubishi UFJ, LTD	Borrowings from BTMU	LIBOR 3M + 0.4	2015	2018		234,400

Long-term Borrowings from Foreign Financial Institution					￦	3,398,800

Compulsory Loan		0.25~LIBOR3M + 0.78	2014	2024	￦	3,097,502
Foreign Currency CP		-0.039~2.498	2015	2016	￦	4,613,392
Short-term Borrowings (Foreign banks)					￦	175,800
Repurchase Agreement					￦	0

Total External Borrowings of the Bank					￦	11,285,494

(1)	Converted to Won amounts at the relevant market average exchange rates in effect on December 31, 2015 as announced by Seoul Money Brokerage Services, Ltd.

B. Internal Debt of the Bank

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2015
	(%)			(millions of Won)
Bonds
Short-term Industrial Finance Bonds	1.54~1.78	2015	2016	2,540
Long-term Industrial Finance Bonds	1.58~4.59	2011~2015	2016~2030	7,160

Total Bonds	1.58~4.59	2011~2015	2016~2030	9,700

Total Internal Debt				￦ 9,700

Financial Statements and the Auditors

The Minister of Strategy and Finance appoints our internal Auditor who is responsible for examining our financial operations and auditing our financial statements and accounting records. The present internal Auditor is Kong Myung Jai, who was appointed for a three-year term on August 29, 2014.

We prepare our financial statements annually for submission to the Minister of Strategy and Finance, accompanied by an opinion of the Auditor. Although we are not legally required to have financial statements audited by external auditors, an independent public accounting firm has audited our separate financial statements since 1983 and consolidated financial statements since 1998. As of the date of this prospectus, our independent auditor is Deloitte Anjin LLC, located at 9th Floor, One IFC Bldg., 10 Gukjegeumyung-ro, Yeongdeungpo-gu, Seoul 07326, Korea which has audited our separate financial statements as of and for the years ended December 31, 2014 and 2015 included in this prospectus.

Our financial statements and separate financial information included in this prospectus were prepared under K-IFRS. For a summary of financial statement preparation and significant accounting policies, see “—Notes to Separate Financial Statements as of and for the years ended December 31, 2015 and 2014—Note 2.” These principles and procedures differ in certain material respects from generally accepted accounting principles in the United States.

We recognize interest income on loans and debt securities using the effective interest method. See “—Notes to Separate Financial Statements as of and for the years ended December 31, 2015 and 2014—Note 3(17).”

We classify a non-derivative financial asset as held for trading if either it is acquired for the purpose of selling it in the near term, or it is part of a portfolio of identified financial instruments that are managed together and for which there is evidence of a recent actual pattern of short-term profit taking. We classify debt securities with fixed or determinable payments and fixed maturities, and which we intend to hold to maturity, as held-to-maturity securities. We classify investments that are categorized as neither trading securities nor held-to-maturity securities as available-for-sale securities. We record our trading and available-for-sale securities at fair value. However, investments in available-for-sale securities that do not have readily determinable fair values are recognized at cost. We record held-to-maturity securities at amortized cost. We recognize impairment losses on securities in current operations when the recoverable amounts are less than the carrying amount of equity securities or amortized cost of debt securities.

We record debenture issuance costs as discounts on debentures and amortize them over the maturity period of the debentures using the effective interest method.

Our financial statements are separate financial statements prepared in accordance with the requirements of K-IFRS 1027 Separate Financial Statements, in which a parent, or an investor with joint control of, or significant influence over, an investee accounts for the investments based on the cost method or valuation methods in accordance with K-IFRS 1039 Financial Instruments.

Since we initially adopted K-IFRS in 2013, our premises and equipment on the statements of financial position as of January 1, 2013 have been measured at their fair value in accordance with IFRS 1 paragraph 30(b), and we have chosen to apply the cost model to the premises and equipment in accordance with IAS 16 paragraph 29.

Deloitte Anjin LLC 9Fl., One IFC, 10, Gukjegeumyung-ro, Youngdeungpo-gu, Seoul 150-945, Korea Tel: +82 (2) 6676 1000 Fax: +82 (2) 6674 2114 www.deloitteanjin.co.kr

INDEPENDENT AUDITOR’S REPORT

To the Shareholders and the Board of Directors of

The Export-Import Bank of Korea:

Report on the Financial Statements

We have audited the accompanying separate financial statements of the Export-Import Bank of Korea (the “Bank” or the “Company”), which comprise the separate statements of financial position as of December 31, 2015 and December 31, 2014, respectively, and the separate statements of comprehensive income, separate statements of changes in shareholders’ equity and separate statements of cash flows, all expressed in Korean won, for the years ended, and a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Separate Financial Statements

Management is responsible for the preparation and fair presentation of these separate financial statements in accordance with Korean International Financial Reporting Standards (“K-IFRS”) and for such internal control as management determines is necessary to enable the preparation of separate financial statements that are free from material misstatement.

Auditors’ Responsibility

Our responsibility is to express an audit opinion on these financial statements based on our audit. We conducted our audit in accordance with Korean Standards on Auditing(“KSAs”). Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement, whether due to fraud or error.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the separate financial statements present fairly, in all material respects, the financial position of the Export-Import Bank of Korea as of December 31, 2015, and December 31, 2014, respectively, and its financial performance and its cash flows for the years then ended in accordance with K-IFRS.

/s/ Deloitte Anjin LLC

Notice to Readers

This report is effective as of March 18, 2016, the auditor’s report date. Certain subsequent events or circumstances may have occurred between the auditor’s report date and the time the auditor’s report is read. Such events or circumstances could significantly affect the financial statements and may result in modifications to the auditor’s report.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF FINANCIAL POSITION

AS OF DECEMBER 31, 2015 AND 2014

	Korean won
	December 31, 2015		December 31, 2014
	(In millions)
ASSETS:
Cash and due from financial institutions (Notes 4, 5 and 7)	￦	4,884,110	￦	3,113,988
Financial assets at fair value through profit or loss (“FVTPL”) (Notes 4, 5, 8 and 20)		1,447,444		1,197,499
Hedging derivative assets (Notes 4, 5 and 20)		282,924		288,424
Loans (Notes 4, 5, 10 and 37)		66,634,042		61,158,553
Financial investments (Notes 4, 5 and 9)		5,945,250		4,791,524
Investments in associates and subsidiaries (Note 11)		679,325		659,150
Tangible assets, net (Note 12)		271,498		273,539
Intangible assets, net (Note 13)		28,539		18,181
Deferred tax assets (Note 35)		743,777		744,460
Other assets (Notes 4, 5, 14 and 37)		972,987		828,397

	￦	81,889,896	￦	73,073,715

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Financial liabilities at FVTPL (Notes 4, 5 and 20)	￦	807,231	￦	489,069
Hedging derivative liabilities (Notes 4, 5 and 20)		2,614,828		1,983,456
Borrowings (Notes 4, 5 and 15)		11,957,572		10,018,281
Debentures (Notes 4, 5 and 16)		53,239,616		47,291,703
Provisions (Note 17)		393,337		295,177
Retirement benefit obligation, net (Note 18)		47,788		47,263
Current tax liabilities		—		253,549
Other liabilities (Notes 4, 5, 19 and 37)		1,803,626		2,815,065

	￦	70,863,998	￦	63,193,563

SHAREHOLDERS’ EQUITY:
Capital stock (Note 21)	￦	8,878,055	￦	7,748,055
Other components of equity (Notes 20 and 22)		119,980		111,002
Retained earnings (Notes 23 and 24) (Regulatory reserve for bad loans as of December 31, 2015 and 2014: ￦572,420 million and ￦514,785 million)		2,027,863		2,021,095

		11,025,898		9,880,152

	￦	81,889,896	￦	73,073,715

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	Korean won
	Year ended December 31, 2015		Year ended December 31, 2014
	(In millions)
OPERATING INCOME:
Net interest income (Notes 25 and 38):
Interest income	￦	1,887,437	￦	1,688,814
Interest expenses		(1,201,019)		(1,294,395)

		686,418		394,419

Net commission income (Notes 26 and 38):
Commission income		377,101		357,421
Commission expenses		(7,688)		(4,934)

		369,413		352,487

Dividend income (Note 27)		15,789		10,471
Gain on financial assets at FVTPL (Note 28)		(316,113)		(343,832)
Loss on hedging derivative assets (Notes 20 and 29)		(1,384,686)		(623,173)
Loss on financial investments (Note 30)		(56,444)		(46,362)
Gain on foreign exchange transaction		1,968,894		1,609,932
Other net operating income (expenses) (Note 31)		15,805		(418,880)
Impairment loss on credit (Note 32)		(1,064,823)		(651,503)
General and administrative expenses (Note 33)		(201,796)		(190,250)

Total operating income		32,457		93,309

NON OPERATING INCOME (EXPENSES) (Note 34):
Net gain on investments in associates and subsidiaries		8,057		4,661
Net other non-operating expenses		(5,029)		(4,815)

		3,028		(154)

INCOME BEFORE INCOME TAX		35,485		93,155
INCOME TAX EXPENSES (Note 35)		(13,528)		(26,388)

NET INCOME		21,957		66,767

(Adjusted income after reserve for bad loans for the years ended December 31, 2015 and 2014: ￦117,495 million and ￦9,132 million) (Note 24)
OTHER COMPREHENSIVE INCOME(LOSS) FOR THE PERIOD (Note 22)
Items not reclassified subsequently to profit or loss:
Remeasurements of net defined benefit liability		9,174		(10,606)
Income tax effect		(2,220)		2,567

		6,954		(8,039)
Items reclassified subsequently to profit or loss:
Valuation on Available-For-Sale (“AFS”) securities		121		81,950
Cash flow hedging gains or losses		2,548		(1,102)
Income tax effect		(645)		(19,564)

		2,024		61,284

TOTAL COMPREHENSIVE INCOME	￦	30,935	￦	120,012

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

			Other components of equity
	Capital stock		Valuation on AFS securities		Cash flow Hedging gains or losses		Remeasurement of net defined benefit liability		Retained earnings		Total
	(Korean won in millions)
January 1, 2014	￦	7,238,055	￦	54,157	￦	(1,227)	￦	4,827	￦	1,954,328	￦	9,250,140
Increase in capital stock		510,000		—		—		—		—		510,000
Net income		—		—		—		—		66,767		66,767
Gain on valuation of AFS securities, net of tax		—		62,119		—		—		—		62,119
Loss on valuation of cash flow hedge, net of tax		—		—		(835)		—		—		(835)
Remeasurements of net defined benefit liability, net of tax		—		—		—		(8,039)		—		(8,039)

December 31, 2014	￦	7,748,055	￦	116,276	￦	(2,062)	￦	(3,212)	￦	2,021,095	￦	9,880,152

January 1, 2015	￦	7,748,055	￦	116,276	￦	(2,062)	￦	(3,212)	￦	2,021,095	￦	9,880,152
Dividends		—		—		—		—		(15,189)		(15,189)
Increase in capital stock		1,130,000		—		—		—		—		1,130,000
Net income		—		—		—		—		21,957		21,957
Gain on valuation of AFS securities, net of tax		—		93		—		—		—		93
Gain on valuation of cash flow hedge, net of tax		—		—		1,931		—		—		1,931
Remeasurements of net defined benefit liability, net of tax		—		—		—		6,954		—		6,954

December 31, 2015	￦	8,878,055	￦	116,369	￦	(131)	￦	3,742	￦	2,027,863	￦	11,025,898

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	Korean won
	Year ended December 31, 2015		Year ended December 31, 2014
	(In millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	￦	21,957	￦	66,767

Adjustments to reconcile net income to net cash used in operating activities:
Income tax expense		13,528		26,388
Interest income		(1,887,437)		(1,688,814)
Interest expenses		1,201,019		1,294,395
Dividend income		(15,789)		(10,471)
Dividend income on associates and subsidiaries		(8,057)		(4,671)
Loss on trading securities		576		1,380
Loss on AFS securities		64,625		52,095
Transfer to derivatives’ credit risk provision		25,750		173
Loss on debenture redemption		41		40
Loss on foreign exchange transactions		1,062,012		720,132
Impairment loss on credit		1,064,823		651,503
Impairment loss on equity securities by the equity method		—		10
Loss on fair value hedged items		168,487		569,644
Depreciation and amortization		11,195		8,461
Loss on disposals of tangible, intangible and other assets		21		232
Loss on valuation of derivative assets		1,931,945		1,394,573
Retirement benefits		13,206		10,501
Gain on trading securities		(23,310)		(20,354)
Gain on AFS securities		(8,181)		(5,733)
Profit on redemption		—		(7)
Gain on foreign exchange transactions		(3,030,906)		(2,330,064)
Gain on fair value hedged items		(210,926)		(153,194)
Gain on valuation of derivative assets		(458,438)		(327,409)
Gain on disposals of tangible assets, intangible assets and other assets		(418)		(99)
Changes in assets and liabilities resulting from operations:
Net increase in due from financial institutions		(551,596)		(994,976)
Net increase in financial assets at fair value through profit or loss		(164,597)		(352,897)
Net decrease in hedging derivative assets		9,109		191,482
Net increase in loans		(3,072,180)		(9,022,430)
Net decrease (increase) in other assets		(117,609)		112,088
Net increase in provisions		151,253		94,904
Payment of retirement benefits		(3,505)		(1,713)
Net decrease (increase) in other liabilities		(1,339,889)		1,533,496

(Continued)

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CASH FLOWS—(CONTINUED)

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	Korean won
	Year ended December 31, 2015		Year ended December 31, 2014
	(In millions)
Net decrease (increase) in financial liabilities at fair value through profit or loss		66,676		(89,203)
Net decrease in hedging derivative liabilities		(649,790)		(591,103)
Payment of income tax		(267,562)		(121,838)
Interest income received		1,777,674		1,654,817
Interest expense paid		(1,065,927)		(1,092,513)
Dividend income received		23,846		15,142

Net cash used in operating activities		(5,268,374)		(8,409,266)

CASH FLOWS FROM INVESTING ACTIVITIES:
Disposals of AFS securities and held-to-maturity securities	￦	438,102	￦	129,183
Receipt of government grants		17		—
Disposals of tangible assets		561		133
Acquisitions of AFS securities and held-to-maturity securities		(564,539)		(389,050)
Acquisitions of equity securities by equity method		(20,174)		(30,000)
Acquisitions of tangible assets		(5,411)		(42,286)
Acquisitions of intangible assets		(14,275)		(4,211)

Net cash used in investing activities		(165,719)		(336,231)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in call money		200,000		—
Increase in borrowings		14,323,638		13,122,194
Increase in debentures		24,087,276		20,498,688
Increase in guarantee deposits		50		—
Increase in capital stock		130,000		130,000
Decrease in borrowings		(13,100,659)		(8,812,856)
Decrease in debentures		(19,088,331)		(16,359,559)
Payment of dividends		(15,189)		—

Net cash provided by financing activities		6,536,785		8,578,467

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS		1,102,692		(167,030)
CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD		1,336,284		1,432,027
EFFECTS OF FOREIGN EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS		16,331		71,287

CASH AND CASH EQUIVALENTS, END OF THE PERIOD (Notes 7, 36)	￦	2,455,307	￦	1,336,284

(Concluded)

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

1. GENERAL:

(1) Summary of the Export-Import Bank of Korea

The Export-Import Bank of Korea (the “Bank” or the “Company”) was established in 1976 as a special financial institution under the Export-Import Bank of Korea Act (the “EXIM Bank Act”) to grant financial facilities for overseas trade (i.e., export and import), investments and resources development activities. As of December 31, 2015, the Bank operates 10 domestic branches, 3 domestic offices, 4 overseas subsidiaries, and 22 overseas offices.

The Bank’s authorized capital is ￦15,000,000 million, and through numerous capital increases since the establishment, its paid-in capital is ￦8,878,055 million as of December 31, 2015. The Government of the Republic of Korea (the “Government”), the Bank of Korea (“BOK”), and the Korea Development Bank hold 73.89%, 13.12%, and 12.99%, respectively, of the ownership of the Bank as of December 31, 2015.

The Bank, as a trustee of the Government, has managed the Economic Development Cooperation Fund since June 1987 and the Inter-Korean Cooperation Fund since March 1991. The funds are accounted for separately and are not included in the Bank’s separate financial statements. The Bank receives fees from the Government for the trustee services.

(2) Summary of subsidiaries and associates

1) Subsidiaries of the Bank as of December 31, 2015 and 2014 are as follows (Korean won in millions):

(Dec. 31, 2015)

Subsidiaries	Location	Capital stock	Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP 20 mil.	Finance	20,000,000	100.00	Dec. 31, 2015
KEXIM Vietnam Leasing Co (*)	Vietnam	USD 13 mil.	Finance	—	100.00	Dec. 31, 2015
PT.KOEXIM Mandiri Finance	Indonesia	IDR 52,000 mil.	Finance	442	85.00	Dec. 31, 2015
KEXIM Asia Limited	Hong Kong	USD 20 mil.	Finance	30,000,000	100.00	Dec. 31, 2015

(*)	This entity does not issue share certificates.

(Dec. 31, 2014)

Subsidiaries	Location	Capital stock	Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP 20 mil.	Finance	20,000,000	100.00	Dec. 31, 2014
KEXIM Vietnam Leasing Co (*)	Vietnam	USD 13 mil.	Finance	—	100.00	Dec. 31, 2014
PT.KOEXIM Mandiri Finance	Indonesia	IDR 52,000 mil.	Finance	442	85.00	Dec. 31, 2014
KEXIM Asia Limited	Hong Kong	USD 20 mil.	Finance	30,000,000	100.00	Dec. 31, 2014

(*)	This entity does not issue share certificates.

2) Associates of the Bank as of December 31, 2015 and 2014 are as follows (Korean won in millions):

(Dec. 31, 2015)

Associates	Location	Capital stock		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
Korea Asset Management Corp	Korea	KRW	860,000	Financial service	44,482,396	25.86	Dec. 31, 2015
Credit Guarantee and Investment Fund	Philippines	USD	700 mil.	Financial service	100,000,000	14.28	Sep. 30, 2015
Korea Marine Guarantee Inc.	Korea	KRW	124,772	Financial service	9,999,999	40.07	Dec. 31, 2015
SUNGDONG Shipbuilding & Marine Engineering Co, Ltd.	Korea	KRW	1,319,376	Shipbuilding	93,294,100	70.71	Sep. 30, 2015
DAESUN Shipbuilding & Engineering Co, Ltd.	Korea	KRW	7,730	Shipbuilding	1,040,000	67.27	Sep. 30, 2015
EQP Global Energy Infrastructure PEF	Korea	KRW	770	Financial service	174,342,047	22.64	Dec. 31, 2015

(Dec. 31, 2014)

Associates	Location	Capital stock		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
Korea Asset Management Corp	Korea	KRW	860,000	Financial service	44,482,396	25.86	Dec. 31, 2014
Credit Guarantee and Investment Fund	Philippines	USD	700 mil.	Financial service	100,000,000	14.28	Sep. 30, 2014
Korea Marine Guarantee Inc.	Korea	KRW	60,000	Financial service	5,999,999	49.99	Dec. 31, 2014
SUNGDONG Shipbuilding & Marine Engineering Co, Ltd.	Korea	KRW	1,319,376	Shipbuilding	93,294,100	70.71	Sep. 30, 2014
DAESUN Shipbuilding & Engineering Co, Ltd.	Korea	KRW	7,730	Shipbuilding	1,040,000	67.27	Dec. 31, 2014

2. FINANCIAL STATEMENT PREPARATION AND SIGNIFICANT ACCOUNTING POLICIES:

(1) Basis of Preparation

The Bank’s financial statements are prepared under International Financial Reporting Standards as adopted by Republic of Korea (“K-IFRS”).

The Bank’s financial statements are separate financial statements prepared in accordance with the requirements of K-IFRS 1027 Separate Financial Statements, in which a parent, or an investor with joint control of, or significant influence over, an investee accounts for the investments based on the cost method or valuation methods in accordance with K-IFRS 1039 Financial Instruments.

The principal accounting policies are set out below. Except for the effect of the Amendments to K-IFRSs and new interpretations set out below, the principal accounting policies used to prepare the financial statements as of and for the year ended December 31, 2015 are consistent with the accounting policies used to prepare the financial statements as of and for the year ended December 31, 2014.

The accompanying separate financial statements have been prepared on the historical cost basis except for certain non-current assets and financial instruments that are measured at fair values, as explained in the accounting policies below. Historical cost is based on the fair values of the consideration given.

1) Amendments to K-IFRSs and new interpretations that are mandatorily effective for the current year are as follows:

Amendments to K-IFRS 1019—Employee Benefits

The amendments permits the Group to recognize amount of contributions as a reduction in the service cost in which the related service is rendered if the amount of the contributions are independent of the number of years of service. The application of these amendments has no significant impact on the disclosure in the Bank’s separate financial statements.

Annual Improvements to K-IFRS 2010-2012 Cycle

The amendments to K-IFRS 1002 (i) changes the definitions of ‘vesting condition’ and ‘market condition’; and (ii) add definitions for ‘performance condition’ and ‘service condition’ which were previously included within the definition of ‘vesting condition’. The amendments to K-IFRS 1103 Business Combinations clarify the classification and measurement of the contingent consideration in business combination. The amendments to K-IFRS 1108 clarify that a reconciliation of the total of the reportable segments’ assets should only be provided if the segment assets are regularly provided to the chief operating decision maker. The application of these amendments has no significant impact on the disclosure in the Bank’s separate financial statements.

Annual Improvements to K-IFRS 2011-2013 Cycle

The amendments to K-IFRS 1103 clarify that it excludes the accounting for the formation of a joint arrangement in the financial statements of the joint arrangement itself from the scope of K-IFRS 1103 ‘Business Combination.’ The amendments to K-IFRS 1113 ‘Fair Value Measurements’ and K-IFRS 1040 ‘Investment Properties’ exist. The application of these amendments has no significant impact on the disclosure in the Bank’s separate financial statements.

2) The Bank has not applied or adopted earlier the following new and revised K-IFRSs that have been issued, but are not yet effective:

Amendments to K-IFRS 1001—Presentation of Financial Statements

The amendments to K-IFRS 1001 clarify the concept of applying materiality in practice and restrict an entity reducing the understandability of its financial statements by obscuring material information with immaterial information or by aggregating material items that have different natures or functions. The amendments to K-IFRS 1001 are effective for annual periods beginning on or after January 1, 2016.

Amendments to K-IFRS 1016—Property, Plant and Equipment

The amendments to K-IFRS 1016 prohibit the Bank from using a revenue-based depreciation method for items of property, plant and equipment. The amendments are effective for the annual periods beginning on or after January 1, 2016.

Amendments to K-IFRS 1038—Intangible Assets

The amendments to K-IFRS 1038 do not allow presumption that revenue is an appropriate basis for the amortization of intangible assets, which the presumption can only be limited when the intangible asset expressed as a measure of revenue or when it can be demonstrated that revenue and consumption of the economic benefits of the intangible asset are highly correlated. The amendments apply prospectively for annual periods beginning on or after January 1, 2016.

Amendments to K-IFRS 1110—Consolidated Financial Statements & K-IFRS 1112 Disclosure of interests in other entities & K-IFRS 1028 Investment in associates

The amendments clarify that in applying the equity method of accounting to an associate or a joint venture that is an investment entity, an investor may retain the fair value measurements that the associate or joint venture used for its subsidiaries. The amendments are effective for annual periods beginning on or after January 1, 2016.

Amendments to K-IFRS 1111—Accounting for Acquisitions of Interests in Joint Operations

The amendments to K-IFRS 1111 provides guidance on how to account for the acquisition of a joint operation that constitutes a business as defined in K-IFRS 1103 Business Combinations. A joint operator is also required to disclose the relevant information required by K-IFRS 1103 and other standards for business combinations. The amendments to K-IFRS 1111 are effective for the annual periods beginning on or after January 1, 2016.

Amendments to K-IFRS 1109—Financial Instruments

The amendments to K-IFRS 1109 contain the requirements for the classification and measurement of financial assets and financial liabilities based on a business model whose objective is achieved both by collecting contractual cash flows and selling financial assets and based on the contractual terms that give rise on specified dates to cash flows, impairment methodology based on the expected credit losses, and broadened types of instruments that qualify as hedging instruments and the types of risk components of non-financial items that are eligible for hedge accounting and the change of the hedge effectiveness test. The amendments are effective for annual periods beginning on or after January 1, 2018.

Amendments to K-IFRS 1115—Revenue from Contracts with Customers

The core principle under K-IFRS 1115 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments introduces a 5-step approach to revenue recognition and measurement: 1) Identify the contract with a customer, 2) Identify the performance obligations in the contract, 3) Determine the transaction price, 4) Allocate the transaction price to the performance obligations in the contract, 5) Recognize revenue when (or as) the entity satisfies a performance obligation. This standard will supersede K-IFRS 1011—Construction Contracts, K-IFRS 1018- Revenue, K-IFRS 2113—Customer Loyalty Programmes, K-IFRS 2115-Agreements for the Construction of Real Estate, K-IFRS 2118—Transfers of Assets from Customers, and K-IFRS 2031-Revenue-Barter Transactions Involving Advertising Services. The amendments are effective for annual periods beginning on or after January 1, 2018.

Annual Improvements to K-IFRS 2012-2014 Cycle

The Annual Improvements include amendments to a number of K-IFRSs. The amendments introduce specific guidance in K-IFRS 1105 Non-current Assets Held for Sale and Discontinued Operations for when an entity reclassifies an asset (or disposal group) from held for sale to held for distribution to owners (or vice versa), such a change is considered as a continuation of the original plan of disposal not as a change to a plan of sale. Other amendments in the Annual Improvements include K-IFRS 1107 Financial Instruments: Disclosures, K-IFRS 1019 Employee Benefits, and K-IFRS 1034 Interim Financial Reporting.

The Bank is reviewing the impact from the amendments and the enactments listed above on the Bank’s seperate financial statements.

(2) Functional Currency

Items included in the separate financial statements of each entity in the Bank are measured using the currency of the primary economic environment in which the entity operates (the functional currency).

(3) Significant Estimates and Judgments

The preparation of separate financial statements requires the application of accounting policies, especially certain critical accounting estimates and assumptions that may have a significant impact on assets (liabilities) and income (expenses). The management’s estimate of outcome may differ from an actual outcome if the management’s estimate and assumption based on its best judgment at the reporting date are different from an actual environment.

Estimates and assumptions are continually evaluated and the change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only, or the period of the change and future periods, if the change affects both.

1) Significant Estimates and Assumptions

Uncertainty in estimates and assumptions with significant risk that will result in material adjustment are as follows:

① Fair value of financial instruments

The fair value of financial instruments where no active market exists or where quoted prices are not otherwise available are determined by using valuation techniques. Financial instruments, which are not actively traded in the market and with less transparent market price, will have less objective fair value and require broad judgment in liquidity, concentration, uncertainty in market factors and assumption in price determination and other risks.

As described in the significant accounting policies ‘Recognition and Measurement of Financial Instruments’ diverse valuation techniques are used to determine the fair value of financial instruments, from general market accepted valuation model to internally developed valuation model that incorporates various types of assumptions and variables.

② Provision of credit losses (allowances for loan losses, provisions for acceptances and guarantees, financial guarantee contracts and unused loan commitments)

The Bank determines and recognizes allowances for loan losses through impairment testing and recognizes provisions for acceptances and guarantees, financial guarantee contracts and unused loan commitments. The amount of provisions of credit losses is determined by the methodology and assumptions used for estimating expected cash flows of the borrower for allowances on individual loans and collectively assessing allowances for groups of loans, guarantees and unused loan commitments.

③ Defined benefit obligation

The present value of defined benefit obligations is measured by the independent actuaries using projected unit credit method. It is determined by actuarial assumptions and variables such as future increases in salaries, rate of retirement, discount rate and others.

2) Critical judgments in applying the accounting policies

Critical judgments in applying the accounting policies that have significant impact on the amount recognized in the separate financial statements are as follows:

☐ Impairment of AFS equity investments

As described in the significant accounting policies in ‘Impairment of Financial Assets’, when there is significant or prolonged decline in the fair value of an investment in an equity instrument below its original cost, there is objective evidence that AFS equity investments are impaired.

Accordingly, the Bank considers the decline in the fair value of over 30% against the original cost as “significant decline” and a six-month continuous decline in the market price for marketable equity instrument as “prolonged decline”.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(1) General

The significant accounting policies applied in the preparation of these separate financial statements after transition to K-IFRS are set out below. These policies are consistently applied to previous periods presented, unless otherwise stated.

(2) Foreign Currency

1) Foreign currency transactions

In preparing the separate financial statements of the Bank, transactions in currencies other than the Bank’s functional currency (foreign currencies) are recorded by applying the rates of exchange at the dates of the transactions.

At the end of each reporting period foreign currency monetary items are translated using the closing rate which is the spot exchange rate at the end of the reporting period. Non-monetary items that are measured at fair value in a foreign currency are translated using the spot exchange rates at the date when the fair value was determined and non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the spot exchange rate at the date of the transaction. Exchange differences arising on the settlement of monetary items or on translating monetary items at rates different from those at which they were translated on initial recognition during the period or in previous financial statements are recognized in profit or loss in the period in which they arise. When gains or losses on a non-monetary item are recognized in other comprehensive income, any exchange component of those gains or losses are recognized in other comprehensive income. Conversely, when gains or losses on a non-monetary item are recognized in profit or loss, any exchange component of those gains or losses are recognized in profit or loss.

2) Foreign operations

The results and financial position of all foreign operations, whose functional currency differs from the Bank’s presentation currency, are translated into the Bank’s presentation currency using the following procedures;

Assets and liabilities for each statement of financial position presented are translated at the closing rate at the date of that statement of financial position. Income and expenses for statement of comprehensive income presented are translated at average exchange rates for the period.

Any fair value adjustments to the carrying amounts of assets and liabilities arising from the acquisition of that foreign operation are treated as assets and liabilities of the foreign operation. Thus they are expressed in the functional currency of the foreign operation and are translated into the presentation currency at the closing rate.

On the disposal of a foreign operation, the cumulative amount of the exchange differences relating to that foreign operation, recognized in other comprehensive income and accumulated in the separate component of equity, are reclassified from equity to profit or loss (as a reclassification adjustment) when the gains or losses on disposal are recognized. On the partial disposal of a subsidiary that includes a foreign operation, the Bank reattributes the proportionate share of the cumulative amount of the exchange differences recognized in other comprehensive income to the non-controlling interests in that foreign operation. In any other partial disposal of a foreign operation, the Bank reclassifies to profit or loss only the proportionate share of the cumulative amount of the exchange differences recognized in other comprehensive income.

(3) Recognition and Measurement of Financial Instruments

1) Initial recognition

The Bank recognizes a financial asset or a financial liability in its separate statement of financial position when the Bank becomes a party to the contractual provisions of the instrument. A regular way purchase or sale of financial assets (a purchase or sale of a financial asset under a contract whose terms require delivery of the asset within the time frame established generally by market regulation or practice) is recognized using trade date accounting.

The Bank classifies the financial assets as financial assets at FVTPL, held-to-maturity investments, AFS financial assets, loans, receivables and financial liabilities as financial liabilities at FVTPL and other financial liabilities as the nature and holding purpose of financial instrument at initial recognition in the purpose of financial reporting.

At initial recognition, a financial asset or financial liability is measured at its fair value plus or minus, in the case of a financial asset or financial liability not at FVTPL, transaction costs that are directly attributable to the acquisition or issue of the financial asset or financial liability. The fair value of a financial instrument on initial recognition is normally the transaction price (that is, the fair value of the consideration given or received).

2) Subsequent measurement

After initial recognition, financial instruments are measured at one of the following based on classification at initial recognition.

① Amortized cost

The amortized cost of a financial asset or financial liability is the amount at which the financial asset or financial liability is measured at initial recognition and adjusted to reflect minus the principal repayments, plus or minus the cumulative amortization using the effective interest method (as defined below) and minus any reduction (directly or through the use of an allowances account) for impairment or bad debt expenses.

② Fair value

The Bank primarily uses fair values for the measurement of financial instruments. Fair values are the published price quotations in an active market and are based on the market prices or the dealer price quotations of financial instruments traded in an active market where available

A financial instrument is regarded as quoted in an active market if quoted prices are readily and regularly available from an exchange, dealer, broker, industry group, pricing service or regulatory agency, and those prices represent actual and regularly occurring market transactions on an arm’s length basis.

The Bank uses valuation models that are commonly used by market participants and customized for the Bank to determine fair values of common over-the-counter (OTC) derivatives such as options, interest rate swaps and currency swaps which are based on the inputs observable in markets. However for these more complex instruments, the Bank uses internally developed models, which are usually based on valuation methods and techniques generally recognized as standard within the industry, or the value measured by the independent external valuation institution as the fair values if all or some of the inputs to the valuation models are not market observable and therefore it is necessary to measure fair value on certain assumptions.

Also, the Bank classified measurements of fair value recognized in the financial statements into the following hierarchy.

• Level 1:	Fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities.

• Level 2:	Fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

• Level 3:	Fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

The fair value measurement is categorized in its entirety in the level of the lowest-level input that is significant to the entire measurement. For this purpose, input that is significant is estimated by the entire measurement.

On the other hand, the fair value hierarchy of foreign currency financial instruments is not affected by fluctuation of foreign exchange rate.

Unobservable inputs are used to measure fair value to the extent that relevant observable inputs are not available, thereby allowing for significant adjustments. In this situation, the measurement is regarded as Level 3.

If the valuation technique does not reflect all factors which market participants would consider in setting a price, the fair value is adjusted to reflect those factors. These factors include counterparty credit risk, bid-ask spread, liquidity risk and others.

The chosen valuation technique makes maximum use of market inputs and relies as little as possible on entity-specific inputs. It incorporates all factors that market participants would consider in setting a price and is consistent with accepted economic methodologies for pricing financial instruments. Periodically, the Bank calibrates the valuation technique and tests it for validity using prices from any observable current market transactions in the same instrument or based on any available observable market data.

3) Derecognition

Derecognition is the removal of a previously recognized financial asset or financial liability from the separate statement of financial position. The following is criteria for removal;

☐ Derecognition of financial assets

Financial assets are derecognized when the contractual rights to the cash flows from the financial assets expire or the financial assets have been transferred and substantially all the risks and rewards of ownership of the financial assets are also transferred or the financial assets have been neither transferred nor retained substantially all the risks, rewards of ownership and control. Therefore, if the Bank neither transfers nor retains substantially all the risks and rewards of ownership of the financial assets, the Bank continues to recognize the financial asset to the extent of its continuing involvement in the financial asset.

☐ Derecognition of financial liabilities

Financial liabilities are derecognized from the separate statement of financial position when the obligation specified in contract is discharged, cancelled or expires.

4) Offsetting

Financial assets and financial liabilities are offset and the net amounts are presented in the separate statement of financial position when, and only when, the Bank currently has a legally enforceable right to set off the recognized amounts and intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

(4) Cash and cash equivalents

Cash and cash equivalents include cash on hand, foreign currency, and highly liquid short term investments that are readily convertible to known amounts of cash, which are subject to an insignificant risk of changes in value.

(5) Financial assets at FVTPL

Financial assets are classified as at FVTPL when the financial asset is contingent consideration that may be paid by an acquirer as part of business combination to which K-IFRS 1103 applies, the financial asset is classified as held for trading, or the financial asset is designated by the Bank as at FVTPL upon initial recognition.

A non-derivative financial asset is classified as held for trading if either

•	It is acquired for the purpose of selling it in the near term, or

•	It is part of a portfolio of identified financial instruments that are managed together and for which there is evidence of a recent actual pattern of short-term profit taking

The Bank may designate certain financial assets, other than contingent consideration that may be paid by an acquirer as part of business combination to which K-IFRS 1103 applies or held for trading, upon initial recognition as at FVTPL when one of the following conditions is met:

•

It eliminates or significantly reduces a measurement or recognition inconsistency (sometimes referred to as ‘an accounting mismatch’) that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases

•

A group of financial assets is managed and its performance is evaluated on a fair value basis, in accordance with a documented risk management or investment strategy, and information about the group is provided internally on that basis to the Bank’s key management personnel.

•

A contract contains one or more embedded derivatives may designate the entire hybrid (combined) contract as a financial asset at FVTPL if allowed according to K-IFRS No. 1039, Financial Instruments: Recognition and measurement.

After initial recognition, a financial asset at FVTPL is measured at fair value and gains or losses arising from a change in the fair value are recognized in profit or loss. Interest income, dividend income, and gains or losses from sale and repayment from financial assets at FVTPL are recognized in the statement of comprehensive income as net gains on financial instruments at FVTPL.

(6) Financial Investments

AFS and held-to-maturity financial assets are presented as financial investments.

☐ Available-For-Sale (“AFS”) financial assets

Profit or loss of financial assets classified as AFS, except for impairment loss and foreign exchange gains and losses, is recognized as other comprehensive income, and cumulative profit or loss is reclassified from equity to current profit or loss at the derecognition of financial asset and it is recognized as part of other operating profit or loss in the separate statements of comprehensive income.

However, interest income measured using effective interest rate is recognized in current profit or loss, and dividends of financial assets classified as AFS are recognized when the right to receive payment is established. AFS financial assets denominated in foreign currencies are translated at the closing rate.

For such a financial asset, exchange differences resulting from changes in amortized cost are recognized in profit or loss as part of other operating income and expenses. For AFS equity instruments that are not monetary items for example, equity instruments, the gains or losses that are recognized in other comprehensive income includes any related foreign exchange component.

☐ Held-to-maturity financial assets

Held-to-maturity financial assets are non-derivative financial assets with fixed or determinable payments and fixed maturity that the Bank’s management has the positive intention and ability to hold to maturity. Held-to-maturity financial assets are subsequently measured at amortized cost using the effective interest method after initial recognition and interest income is recognized using the effective interest rate.

(7) Loans

Non-derivative financial assets are classified as loans if these are not quoted in an active market and payments are fixed or determinable. After initial recognition, these are subsequently measured at amortized cost using the effective interest method.

(8) Impairment of financial assets

The Bank assesses at the end of each reporting period whether there is any objective evidence that a financial asset or group of financial assets is impaired. A financial asset or a group of financial assets is impaired and impairment losses are incurred, if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a ‘loss event’) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated. However, losses expected as a result of future events, no matter how likely, are not recognized. If there is objective evidence that an impairment loss has been incurred, the amount of the loss is measured and recognized in profit or loss by category of financial assets.

1) Loans

If there is objective evidence that an impairment loss on loans carried at amortized cost has been incurred, the amount of the loss is measured as the difference between the loan’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the loan’s original effective interest rate. The Bank first assesses whether objective evidence of impairment exists individually for loans that are individually significant (individual evaluation of impairment), and individually or collectively for loans that are not individually significant.

If the Bank determines that no objective evidence of impairment exists for an individually assessed loan, whether significant or not, it includes the loan in a group of loans with similar credit risk characteristics and collectively assesses them for impairment (collective evaluation of impairment).

☐ Individual assessment of impairment

Individual assessment of impairment losses are calculated by discounting the expected future cash flows of a loan at its original effective interest rate and comparing the resultant present value with the loan’s current carrying amount. This process normally encompasses management’s best estimate, such as operating cash flow of borrower and fair value less cost to sell of any collateral held and the timing of anticipated receipts.

☐ Collective assessment of impairment

The methodology based on historical loss experience is used to estimate inherent incurred loss on groups of loans for collective evaluation of impairment. Such methodology incorporates factors such as type of product and borrowers, credit rating, portfolio size, loss emergence period, recovery period and applies probability of default (PD) on each loan (or pool of loans) and loss given default (LGD) by type of collateral. Also, consistent assumptions are applied to form a formula-based model in estimating inherent loss and to determine factors on the basis of historical loss experience and current condition. The methodology and assumptions used for estimating future cash flows are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

2) Available-For-Sale (“AFS”) financial assets

When a decline in the fair value of an AFS financial asset has been recognized in other comprehensive income and there is objective evidence that the asset is impaired, the cumulative loss (the difference between the acquisition cost and current fair value, less any impairment loss on that financial asset previously recognized in profit or loss) that had been recognized in other comprehensive income is reclassified from equity to profit or loss as part of other operating income and expenses.

If, in a subsequent period, the fair value of an AFS debt instrument classified as increases and the increase can be objectively related to an event occurring after the impairment loss was recognized in profit or loss, the impairment loss is reversed, with the amount of the reversal recognized in profit or loss as part of other operating income and expenses. However, impairment losses recognized in profit or loss for an AFS equity instrument classified as available for sale are not reversed through profit or loss.

3) Held-to-maturity financial assets.

If there is objective evidence that an impairment loss on held-to-maturity financial assets carried at amortized cost has been incurred, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate. Impairment loss of held-to-maturity financial assets is directly deducted from the carrying amount. The amount of the loss is recognized in profit or loss as part of other operating income and expenses. In case of financial asset classified as held-to-maturity, if, in a subsequent period, the amount of the impairment loss is decreased and objectively related to the event occurring after the impairment is recognized, the previously recognized impairment loss is reversed to the extent of amortized cost at the date of recovery. The amount of reversal is recognized in profit or loss as part of other operating income and expenses in the separate statement of comprehensive income.

(9) Derivatives

The Bank enters into numerous numbers of derivatives such as currency forward, interest rate swaps, currency swaps and others for trading purpose or to manage its exposures to fluctuations in interest rates and currency exchange and others. These derivatives are presented as financial assets and liabilities at FVTPL and derivatives for hedging in accordance with purpose and subsequent measurement.

Derivatives are initially recognized at fair value at the date the derivative contract is entered into and are subsequently measured to their fair value at the end of each reporting period. The resulting gain or loss is recognized in net profit or loss immediately unless the derivative is designated and effective as a hedging instrument, in such case the timing of the recognition in profit or loss depends on the nature of the hedge relationship. The Bank designates certain derivatives as hedging instruments to hedge the risk of changes in fair value of a recognized asset or liability or firm contracts (fair value hedge).

At the inception of the hedge there is formal designation and documentation of the hedging relationship and the Bank’s risk management objective and strategy for undertaking the hedge. That documentation includes identification of the hedging instrument, the hedged item or transaction, the nature of the risk being hedged and how the entity will assess the hedging instrument’s effectiveness in offsetting the exposure to changes in the hedged item’s fair value attributable to the hedged risk.

1) Derivative for trading

All derivatives, except for derivatives that are designated and qualify for hedge accounting are classified as financial instruments held for trading and measured at fair value. Gains or losses arising from a change in fair value are recognized in profit or loss as part of net gains on financial instruments at FVTPL.

2) Derivative financial instruments for hedging

Changes in the fair value of derivatives that are designated and qualify as fair value hedges are recognized in profit or loss immediately, together with any changes in the fair value of the hedged asset or liability that are attributable to the hedged risk. The change in the fair value of the hedging instrument and the change in the hedged item attributable to the hedged risk are recognized in the line of the comprehensive income statement relating to the hedged item in the income statement.

Fair value hedge accounting is discontinued prospectively if the hedging instrument expires or is sold, terminated or exercised, or the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. Once fair value hedge accounting is discontinued, the adjustment to the carrying amount of a hedged item for which the effective interest method is used is fully amortized to profit or loss by the maturity of the financial instrument in the separate statements of comprehensive income.

The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow hedges is recognized in other comprehensive income. The gain or loss relating to the ineffective portion is recognized immediately in profit or loss, and is recognized in the line of the separate statements of comprehensive income relating to the hedged item.

3) Embedded derivatives

An embedded derivative is separated from the host contract and accounted for as a derivative if, and only if the economic characteristics and risks of the embedded derivative are not closely related to those of the host contract and a separate instrument with the same terms as the embedded derivative would meet the definition of a derivative and the hybrid (combined) instrument is not measured at fair value with changes in fair value recognized in profit or loss. Gains or losses arising from a change in the fair value of embedded derivative separated from host contract are recognized in profit or loss as part of net gains on financial instruments at FVTPL.

4) Day one profit and loss

If the Bank uses a valuation technique that incorporates data not obtained from observable markets for the fair value at initial recognition of financial instruments, there may be a difference between the transaction price and the amount determined using that valuation technique. In these circumstances, the fair value of financial instruments is recognized as the transaction price and the difference is amortized by using straight-line method over the life of the financial instruments. If the fair value of the financial instruments is determined using observable market inputs, the remaining deferred amount is recognized in profit or loss.

(10) Tangible assets.

1) Recognition and measurement

All property and equipment that qualify for recognition as an asset are measured at their cost and subsequently carried at their cost less any accumulated depreciation and any accumulated impairment losses.

The cost of property and equipment includes any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management and the initial estimate of the costs of dismantling and removing the item and restoring the site on which it is located.

Subsequent expenditures are capitalized only when they prolong the useful life or enhance values of the assets but the costs of the day-to-day servicing of the assets such as repair and maintenance costs are recognized in profit or loss as incurred. If part of an item of an asset has a useful life different from that of the entire asset, it is recognized as a separate asset.

2) Depreciation

Land is not depreciated whereas other property and equipment are depreciated using the method that reflects the pattern in which the asset’s future economic benefits are expected to be consumed by the Bank. The depreciable amount of an asset is determined after deducting its residual value.

The depreciation method is straight-line and estimated useful lives of the assets are as follows.

Property and equipment	Estimated useful lives
Buildings and structures	10–60 years
Vehicles	4 years
Tools, furniture and fixtures	4–20 years

The residual value, the useful life and the depreciation method applied to an asset are reviewed at least at each financial year-end and, if expectations differ from previous estimates or if there has been a significant change in the expected pattern of consumption of the future economic benefits embodied in the asset, the changes are accounted for as a change in an accounting estimate.

(11) Intangible assets.

Intangible assets are measured initially at cost and subsequently carried at its cost less any accumulated amortization and any accumulated impairment losses.

Intangible assets are amortized using the straight-line method with no residual value over their estimated useful economic life since the assets are available for use.

Intangible assets	Estimated useful lives
Software	5 years
System development fees	5 years

The amortization period and the amortization method for intangible assets with a definite useful life are reviewed at least at each financial year-end. The useful life of an intangible asset that is not being amortized is reviewed each period to determine whether events and circumstances continue to support an indefinite useful life assessment for that asset. If there is any change, it is accounted for as a change in an accounting estimate.

(12) Impairment of non-financial assets.

The Bank assesses at the end of each reporting period whether there is any indication that a non-financial asset, except for deferred tax assets, assets arising from employee benefits and non-current assets (or group of assets to be sold) classified as held for sale, may be impaired. If any such indication exists, the Bank estimates the recoverable amount of the asset. However, irrespective of whether there is any indication of impairment, the Bank tests goodwill acquired in a business combination, an intangible asset with an indefinite useful life and an intangible asset not yet available for use for impairment annually by comparing its carrying amount with its recoverable amount.

The recoverable amount is estimated for the individual asset. If it is not possible to estimate the recoverable amount of the individual asset, the Bank determines the recoverable amount of the cash-generating unit to which the asset belongs (the asset’s cash-generating unit).

The recoverable amount of an asset is the higher of its fair value less costs to sell and its value in use. If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount and such impairment loss is recognized immediately in profit or loss.

(13) Financial liabilities at fair value through profit or loss (“FVTPL”).

Financial liabilities at FVTPL include contingent consideration that may be paid by an acquirer as part of a business combination to which K-IFRS 1103 applies, short-term financial liabilities and financial liabilities recognized as financial liabilities at FVTPL initially. Financial liabilities at FVTPL are stated at fair value, with any gains or losses arising on remeasurement recognized in profit or loss. Otherwise, the transaction cost issue is recognized in current profit or loss.

(14) Provisions

A provision is recognized if the Bank has a present obligation (legal or constructive) as a result of the past event and it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. The risks and uncertainties that inevitably surround many events and circumstances are taken into account in reaching the best estimate of a provision, and where the effect of the time value of money is material, the amount of a provision is the present value of the expenditures expected to be required to settle the obligation.

Provisions on confirmed and unconfirmed acceptances and guarantees, unfunded commitments of credit card and unused credit line of consumer and corporate loans are recognized using valuation model that applies the credit conversion factor, default rates, and loss given default. Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate. If it is no longer probable that an outflow of resources embodying economic benefits will be required to settle the obligation, the provisions are reversed.

(15) Financial guarantee contracts

A financial guarantee contract is a contract that requires the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due in accordance with the original or modified terms of a debt instrument.

Financial guarantee contracts are initially recognized at fair value and are amortized over the life of the contract. After initial recognition, financial guarantee contracts are measured at the greater of:

•	The amount determined in accordance with K-IFRS 1037 ‘Provisions, Contingent Liabilities and Contingent Assets’ and

•	The initial amount recognized, less, when appropriate, cumulative amortization recognized in accordance with K-IFRS 1018. ‘Revenue’

(16) Equity and Reserve

Equity and Reserve are any contract or agreement that evidences a residual interest in the assets of an entity after deducting all of its liabilities

(17) Interest income and expenses

Interest income and expenses are recognized using the effective interest method. Effective interest method is a method of calculating the amortized cost of a financial asset or a financial liability (or groups of financial assets or financial liabilities) and of allocating the interest income or interest expenses over the relevant period.

The effective interest rate is the rate that exactly discounts estimated future cash receipts or payments through the expected life of the financial instrument or, where appropriate, a shorter period, to the net carrying amount of the financial asset or financial liability. When calculating the effective interest rate, the Bank estimates cash flows considering all contractual terms of the financial instrument but does not consider future credit losses. The calculation includes all fees and points paid or received between parties to the contract that are an integral part of the effective interest rate, transaction costs, and all other premiums or discounts. In those rare cases when it is not possible to estimate reliably the cash flows or the expected life of a financial instrument (or group of financial instruments), the Bank uses the contractual cash flows over the full contractual term of the financial instrument (or group of financial instruments).

Interest on impaired financial assets is recognized using the rate of interest used to discount the future cash flows for the purpose of measuring the impairment loss.

(18) Fee and commission income

The Bank recognizes financial service fee in accordance with the accounting standard of the financial instrument related to the fees earned.

☐ Fees that are an integral part of the effective interest of a financial instrument

Such fees are generally treated as adjustments of effective interest. Such fees may include compensation for activities such as evaluating the borrower’s financial condition, evaluating and recording guarantees, collateral and other security arrangements, negotiating the terms of the instrument, preparing and processing documents and closing the transaction and origination fees received on issuing financial liabilities measured at amortized cost.

However, fees relating to the creation or acquisition of a financial asset at FVTPL are recognized as revenue immediately

☐ Fees earned as services are provided

Such fees are recognized as revenue as the services are provided.

☐ Fees that are earned on the execution of a significant act

Such fees are recognized as revenue when the significant act has been completed.

(19) Dividend income

Dividend income is recognized in profit or loss when the right to receive payment is established. Dividend income from financial assets at FVTPL and financial investment is recognized in profit or loss as part of dividend income in the separate statements of comprehensive income.

(20) Employee compensation and benefits

1) Defined contribution plans

When employees render service related to defined contribution plans, contributions related to employees services are recognized in current profit or loss without contributions included in cost of assets. Contributions which are supposed to be paid are recognized in accrued expenses after deducting any amount already paid. Also, if contributions already paid exceed contributions which would be paid at the end of period, the amount of excess is recognized in prepaid expenses.

2) Defined benefit plans

All post-employment benefits, other than defined contribution plans, are classified as defined benefit plans. The amount recognized as a defined benefit liability is the present value of the defined benefit obligation less the fair value of plan assets at the end of the reporting period.

The present value of defined benefit obligation is calculated annually by independent actuaries using the Projected Unit Credit method. Actuarial gains and losses recognized are immediately recognized in other comprehensive income (loss) and not reclassified to profit or loss in a subsequent period.

3) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled within 12 months after the end of the period in which the employees render the related service.

Short-term employee benefits are recognized in current profit and loss when employees render the related service. Short-term employee benefits are not discounted.

(21) Income taxes

Income tax expense represents the sum of the tax currently payable and deferred tax.

1) Current tax.

Current income tax is the amount of income taxes payable (recoverable) in respect of the taxable profit (tax loss) for a period. The difference between the taxable profit and accounting profit may arise when income or expenses are included in accounting profit in one period, but is included in taxable profit in a different period, and if there is revenue that is exempt from taxation, expenses that are not deductible in determining taxable profit (tax loss). Current income tax liabilities (assets) for the current and prior periods are measured at the amount expected to be paid to (recovered from) the taxation authorities, using the tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The Bank offsets current income tax assets and current income tax liabilities if, and only if, the Bank has a legally enforceable right to set off the recognized amounts and intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

2) Deferred tax

Deferred tax is recognized, using the asset-liability method, on temporary differences arising between the tax base amount of assets and liabilities and their carrying amount in the financial statements. Deferred tax liabilities are recognized for all taxable temporary differences and deferred tax assets are recognized for all deductible temporary differences to the extent that it is probable that taxable profit will be available against which the deductible temporary difference can be utilized. However, deferred tax liabilities are not recognized if they arise from the initial recognition of goodwill; deferred tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss.

Deferred tax is provided on temporary differences arising on investments in subsidiaries, associates and joint ventures, except for deferred tax liabilities which the timing of the reversal of the temporary difference is controlled by the Bank and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of a deferred tax asset is reviewed at the end of each reporting period. The Bank reduces the carrying amount of a deferred tax asset to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of the deferred tax asset to be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred tax liabilities and deferred tax assets reflects the tax consequences that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The Bank offsets deferred tax assets and deferred tax liabilities when the Bank has a legally enforceable right to set off current tax assets against current tax liabilities; and the deferred tax assets and the deferred tax liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity; or different taxable entity which intend either to settle current tax liabilities and assets on a net basis or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered.

4. RISK MANAGEMENT:

4-1. Summary

(1) Overview of Risk Management Policy

The financial risks that the Bank is exposed to are credit risk, market risk, liquidity risk, operational risk, interest risk, credit concentration risk, strategy/reputational risk, outsourcing risk, settlement risk and others. Credit risk, market risk, liquidity risk, and operational risk have been recognized as the Bank’s key risks.

The Bank’s risk management system focuses on increasing transparency, developing risk management environment, and preemptive response to risk due to rapid changes in financial environment to support the Bank’s long-term strategy and business decision efficiently.

The Note regarding financial risk management provides information about the risks that the Bank is exposed to, the objective, policies and process for managing the risk, the methods used to measure the risk, and capital adequacy. Additional quantitative information is disclosed throughout the separate financial statements.

(2) Risk Management Group

1) Risk Management Committee

The Risk Management Committee establishes risk management strategies in accordance with the directives of the Board of Directors and determines the Bank’s target risk appetite, approves significant risk matters and reviews the level of risks that the Bank is exposed to and the appropriateness of the Bank’s risk management operations as an ultimate decision-making authority.

2) Risk Management Council

The Risk Management Council is a consultative group which reviews and makes decisions on matters delegated by the Risk Management Committees and discusses the detailed issues relating to the Bank’s risk management.

3) Risk Management Practices Committee

The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council. It performs practical work process relating to risk management plan, risk management strategy, risk measurement, risk analysis, economic capital limit and others.

4-2. Credit risk

(1) Overview of Credit Risk

Credit risk is the risk of possible losses in an asset portfolio in the events of counterparty’s default, breach of contract and deterioration in the credit quality of the counterparty. For the risk management reporting purposes, the individual borrower’s default risk, country risk, specific risks and other credit risk exposure components are considered as a whole.

(2) Credit Risk Management

The Bank controls the credit concentration risk exposure by applying and managing total exposure limits to prevent the excessive risk concentration to specific industry and specific borrowers. The Bank maintains allowances for loan losses associated with credit risk on loans and receivables to manage its credit risk.

The Bank recognizes impairment loss on loans with carrying amount at amortized cost when there is any objective indication of impairment. Under K-IFRS, impairment loss is based on losses incurred at the end of the reporting period and the Bank should not recognize expected losses that are probable due to future events. The Bank measures inherent incurred losses on financial assets classified as loans and receivables and present it in the separate financial statements through the use of an allowances account which is charged against the related financial assets.

(3) Maximum exposure to credit risk

The Bank’s maximum exposure of financial instruments to credit risk as of December 31, 2015 and 2014 is as follows (Korean won in millions):

	Dec. 31, 2015		Dec. 31, 2014
Cash and due from financial institutions	￦	4,884,110	￦	3,113,988
Financial assets at FVTPL		347,194		56,780
Hedging derivative assets		282,924		288,424
Loans (*1)		68,966,102		62,875,314
Financial investments		647,191		485,263
Other financial assets		947,909		808,893
Acceptances and guarantee contracts		68,713,654		61,372,941
Commitments (*2)		26,462,413		28,415,294

	￦	171,251,497	￦	157,416,897

(*1)	Loans exclude loans valuation adjusted related to evaluation of fair value hedging.
(*2)	Commitments exclude commitments on purchase of beneficiary certificates which are included in other commitments in Note 37.

(4) Credit risk of loans

The Bank maintains allowances for loan losses associated with credit risk on loans to manage its credit risk.

The Bank recognizes impairment loss on loans with carrying amount at amortized cost when there is any objective indication of impairment. Under K-IFRS, impairment loss is based on losses incurred at the end of the reporting period and the Bank should not recognize expected losses that are probable due to future events. The Bank measures inherent incurred losses on financial assets classified as loans and present them in the separate financial statements through the use of an allowances account which is charged against the related financial assets.

The Bank writes off on non-profitable loans, non-recoverable loans, loans classified estimated loss by asset quality category, loans requested written off by Financial Supervisory Service (“FSS”) and others under approval of Loan Management Committee.

Loans are categorized as follows (Korean won in millions):

(Dec. 31, 2015)

	Individual assessment		Collective assessment		Total		Ratio (%)
Loans:
Normal
Not past due	￦	138,820	￦	64,748,977	￦	64,887,797	93.48
Past due		—		14,728		14,728	0.02
Impairment		4,226,770		282,925		4,509,695	6.50

Subtotal		4,365,590		65,046,630		69,412,220	100.00

Net deferred origination fees and costs:
Normal
Not past due		(5)		(440,056)		(440,061)	98.64
Past due		—		—		—	—
Impairment		(5,907)		(150)		(6,057)	1.36

Subtotal		(5,912)		(440,206)		(446,118)	100.00

Carrying amounts before deducting allowances:
Normal
Not past due		138,815		64,308,921		64,447,736	93.45
Past due		—		14,728		14,728	0.02
Impairment		4,220,863		282,775		4,503,638	6.53

Subtotal		4,359,678		64,606,424		68,966,102	100.00

Allowances:
Normal
Not past due		(22,647)		(283,827)		(306,474)	12.74
Percentage (%)		16.31		0.44		0.47
Past due		—		(1,168)		(1,168)	0.05
Percentage (%)		—		7.93		7.93
Impairment		(1,972,106)		(125,548)		(2,097,654)	87.21
Percentage (%)		46.72		44.40		46.58

Subtotal		(1,994,753)		(410,543)		(2,405,296)	100.00

Percentage (%)		45.75		0.64		3.49
Carrying amounts:
Normal
Not past due		116,168		64,025,094		64,141,262	96.37
Past due		—		13,560		13,560	0.02
Impairment		2,248,757		157,227		2,405,984	3.61

Total	￦	2,364,925	￦	64,195,881	￦	66,560,806	100.00

(Dec. 31, 2014)

	Individual assessment		Collective assessment		Total		Ratio (%)
Loans:
Normal
Not past due	￦	336,607	￦	59,765,067	￦	60,101,674	94.97
Past due		—		9,117		9,117	0.01
Impairment		3,019,923		156,301		3,176,224	5.02

Subtotal		3,356,530		59,930,485		63,287,015	100.00

Net deferred origination fees and costs:
Normal
Not past due		(66)		(411,314)		(411,380)	99.92
Past due		—		—		—	—
Impairment		(533)		212		(321)	0.08

Subtotal		(599)		(411,102)		(411,701)	100.00

Carrying amounts before deducting allowances:
Normal
Not past due		336,541		59,353,753		59,690,294	94.94
Past due		—		9,117		9,117	0.01
Impairment		3,019,390		156,513		3,175,903	5.05

Subtotal		3,355,931		59,519,383		62,875,314	100.00

Allowances:
Normal
Not past due		(45,400)		(213,680)		(259,080)	14.29
Percentage (%)		13.49		0.36		0.43
Past due		—		(231)		(231)	0.01
Percentage (%)		—		2.53		2.53
Impairment		(1,427,631)		(126,691)		(1,554,322)	85.70
Percentage (%)		47.28		80.95		48.94

Subtotal		(1,473,031)		(340,602)		(1,813,633)	100.00

Percentage (%)		43.89		0.57		2.88
Carrying amounts:
Normal
Not past due		291,141		59,140,073		59,431,214	97.33
Past due		—		8,886		8,886	0.01
Impairment		1,591,759		29,822		1,621,581	2.66

Total	￦	1,882,900	￦	59,178,781	￦	61,061,681	100.00

The above carrying amounts exclude loan valuation adjustment related to fair value hedging amounting to ￦73,236 million and ￦96,872 million, as of December 31, 2015 and 2014, respectively.

1) Credit quality of loans that are neither past due nor impaired

Credit quality of loans that are neither past due nor impaired as of December 31, 2015 and 2014 are as follows (Korean won in millions):

(Dec. 31, 2015)

	Loans									Deferred loan origination fees and costs
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)			Allowances		Carrying amount
Best	￦	341,747	￦	5,762,081	￦	163,789	￦	6,267,617	9.66	￦	(20,636)	￦	(2,986)	￦	6,243,995
Outstanding		5,960,005		35,907,526		2,703,975		44,571,506	68.69		(393,048)		(102,360)		44,076,098
Good		4,537,539		9,136,979		181,394		13,855,912	21.35		(26,372)		(171,711)		13,657,829
Below normal		156,376		36,386		—		192,762	0.30		(5)		(29,417)		163,340

	￦	10,995,667	￦	50,842,972	￦	3,049,158	￦	64,887,797	100.00	￦	(440,061)	￦	(306,474)	￦	64,141,262

(Dec. 31, 2014)

	Loans									Deferred loan origination fees and costs
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)			Allowances		Carrying amount
Best	￦	1,846,664	￦	5,101,792	￦	851,387	￦	7,799,843	12.98	￦	(16,184)	￦	(3,970)	￦	7,779,689
Outstanding		4,784,149		30,876,637		4,664,070		40,324,856	67.09		(363,821)		(71,738)		39,889,297
Good		3,484,579		7,305,159		843,888		11,633,626	19.36		(29,158)		(137,731)		11,466,737
Below normal		160,550		182,799		—		343,349	0.57		(2,217)		(45,641)		295,491

	￦	10,275,942	￦	43,466,387	￦	6,359,345	￦	60,101,674	100.00	￦	(411,380)	￦	(259,080)	￦	59,431,214

2) Aging analysis of loans that are past due but not impaired

Aging analysis of loans that are past due but not impaired as of December 31, 2015 and 2014 are as follows (Korean won in millions):

(Dec. 31, 2015)

	Loans									Deferred loan origination fees and costs
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)			Allowances		Carrying amount
Within one months	￦	4,180	￦	10,548	￦	—	￦	14,728	100.00	￦	—	￦	(1,168)	￦	13,560
Within two months		—		—		—		—	—		—		—		—
Within three months		—		—		—		—	—		—		—		—
Over three months		—		—		—		—	—		—		—		—

	￦	4,180	￦	10,548	￦	—	￦	14,728	100.00	￦	—	￦	(1,168)	￦	13,560

(Dec. 31, 2014)

	Loans									Deferred loan origination fees and costs
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)			Allowances		Carrying amount
Within one months	￦	—	￦	—	￦	—	￦	—	—	￦	—	￦	—	￦	—
Within two months		174		—		—		174	1.91		—		(6)		168
Within three months		—		—		—		—	—		—		—		—
Over three months		—		—		8,943		8,943	98.09		—		(225)		8,718

	￦	174	￦	—	￦	8,943	￦	9,117	100.00	￦	—	￦	(231)	￦	8,886

3) Loans assessed for impairment on individual basis

Loans assessed for impairment on individual basis by country and industry of the Bank’s counterparties, as of December 31, 2015 and 2014 are as follows (Korean won in millions):

(Dec. 31, 2015)

	Loans						Impairment						Impairment ratio (%)
	Domestic		Foreign		Total		Domestic		Foreign		Total		Domestic	Foreign	Total
Manufacturing	￦	3,659,045	￦	352,422	￦	4,011,467	￦	(1,571,738)	￦	(224,844)	￦	(1,796,582)	42.95	63.80	44.79
Transportation		—		21,994		21,994		—		(1,050)		(1,050)	—	4.77	4.77
Construction		178,264		—		178,264		(167,284)		—		(167,284)	93.84	—	93.84
Public sector and others		9,138		—		9,138		(7,190)		—		(7,190)	78.68	—	78.68

	￦	3,846,447	￦	374,416	￦	4,220,863	￦	(1,746,212)	￦	(225,894)	￦	(1,972,106)	45.40	60.33	46.72

(Dec. 31, 2014)

	Loans						Impairment						Impairment ratio (%)
	Domestic		Foreign		Total		Domestic		Foreign		Total		Domestic	Foreign	Total
Manufacturing	￦	2,711,444	￦	19,055	￦	2,730,499	￦	(1,232,319)	￦	(19,055)	￦	(1,251,374)	45.45	100.00	45.83
Transportation		10,233		—		10,233		—		—		—	—	—	—
Construction		278,658		—		278,658		(176,257)		—		(176,257)	63.25	—	63.25

	￦	3,000,335	￦	19,055	￦	3,019,390	￦	(1,408,576)	￦	(19,055)	￦	(1,427,631)	46.95	100.00	47.28

(5) Credit quality of securities (debt securities)

1) Securities(debt securities) exposed to credit risk as of December 31, 2015 and 2014 are as follows (Korean won in millions):

	Dec. 31, 2015		Dec. 31, 2014
Securities that are neither past due nor impaired	￦	658,657	￦	485,263

2) Credit quality of securities (debt securities) that are neither past due nor impaired as of December 31, 2015 and 2014 are as follows (Korean won in millions):

(Dec. 31, 2015)

	Credit quality (*1)
	Grade 1		Grade 2		Grade 3		Grade 4		Grade 5		Total
Financial assets at FVTPL	￦	11,466	￦	—	￦	—	￦	—	￦	—	￦	11,466
AFS financial assets		538,703		—		—		—		—		538,703
Held-to-maturity financial assets		108,488		—		—		—		—		108,488

	￦	658,657	￦	—	￦	—	￦	—	￦	—	￦	658,657

(Dec. 31, 2014)

	Credit quality (*1)
	Grade 1		Grade 2		Grade 3		Grade 4		Grade 5		Total
AFS financial assets	￦	446,364	￦	—	￦	—	￦	—	￦	—	￦	446,364
Held-to-maturity financial assets		38,899		—		—		—		—		38,899

	￦	485,263	￦	—	￦	—	￦	—	￦	—	￦	485,263

(*1)	Credit quality is classified based on internal credit quality grade as below.

Credit rating
Grade 1	AAA~BBB
Grade 2	BBB-~BB
Grade 3	BB-~ B
Grade 4	B-~C
Grade 5	D

(6) Concentration of credit risk

The amounts disclosed below exclude loan valuation adjustment related to fair value hedging amounting to ￦73,236 million and ￦96,872 million, as of December 31, 2015 and 2014, respectively.

1) Loans by country where the credit risk belongs to as of December 31, 2015 and 2014 are as follows (Korean won in millions):

(Dec. 31, 2015)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	￦	14,943,389	￦	8,939,356	￦	708,863	￦	24,591,608	35.43	￦	(5,615)	￦	(2,010,027)
China		7,239		2,711,480		697,396		3,416,115	4.92		(653)		(46,229)
Saudi Arabia		—		4,031,562		33,076		4,064,638	5.86		(60,536)		(8,804)
India		—		2,059,991		14,660		2,074,651	2.99		(43,030)		(2,823)
Indonesia		—		3,696,900		6,960		3,703,860	5.34		(85,079)		(13,375)
Vietnam		—		3,236,860		26,299		3,263,159	4.70		(26,212)		(16,384)
Australia		—		2,316,046		747		2,316,793	3.34		(23,875)		(4,897)
Philippines		—		552,115		—		552,115	0.80		(551)		(6,648)
Qatar		—		790,843		—		790,843	1.14		(3,384)		(2,309)
Singapore		—		536,305		98,795		635,100	0.91		(7,444)		(21,965)
Oman		—		895,882		3,772		899,654	1.30		(8,909)		(2,924)
Hong Kong		—		824,928		913,052		1,737,980	2.51		(2,090)		(1,161)
The United Arab Emirates		—		573,592		3,829		577,421	0.82		(7,677)		(1,926)
Others		—		1,565,484		82,086		1,647,570	2.36		(15,192)		(11,266)

		14,950,628		32,731,344		2,589,535		50,271,507	72.42		(290,247)		(2,150,738)

Europe:
Russia		—		525,312		—		525,312	0.76		(31)		(4,772)
England		—		220,467		53,754		274,221	0.40		(2,013)		(262)
France		—		208,757		10,077		218,834	0.32		(2,792)		(14)
Netherlands		—		92,037		19,084		111,121	0.16		(637)		(104)
Malta		—		182,502		—		182,502	0.26		(1,990)		—
Uzbekistan		—		691,915		—		691,915	1.00		(7,256)		(3,431)
Greece		—		404,397		—		404,397	0.58		(3,374)		—
Ireland		—		468,800		—		468,800	0.68		(394)		(5,147)
Turkey		—		449,022		—		449,022	0.65		(10,585)		(1,551)
Germany		—		196,689		129,406		326,095	0.47		(730)		(614)
Ukraine		—		217,142		—		217,142	0.31		(8,591)		(5,767)
Cyprus		—		357,962		—		357,962	0.52		(3,542)		—
Hungary		—		218,687		—		218,687	0.31		(1,266)		(260)
Others		2,225		657,068		152,352		811,645	1.16		(7,856)		(7,287)

		2,225		4,890,757		364,673		5,257,655	7.58		(51,057)		(29,209)

America:
Panama		—		1,942,305		—		1,942,305	2.80		(7,850)		(4,071)
United States		—		2,320,057		119,682		2,439,739	3.51		(23,893)		(199,165)
The British Virgin Islands		—		686,793		—		686,793	0.99		(2,904)		(652)
Mexico		—		851,652		—		851,652	1.23		(7,513)		(5,304)
Bermuda		—		1,171,585		—		1,171,585	1.69		(12,777)		(943)
Brazil		—		1,651,973		—		1,651,973	2.38		(6,777)		(4,347)
Others		—		977,838		—		977,838	1.41		(5,939)		(2,682)

		—		9,602,203		119,682		9,721,885	14.01		(67,653)		(217,164)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Africa:
Marshall Islands		—		2,655,869		—		2,655,869	3.82		(17,402)		(2,866)
Liberia		—		430,699		—		430,699	0.62		(3,515)		(408)
Madagascar		—		406,584		—		406,584	0.59		(2,396)		(1,501)
Others		—		667,966		55		668,021	0.96		(13,848)		(3,410)

		—		4,161,118		55		4,161,173	5.99		(37,161)		(8,185)

	￦	14,952,853	￦	51,385,422	￦	3,073,945	￦	69,412,220	100.00	￦	(446,118)	￦	(2,405,296)

(Dec. 31, 2014)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	￦	13,175,790	￦	10,175,702	￦	834,636	￦	24,186,128	38.22	￦	(420)	￦	(1,633,497)
China		7,239		2,705,889		600,114		3,313,242	5.24		(932)		(38,754)
Saudi Arabia		—		2,981,097		146		2,981,243	4.71		(59,163)		(7,275)
India		—		1,841,568		22,608		1,864,176	2.95		(46,870)		(2,714)
Iran		—		84,287		8,943		93,230	0.15		(3,475)		(670)
Indonesia		—		2,900,654		4,966		2,905,620	4.59		(86,830)		(6,485)
Vietnam		—		2,347,637		13,215		2,360,852	3.73		(27,574)		(12,462)
Others		—		5,935,059		4,205,485		10,140,544	16.02		(42,376)		(27,432)

		13,183,029		28,971,893		5,690,113		47,845,035	75.61		(267,640)		(1,729,289)

Europe:
Russia		—		1,092,912		98,635		1,191,547	1.88		—		(20,898)
England		—		382,877		430,336		813,213	1.28		(1,186)		(284)
Belgium		—		60,410		33,909		94,319	0.15		(182)		(933)
France		—		339,852		3,317		343,169	0.54		(5,902)		(24)
Cyprus		—		73,022		—		73,022	0.12		(4,007)		—
Netherlands		—		131,111		50,864		181,975	0.29		(1,419)		(221)
Malta		—		192,224		—		192,224	0.30		(2,442)		—
Others		2,224		2,993,275		66,428		3,061,927	4.84		(50,043)		(20,531)

		2,224		5,265,683		683,489		5,951,396	9.40		(65,181)		(42,891)

America:
Panama		—		1,982,012		—		1,982,012	3.13		(8,430)		(3,712)
United States		—		1,144,175		107,281		1,251,456	1.98		(17,733)		(6,209)
The British Virgin Islands		—		657,521		—		657,521	1.04		(3,160)		(557)
Mexico		—		574,795		—		574,795	0.91		(8,208)		(5,577)
Bermuda		—		535,077		—		535,077	0.85		(10,509)		(75)
Others		—		957,904		5,221		963,125	1.50		(3,453)		(3,163)

		—		5,851,484		112,502		5,963,986	9.41		(51,493)		(19,293)

Africa:
Marshall Islands		—		2,294,266		—		2,294,266	3.63		(6,394)		(436)
Liberia		—		377,121		—		377,121	0.60		(3,998)		(18,511)
Madagascar		—		426,191		—		426,191	0.67		(2,678)		(1,646)
Others		—		427,770		1,250		429,020	0.68		(14,317)		(1,567)

		—		3,525,348		1,250		3,526,598	5.58		(27,387)		(22,160)

	￦	13,185,253	￦	43,614,408	￦	6,487,354	￦	63,287,015	100.00	￦	(411,701)	￦	(1,813,633)

2) Loans by industry as of December 31, 2015 and 2014 are as follows (Korean won in millions):

(Dec. 31, 2015)

	Loans									Deferred loan origination fees		Allowances
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	￦	12,059,578	￦	26,601,400	￦	454,235	￦	39,115,213	56.35	￦	(170,255)	￦	(2,134,028)
Transportation		209,077		8,060,881		1,063		8,271,021	11.92		(62,736)		(24,010)
Financial institutions		369,679		4,160,790		2,532,924		7,063,393	10.18		(7,486)		(19,544)
Wholesale and retail		626,765		1,706,936		63,361		2,397,062	3.45		(1,088)		(13,251)
Real estate		—		536,288		—		536,288	0.77		(2,413)		(611)
Construction		1,344,750		892,359		11,207		2,248,316	3.24		(321)		(178,708)
Public sector and others		343,004		9,426,768		11,155		9,780,927	14.09		(201,819)		(35,144)

	￦	14,952,853	￦	51,385,422	￦	3,073,945	￦	69,412,220	100.00	￦	(446,118)	￦	(2,405,296)

(Dec. 31, 2014)

	Loans									Deferred loan origination fees		Allowances
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	￦	10,298,585	￦	22,253,694	￦	467,030	￦	33,019,309	52.17	￦	(144,237)	￦	(1,520,018)
Transportation		189,080		7,196,184		—		7,385,264	11.67		(54,801)		(40,092)
Financial institutions		165,000		3,606,430		5,872,482		9,643,912	15.24		(7,657)		(21,648)
Wholesale and retail		679,773		1,365,503		60,475		2,105,751	3.33		2,888		(12,868)
Real estate		—		363,744		—		363,744	0.57		(2,313)		(386)
Construction		1,633,308		1,810,385		26,210		3,469,903	5.48		(5,092)		(189,163)
Public sector and others		219,507		7,018,468		61,157		7,299,132	11.54		(200,489)		(29,458)

	￦	13,185,253	￦	43,614,408	￦	6,487,354	￦	63,287,015	100.00	￦	(411,701)	￦	(1,813,633)

3) Concentration of credit risk of securities (debt securities) by industry as of December 31, 2015 and 2014 are as follows (Korean won in millions):

	Dec. 31, 2015			Dec. 31, 2014
	Amount		Ratio (%)	Amount		Ratio (%)
Financial Assets at FVTPL
Government and government sponsored institutions	￦	11,466	100.00	￦	—	—
AFS financial assets
Government and government sponsored institutions		73,909	13.72		82,952	18.58
Banking and insurance		330,566	61.36		311,862	69.87
Others		134,228	24.92		51,550	11.55

Subtotal		538,703	100.00		446,364	100.00

Held-to-maturity financial assets
Government and government sponsored institutions		20,175	18.60		11,016	28.32
Banking and insurance		68,084	62.76		27,883	71.68
Others		20,229	18.64		—	—

Subtotal		108,488	100.00		38,899	100.00

Total	￦	658,657		￦	485,263

4) Concentration of credit risk of securities (debt securities) by country as of December 31, 2015 and 2014 are as follows (Korean won in millions):

	Dec. 31, 2015			Dec. 31, 2014
	Amount		Ratio (%)	Amount		Ratio (%)
Financial Assets at FVTPL
Others	￦	11,466	100.00	￦	—	—
WAFS financial assets
Korea		156,921	29.13	￦	227,585	50.99
Others		381,782	70.87		218,779	49.01

Subtotal		538,703	100.00		446,364	100.00

Held-to-maturity financial assets
Korea		29,594	27.28		—	—
Others		78,894	72.72		38,899	100.00

Subtotal		108,488	100.00		38,899	100.00

Total	￦	658,657		￦	485,263

5) Credit enhancement and its financial effect as of December 31, 2015 and 2014 are as follows (Korean won in millions):

(Dec. 31, 2015)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	￦	68,966,102	￦	68,713,654	￦	26,462,413	￦	164,142,169	100.00

Credit enhancement:
Deposits and savings		50,351		118,990		589		169,930	0.10
Export guarantee insurance		101,307		1,883,491		—		1,984,798	1.21
Guarantee		1,473,086		1,685,567		3,815,485		6,974,138	4.25
Securities		43,041		617,744		175,800		836,585	0.51
Real estate		1,024,233		626,741		28,896		1,679,870	1.02
Ships		975,344		233,132		277,094		1,485,570	0.91
Others		1,617,667		—		160,171		1,777,838	1.08

Subtotal		5,285,029		5,165,665		4,458,035		14,908,729	9.08

Exposure to credit risk after deducting credit enhancement	￦	63,681,073	￦	63,547,989	￦	22,004,378	￦	149,233,440	90.92

(*1) Loans exclude loans valuation adjusted related to evaluation of fair value hedging

(Dec. 31, 2014)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)

Maximum exposure to credit risk	￦	62,875,314	￦	61,372,941	￦	28,415,294	￦	152,663,549	100.00

Credit enhancement:
Deposits and savings		75,700		86,025		—		161,725	0.11
Export guarantee insurance		117,296		2,309,306		—		2,426,602	1.59
Guarantee		984,943		1,389,185		844,169		3,218,297	2.11
Securities		212,006		189,280		19,172		420,458	0.28
Real estate		1,107,765		50,390		45,990		1,204,145	0.79
Ships		749,069		181,253		172,598		1,102,920	0.72
Others		785,911		—		351,198		1,137,109	0.74

Subtotal		4,032,690		4,205,439		1,433,127		9,671,256	6.34

Exposure to credit risk after deducting credit enhancement	￦	58,842,624	￦	57,167,502	￦	26,982,167	￦	142,992,293	93.66

(*1) Loans exclude loans valuation adjusted related to evaluation of fair value hedging

4-3. Liquidity risk

(1) Overview of liquidity risk

Liquidity risk is the risk that the Bank is unable to meet its payment obligations arising from financial liabilities as they become due. The Bank discloses all financial asset, financial liabilities, and off-balance sheet items such as loan commitments and analysis of the contractual maturity, which are related to liquidity risk, into seven categories. The cash flows disclosed in the maturity analysis are undiscounted contractual amounts, including principal and future interest, which resulted in disagreement with the discounted cash flows included in the separate statements of financial position. However, for derivatives, each discounted cash flow consisting of current fair value is presented.

(2) Principles of the liquidity risk management

① Liquidity risk is managed with integration. The Bank measures, reports and controls liquidity risk by quantification with reasonable method.

② Liquidity risk reflects financing plans and fund using plans and the Bank reports the liquidity risk with preciseness, timeliness and consistency.

③ The Bank establishes liquidity risk managing strategy by analyzing liquidity maturity, liquidity gap structure and market environment.

(3) Liquidity risk management

Risk management department monitors changes by liquidity risk sources and compliance of risk limits. It notifies related departments to prepare countermeasures in case the measured liquidity risk is close to risk limits. Also, it analyzes crisis situations and effects of the crisis situations and reports to the Risk Management Committee on a regular basis. Each related department monitors changes of liquidity risk sources and compliance of risk limits by itself and if exposure to new risk is expected, it discusses the matter with the head of risk management department.

(4) Measurement of liquidity risk

The Bank measures liquidity ratio, liquidity gap ratio and others for local currency and foreign currency and simulates analysis reflecting market environment, product features and the Bank’s strategies.

(5) Analysis on remaining contractual maturity of financial assets and liabilities

Remaining contractual maturity and amount of financial assets and liabilities as of December 31, 2015 and 2014 is as follows (Korean won in millions):

(Dec. 31, 2015)

	On demand		Within 1 month		1 to 3 months		3 to 6 Months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial assets:
Cash and due from financial institutions	￦	4,150,906	￦	477,461	￦	236,184	￦	—	￦	20,356	￦	—	￦	—	￦	4,884,907
Financial assets at FVTPL		1,447,444		—		—		—		—		—		—		1,447,444
Hedging derivative assets		—				322		—		17,290		38,948		226,363		282,923
Loans		11,778		5,426,291		7,795,156		8,613,513		8,557,513		26,724,019		17,628,896		74,757,166
AFS financial assets		5,344,946		6,625		14,092		33,829		64,122		323,781		281,069		6,068,464
Held-to-maturity financial assets		—		92		688		666		1,445		96,438		17,700		117,029
Other financial assets		—		862,271		—		—		—		36,800		165,000		1,064,071

	￦	10,955,074	￦	6,772,740	￦	8,046,442	￦	8,648,008	￦	8,660,726	￦	27,219,986	￦	18,319,028	￦	88,622,004

Financial liabilities:
Financial liabilities at FVTPL	￦	807,231	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	807,231
Hedging derivative liabilities		—				43,892		523,454		341,575		1,362,696		343,211		2,614,828
Borrowings		—		1,179,380		783,697		3,340,381		1,379,555		4,277,985		1,159,963		12,120,961
Debentures		—		1,069,253		2,539,195		3,884,489		9,119,154		25,649,727		17,520,428		59,782,246
Other financial liabilities		—		744,610		11		295		1,978		173,173		649,690		1,569,757

	￦	807,231	￦	2,993,243	￦	3,366,795	￦	7,748,619	￦	10,842,262	￦	31,463,581	￦	19,673,292	￦	76,895,023

Off-balance sheet items(*1):
Commitments	￦	26,462,412	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	26,462,412
Financial guarantee contracts		14,422,231		—		—		—		—		—		—		14,422,231

	￦	40,884,643	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	40,884,643

(*1)	Guarantees and loan commitments and other credit facilities provided by the Bank have maturities. However, if the counterparty requests the payment immediately, the payment must be fulfilled.

(Dec. 31, 2014)

	On demand		Within 1 month		1 to 3 months		3 to 6 Months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial assets:
Cash and due from financial institutions	￦	830,674	￦	279,906	￦	231,044	￦	60,485	￦	52,005	￦	1,661,796	￦	—	￦	3,115,910
Financial assets at FVTPL		1,197,499		—		—		—		—		—		—		1,197,499
Hedging derivative assets		—		503		467		—		15,086		103,983		168,385		288,424
Loans		12,199		7,931,753		6,013,001		10,114,231		7,784,273		21,786,151		15,382,784		69,024,392
AFS financial assets		4,339,990		1,262		1,419		31,766		62,004		283,619		101,805		4,821,865
Held-to-maturity financial assets		—		—		22,527		392		16,879		—		—		39,798
Other financial assets		—		498,998		—		—		230,513		33,423		165,048		927,982

	￦	6,380,362	￦	8,712,422	￦	6,268,458	￦	10,206,874	￦	8,160,760	￦	23,868,972	￦	15,818,022	￦	79,415,870

Financial liabilities:
Financial liabilities at FVTPL	￦	489,069	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	489,069
Hedging derivative liabilities		—		60,613		258,861		103,780		198,459		1,109,788		251,955		1,983,456
Borrowings		—		682,671		773,143		3,134,883		1,263,810		2,738,181		1,663,722		10,256,410
Debentures		—		2,560,097		3,638,227		3,078,023		6,964,062		22,161,849		14,326,752		52,729,010
Other financial liabilities		—		2,570,426		—		—		—		—		108		2,570,534

	￦	489,069	￦	5,873,807	￦	4,670,231	￦	6,316,686	￦	8,426,331	￦	26,009,818	￦	16,242,537	￦	68,028,479

Off-balance sheet items(*1):
Commitments	￦	28,415,294	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	28,415,294
Financial guarantee contracts		8,830,564		—		—		—		—		—		—		8,830,564

	￦	37,245,858	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	37,245,858

(*1)	Guarantees and loan commitments and other credit facilities provided by the Bank have maturities. However, if the counterparty requests the payment immediately, the payment must be fulfilled.

4-4. Market risk

(1) Overview of market risk

1) Definition of market risk

Market risk is the risk of possible losses that arise from the changes of market factors, such as interest rate, stock price, foreign exchange rate, commodity value and other market factors related to the fair value or future cash flows of the financial instruments. The Bank classifies exposures to market risk into either foreign exchange rate risk or interest rate risk. Foreign exchange risk means that possible losses on assets and liabilities denominated in foreign currency due to changes of foreign exchange rate. Interest rate risk means that possible losses on assets and liabilities due to changes of interest rate.

2) Market risk management group

The Bank operates the Risk Management Committee and the Risk Management Council for managing risks and risk limits. The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council for practical matters such as managing adequate assets and liabilities by analyzing foreign exchange risk, interest rate risk, liquidity risk, money balance plan and effects by initiating new product. Market risk is managed by product and currency for minimizing segments exposed to changes of foreign exchange, interest rate and securities’ price. Foreign exchange risk is measured by definite method and probabilistic method and definite method is used for limits management. Interest rate value at risk (VaR) and interest rate earning at risk (“EaR”) are measured by BIS standards, definite method and probabilistic method and definite method is used for limits management. Meanwhile, the Bank performs financial crisis analysis supposing exceptional but possible events for evaluating latent weakness. The analysis is used for important decision making such as risk mitigation, emergency plan development and limit setup. The results of the analysis are reported to the Board of Directors and management on a quarterly basis.

(2) Foreign exchange risk

1) Management of foreign exchange risk

Foreign exchange risk management limit is set up and included in internal capital management limit. A risk management division head monitors changes of foreign exchange risk by source and compliance of risk limits regularly. A finance division head also monitors changes of foreign exchange risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that foreign exchange risk exceeds risk limit. If foreign exchange risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2) Measurement of foreign exchange risk

Foreign exchange risk is managed by foreign exchange VaR and foreign exchange position. Foreign exchange VaR is measured on a monthly basis and foreign exchange position is measured on a daily basis. It is measured separately by currency for assets and liabilities denominated in foreign currency exceeding 5% of total assets and liabilities denominated in foreign currency.

3) Measurement method

① VaR (Value at Risk)

The Bank uses a yearly VaR to measure market risk. The yearly VaR is a statistically estimated maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates VaR using equal-weighted-average method based on historical changes in market rates, prices and volatilities over the previous 5 years data and measures VaR at a 99% single tail confidence level. VaR is a commonly used market risk management technique. However, the method has some shortcomings.

VaR estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different depending on the assumptions made at the time of calculation. In addition, the time periods used for the model, generally one day or 10 days, are assumed to be a sufficient holding period before liquidating the relevant underlying positions. If these holding periods are not sufficient, or too long, the VaR results may understate or overstate the potential loss.

② Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of foreign exchange that has significant influent on the value of portfolio. The Bank mainly uses historical scenario tool and also uses hypothetical scenario tool for the analysis of an abnormal market situation. Stress testing is performed at least once in every quarter.

③ Results of measurement

Results of foreign exchange VaR as of December 31, 2015 and 2014 are as follows (Korean won in millions):

	Dec. 31, 2015								Dec. 31, 2014
	Average		Minimum		Maximum		Ending		Average		Minimum		Maximum		Ending
Foreign exchange risk	￦	31,199	￦	17,257	￦	42,271	￦	39,631	￦	40,958	￦	5,613	￦	159,309	￦	24,663

(3) Interest rate risk

1) Management of interest rate risk

Interest rate risk management limit is set up and included in internal capital management limit. A risk management division head monitors changes of interest rate risk by source and compliance of risk limits regularly. A finance division head also monitors changes of interest rate risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that interest rate risk exceeds risk limit. If interest rate risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2) Measurement of interest rate risk

Interest rate risk is managed by measuring interest rate EaR and interest rate VaR and uses interest rate sensitivity gap and duration gap as supplementary index. Interest rate EaR and interest rate VaR are measured on a monthly basis, and interest rate sensitivity gap and duration gap are measured on a daily basis. The Bank simulates analysis reflecting market environment, product features and the Bank’s strategies.

3) Measurement method

① VaR (Value at Risk)

The Bank uses a yearly VaR to measure market risk. The yearly VaR is a statistically estimated maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates VaR using equal-weighted-average method based on historical changes in market rates, prices and volatilities over the previous 5 years data and measures VaR at a 99% single tail confidence level. This means the actual amount of loss may exceed the VaR, on average, once out of 100 business days. VaR is a commonly used market risk management technique. However, the method has some shortcomings.

VaR estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different depending on the assumptions made at the time of calculation. In addition, the time periods used for the model, generally one day or 10 days, are assumed to be a sufficient holding period before liquidating the relevant underlying positions. If these holding periods are not sufficient, or too long, the VaR results may understate or overstate the potential loss.

② Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of interest rate that has significant influence on the value of portfolio. The Bank mainly uses historical scenario tool and also uses hypothetical scenario tool for the analysis of an abnormal market situation. Stress testing is performed at least once in every quarter.

③ Results of measurement

Results of interest rate VaR as of December 31, 2015 and 2014 is as follows (Korean won in millions):

	Dec. 31, 2015								Dec. 31, 2014
	Average		Minimum		Maximum		Ending		Average		Minimum		Maximum		Ending
Interest rate risk	￦	98,273	￦	18,301	￦	159,305	￦	23,532	￦	124,101	￦	52,367	￦	193,054	￦	122,907

4-5. Capital risk

The Bank follows the standard of capital adequacy established by the Financial Services Commission. The standard is based on Basel III, which was established by Basel Committee on Banking Supervision in Bank for International Settlements (“BIS”). According to the standard, domestic banks should maintain at least 8% or above of BIS capital ratio for risk-weighted asset, and quarterly report BIS capital ratio to the Financial Supervisory Service.

According to Korean Banking Supervision rules for operations, the Bank’s capitals are mainly divided into two categories:

1) Tier 1 capital (basic capital): Basic capital is composed of capital stock-common and other basic capital. Capital stock-common includes common stock satisfied with qualifications, capital surplus, retained earnings, accumulated other comprehensive income, other reserves and non-controlling interests among the common stock of consolidated subsidiaries. Other basic capital includes securities and capital surplus satisfied with qualifications

2) Tier 2 capital (supplementary capital): Supplementary capital is composed of the securities and capital surplus satisfied with qualifications, non-controlling interests among the securities of consolidated subsidiaries and the amounts of less than below 1.25% of credit risk-weighted asset like allowance for credit losses in respect of credits classified as normal or precautionary.

The risk-weighted asset includes intrinsic risks in total assets, errors of internal operation processes and loss risk from external events. It indicates a size of assets reflecting the level of risks that the Bank bears. The Bank computes the risk-weighted asset by risks (credit risk, market risk and operational risk) and uses it for calculation of BIS capital ratio.

The Consolidated Entity’s BIS capital ratio on consolidated basis as of December 31, 2015 and 2014, are as follows (Korean won in millions):

	Dec. 31, 2015		Dec. 31, 2014
Core capital	￦	10,585,478	￦	9,320,842
Supplementary capital		1,301,305		1,222,932

Total	￦	11,886,783	￦	10,543,774

Risk-weighted assets	￦	118,437,666	￦	100,445,378
Capital ratio		10.04%		10.50%

5. FINANCIAL ASSETS AND FINANCIAL LIABILITIES:

5-1. Classification and fair value

(1) Carrying amounts and fair values of financial instruments as of December 31, 2015 and 2014 are as follows (Korean won in millions):

	Classification	Dec. 31, 2015				Dec. 31, 2014
		Carrying amount		Fair value		Carrying amount		Fair value
Financial assets:
Cash and due from financial institutions	Non-recurring	￦	4,884,110	￦	4,884,067	￦	3,113,988	￦	3,114,046
Financial assets at FVTPL	Recurring		1,447,444		1,447,444		1,197,499		1,197,499
Hedging derivative assets	Recurring		282,924		282,924		288,424		288,424
Loans	Non-recurring		66,634,042		66,696,379		61,158,553		62,154,900
AFS financial assets	Recurring		5,836,763		5,836,763		4,752,625		4,752,625
Held-to-maturity financial assets	Non-recurring		108,487		108,009		38,899		38,985
Other financial assets	Non-recurring		947,909		947,909		808,893		808,893

		￦	80,141,679	￦	80,203,495	￦	71,358,881	￦	72,355,372

Financial liabilities:
Financial liabilities at FVTPL	Recurring	￦	807,231	￦	807,231	￦	489,069	￦	489,069
Hedging derivative liabilities	Recurring		2,614,828		2,614,828		1,983,456		1,983,456
Borrowings	Non-recurring		11,957,572		11,941,277		10,018,281		10,064,196
Debentures	Non-recurring		53,239,616		54,709,655		47,291,703		48,661,241
Other financial liabilities	Non-recurring		1,573,960		1,573,960		2,570,535		2,570,535

		￦	70,193,207	￦	71,646,951	￦	62,353,044	￦	63,768,497

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. For each class of financial assets and financial liabilities, the Bank discloses the fair value of that class of assets and liabilities in a way that permits them to be compared with their carrying amount at the end of each reporting period. The best evidence of fair value of financial instruments is quoted price in an active market.

Methods for measuring fair value of financial instruments are as follows:

Financial instruments	Method of measuring fair value
Loans and receivables

As demand deposits and transferable deposits do not have maturity and are readily convertible to cash. Carrying amounts of these deposits are regarded as the nearest amounts of fair values. Fair values of other deposits are determined by discounted cash flow model (“DCF model”).

DCF model is used to determine the fair value of loans. Fair value is determined by discounting the expected cash flows by contractual cash flows with prepayment rate taken into account by appropriate discount rate.

Investment securities	Trading financial assets and liabilities and AFS financial assets are measured at fair value using a quoted market price in an active market. If a quoted market price is not available, they are measured by using a price quoted by a third party, such as a pricing service or broker or using valuation techniques.

Derivatives

For exchange traded derivative, quoted price in active market is used to determine fair value and for OTC derivative, fair value is determined using valuation techniques. The Bank uses internally developed valuation models that are widely used by market participants to determine fair value of plain OTC derivatives including option, interest rate swap and currency swap based on observable market parameters. However, some complex financial instruments are valued using the results of independent pricing services, where part or all of the inputs are not observable in the market.

The adjustment for credit risk is reflected in cash flow, and the bank’s credit risk are considered in the discount rate

Borrowings

Fair value is determined using DCF model discounting contractual future cash flows by appropriate discount rate.

The adjustment for credit risk is reflected In cash flow, and the bank’s credit risk are considered in the discount rate

Debentures

Fair value of debentures denominated in local currency is determined by using the valuation of independent third-party pricing services in accordance with the market prices that are quoted in active markets.

Fair value of debentures denominated in foreign currency is determined by DCF model.

The adjustment for credit risk is reflected In cash flow, and the bank’s credit risk are considered in the discount rate

Fair values of financial assets and financial liabilities classified as fair value Level 3 of the fair value hierarchy are determined by using the valuation of independent third-party pricing services. Meanwhile, carrying amounts of other financial assets and financial liabilities are regarded as the nearest amounts of fair values.

(2) Fair value hierarchy

Fair value hierarchy of financial assets and liabilities which are not measured at fair value as of December 31, 2015 and 2014, is as follows (Korean won in millions):

(Dec. 31, 2015)

	Level 1		Level 2		Level 3		Total
Financial assets:
Cash and due from financial institutions	￦	2,455,307	￦	—	￦	2,428,760	￦	4,884,067
Loans		—		—		66,696,379		66,696,379
Held-to-maturity financial assets		—		108,009		—		108,009
Other financial assets		—		—		947,909		947,909

	￦	2,455,307	￦	108,009	￦	70,073,048	￦	72,636,364

Financial liabilities:
Borrowings	￦	—	￦	11,941,277	￦	—	￦	11,941,277
Debentures		—		54,709,655		—		54,709,655
Other financial liabilities		—		—		1,573,960		1,573,960

	￦	—	￦	66,650,932	￦	1,573,960	￦	68,224,892

(Dec. 31, 2014)

	Level 1		Level 2		Level 3		Total
Financial assets:
Cash and due from financial institutions	￦	1,336,284	￦	—	￦	1,777,762	￦	3,114,046
Loans		—		—		62,154,900		62,154,900
Held-to-maturity financial assets		—		38,985		—		38,985
Other financial assets		—		—		808,893		808,893

	￦	1,336,284	￦	38,985	￦	64,741,555	￦	66,116,824

Financial liabilities:
Borrowings	￦	—	￦	10,064,196	￦	—	￦	10,064,196
Debentures		—		48,661,241		—		48,661,241
Other financial liabilities		—		—		2,570,535		2,570,535

	￦	—	￦	58,725,437	￦	2,570,535	￦	61,295,972

Fair value hierarchy of financial assets and liabilities measured at fair value as of December 31, 2015 and 2014, is as follows (Korean won in millions):

(Dec. 31, 2015)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	￦	1,100,250	￦	347,194	￦	—	￦	1,447,444
Hedging derivative assets		—		282,924		—		282,924
AFS financial assets		200,957		538,703		3,704,041		4,443,701

	￦	1,301,207	￦	1,168,821	￦	3,704,041	￦	6,174,069

Financial liabilities:
Financial liabilities at FVTPL	￦	—	￦	807,231	￦	—	￦	807,231
Hedging derivative liabilities		—		2,614,828		—		2,614,828

	￦	—	￦	3,422,059	￦	—	￦	3,422,059

(Dec. 31, 2014)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	￦	1,140,719	￦	56,780	￦	—	￦	1,197,499
Hedging derivative assets		—		288,424		—		288,424
AFS financial assets		207,881		446,365		3,677,652		4,331,898

	￦	1,348,600	￦	791,569	￦	3,677,652	￦	5,817,821

Financial liabilities:
Financial liabilities at FVTPL	￦	—	￦	489,069	￦	—	￦	489,069
Hedging derivative liabilities		—		1,983,456		—		1,983,456

	￦	—	￦	2,472,525	￦	—	￦	2,472,525

The Bank classifies financial instruments as three level of fair value hierarchy as below;

Level 1:	Financial instruments measured at quoted prices from active markets are classified as fair value Level 1. This level includes listed equity securities, derivatives, and government bonds traded in an active exchange market.

Level 2:	Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as Level 2. This level includes the majority of debt and general over-the-counter derivatives such as swap, futures and options

Level 3:	Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as Level 3. This level includes unlisted equity securities, structured bonds and over-the-counter derivatives.

The valuation techniques and input variables of level 2 financial instruments subsequently not measured at fair value as of December 31, 2015 and 2014 are as follows (Korean won in millions):

(Dec. 31, 2015)

	Fair value		Valuation techniques	Input variables
Financial assets
HTM financial assets
Debt securities	￦	108,009	DCF Model	Discount rate
Financial liabilities
Borrowings		11,941,277	DCF Model	Discount rate
Debentures		54,709,655	DCF Model	Discount rate

(Dec. 31, 2014)

	Fair value		Valuation techniques	Input variables
Financial assets
HTM financial assets
Debt securities	￦	38,985	DCF Model	Discount rate
Financial liabilities
Borrowings		10,064,196	DCF Model	Discount rate
Debentures		48,661,241	DCF Model	Discount rate

The valuation techniques and input variables of level 3 financial instruments subsequently not measured at fair value as of December 31, 2015 and 2014 are as follows (Korean won in millions):

(Dec. 31, 2015)

	Fair value		Valuation techniques	Input variables
Financial assets
Loans	￦	66,696,379	DCF Model	Discount rate
Other financial assets		947,909	DCF Model	Discount rate
Financial liabilities
Other financial liabilities		1,573,960	DCF Model	Discount rate

(Dec. 31, 2014)

	Fair value		Valuation techniques	Input variables
Financial assets
Loans	￦	62,154,900	DCF Model	Discount rate
Other financial assets		808,893	DCF Model	Discount rate
Financial liabilities
Other financial liabilities		2,570,535	DCF Model	Discount rate

The valuation techniques and input variables of level 2 financial instruments, measured at fair value after initial recognition, as of December 31, 2015 and 2014 are as follows (Korean won in millions):

(Dec. 31, 2015)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at FVTPL
Debt securities	￦	11,466	DCF Model	Discount rate
Derivative assets for trading		335,728	DCF Model	Discount rate
Hedging derivative assets		282,924	DCF Model	Discount rate
AFS financial assets
Debt securities		538,703	DCF Model	Discount rate
Financial liabilities
Financial liabilities at FVTPL
Derivative liabilities for trading		807,231	DCF Model	Discount rate
Hedging derivative liabilities		2,614,828	DCF Model	Discount rate

(Dec. 31, 2014)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at FVTPL
Derivative assets for trading	￦	56,780	DCF Model	Discount rate
Hedging derivative assets		288,424	DCF Model	Discount rate
AFS financial assets
Debt securities		446,365	DCF Model	Discount rate
Financial liabilities
Financial liabilities at FVTPL
Derivative liabilities for trading		489,069	DCF Model	Discount rate
Hedging derivative liabilities		1,983,456	DCF Model	Discount rate

Below table accounts for quantitative information of fair value using input factor, which is significant but unobservable, and relation between unobservable input factor and estimate of fair value.

	FY 2015 Fair value (Korean won in million)	Valuation techniques	Input factor which is significant but unobservable	Scope	Relation between unobservable input factor and estimate of fair value
Available-for-sale financial assets
Unlisted stock	3,704,041	Discounted cash flow	Discount rate	4.76%~15.74%	If discount rate is decreased (increased)/if growth is increased (decrease), fair value is increased (decreased).
			Growth rate	—

1) Changes in Level 3 financial assets that are measured at fair value for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

(2015)

	Beginning balance		Profit(loss)	Other comprehen- sive income		Purchases/ issues		Sales/ settlements	Transfers into Level 3 / Transfers out of Level 3	Ending balance
Financial assets
AFS financial assets	￦	3,677,652	￦ (3,984)	￦	12,216	￦	39,404	￦ (1,246)	￦ (20,001)	￦	3,704,041

(2014)

	Beginning balance		Profit(loss)	Other comprehen- sive income		Purchases/ issues		Sales/ settlements	Transfers into Level 3 / Transfers out of Level 3		Ending balance
Financial assets
AFS financial assets	￦	3,596,430	￦ (33,161)	￦	85,950	￦	1,415	￦ (570)	￦	27,588	￦	3,677,652

2) In relation with changes in Level 3 of the fair value hierarchy, total gains or losses recognized in profit or loss for the period, and total gains or losses for financial instruments held at the end of the reporting period in the separate statement of comprehensive income for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

	2015		2014
Total gains (losses) for financial instruments held at the end of the reporting period	￦	(3,984)	￦	(29,485)
Total losses included in profit or loss for the period	￦	(3,984)	￦	(33,161)

3) The sensitivity of fair value analysis for the Level 3 financial instruments

The Bank performed the sensitivity analysis for the Level 3 financial instruments for which fair value would be measured differently upon reasonably possible alternative assumptions. The Bank classified the effect from changes upon the alternative assumptions into favorable effect and unfavorable effect and presented the most favorable effect or the most unfavorable effect in the table hereunder. Stocks are the financial instruments subject to sensitivity analysis, which are classified as Level 3 and of for which changes in fair value are recognized as other comprehensive income. Meanwhile, equity instruments which are recognized as cost among the financial instruments and are classified as Level 3 are excluded from the sensitivity analysis.

Sensitivity analysis details per market risk variable of each Level 3 financial instrument held and measured at fair value as of December 31, 2015 and 2014 are as follows (Korean won in millions):

(Dec. 31, 2015)

	Net income (loss)				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
AFS Financial assets (*)	￦	—	￦	—	￦	3,883,588	￦ (1,020,553)

(*)	Changes in fair value of stocks are computed along with the increases or decreases in either growth rate from nil to 1 percent and discount rate or liquidation value from negative 1 percent to 1 percent and discount rate, which are unobservable inputs.

(Dec. 31, 2014)

	Net income (loss)				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
AFS Financial assets (*)	￦	—	￦	—	￦	5,435,680	￦ (1,198,592)

(*)	Changes in fair value of stocks are computed along with the increases or decreases in either growth rate from nil to 1 percent and discount rate or liquidation value from negative 1 percent to 1 percent and discount rate, which are unobservable inputs.

(3) The table below provides the Bank’s financial assets and financial liabilities that are carried at cost since the fair values of the financial instruments are not readily determinable in the separate statements of financial position as of December 31, 2015 and 2014. (Korean won in millions):

	Dec. 31, 2015		Dec. 31, 2014
AFS financial assets
Unlisted securities (*)	￦	1,382,821	￦	385,845
Equity investments to unincorporated entities. (*)		10,240		34,882

	￦	1,393,061	￦	420,727

(*)	AFS financial assets are unlisted equity securities and equity investments and recorded as at cost since they do not have quoted prices in an active market and the fair values are not measured with reliability.

5-2. Carrying amounts of financial instruments

Carrying amounts of financial instruments as of December 31, 2015 and 2014 are as follows (Korean won in millions):

(Dec. 31, 2015)

	Financial assets at FVTPL		Loans		Available- for-sale financial assets		Held-to- maturity financial assets		Hedging derivative assets		Total
Cash and due from financial institutions	￦	—	￦	4,884,110	￦	—	￦	—	￦	—	￦	4,884,110
Financial assets at FVTPL		1,447,444		—		—		—		—		1,447,444
Hedging derivative assets		—		—		—		—		282,924		282,924
Loans		—		66,634,042		—		—		—		66,634,042
Financial investments		—		—		5,836,763		108,487		—		5,945,250
Other financial assets		—		947,909		—		—		—		947,909

Total	￦	1,447,444	￦	72,466,061	￦	5,836,763	￦	108,487	￦	282,924	￦	80,141,679

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities at FVTPL	￦	807,231	￦	—	￦	—	￦	807,231
Hedging derivative liabilities		—		—		2,614,828		2,614,828
Borrowings		—		11,957,572		—		11,957,572
Debentures		—		53,239,616		—		53,239,616
Other financial liabilities		—		1,573,960		—		1,573,960

Total	￦	807,231	￦	66,771,148	￦	2,614,828	￦	70,193,207

(Dec. 31, 2014)

	Financial assets at FVTPL		Loans		Available- for-sale financial assets		Held-to- maturity financial assets		Hedging derivative assets		Total
Cash and due from financial institutions	￦	—	￦	3,113,988	￦	—	￦	—	￦	—	￦	3,113,988
Financial assets at FVTPL		1,197,499		—		—		—		—		1,197,499
Hedging derivative assets		—		—		—		—		288,424		288,424
Loans		—		61,158,553		—		—		—		61,158,553
Financial investments		—		—		4,752,625		38,899		—		4,791,524
Other financial assets		—		808,893		—		—		—		808,893

Total	￦	1,197,499	￦	65,081,434	￦	4,752,625	￦	38,899	￦	288,424	￦	71,358,881

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities at FVTPL	￦	489,069	￦	—	￦	—	￦	489,069
Hedging derivative liabilities		—		—		1,983,456		1,983,456
Borrowings		—		10,018,281		—		10,018,281
Debentures		—		47,291,703		—		47,291,703
Other financial liabilities		—		2,570,535		—		2,570,535

Total	￦	489,069	￦	59,880,519	￦	1,983,456	￦	62,353,044

5-3. Offset on financial assets and financial liabilities

The Bank has conditional rights of setoff that are enforceable and exercisable only in the events mentioned in agreements regardless of meeting some or all of the offsetting criteria in K-IFRS 1032 for derivative assets, derivative liabilities, receivable spot exchanges and payable spot exchanges. Cash collaterals do not meet the offsetting criteria in K-IFRS 1032 but they can be set off with net amount of derivative assets and derivatives liabilities and net amount of receivables spot exchanges and payable spot exchanges.

The effects of netting agreements as of December 31, 2015 and 2014 are as follow (Korean won in millions):

(Dec. 31, 2015)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statement of financial position		Amount that is not offset in the financial statements				Net amount
							Financial instruments		Cash collateral
Financial assets:
Derivatives	￦	618,652	￦	—	￦	618,652	￦	(320,676)	￦	—	￦	297,976

		618,652		—		618,652		(320,676)		—		297,976

Financial liabilities:
Derivatives		3,422,059		—		3,422,059		(320,676)		(1,918,005)		1,183,378

Total	￦	3,422,059	￦	—	￦	3,422,059	￦	(320,676)	￦	(1,918,005)	￦	1,183,378

(Dec. 31, 2014)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statement of financial position		Amount that is not offset in the financial statements				Net amount
							Financial instruments		Cash collateral
Financial assets:
Derivatives	￦	345,204	￦	—	￦	345,204	￦	(253,618)	￦	—	￦	91,586
Available-for-sale financial assets		112,508		—		112,508		(101,282)		—		11,226

		457,712		—		457,712		(354,900)		—		102,812

Financial liabilities:
Derivatives		2,472,524		—		2,472,524		(253,618)		(1,567,378)		651,528
Securities sold under repurchase agreement (RP)		101,282		—		101,282		(101,282)		—		—

Total	￦	2,573,806	￦	—	￦	2,573,806	￦	(354,900)	￦	(1,567,378)	￦	651,528

5-4. Transfer of financial assets

The Bank has securities sold under repurchase agreements (RP), and it refers to the financial assets that have been transferred but presented in the financial statements since the assets do not meet the conditions of derecognition. In case of securities sold under the repurchase agreement, securities are disposed, but the Bank agrees to repurchase at the fixed amount, so that the Bank retains substantially all the risks and rewards of ownership of the securities. Details of carrying amounts of assets transferred and related liabilities as of December 31, 2015 and 2014 are as follows (Korean won in millions):

	Dec. 31, 2015				Dec. 31, 2014
	Carrying amount of transferred assets		Carrying amount of relevant liabilities		Carrying amount of transferred assets		Carrying amount of relevant liabilities
Securities sold under repurchase agreement (RP)	￦	—	￦	—	￦	112,508	￦	101,282

6. OPERATING SEGMENT:

Though the Bank conducts business activities related to financial services, in accordance with relevant laws such as the Export-Import Bank of Korea Act, it does not report separate segment information, as management considers the Bank to be operating under one core business.

7. CASH AND DUE FROM FINANCIAL INSTITUTIONS:

(1) Cash and cash equivalents as of December 31, 2015 and 2014 are as follows (Korean won in millions):

Detail	Dec. 31, 2015		Dec. 31, 2014
Due from financial institutions in local currency	￦	113,365	￦	176,257
Due from financial institutions in foreign currencies		4,770,745		2,937,731

Subtotal		4,884,110		3,113,988

Restricted due from financial institutions		(2,328,803)		(1,662,704)
Due from financial institutions with original maturities of three months or less at acquisition date		(100,000)		(115,000)

Subtotal		(2,428,803)		(1,777,704)

Total (*)	￦	2,455,307	￦	1,336,284

(*)	It is equal to the due from financial institutions as presented on the separate statements of cash flows.

(2) Details of due from financial institutions as of December 31, 2015 and 2014 are as follows (Korean won in millions):

Detail	Dec. 31, 2015			Dec. 31, 2014
	Amount		Interest (%)	Amount		Interest (%)
Due from financial institutions in local currency:
Demand deposits	￦	1,184	—	￦	1,279	—
Time deposits		100,000	1.89 ~ 2.11		115,000	2.16~2.73
Others		10,600	1.35		59,500	2.70
Margin for derivatives		1,581	—		478	—

Subtotal		113,365			176,257

Due from financial institutions in foreign currencies:
Demand deposits		46,875	—		27,179	—
Time deposits		633,204	0.05~0.54		505,632	0.48~0.50
On demand		1,203,481	—		438,446	—
Offshore demand deposits		783	—		1,215	—
Others		2,884,175	0.00 ~ 0.45		1,964,829	0.00~0.45
Margin for derivatives		2,227	—		430	—

Subtotal		4,770,745			2,937,751

Total	￦	4,884,110		￦	3,113,988

(3) Restricted due from financial institutions as of December 31, 2015 and 2014 are as follows (Korean won in millions):

Detail	Financial Institution	Dec. 31, 2015		Dec. 31, 2014		Reason for restriction
Others	DEUTSCHE BANK TRUST COMPANY AMERICAS and others	￦	2,328,803	￦	1,662,704	Credit support annex for derivative transactions

8. FINANCIAL ASSETS AT FVTPL:

Details of financial assets at FVTPL as of December 31, 2015 and 2014 are as follows (Korean won in millions):

	Dec. 31, 2015		Dec. 31, 2014
Equity securities
Beneficiary certificates	￦	1,100,250	￦	1,140,719

Debt securities
Debt securities in foreign currency		11,466		—
Derivative assets
Interest product		26,436		3,630
Currency product		309,292		53,150

Subtotal		335,728		56,780

Total	￦	1,447,444	￦	1,197,499

9. FINANCIAL INVESTMENTS:

Details of financial investments as of December 31, 2015 and 2014 are as follows (Korean won in millions):

	Dec. 31, 2015		Dec. 31, 2014
AFS securities in local currency
Equity securities
Marketable securities	￦	201,814	￦	217,250
Non-marketable securities		5,057,721		4,052,358
Equity investments to unincorporated entities		21,259		34,882
Others		12,843		1,771

Subtotal		5,293,637		4,306,261

AFS securities in foreign currency
Debt securities
Debt securities(*1)		538,703		446,364
Equity securities
Equity securities		4,423		—

Subtotal		543,126		446,364

Held-to-maturity securities in foreign currency
Debt securities(*1)		108,487		38,899

Total	￦	5,945,250	￦	4,791,524

(*1)	It includes debt securities which are pledged as collateral amounting to ￦112,508 million as of December 31, 2014.

10. LOANS:

Loans as presented below exclude loan valuation adjustment related to fair value hedging amounting to ￦73,236 million and ￦96,872 million, as of December 31, 2015 and 2014, respectively.

(1) Details of loans as of December 31, 2015 and 2014 are as follows (Korean won in millions):

	Detail	Dec. 31, 2015		Dec. 31, 2014
Loans in local currency	Loans for export	￦	10,022,782	￦	9,271,874
	Loans for overseas investments		792,726		744,062
	Loans for import		1,192,280		1,088,873
	Troubled Debt Restructuring		2,628,688		1,776,744
	Others		316,377		303,700

	Subtotal		14,952,853		13,185,253

Loans in foreign currencies	Loans for export		25,471,097		20,590,839
	Loans for overseas investments		21,939,428		18,241,228
	Loans for rediscounted trading notes		392,620		439,680
	Loans for import		2,122,320		2,795,575
	Overseas funding loans		612,018		632,417
	Domestic usance bills		468,178		503,351
	Others		379,761		411,317

	Subtotal		51,385,422		43,614,407

Others	Foreign-currency bills bought		1,348,597		1,353,180
	Advance for customers		23,809		32,033
	Call loans		901,594		4,803,319
	Interbank loans in foreign currency		799,945		298,823

	Subtotal		3,073,945		6,487,355

	Total loan		69,412,220		63,287,015
	Net deferred origination fees and costs		(446,118)		(411,701)
	Allowance for loan losses		(2,405,296)		(1,813,633)

	Total	￦	66,560,806	￦	61,061,681

(2) Loans classified by customer as of December 31, 2015 and 2014 are as follows (Korean won in millions):

(Dec. 31, 2015)

	Detail	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Customer	Large corporations	￦	6,785,033	￦	30,395,199	￦	213,906	￦	37,394,138	59.41
	Small and medium companies		7,787,141		7,359,660		237,922		15,384,723	24.45
	Public sector and others		12,000		10,053,800		94,314		10,160,114	16.14

	Balance		14,584,174		47,808,659		546,142		62,938,975	100.00

	Net deferred origination fees and costs		(2,139)		(440,256)		—		(442,395)
	Allowance for loan losses		(1,861,456)		(502,179)		(22,511)		(2,386,146)

	Subtotal		12,720,579		46,866,224		523,631		60,110,434

Financial institution	Banks		368,679		2,190,861		2,112,014		4,671,554	72.17
	Others		—		1,385,903		415,788		1,801,691	27.83

	Balance		368,679		3,576,764		2,527,802		6,473,245	100.00

	Net deferred origination fees and costs		—		(3,723)		—		(3,723)
	Allowance for loan losses		(255)		(17,523)		(1,372)		(19,150)

	Subtotal		368,424		3,555,518		2,526,430		6,450,372

	Total	￦	13,089,003	￦	50,421,742	￦	3,050,061	￦	66,560,806

(Dec. 31, 2014)

	Detail	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Customer	Large corporations	￦	5,766,233	￦	24,926,736	￦	255,249	￦	30,948,218	57.69
	Small and medium companies		7,253,960		6,577,623		342,926		14,174,509	26.43
	Public sector and others		60		8,503,618		16,698		8,520,376	15.88

	Balance		13,020,253		40,007,977		614,873		53,643,103	100.00

	Net deferred origination fees and costs		(931)		(405,836)		—		(406,767)
	Allowance for loan losses		(1,399,244)		(276,582)		(116,159)		(1,791,985)

	Subtotal		11,620,078		39,325,559		498,714		51,444,351

Financial institution	Banks		165,000		1,932,138		5,401,795		7,498,933	77.76
	Others		—		1,674,292		470,687		2,144,979	22.24

	Balance		165,000		3,606,430		5,872,482		9,643,912	100.00

	Net deferred origination fees and costs		—		(4,934)		—		(4,934)
	Allowance for loan losses		(137)		(19,428)		(2,083)		(21,648)

	Subtotal		164,863		3,582,068		5,870,399		9,617,330

	Total	￦	11,784,941	￦	42,907,627	￦	6,369,113	￦	61,061,681

(3) Changes in allowance for loan losses for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

(2015)

	Individual assessment		Collective assessment		Total
Beginning balance	￦	1,473,030	￦	340,603	￦	1,813,633
Written-off		(161,374)		(22,272)		(183,646)
Collection of written-off loans		1,428		783		2,211
Loan-for-equity swap		(15,223)		(28,145)		(43,368)
Others		—		(644)		(644)
Unwinding effect		(27,629)		(2,784)		(30,413)
Foreign exchange translation		4,076		7,850		11,926
Provision for loan losses		491,682		343,915		835,597
Transfer		228,763		(228,763)		—

Ending balance	￦	1,994,753	￦	410,543	￦	2,405,296

(2014)

	Individual assessment		Collective assessment		Total
Beginning balance	￦	2,099,283	￦	283,017	￦	2,382,300
Written-off		(35,924)		(11,814)		(47,738)
Collection of written-off loans		—		387		387
Loan-for-equity swap		(1,048,877)		(7,549)		(1,056,426)
Others		—		253		253
Unwinding effect		(29,428)		(2,118)		(31,546)
Foreign exchange translation		1,787		3,466		5,253
Provision for loan losses		450,267		110,883		561,150
Transfer		35,922		(35,922)		—

Ending balance	￦	1,473,030	￦	340,603	￦	1,813,633

11. INVESTMENTS IN ASSOCIATES AND SUBSIDIARIES:

(1) Details of investments in associates and subsidiaries as of December 31, 2015 and 2014 are as follows (Korean won in millions):

(Dec. 31, 2015)

Company	Detail	Location	Business	Yearend	Ownership (%)	Net asset		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Finance	December	100.00	￦	49,129	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Finance	December	100.00		13,842		10,275
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Finance	December	85.00		24,926		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Finance	December	100.00		60,971		49,139
Korea Asset Management Corporation	Associate	Korea	Finance	December	25.86		430,985		380,520
Credit Guarantee and Investment Fund (*1)	Associate	Philippines	Finance	December	14.29		121,414		115,486
Korea Marine Guarantee Incorporated Company	Associate	Korea	Finance	December	49.99		48,847		50,000
SUNGDONG Shipbuilding & Marine Engineering Co, Ltd. (*2)	Associate	Korea	Shipbuilding	December	70.71		(1,020,391)		—
DAESUN Shipbuilding & Engineering Co, Ltd. (*2)	Associate	Korea	Shipbuilding	December	67.27		(259,708)		—
EQP Global Energy Infrastructure Private Equity Fund (PEF)	Associate	Korea	Finance	December	22.64		(105)		175

Total								￦	679,325

(Dec. 31, 2014)

Company	Detail	Location	Business	Yearend	Ownership (%)	Net asset		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Finance	December	100.00	￦	41,274	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Finance	December	100.00		11,479		10,275
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Finance	December	85.00		23,032		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Finance	December	100.00		55,408		49,139
Korea Asset Management Corporation	Associate	Korea	Finance	December	25.86		407,868		380,520
Credit Guarantee and Investment Fund (*1)	Associate	Philippines	Finance	December	14.28		112,522		115,486
Korea Marine Guarantee Incorporated Company	Associate	Korea	Finance	December	49.99		30,000		30,000
SUNGDONG Shipbuilding & Marine Engineering Co, Ltd. (*2)	Associate	Korea	Shipbuilding	December	70.71		(680,342)		—
DAESUN Shipbuilding & Engineering Co, Ltd. (*2)	Associate	Korea	Shipbuilding	December	67.27		(239,738)		—

Total								￦	659,150

(*1)	As of December 31, 2015 and 2014, Credit Guarantee and Investment Fund are classified into an associate because the Bank has significant influence in the way of representation on the board of directors or equivalent governing body of the investee.

(*2)	Those companies are under the creditor-led work out program. And the Bank should have at least 75% of the total creditor’s loans to have substantive control based on the creditor’s agreement. As the Bank has only 51.4%, 60%, respectively, of the total creditor’s loans, those are classified into an associate.

(2) Changes in investments in associates and subsidiaries for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

(2015)

Company	Detail	Beginning balance		Acquisition		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	￦	48,460		—	￦	—	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary		10,275		—		—		10,275
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		—		25,270
KEXIM Asia Limited	Subsidiary		49,139		—		—		49,139
Korea Asset Management Corporation	Associate		380,520		—		—		380,520
Credit Guarantee and Investment Fund	Associate		115,486		—		—		115,486
Korea Marine Guarantee Inc.	Associate		30,000		20,000		—		50,000
SUNGDONG Shipbuilding & Marine Engineering Co. Ltd.	Associate		—		—		—		—
DAESUN Shipbuilding & Engineering Co, Ltd.	Associate		—		—		—		—
EQP Global Energy Infrastructure Private Equity Fund (PEF)	Associate		—		175		—		175

Total		￦	659,150	￦	20,175	￦	—	￦	679,325

(2014)

Company	Detail	Beginning balance		Acquisition		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	￦	48,460	￦	—	￦	—	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary		10,275		—		—		10,275
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		—		25,270
KEXIM Asia Limited	Subsidiary		49,139		—		—		49,139
Korea Asset Management Corporation	Associate		380,520		—		—		380,520
Credit Guarantee and Investment Fund	Associate		115,486		—		—		115,486
Korea Marine Guarantee Inc.	Associate		—		30,000				30,000
SUNGDONG Shipbuilding & Marine Engineering Co. Ltd.	Associate		10		—		(10)		—
DAESUN Shipbuilding & Engineering Co, Ltd.	Associate		—		1		(1)		—

Total		￦	629,160		30,001		(11)	￦	659,150

(3) Summarized financial information of associates and subsidiaries as of and for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

(2015)

Company	Assets		Liabilities		Operating income(loss)		Net income (loss)
KEXIM Bank UK Limited	￦	537,201	￦	488,072	￦	5,153	￦	4,174
KEXIM Vietnam Leasing Co.		162,272		148,430		1,980		1,546
PT.KOEXIM Mandiri Finance		162,987		138,061		3,984		3,451
KEXIM Asia Limited		415,007		354,036		3,875		3,224
Korea Asset Management Corporation		2,629,969		963,361		108,697		91,336
Credit Guarantee and Investment Fund		890,636		40,991		7,773		7,247
Korea Marine Guarantee Inc.		122,331		427		(2,262)		(2,263)
SUNGDONG Shipbuilding & Marine Engineering Co. Ltd.		2,087,995		3,531,060		(38,005)		(245,012)
DAESUN Shipbuilding & Engineering Co, Ltd.		396,381		782,448		(8,056)		(41,147)
EQP Global Energy Infrastructure Private Equity Fund (PEF)		3		465		(1,232)		(1,232)

(2014)

Company	Assets		Liabilities		Operating income(loss)		Net income (loss)
KEXIM Bank UK Limited	￦	497,285	￦	456,011	￦	23,257	￦	(2,606)
KEXIM Vietnam Leasing Co.		148,664		137,185		4,374		1,169
PT.KOEXIM Mandiri Finance		163,332		140,300		7,482		3,546
KEXIM Asia Limited		386,051		330,643		11,956		3,308
Korea Asset Management Corporation		2,388,025		810,810		116,055		104,411
Credit Guarantee and Investment Fund		792,311		4,893		3,819		3,816
Korea Marine Guarantee Inc.		60,000		—		—		—
SUNGDONG Shipbuilding & Marine Engineering Co. Ltd.		2,062,669		3,024,827		(207,799)		(344,873)
DAESUN Shipbuilding & Engineering Co, Ltd.		406,464		762,845		(35,438)		19,667

12. TANGIBLE ASSETS:

(1) Details of tangible assets as of December 31, 2015 and 2014 are as follows (Korean won in millions):

(Dec. 31, 2015)

Detail	Acquisition cost		Accumulated depreciation		Government grant		Book value
Land	￦	191,193	￦	—	￦	—	￦	191,193
Buildings		97,825		(28,540)		(17)		69,268
Vehicles		3,828		(2,473)		—		1,355
Furniture and fixture		27,748		(18,066)		—		9,682

Total	￦	320,594	￦	(49,079)	￦	(17)	￦	271,498

(Dec. 31, 2014)

Detail	Acquisition cost		Accumulated depreciation		Government grant		Book value
Land	￦	191,306	￦	—	￦	—	￦	191,306
Buildings		97,913		(25,236)		—		72,677
Vehicles		3,408		(2,031)		—		1,377
Furniture and fixture		23,971		(15,792)		—		8,179

Total	￦	316,598	￦	(43,059)	￦	—	￦	273,539

(2) Changes in tangible assets for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

(2015)

Detail	Beginning balance		Acquisitions		Transfer		Disposals		Depreciation		Others		Ending balance
Lands	￦	191,306	￦	—	￦	—	￦	(113)	￦	—	￦	—	￦	191,193
Buildings		72,676		—		—		(19)		(3,372)		(17)		69,268
Vehicles		1,378		561		—		(18)		(566)		—		1,355
Furniture and fixture		8,179		4,850		—		(7)		(3,340)		—		9,682
Construction in progress		—		—		—		—		—		—		—

Total	￦	273,539	￦	5,411	￦	—	￦	(157)	￦	(7,278)	￦	(17)	￦	271,498

(2014)

Detail	Beginning balance		Acquisitions		Transfer		Disposals		Depreciation		Others		Ending balance
Lands	￦	189,585	￦	1,721	￦	—	￦	—	￦	—	￦	—	￦	191,306
Buildings		21,727		13,317		39,855				(2,222)		—		72,677
Vehicles		938		883		—		(14)		(430)		—		1,377
Furniture and fixture		7,102		3,196		481		(21)		(2,579)		—		8,179
Construction in progress		17,167		23,169		(40,336)		—		—		—		—

Total	￦	236,519	￦	42,286	￦	—	￦	(35)	￦	(5,231)	￦	—	￦	273,539

13. INTANGIBLE ASSETS:

(1) Details of intangible assets as of December 31, 2015 and 2014 are as follows (Korean won in millions):

(Dec. 31, 2015)

Detail	Acquisition cost		Accumulated amortization		Accumulated impairment		Book value
Computer software	￦	12,071	￦	(6,652)	￦	—	￦	5,419
System development fees		35,020		(16,571)		—		18,449
Memberships		5,180		—		(509)		4,671

Total	￦	52,271	￦	(23,223)	￦	(509)	￦	28,539

(Dec. 31, 2014)

Detail	Acquisition cost		Accumulated amortization		Accumulated impairment		Book value
Computer software	￦	9,972	￦	(5,247)	￦	—	￦	4,725
System development fees		22,844		(14,059)		—		8,785
Memberships		5,180		—		(509)		4,671

Total	￦	37,996	￦	(19,306)	￦	(509)	￦	18,181

(2) Changes in intangible assets for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

(2015)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Impairment		Ending balance
Computer software	￦	4,725	￦	2,099	￦	—	￦	(1,405)	￦	—	￦	5,419
System development fees		8,785		12,176		—		(2,512)		—		18,449
Memberships		4,671		—		—		—		—		4,671

Total	￦	18,181	￦	14,275	￦	—	￦	(3,917)	￦	—	￦	28,539

(2014)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Impairment		Ending balance
Computer software	￦	3,954	￦	1,874	￦	—	￦	(1,103)	￦	—	￦	4,725
System development fees		8,573		2,337		—		(2,125)		—		8,785
Memberships		4,901		—		(230)		—		—		4,671

Total	￦	17,428	￦	4,211	￦	(230)	￦	(3,228)	￦	—	￦	18,181

14. OTHER ASSETS:

(1) Details of other assets as of December 31, 2015 and 2014 are as follows (Korean won in millions):

	Dec. 31, 2015		Dec. 31, 2014
Other financial assets :
Guarantee deposits	￦	36,944	￦	33,553
Accounts receivable		193,667		165,684
Accrued income		760,345		653,032
Receivable spot exchange		74		90
Allowances for loan losses on other assets		(43,120)		(43,466)

		947,910		808,893

Other assets :
Prepaid expenses		7,155		5,103
Current income tax asset		2,561		—
Sundry assets		15,361		14,401

		25,077		19,504

Total	￦	972,987	￦	828,397

(2) Changes in allowances for loan losses on other assets for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

	2015		2014
Beginning balance	￦	43,466	￦	14,304
Write-off		(57)		—
Collection of written-off loans		—		35
Foreign exchange translation		3		—
Transfers in		(349)		29,162
Others		57		(35)

Ending balance	￦	43,120	￦	43,466

15. BORROWINGS:

(1) Details of borrowings as of December 31, 2015 and 2014 are as follows (Korean won in millions):

(Dec. 31, 2015)

Detail	Lender	Interest rate (%)	Amount
Call Money
Call money in local currency	Korea Development Bank	1.58	￦	200,000
Borrowings in foreign currencies:
Borrowings from the Government	MINISTRY OF STRATEGY AND FINANCE	0.25~0.50		3,097,502
Short term borrowings from domestic financial institutions	Small and Medium-Sized Banks	0.54~0.64		58,600
Short term borrowings from foreign financial institutions	HSBC BANK PLC, LONDON	0.52~0.68		117,200
Long term borrowings from foreign financial institutions	BANK OF TOKYO-MITSUBISHI UFJ, Ltd., and others	LIBOR 3M +0.3 ~ LIBOR 3M + 0.5		3,398,800
Discount on borrowings		—		(7,855)
Commercial papers (CP)	CITIBANK N.A., HONG KONG and others	0.10~2.5		4,613,392
Others (Foreign banks)	DEUTSCHE BANK AG, LONDON BRANCH RBS(TOKYO) and others	0.16~1.94		468,178
Others (CSA)	CITI BANK	—		11,755

Subtotal				11,757,572

Total			￦	11,957,572

(Dec. 31, 2014)

Detail	Lender	Interest rate (%)	Amount
Borrowings in foreign currencies:
Borrowings from the Government	MINISTRY OF STRATEGY AND FINANCE	0.25~ LIBOR 3M+0.78	￦	3,359,507
Long term borrowings from foreign financial institutions	BANK OF TOKYO-MITSUBISHI UFJ, Ltd., and others	LIBOR 3M +0.35 ~LIBOR 3M + 1.10		2,790,601
Discount on borrowings		—		(9,025)
Commercial papers (CP)	CITIBANK N.A., HONG KONG and others	0.05~0.70		3,217,605
Offshore Commercial papers (CP)	BANK OF AMERICA NA and others	0.30		54,960
Others (Foreign banks)	DEUTSCHE BANK AG, LONDON BRANCH RBS(TOKYO) and others	0.46~1.95		503,351

Subtotal				9,916,999

Securities sold under repurchase agreement		0.40~0.45		101,282

Total			￦	10,018,281

(2) Details of borrowings from financial institutions as of December 31, 2015 and 2014 are as follows (Korean won in millions):

(Dec. 31, 2015)

Detail	Call Money		Securities sold under repurchase agreement		Borrowings in foreign currency		Total (*)
Banks	￦	200,000	￦	—	￦	8,660,070	￦	8,860,070

(Dec. 31, 2014)

Detail	Call Money		Securities sold under repurchase agreement		Borrowings in foreign currency		Total (*)
Banks	￦	—	￦	101,282	￦	6,557,492	￦	6,658,774

(*)	Borrowings as presented here exclude present value discounts.

16. DEBENTURES:

Details of debentures as of December 31, 2015 and 2014 are as follows (Korean won in millions):

Detail	Dec. 31, 2015			Dec. 31, 2014
	Interest rate (%)	Amount		Interest rate (%)	Amount
Local currency:
Floating rate	1.68~1.89	￦	1,520,000	2.65~3.76	￦	440,000
Fixed rate	1.53~4.59		8,180,000	2.04~4.9		8,230,000

Balance			9,700,000			8,670,000

Fair value hedging income			(7,798)			—
Discount on debentures:			(43,128)			(41,947)

Subtotal			9,649,074			8,628,053

Foreign currencies
Floating rate	Libor+0.2 ~Libor+0.9		8,338,799	Libor+0.0 ~Libor+1.8		6,578,872
Fixed rate	0.12~9.32		35,007,292	0.08~9.32		31,805,227

Balance			43,346,091			38,384,099

Fair value hedging income			388,140			440,212
Discount on debentures			(143,689)			(160,661)

Subtotal			43,590,542			38,663,650

Total		￦	53,239,616		￦	47,291,703

17. PROVISIONS:

(1) Details of provisions as of December 31, 2015 and 2014 are as follows (Korean won in millions):

	Dec. 31, 2015		Dec. 31, 2014
Provisions for acceptances and guarantees	￦	241,719	￦	119,183
Provisions for unused loan commitments		151,618		175,994

Total	￦	393,337	￦	295,177

(2) Changes in provisions for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

(2015)

Detail	Acceptances and guarantees						Unused loan commitments		Total
	Individual assessment		Collective assessment		Subtotal
Beginning balance	￦	5,244	￦	113,939	￦	119,183	￦	175,994	￦	295,177
Foreign exchange translation		2		70		72		168		240
Additional provisions (Reversal of provision)		45,809		76,655		122,464		(24,544)		97,920
Transfers in (out)		(294)		294		—		—		—

Ending balance	￦	50,761	￦	190,958	￦	241,719	￦	151,618	￦	393,337

(2014)

Detail	Acceptances and guarantees						Unused loan commitments		Total
	Individual assessment		Collective assessment		Subtotal
Beginning balance	￦	88,434	￦	67,178	￦	155,612	￦	89,742	￦	245,354
Foreign exchange translation		—		61		61		465		526
Additional provisions (Reversal of provision)		(82,803)		46,313		(36,490)		85,787		49,297
Transfers in (out)		(387)		387		—		—		—

Ending balance	￦	5,244	￦	113,939	￦	119,183	￦	175,994	￦	295,177

18. RETIREMENT BENEFIT PLAN:

The Bank operates both defined benefit plan and defined contribution plan.

(1)	Defined benefit plan

The Bank operates defined benefit plans which have the following characteristics:

•	The entity has the obligation to pay the agreed benefits to all its current and past employees.

•	The entity is liable for actuarial risk (excess of actual payment against expected amount) and investment risk.

The present value of the defined benefit obligation recognized in the separate statements of financial position is calculated annually by independent actuaries in accordance with actuarial valuation method. The present value of the defined benefit obligation is calculated using the Projected Unit Credit method (the ‘PUC’). The data used in the PUC such as interest rates, future salary increase rate, mortality rate, consumer price index and expected return on plan asset are based on observable market data and historical data which are annually updated.

Actuarial assumptions may differ from actual results due to change in the market, economic trend and mortality trend which may affect defined benefit obligation liabilities and future payments. Actuarial gains and losses arising from changes in actuarial assumptions are recognized in the period incurred through other comprehensive income or loss.

(2) Details of defined benefit obligation as of December 31, 2015 and 2014 are as follows (Korean won in millions):

	Dec. 31, 2015		Dec. 31, 2014
Present value of defined benefit obligations	￦	82,504	￦	82,626
Fair value of plan assets		(34,716)		(35,363)

Defined benefit obligation, net	￦	47,788	￦	47,263

(3) Changes in net defined benefit obligations for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

(2015)

	Present value of the defined benefit obligation		Plan assets		Net defined benefit obligation
Beginning balance	￦	82,626	￦	(35,363)	￦	47,263
Contributions from the employer		—		(1,000)		(1,000)
Current service cost		11,217		—		11,217
Interest expense (income)		3,348		—		3,348
Return on plan assets, excluding the interest expense (income)		—		(1,439)		(1,439)
Actuarial gains and losses arising from changes in financial assumptions		(4,666)		637		(4,029)
Actuarial gains and losses arising from empirical adjustment		(5,147)		—		(5,147)
Management fee on plan assets		—		80		80
Transfer in(out)		—		—		—
Benefits paid		(4,874)		2,369		(2,505)

Ending balance	￦	82,504	￦	(34,716)	￦	47,788

(2014)

	Present value of the defined benefit obligation		Plan assets		Net defined benefit obligation
Beginning balance	￦	62,179	￦	(34,311)	￦	27,868
Contributions from the employer		—		(1,000)		(1,000)
Current service cost		9,026		—		9,026
Interest expense (income)		3,126		—		3,126
Return on plan assets, excluding the interest expense (income)		—		(1,737)		(1,737)
Actuarial gains and losses arising from changes in financial assumptions		10,364		733		11,097
Actuarial gains and losses arising from empirical adjustment		(490)		—		(490)
Management fee on plan assets		—		86		86
Transfer in(out)		620		(620)		—
Benefits paid		(2,199)		1,486		(713)

Ending balance	￦	82,626	￦	(35,363)	￦	47,263

(4) Details of plan assets as of December 31, 2015 and 2014 are as follows (Korean won in millions):

	Dec. 31, 2015		Dec. 31, 2014
Cash and cash equivalent	￦	4,413	￦	13,199
Debt securities		8,862		4,541
Others		21,441		17,623

Total	￦	34,716	￦	35,363

(5) Actuarial assumptions used in retirement benefit obligation assessment as of December 31, 2015 and 2014 are as follows:

	Dec. 31, 2015	Dec. 31, 2014
Discount rate	3.59%	4.07%
Expected wage growth rate	2.50%	3.04%

(6) Assuming that all the other assumptions remain unchanged, the effect of changes in the significant actuarial assumptions which were made within the reasonable limit on retirement benefit obligations as of December 31, 2015 and 2014 are as follows:

(Dec. 31, 2015)

Description	1% Increase	1% Decrease
Change of discount rate	(10,980)	13,387
Change of future salary increase rate:	13,395	(11,179)

(Dec. 31, 2014)

Description	1% Increase	1% Decrease
Change of discount rate	(10,489)	12,697
Change of future salary increase rate:	12,695	(10,671)

The above sensitivity analysis does not present any actual changes in the retirement benefit obligations as there is no change in actuarial assumptions which is independently made due to the correlation among the assumptions. In addition, the actuarial present value of promised retirement benefits in the sensitivity analysis is determined using the projected unit credit method, which is used in the calculation of the retirement benefit obligations in the separate financial statements.

(7) Retirement benefit cost incurred from the defined contribution plan for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

	2015		2014
Retirement benefit cost	￦	423	￦	358

19. OTHER LIABLITIES:

Details of other liabilities as of December 31, 2015 and 2014 are as follows (Korean won in millions):

	Dec. 31, 2015		Dec. 31, 2014
Other financial liabilities:
Financial guarantee contract liabilities	￦	824,988	￦	503,256
Foreign exchanges payable		146,108		148,452
Accounts payable		42,439		1,398,555
Accrued expenses		560,266		520,164
Guarantee deposit received		159		108

Subtotal		1,573,960		2,570,535

Other liabilities:
Allowance for credit loss in derivatives		36,681		10,931
Unearned income		187,782		226,748
Sundry liabilities		5,203		6,851

Subtotal		229,666		244,530

Total	￦	1,803,626	￦	2,815,065

20. DERIVATIVES:

The Bank operates derivatives for trading and hedging instrument. Derivatives held for trading purpose are included in financial assets and liabilities at FVTPL.

(1) Fair value hedge

Fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. When applying fair value hedge, the gain or loss on the hedged item attributable to the hedged risk shall adjust the carrying amount of the hedged item and be recognized in profit or loss.

The Bank shall discontinue prospectively the cash flow hedge if the hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. Any adjustment arising from the gain or loss on the hedged item attributable to the hedged risk to the carrying amount of a hedged financial instrument for which the effective interest method is used shall be amortized to profit or loss.

The Bank uses interest rate swaps for hedging changes of fair values in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of fair values in hedged items arising from changes in foreign exchange rates

(2) Cash flow hedge

Cash flow hedge is a hedge of the exposure to variability in cash flows that is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and could affect profit or loss. When applying cash flow hedge, the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge shall be recognized in other comprehensive income; and the ineffective portion of the gain or loss on the hedging instrument shall be recognized in profit or loss. If a hedge of a forecast transaction subsequently results in the recognition of a financial asset or a financial liability, the associated gains or losses that were recognized in other comprehensive income shall be reclassified from equity to profit or loss as a reclassification adjustment in the same period or periods during which the hedged forecast cash flows affect profit or loss.

The Bank shall discontinue prospectively the cash flow hedge if hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. The forecast transaction is no longer expected to occur, in which case any related cumulative gain or loss on the hedging instrument that has been recognized in other comprehensive income from the period when the hedge was effective shall be reclassified from equity to profit or loss as a reclassification adjustment.

The Bank uses interest rate swaps for hedging changes of cash flows in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of cash flows in hedged items arising from changes in foreign exchange.

(3) Details of derivative assets and liabilities as of December 31, 2015 and 2014 are as follows (Korean won in millions):

(Dec. 31, 2015)

			Derivative assets
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	23,110,758	￦	269,882	￦	—	￦	26,436	￦	296,318
Currency:
Currency forwards		6,155,857		—		—		208,011		208,011
Currency swaps		19,101,356		13,042		—		101,281		114,323

Subtotal		25,257,213		13,042		—		309,292		322,334

Total	￦	48,367,971	￦	282,924	￦	—	￦	335,728	￦	618,652

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	23,110,758	￦	99,345	￦	719	￦	59,556	￦	159,620
Currency:
Currency forwards		6,155,857		—		—		95,634		95,634
Currency swaps		19,101,356		2,514,764		—		652,041		3,166,805

Subtotal		25,257,213		2,514,764		—		747,675		3,262,439

Total	￦	48,367,971	￦	2,614,109	￦	719	￦	807,231	￦	3,422,059

(Dec. 31, 2014)

			Derivative assets
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	13,806,343	￦	258,295	￦	—	￦	3,630	￦	261,925
Currency:
Currency forwards		1,842,284		—		—		4,966		4,966
Currency swaps		15,528,234		30,129		—		48,184		78,313

Subtotal		17,370,518		30,129		—		53,150		83,279

Total	￦	31,176,861	￦	288,424	￦	—	￦	56,780	￦	345,204

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	13,806,343	￦	89,641	￦	2,789	￦	28,612	￦	121,042
Currency:
Currency forwards		1,842,284		—		—		47,857		47,857
Currency swaps		15,528,234		1,891,026		—		412,600		2,303,626

Subtotal		17,370,518		1,891,026		—		460,457		2,351,483

Total	￦	31,176,861	￦	1,980,667	￦	2,789	￦	489,069	￦	2,472,525

(4) Gains and losses from fair value hedging instruments and hedged items attributable to the hedged risk for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

	2015		2014
Fair value hedge—hedged items	￦	42,438	￦	(416,449)
Fair value hedge—hedging instruments	￦	(1,384,686)	￦	(623,173)

(5) The Bank recognized ￦2,548 million and ￦(1,102) million as other comprehensive income (losses) (not adjusting tax effect), and cash flow hedge ineffectiveness of ￦35 million and ￦90 million was recognized in earnings for the years ended December 31, 2015 and 2014.

21. CAPITAL STOCK:

As of December 31, 2015, the authorized capital and paid-in capital of the Bank are ￦15,000,000 million and ￦8,878,055 million, respectively. The Bank does not issue share certificates.

Changes in capital stock for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

	2015		2014
Beginning balance	￦	7,748,055	￦	7,238,055
Increase in capital and investment in kind (*1)		1,130,000		510,000

Ending balance	￦	8,878,055	￦	7,748,055

(*1)	Increase in capital and investment in kind is composed of cash contribution of ￦130,000 million and investment in kind of ￦1,000,000 million for the year ended December 31, 2015.

22. OTHER COMPONENTS OF EQUITY:

(1) Details of other components of equity as of December 31, 2015 and 2014 are as follows (Korean won in millions):

	Dec. 31, 2015		Dec. 31, 2014
Gain on valuation of AFS securities	￦	116,369	￦	116,276
Loss on valuation of cash flow hedge		(131)		(2,062)
Remeasurement elements of net defined benefit liability		3,742		(3,212)

Total	￦	119,980	￦	111,002

(2) Changes in other reserves for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

(2015)

	Beginning balance		Increase (decrease)		Tax effect		Ending balance
Gain (loss) on valuation of AFS securities	￦	116,276	￦	121	￦	(28)	￦	116,369
Loss on valuation of cash flow hedge		(2,062)		2,548		(617)		(131)
Remeasurement elements of net defined benefit liability		(3,212)		9,175		(2,221)		3,742

Total	￦	111,002	￦	11,844	￦	(2,866)	￦	119,980

(2014)

	Beginning balance		Increase (decrease)		Tax effect		Ending balance
Gain (loss) on valuation of AFS securities	￦	54,157	￦	81,950	￦	(19,831)	￦	116,276
Loss on valuation of cash flow hedge		(1,227)		(1,102)		267		(2,062)
Remeasurement elements of net defined benefit liability		4,827		(10,606)		2,567		(3,212)

Total	￦	57,757	￦	70,242	￦	(16,997)	￦	111,002

23. RETAINED EARNINGS:

(1) Details of retained earnings as of December 31, 2015 and 2014 are as follows (Korean won in millions):

	Dec. 31, 2015		Dec. 31, 2014
Legal reserve (*1)	￦	326,661	￦	319,984
Voluntary reserve (*2)		1,106,825		1,119,559
Reserve for bad loan		572,420		514,785
Unappropriated retained earnings		21,957		66,767

Total	￦	2,027,863	￦	2,021,095

(*1)	Pursuant to the EXIM Bank Act, the Bank appropriates 10% of net income for each accounting period as legal reserve, until the accumulated reserve equals to its paid-in capital.
(*2)	The Bank appropriates the remaining balance of net income, after the appropriation of legal reserve and declaration of dividends, to voluntary reserve.

(2) Changes in retained earnings for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

	2015		2014
Beginning balance	￦	2,021,095	￦	1,954,328
Net income for the period		21,957		66,767
Dividends		(15,189)		—

Ending balance	￦	2,027,863	￦	2,021,095

(3) Details of dividends for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

	2015		2014
The Government	￦	10,644	￦	—
BOK		2,284		—
Korea Development Bank		2,261		—

Total	￦	15,189	￦	—

(4) Statements of appropriations of retained earnings for the years ended December 31, 2015 and 2014 are as follows (Korean Won in millions):

	2015 (Expected date of appropriation: Mar. 16, 2016)				2014 (Date of appropriation: Mar. 31, 2015)
I. RETAINED EARNINGS BEFORE APPROPRIATIONS:			￦	21,957			￦	66,767
1. Unappropriated retained earnings carried over from prior years	￦	—			￦	—
2. Net income		21,957				66,767
II. Other reserve transferred				95,538				12,734
III. APPROPRIATIONS:				117,495				79,501
1. Legal reserve (*2)		2,196				6,677
2. Dividend		5,388				15,189
3. Other reserve		109,911				—
4. Reserve for Bad Loans		—				57,635

IV. UNAPPROPRIATED RETAINED EARNINGS AT THE END OF THE PERIOD			￦	—			￦	—

24. RESERVE FOR BAD LOANS:

Reserve for bad loans is calculated and disclosed according to Article 29 (1) and (2), Regulation on Supervision of Banking Business. In accordance with Regulation on Supervision of Banking Business etc., if the estimated allowance for credit loss determined by K-IFRS for the accounting purpose is lower than those for the regulatory purpose required by Regulation on Supervision of Banking Business, the Bank should reserve such difference as the regulatory reserve for bad loans. Due to the fact that regulatory reserve for bad loans is a voluntary reserve, the amounts that exceed the existing reserve for bad loans over the compulsory reserve for bad loans at the period-end date are reversed in profit. In case of accumulated deficit, the Bank should recommence setting aside reserve for bad loans at the time when accumulated deficit is gone.

1) Reserve for bad loans

Details of reserve for bad loans as of December 31, 2015 and 2014 are as follows (Korean won in millions):

	Dec. 31, 2015		Dec. 31, 2014
Accumulated reserve for bad loans	￦	572,420	￦	514,785
Expected reserve for (reverse of) bad loans		(95,538)		57,635

Reserve for bad loans	￦	476,882	￦	572,420

2) Expected reserve for bad loans and net income after adjusting reserve for bad loans.

Details of expected reserve for bad loans and net income after adjusting the reserve for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

	2015		2014
Net income for the period	￦	21,957	￦	66,767
Expected reserve for (reverse of) bad loans		95,538		(57,635)

Net profit (loss) after adjusting the reserve for bad loans (*1)	￦	117,495	￦	9,132

(*1)	Adjusted profit (loss) considering reserves for bad debt as above is calculated by assuming that the provision in reserves for bad debt before income tax is reflected in net income.

25. NET INTEREST INCOME:

Net interest income is the amount after deduction of interest expenses from interest income, and the details are as follows:

(1) Details of interest income for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

	2015		2014
Interest of due from financial institutions:
Due from financial institutions in local currency	￦	3,375	￦	6,157
Due from financial institutions in foreign currencies		6,150		3,604

		9,525		9,761

Interest of financial assets at FVTPL:
Interest of trading securities		965		439
Interest of investments:
Interest of AFS securities		10,665		4,041
Interest of held-to-maturity securities		1,675		791

		12,340		4,832

Interest of loans:
Interest of loans in local currency		467,849		547,405
Interest of loans in foreign currencies		1,363,893		1,091,444
Interest of bills bought		10,886		19,541
Interest of advances for customers		43		143
Interest of call loans		10,529		12,341
Interest of interbank loans		2,905		549

		1,856,105		1,671,423

Interest of others		8,502		2,359

Total	￦	1,887,437	￦	1,688,814

(2) Details of interest expenses for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

	2015		2014
Interest of borrowings:
Borrowings in foreign currencies	￦	78,637	￦	45,251
Securities sold under repurchase agreement		378		248
Interest of call money		3,192		9,594
Interest of debentures:
Interest of debentures in local currency		198,946		253,921
Interest of debentures in foreign currencies		911,918		977,502
Interest of others		7,948		7,879

Total	￦	1,201,019	￦	1,294,395

26. NET COMMISION INCOME:

Net commission income is the amount after deduction of commission expenses from commission income, and the details are as follows.

(1) Details of commission income for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

	2015		2014
Commission income in local currency:
Commissions income on management of Economic Development Cooperation Fund (“EDCF”)	￦	12,915	￦	11,512
Commissions income on management of Inter-Korean Cooperation Fund (“IKCF”)		2,814		2,784
Other commission income in local currency		8		1

		15,737		14,297

Commission income in foreign currency:
Commissions income on letter of credit		3,410		2,644
Commissions income on confirmation on export letter of credit		479		876
Commissions income on loans commitment		70,364		84,833
Management fee		3,537		379
Arrangement fee		7,378		3,032
Advisory fee		5,296		1,031
Cancellation fee		3,066		5,673
Prepayment fee		10,881		26,443
Brokerage fee for foreign currency exchange funds		1,500		—
Sundry commissions income on foreign exchange		372		126
Other commission income in foreign currency		326		11

		106,609		125,048

Others:
Other commission income		5,971		4,259
Guarantee fees on foreign currency:
Guarantee fees on foreign currency		198,170		180,675
Premium for guarantee		50,614		33,142

		248,784		213,817

Total	￦	377,101	￦	357,421

(2) Details of commission expenses for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

	2015		2014
Commission expenses in local currency:
Commissions expenses on borrowings	￦	—	￦	132
Commissions expenses on domestic transaction		351		138

		351		270

Commission expenses in foreign currency:
Service fees paid to credit-rating agency		5,395		2,900
Sundry commission expenses on foreign exchange		931		464
Commission expenses on offshore borrowings		—		15
Sundry commissions expenses on offshore transaction		13		45

		6,339		3,424

Others:
Other commissions expenses		998		1,240

		998		1,240

Total	￦	7,688	￦	4,934

27. DIVIDEND INCOME:

Details of dividend income for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

	2015		2014
AFS securities	￦	15,789	￦	10,471

28. GAIN (LOSS) ON FINANCIAL ASSETS AT FVTPL:

Details of gain (loss) on financial assets at FVTPL for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

	2015		2014
Trading securities:
Gain on valuation	￦	10,010	￦	8,181
Loss on valuation		(465)		—
Gain on disposal		13,300		12,173
Loss on disposal		(111)		(1,380)

		22,734		18,974

Trading derivatives
Gain on valuation		359,990		23,957
Loss on valuation		(553,395)		(418,958)
Gain on transaction		373,100		237,491
Loss on transaction		(518,542)		(205,296)

		(338,847)		(362,806)

Total	￦	(316,113)	￦	(343,832)

29. GAIN (LOSS) ON HEDGING DERIVATIVES:

Details of gain (loss) on hedging derivatives for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

	2015		2014
Gain on hedging derivatives	￦	147,142	￦	434,041
Loss on hedging derivatives		(1,531,828)		(1,057,214)

Total	￦	(1,384,686)	￦	(623,173)

30. GAIN (LOSS) ON FINANCIAL INVESTMENTS:

(1) Details of gain (loss) on financial investments for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

	2015		2014
AFS securities:
Gain on disposal	￦	8,181	￦	5,733
Loss on disposal		(353)		(85)
Impairment loss		(64,272)		(52,010)

Total	￦	(56,444)	￦	(46,362)

(2) There is no gain or loss on held-to-maturity securities for the years ended December 31, 2015 and 2014, respectively. In addition, details of interest income of held-to-maturity securities are stated in Note 25.

31. OTHER OPERATING INCOME (EXPENSES):

Details of other operating income (expenses for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

	2015		2014
Other operating income:
Gain on disposal of loans	￦	2,367	￦	2
Gain on fair value hedged items		210,926		153,195
Others		19,670		3,164

		232,963		156,361

Other operating expenses:
Loss on fair value hedged items		168,488		569,642
Contribution to Credit Guarantee Fund and Technology Credit Guarantee Fund		5,163		5,184
Loss on redemption		41		40
Others		43,466		375

		217,158		575,241

Total	￦	15,805	￦	(418,880)

32. (REVERSAL OF) IMPAIRMENT LOSS ON CREDIT:

Details of impairment loss (reversal) on credit for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

	2015		2014
Loans	￦	835,597	￦	561,150
Other financial assets		(349)		29,162
Guarantees		122,464		(36,490)
Unused loan commitments		(24,544)		85,787
Financial guarantee contract		131,655		11,894

Total	￦	1,064,823	￦	651,503

33. GENERAL AND ADMINISTRATIVE EXPENSES:

Details of general and administrative expenses for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

	Detail	2015		2014
General and administrative	Short-term salaries	￦	91,138	￦	84,010
Expenses in financing department	Office expenses		57,594		49,030

	Subtotal		148,732		133,040

Office expenses of EDCF			1,755		1,727

General and administrative—Others	Post-employment benefit (defined contributions)		423		358
	Post-employment benefit (defined benefits)		13,206		10,501
	Depreciation of tangible assets		7,278		5,232
	Amortization of intangible assets		3,916		3,229
	Taxes and duties		26,486		34,963
	Contribution for fund		—		1,200

	Subtotal		53,064		55,483

	Total	￦	201,796	￦	190,250

34. NON-OPERATING INCOME (EXPENSES):

Details of non-operating income (expenses) for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

	Detail	2015		2014
Gain (loss) on investments in associates and subsidiaries	Dividend income	￦	8,057	￦	4,671
	Impairment loss		—		(10)

			8,057		4,661

Others income	Gain on disposal of land		297		—
	Gain on disposal of building		82		—
	Gain on disposal of tangible assets		39		99
	Rent income		160		66
	Interest on other loans		120		153
	Revenue on research project		3,940		5,140
	Indemnity received for breach of contact A/C		1		3
	Other miscellaneous Income		486		536

	Subtotal		5,125		5,997

Others expenses	Loss on disposal of building		10		—
	Loss on disposal of tangible assets		4		2
	Loss on disposal of intangible assets		—		230
	Expenses for contribution		4,298		4,859
	Court cost		356		115
	Expenses on research project		5,363		5,503
	Other miscellaneous expenses		116		103
	Loss on disposal of other assets		7		—

	Subtotal		10,154		10,812

	Total	￦	(5,029)	￦	(4,815)

35. INCOME TAX EXPENSE:

(1) Details of income tax expenses for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

	2015		2014
Current income tax payable	￦	—	￦	254,784
Adjustment recognized in the period for current tax of prior periods		15,710		21,463
Changes in deferred income taxes due to temporary differences		684		(232,860)
Changes in deferred income taxes directly recognized in equity		(2,866)		(16,999)

Income tax expense	￦	13,528	￦	26,388

(2) Changes in temporary differences and deferred income tax assets (liabilities) for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

(2015)

Detail	Temporary differences						Deferred tax assets (liabilities)— ending balance
	Beginning balance		Increase (decrease)		Ending balance
Fair value hedging income(loss)	￦	343,340	￦	(36,234)	￦	307,106	￦	74,320
Financial guarantee contract liability		348,365		312,288		660,653		159,878
Allowance account		662,618		(434)		662,184		160,249
Unused commitment provisions		175,994		(24,376)		151,618		36,692
Net deferred origination fees and costs		463,764		(17,646)		446,118		107,961
Long-term income in advance		(18,858)		2,324		(16,534)		(4,001)
Provisions for acceptances and guarantees		119,183		122,536		241,719		58,496
Loan-for-equity swap		1,168,985		34,241		1,203,226		291,181
Loss on valuation of derivatives		(1,870,622)		(1,210,986)		(3,081,608)		(745,749)
Gain on valuation of derivatives		2,127,320		676,087		2,803,407		678,425
Defined benefit liability		40,326		2,956		43,282		10,474
Accrued interest and interest receivables related to swap transaction		(257,111)		(37,135)		(294,246)		(71,208)
Tangible asset		(179,266)		1,259		(178,007)		(43,078)
Others		98,686		114,493		213,179		51,588
Loss carried forward		—		69,646		69,646		16,854

Subtotal	￦	3,222,724	￦	9,019	￦	3,231,743		782,082

Deferred income tax assets (liabilities) directly adjusted in equity								(38,305)

							￦	743,777

(2014)

Detail	Temporary differences						Deferred tax assets (liabilities)— ending balance
	Beginning balance		Increase (decrease)		Ending balance
Depreciation expense	￦	6,032	￦	(6,032)	￦	—	￦	—
Fair value hedging income(loss)		(81,099)		424,439		343,340		83,088
Financial guarantee contract liability		223,219		125,146		348,365		84,304
Allowance account		1,427,243		(764,625)		662,618		160,354
Unused commitment provisions		89,742		86,252		175,994		42,591
Net deferred origination fees and costs		408,616		55,148		463,764		112,231
Long-term income in advance		(1,930)		(16,928)		(18,858)		(4,564)
Provisions for acceptances and guarantees		155,612		(36,429)		119,183		28,842
Loan-for-equity swap		57,002		1,111,983		1,168,985		282,894
Loss on valuation of derivatives		(1,170,172)		(700,450)		(1,870,622)		(452,690)
Gain on valuation of derivatives		1,479,430		647,890		2,127,320		514,812
Defined benefit liability		22,677		17,649		40,326		9,759
Accrued interest and interest receivables related to swap transaction		(322,673)		65,562		(257,111)		(62,221)
Tangible asset		(185,978)		6,712		(179,266)		(43,382)
Others		82,526		16,160		98,686		23,881

Subtotal	￦	2,190,247	￦	1,032,477	￦	3,222,724		779,899

Deferred income tax assets (liabilities) directly adjusted in equity								(35,439)

Total							￦	744,460

(3) Details of the reconciliation between net income before income tax and income tax expense for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

	2015		2014
Net income before income tax	￦	35,485	￦	93,155
Income tax calculated at statutory tax rate (*)		8,125		22,081
Adjustments:
Effect on non-taxable income		(12,460)		(288)
Effect on non-deductible expense		2,346		316
Tax credit		—		(2,332)
Unrecognized temporary differences		—		329
Others		938		(771)

		(9,176)		(2,746)

Adjustment recognized in the period for current tax of prior periods		14,579		7,053

Income tax expense	￦	13,528	￦	26,388

Effective tax rate		38.12%		28.33%

(*)	The corporate tax rate is 11% up to ￦200 million, 22% over ￦200 million to ￦20 billion and 24.2% over ￦20 billion.

(4) Details of deferred tax relating to items that are recognized directly in equity as of December 31, 2015 and 2014 are as follows (Korean won in millions):

Detail	Dec. 31, 2015		Dec. 31, 2014
Gain (loss) on valuation of AFS securities	￦	(37,152)	￦	(37,123)
Gain (loss) on valuation of cash flow hedge		42		658
Remeasurement of net defined benefit liability		(1,195)		1,026

Total	￦	(38,305)	￦	(35,439)

(5) Unrecognized deferred tax assets and liabilities

The Bank does not recognize deferred tax liabilities for taxable temporary difference of ￦53,470 million related to investments in associates and subsidiaries as of December 31, 2015 because the Bank considers that those investments in associates and subsidiaries will be indefinitely reinvested.

The Bank also does not recognize deferred tax assets for deductible temporary differences of ￦4,469 million related to impairment loss of AFS securities as of December 31, 2015 because the realizable period has already passed.

36. STATEMENTS OF CASH FLOWS:

(1) Cash and cash equivalents as of December 31, 2015 and 2014 are equal to the due from financial institutions in the statements of cash flows and as detailed in Note 7.

(2) Details of non-cash flow transactions for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

	2015		2014
Loan-for-equity swap	￦	27,981	￦	22,036
Investment in kind		1,000,000		380,000
Gain (loss) on valuation of AFS securities		121		81,953
Remeasurement of net defined benefit liability		9,175		10,606

37. CONTINGENT LIABILITIES AND COMMITMENTS:

(1) Details of contingent liabilities and commitments as of December 31, 2015 and 2014 are as follows (Korean won in millions):

Detail		Dec. 31, 2015		Dec. 31, 2014
Guarantees	Confirmed	￦	57,095,894	￦	48,057,826
	Unconfirmed		11,617,760		13,315,115

	Subtotal	￦	68,713,654	￦	61,372,941

Loan commitments	Local currency, foreign currency loan commitments	￦	25,341,263	￦	28,054,430
	Others		1,289,986		401,767

	Subtotal		26,631,249		28,456,197

	Total	￦	95,344,903	￦	89,829,138

(2) Details of guarantees that have been provided for others as of December 31, 2015 and 2014 are as follows (Korean won in millions):

Detail		Dec. 31, 2015		Dec. 31, 2014
Confirmed guarantees	Local currency:
	Performance of contracts	￦	112,848	￦	109,551
	Repayment of advances		58,424		104,842
	Others		252,196		154,201

	Subtotal		423,468		368,594

	Foreign currency:
	Performance of contracts		14,934,605		14,014,283
	Repayment of advances		22,584,838		20,466,526
	Acceptances of imported goods		12,374		18,478
	Acceptance of import letter of credit outstanding		197,391		182,686
	Foreign liabilities		10,201,511		6,631,195
	Others		8,741,707		6,376,064

	Subtotal		56,672,426		47,689,232

Unconfirmed guarantees	Foreign liabilities		2,470,968		2,290,655
	Repayment of advances		8,898,001		10,810,518
	Performance of contracts		248,764		128,093
	Underwriting of import credit		—		85,660
	Others		27		189

	Subtotal		11,617,760		13,315,115

	Total	￦	68,713,654	￦	61,372,941

(3) Details of guarantees classified by country as of December 31, 2015 and 2014 are as follows (Korean won in millions):

(Dec. 31, 2015)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	￦	43,492,499	76.17	￦	9,126,674	78.56	￦	52,619,173	76.58
	Saudi Arabia		1,662,977	2.91		88,738	0.76		1,751,715	2.55
	India		269,754	0.47		362,530	3.12		632,284	0.92
	Indonesia		1,139,405	2.00		45,222	0.39		1,184,627	1.72
	Vietnam		785,348	1.38		675,725	5.82		1,461,073	2.13
	Australia		750,719	1.31		118,366	1.02		869,085	1.26
	Philippines		447,385	0.78		20,118	0.17		467,503	0.68
	Qatar		351,600	0.62		—	—		351,600	0.51
	Singapore		324,148	0.57		—	—		324,148	0.47
	Oman		243,356	0.43		90,832	0.78		334,188	0.49
	Others		433,183	0.76		247,977	2.13		681,160	0.99

			49,900,374	87.40		10,776,182	92.75		60,676,556	88.30

Europe	United Kingdom		486,294	0.85		1,720	0.01		488,014	0.71
	France		516,352	0.90		155	—		516,507	0.75
	Netherlands		11,720	0.02		—	—		11,720	0.02
	Uzbekistan		279,178	0.49		72,422	0.62		351,600	0.51
	Others		145,835	0.26		108,646	0.94		254,481	0.37

			1,439,379	2.52		182,943	1.57		1,622,322	2.36

America	U.S.A.		3,451,403	6.04		387,892	3.34		3,839,295	5.59
	Brazil		489,408	0.86		47,519	0.41		536,927	0.78
	Mexico		316,694	0.55		2,404	0.02		319,098	0.46
	Bermuda		131,850	0.23		—	—		131,850	0.19
	Others		297,915	0.52		105,401	0.91		403,316	0.59

			4,687,270	8.20		543,216	4.68		5,230,486	7.61

Africa	Madagascar		174,250	0.31		—	—		174,250	0.25
	Marshall Islands		629,281	1.10		48,008	0.41		677,289	0.99
	Others		265,340	0.47		67,411	0.59		332,751	0.49

			1,068,871	1.88		115,419	1.00		1,184,290	1.73

		￦	57,095,894	100.00	￦	11,617,760	100.00	￦	68,713,654	100.00

(Dec. 31, 2014)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	￦	38,752,119	80.64	￦	10,464,393	78.59	￦	49,216,512	80.19
	India		261,850	0.54		360,581	2.71		622,431	1.01
	Vietnam		451,926	0.94		752,422	5.65		1,204,348	1.96
	Saudi Arabia		956,198	1.99		138,281	1.04		1,094,479	1.78
	Indonesia		860,854	1.79		11,806	0.09		872,660	1.42
	Iran		3,234	0.01		—	—		3,234	0.01
	Others		2,396,262	4.99		811,310	6.09		3,207,572	5.23

			43,682,443	90.90		12,538,793	94.17		56,221,236	91.60

Europe	France		367,581	0.76		146	—		367,727	0.60
	United Kingdom		103,403	0.22		1,613	0.01		105,016	0.17
	Netherlands		10,992	0.02		—	—		10,992	0.02
	Russia		14,209	0.03		73,409	0.55		87,618	0.14
	Others		298,570	0.62		229,386	1.72		527,956	0.86

			794,755	1.65		304,554	2.28		1,099,309	1.79

America	U.S.A.		1,975,646	4.11		166,187	1.25		2,141,833	3.49
	Mexico		305,249	0.64		4,295	0.03		309,544	0.50
	Bermuda		129,156	0.27		—	—		129,156	0.21
	Others		459,612	0.96		177,192	1.33		636,804	1.04

			2,869,663	5.98		347,674	2.61		3,217,337	5.24

Africa	Madagascar		182,653	0.38		—	—		182,653	0.30
	Marshall Islands		318,195	0.66		—	—		318,195	0.52
	Others		210,117	0.43		124,094	0.94		334,211	0.55

			710,965	1.47		124,094	0.94		835,059	1.37

		￦	48,057,826	100.00	￦	13,315,115	100.00	￦	61,372,941	100.00

(4) Details of guarantees classified by industry as of December 31, 2015 and 2014 are as follows (Korean won in millions):

(Dec. 31, 2015)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	￦	27,439,560	48.06	￦	9,785,094	84.23	￦	37,224,654	54.17
Transportation		1,896,664	3.32		101,901	0.88		1,998,565	2.91
Finance		2,364,282	4.14		1,875	0.02		2,366,157	3.44
Wholesale and retail		2,222,793	3.89		36,361	0.31		2,259,154	3.29
Property related business		550,444	0.96		—	—		550,444	0.80
Construction		15,229,561	26.67		263,458	2.27		15,493,019	22.55
Public and others		7,392,590	12.96		1,429,071	12.29		8,821,661	12.84

Total	￦	57,095,894	100.00	￦	11,617,760	100.00	￦	68,713,654	100.00

(Dec. 31, 2014)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	￦	22,685,432	47.20	￦	12,128,222	91.09	￦	34,813,654	56.72
Transportation		568,587	1.18		50,546	0.38		619,133	1.01
Finance		1,886,318	3.93		87,419	0.66		1,973,737	3.22
Wholesale and retail		1,626,267	3.38		65,645	0.49		1,691,912	2.76
Property related business		524,431	1.09		—	—		524,431	0.85
Construction		15,328,262	31.90		101,804	0.76		15,430,066	25.14
Public and others		5,438,529	11.32		881,479	6.62		6,320,008	10.30

Total	￦	48,057,826	100.00	￦	13,315,115	100.00	￦	61,372,941	100.00

(5) Global Medium-Term Note Program (“GMTN”) and Commercial Paper (“CP”) programs

The Bank has been establishing the following programs regarding the issue of foreign currency bonds and CPs:

1)	Established on August 1, 1991, initially, and annually renewed, U.S. Shelf Registration to issue foreign bonds under the Securities and Exchange Commission rule of the United States of America with an issuance limit of USD 35 billion;

2)	Established on May 14, 1997 and May 16, 1997, initially, and annually renewed, CP program to issue CPs with issuance limits of USD 6 billion and USD 2 billion, respectively;

3)	Established on November 6, 1997, initially, and annually renewed, Euro Medium-Term Note Program to issue mid-to-long-term foreign currency bonds with an issuance limit of USD 25 billion;

4)	Established on March 12, 2008 and February 2, 2012, initially, and renewed every two years, MYR MTN program to issue Malaysian Ringgit-denoted bonds with issuance limits of MYR 3 billion and 1 billion respectively.

5)	Established on June 20, 2008, initially, and renewed every two years, Yen Shelf Registration to issue Samurai bond with an issuance limit of JPY 500 billion;

6)	Established on May 31, 2010, Australian Domestic Debt Issuance Program to issue Kangaroo bond with limit of AUD 2 billion;

7)	Established on January 17, 2011, and renewed every two years, Uridashi Shelf Registration to issue Uridashi bond with an issuance limit of JPY 500 billion.

(6)	Litigations

As of December 31, 2015, eight lawsuits (aggregated litigation value: ￦92,905 million) were filed by the Bank and seven pending litigations as a defendant were filed (aggregated litigation value: ￦127,905 million). The Bank’s management expects that there is no significant impact on the financial statements due to these lawsuits but it is possible to make additional loss to the Bank due to the results of future litigation.

(7)	Written-off loans

The Bank manages written-off loans that have claims on debtors due to the limitation of statute, uncollected after write-off, etc. The written-off loans as of December 31, 2015 and 2014 are ￦804,927 million and ￦605,221 million, respectively.

(8)	Ordinary wages

The Supreme Court had handed down sentences in ordinary wages during the previous year. The Bank reviewed the effect by the Supreme Court ruling on the Bank’s financial statements. The Bank determined not to recognize provisions, because the Bank anticipates that the outflow of resources is unlikely to be realized. Effects to the financial statements of the Bank with regard to the judgment of the court for the lawsuit are not disclosed in the notes to the financial statements in accordance with the paragraph 92 of K-IFRS 1037 Provisions, Contingent Liabilities and Contingent Assets

38. TRANSACTIONS AND BALANCES WITH RELATED PARTIES:

Related parties consist of entities related to the Bank, post-employment benefits, a key management personnel and a close member of that person’s family, an entity controlled or jointly controlled and an entity influenced significantly.

(1) Details of related parties as of December 31, 2015 are as follows:

Detail	Relationship	Percentage (%)
Parent:
Korean government	Parent	73.88
Subsidiaries and Associates:
KEXIM Bank UK Limited	Subsidiary	100.00
PT.KOEXIM Mandiri Finance	Subsidiary	85.00
KEXIM Vietnam Leasing Co.	Subsidiary	100.00
KEXIM Asia Limited	Subsidiary	100.00
Korea Asset Management Corporation	Associate	25.86
Credit Guarantee and Investment Fund	Associate	14.29
Korea Marine Guarantee Inc.	Associate	40.07
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.	Associate	70.71
DAESUN Shipbuilding & Engineering Co., Ltd.	Associate	67.27
EQP Global Energy Infrastructure Private Equity Fund	Associate	22.64

(2) Significant balances of receivables, payables and guarantees with the related parties

Significant balances of receivables and payables with the related parties as of December 31, 2015 and 2014 are as follows (Korean won in millions):

(Dec. 31, 2015)

Detail	Receivables		Allowance		Payables
Subsidiaries:
KEXIM Bank UK Limited,	￦	152,955	￦	—	￦	96
PT.KOEXIM Mandiri Finance		137,226		227		—
KEXIM Vietnam Leasing Co		144,511		216		—
KEXIM Asia Limited		137,505		—		24
Associate:
SUNGDONG Shipbuilding & Marine Engineering Co., LTD.		1,355,111		332,542		—
DAESUN Shipbuilding & Engineering Co., Ltd.		383,889		238,202		—

Total	￦	2,311,197	￦	571,187	￦	120

(Dec. 31, 2014)

Detail	Receivables		Allowance		Payables
Subsidiaries:
KEXIM Bank UK Limited,	￦	157,598	￦	—	￦	112
PT.KOEXIM Mandiri Finance		139,671		232		—
KEXIM Vietnam Leasing Co		134,986		213		—
KEXIM Asia Limited		126,373		—		80
Associate:
SUNGDONG Shipbuilding & Marine Engineering Co., LTD.		867,781		235,776		—
DAESUN Shipbuilding & Engineering Co., Ltd.		363,005		207,293		13,908

Total	￦	1,789,414	￦	443,514	￦	14,100

Guarantees provided to the related parties as of December 31, 2015 and 2014 are as follows (Korean won in millions):

(Dec. 31, 2015)

Detail	Confirmed guarantees		Unconfirmed guarantees		Loans commitments		Other commitments
Subsidiaries:
KEXIM Bank UK Limited,	￦	105,480	￦	—	￦	216,820	￦	21,096
PT.KOEXIM Mandiri Finance		—		—		41,020		—
KEXIM Vietnam Leasing Co.		—		—		11,720		—
KEXIM Asia Limited		—		—		49,224		53,326
Associate:
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		993,078		413,211		223,000		—
DAESUN Shipbuilding & Engineering Co., Ltd.		132,137		117,319		30,372		—

Total	￦	1,230,695	￦	530,530	￦	572,156	￦	74,422

(Dec. 31, 2014)

Detail	Confirmed guarantees		Unconfirmed guarantees		Loans commitments		Other commitments
Subsidiaries:
KEXIM Bank UK Limited,	￦	98,928	￦	—	￦	183,566	￦	15,389
PT.KOEXIM Mandiri Finance		—		—		27,480		—
KEXIM Vietnam Leasing Co.		—		—		10,992		—
KEXIM Asia Limited		54,960		—		46,166		48,914
Associate:
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		876,778		1,267,322		—		—
DAESUN Shipbuilding & Engineering Co., Ltd.		78,848		150,898		10,551		—

Total	￦	1,109,514	￦	1,418,220	￦	278,755	￦	64,303

(3) Profit and loss transactions with related parties

Profit and loss transactions with related parties for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

Detail	Related party	2015						2014
		Revenue		Bad debt expenses		Expenses		Revenue		Bad debt expenses		Expenses
Subsidiaries:	KEXIM Bank UK Limited	￦	2,863	￦	—	￦	299	￦	1,874	￦	—	￦	989
	PT.KOEXIM Mandiri Finance		969		(5)		—		989		(26)		—
	KEXIM Vietnam Leasing Co.		1,112		3		—		943		21		—
	KEXIM Asia Limited		1,704		—		169		1,521		—		751
Associate:	SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		25,770		108,069		38		25,789		181,908		—
	DAESUN Shipbuilding & Engineering Co., Ltd		6,663		36,100		—		10,762		29,005		—

	Total	￦	39,081	￦	144,167	￦	506	￦	41,878	￦	210,908	￦	1,740

(4)	Money dealing with related parties

Money dealing with related parties for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

Detail	Related party	2015				2014
		Financing transaction				Financing transaction
		Loan		Collection		Loan		Collection
Subsidiaries:	KEXIM Bank UK Limited	￦	353,807	￦	375,272	￦	363,481	￦	346,534
	PT.KOEXIM Mandiri Finance		373,955		385,320		288,332		296,936
	KEXIM Vietnam Leasing Co.		—		—		242,128		225,199
	KEXIM Asia Limited		217,114		215,599		287,622		277,439
Associate:	SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		797,000		310,000		—		10,100
	DAESUN Shipbuilding & Engineering Co., Ltd.		20,819		—		55,525		5,486

	Total	￦	1,762,695	￦	1,286,191	￦	1,237,088	￦	1,161,694

(5) Details of compensation to key management for the years ended December 31, 2015 and 2014 are as follows (Korean won in millions):

Detail	2015		2014
Salaries	￦	2,475	￦	2,763
Severance and retirement benefits		115		236

Total	￦	2,590	￦	2,999

39. APPROVAL OF FINANCIAL STATEMENTS:

The financial statements of the Bank were approved by board of directors on March 15, 2016, and were finally approved by the Operations Committee on March 16, 2016.

THE REPUBLIC OF KOREA

Land and History

Territory and Population

Located generally south of the 38th parallel on the Korean peninsula, The Republic of Korea covers about 38,000 square miles, approximately one-fourth of which is arable. The Republic has a population of approximately 51 million people. The country’s largest city and capital, Seoul, has a population of about 10 million people.

Map of the Republic of Korea

Political History

Dr. Rhee Seungman, who was elected President in each of 1948, 1952, 1956 and 1960, dominated the years after the Republic’s founding in 1948. Shortly after President Rhee’s resignation in 1960 in response to student-led demonstrations, a group of military leaders headed by Park Chung Hee assumed power by coup. The military leaders established a civilian government, and the country elected Mr. Park as President in October 1963. President Park served as President until his assassination in 1979 following a period of increasing strife between the Government and its critics. The Government declared martial law and formed an interim government under Prime Minister Choi Kyu Hah, who became the next President. After clashes between the Government and its critics, President Choi resigned, and General Chun Doo Hwan, who took control of the Korean army, became President in 1980.

In late 1980, the country approved, by national referendum, a new Constitution, providing for indirect election of the President by an electoral college and for certain democratic reforms, and shortly thereafter, in early 1981, re-elected President Chun.

Responding to public demonstrations in 1987, the legislature revised the Constitution to provide for direct election of the President. In December 1987, Roh Tae Woo won the Presidency by a narrow plurality, after opposition parties led by Kim Young Sam and Kim Dae Jung failed to unite behind a single candidate. In February 1990, two opposition political parties, including the one led by Kim Young Sam, merged into President Roh’s ruling Democratic Liberal Party.

In December 1992, the country elected Kim Young Sam as President. The election of a civilian and former opposition party leader considerably lessened the controversy concerning the legitimacy of the political regime. President Kim’s administration reformed the political sector and deregulated and internationalized the Korean economy.

In December 1997, the country elected Kim Dae Jung as President. President Kim’s party, the Millennium Democratic Party (formerly known as the National Congress for New Politics), formed a coalition with the United Liberal Democrats led by Kim Jong Pil, with Kim Jong Pil becoming the first prime minister in President Kim’s administration. The coalition, which temporarily ended before the election held in April 2000, continued with the appointment of Lee Han Dong of the United Liberal Democrats as the Prime Minister in June 2000. The coalition again ended in September 2001.

In December 2002, the country elected Roh Moo Hyun as President. President Roh and his supporters left the Millennium Democratic Party in 2003 and formed a new party, the Uri Party, in November 2003. On August 15, 2007, 85 members of the National Assembly, previously belonging to the Uri Party, or the Democratic Party, formed the United New Democratic Party (the “UNDP”). The Uri Party merged into the UNDP in August 20, 2007. In February 2008, the UNDP merged back into the Democratic Party. In December 2011, the Democratic Party merged with the Citizens Unity Party to form the Democratic United Party, which changed its name to the Democratic Party in May 2013.

In December 2007, the country elected Lee Myung-Bak as President. He commenced his term on February 25, 2008. The Lee administration pursued a lively market economy through deregulation, free trade and the attraction of foreign investment.

In December 2012, the country elected Park Geun-hye as President. She commenced her term on February 25, 2013. The Park administration’s key policy priorities include:

•	facilitating the growth of small and medium-enterprises and job creation;

•	seeking a productive welfare system based on customized welfare benefits and job training;

•	promoting clean and renewable energy technologies;

•	facilitating new growth engine industries;

•	taking initiatives on the denuclearization of North Korea; and

•	establishing an efficient government by reorganizing government functions.

Government and Politics

Government and Administrative Structure

Governmental authority in the Republic is centralized and concentrated in a strong Presidency. The President is elected by popular vote and can only serve one term of five years. The President chairs the State Council, which consists of the prime minister, the deputy prime ministers, the respective heads of Government ministries and the ministers of state. The President can select the members of the State Council and appoint or remove all other Government officials, except for elected local officials.

The President can veto new legislation and take emergency measures in cases of natural disaster, serious fiscal or economic crisis, state of war or other similar circumstances. The President must promptly seek the concurrence of the National Assembly for any emergency measures taken and failing to do so automatically invalidates the emergency measures. In the case of martial law, the President may declare martial law without the consent of the National Assembly; provided, however, that the National Assembly may request the President to rescind such martial law.

The National Assembly exercises the country’s legislative power. The Constitution and the Election for Public Offices Act provide for the direct election of about 82% of the members of the National Assembly and the distribution of the remaining seats proportionately among parties winning more than 5 seats in the direct election or receiving over 3% of the popular vote. National Assembly members serve four-year terms. The National Assembly enacts laws, ratifies treaties and approves the national budget. The executive branch drafts most legislation and submits it to the National Assembly for approval.

The country’s judicial branch comprises the Supreme Court, the Constitutional Court and lower courts of various levels. The President appoints the Chief Justice of the Supreme Court and appoints the other Justices of the Supreme Court upon the recommendation of the Chief Justice. All appointments to the Supreme Court require the consent of the National Assembly. The Chief Justice, with the consent of the conference of Supreme Court Justices, appoints all the other judges in Korea. Supreme Court Justices serve for six years and all other judges serve for ten years. Other than the Chief Justice, justices and judges may be reappointed to successive terms.

The President formally appoints all nine judges of the Constitutional Court, but three judges must be designated by the National Assembly and three by the Chief Justice of the Supreme Court. Constitutional Court judges serve for six years and may be reappointed to successive terms.

Administratively, the Republic comprises eight provinces, one special autonomous province (Jeju), one special city (Seoul), six metropolitan cities (Busan, Daegu, Incheon, Gwangju, Daejon and Ulsan) and one special autonomous city (Sejong). From 1961 to 1995, the national government controlled the provinces and the President appointed provincial officials. Local autonomy, including the election of provincial officials, was reintroduced in June 1995.

Political Parties

The 20th legislative general election was held on April 13, 2016 and the term of the National Assembly members elected in the 20th legislative general election commenced on May 30, 2016. Currently, there are three major political parties: the Saenuri Party, or SP, to which President Park Geun-hye belongs, The Minjoo Party of Korea, or MPK (formerly known as the New Politics Alliance for Democracy, or NPAD, before certain of its members left in December 2015 to form a new party), and People’s Party, or PP, which was established in February 2016 by certain former members of the NPAD.

As of June 21, 2016, the parties control the following number of seats in the National Assembly:

	SP	MPK	PP	Others	Total
Number of seats	126	122	38	14	300

Relations with North Korea

Relations between the Republic and North Korea have been tense over most of the Republic’s history. The Korean War, which took place between 1950 and 1953 began with the invasion of the Republic by communist forces from North Korea and, following a military stalemate, an armistice was reached establishing a demilitarized zone monitored by the United Nations in the vicinity of the 38th parallel.

North Korea maintains a regular military force estimated at more than 1,000,000 troops, mostly concentrated near the northern border of the demilitarized zone. The Republic’s military forces, composed of approximately 650,000 regular troops and almost 3.0 million reserves, maintain a state of military preparedness along the southern border of the demilitarized zone. In addition, the United States has historically maintained its military presence in the Republic. In October 2004, the United States and the Republic agreed to a three-phase withdrawal of approximately one-third of the 37,500 troops stationed in the Republic by the end of 2008. By the end of 2004, 5,000 U.S. troops departed the Republic in the first phase of such withdrawal and in the plan’s second phase, the United States removed 5,000 troops by the end of 2006. In the final phase, another 2,500 U.S. troops were scheduled to depart by the end of 2008. In April 2008, however, the United States and the Republic decided not to proceed with the final phase of withdrawal and agreed to maintain 28,500 U.S. troops in the Republic. In February 2007, the United States and the Republic agreed to dissolve their joint command structure by 2012, which would allow the Republic to assume the command of its own armed forces in the event of war on the Korean peninsula. In June 2010, however, the United States and the Republic agreed to delay the dissolution of their joint command structure to 2015. In October 2014, the United States and the Republic further agreed to implement a conditions-based approach to the dissolution of their joint command structure at an appropriate future date.

Relations between Korea and North Korea have been tense throughout Korea’s modern history. The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In particular, since the death of Kim Jong-il in December 2011, there has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for political and economic stability in the region. Although Kim Jong-il’s third son, Kim Jong-eun has assumed power as his father’s designated successor, the long-term outcome of such leadership transition remains uncertain.

In addition, there have been heightened security concerns in recent years stemming from North Korea’s nuclear weapons and long-range missile programs as well as its hostile military and other actions against Korea. Some of the significant incidents in recent years include the following:

•

North Korea renounced its obligations under the Nuclear Non-Proliferation Treaty in January 2003 and conducted three rounds of nuclear tests between October 2006 to February 2013, which increased tensions in the region and elicited strong objections worldwide. In January 2016, North Korea announced that it had successfully tested a hydrogen bomb, its fourth nuclear test and allegedly first test using hydrogen, which is more explosive than plutonium. In February 2016, North Korea tested its intercontinental ballistic missile technology and launched a long-range missile, which it claimed to have launched a satellite into orbit. In response, the Government condemned the provocations and flagrant violations of relevant United Nations Security Council resolutions and withdrew Korean personnel from the inter-Korea Gaesong Industrial Complex and announced its closing. In March 2016, the United Nations Security Council unanimously passed a resolution condemning North Korea’s actions and significantly expanding the scope of sanctions applicable to North Korea.

•

In August 2015, two Korean soldiers were seriously wounded in landmine explosions while on routine patrol of the southern side of the demilitarized zone. The Government and the United Nations Command announced that the landmines were emplaced by North Korea, and in response, the Korean army restarted its loudspeaker propaganda broadcasts directed at the northern side of the demilitarized zone. The North Korean army retaliated by firing artillery rounds at the loudspeakers resulting in both sides being placed on the highest level of military readiness. High-ranking officials from the Government and North Korea subsequently met for discussions intending to diffuse military tensions and released a joint statement whereby, among other things, North Korea expressed regret over the landmine explosions that wounded the Korean soldiers.

•

In March 2010, a Korean naval vessel was destroyed by an underwater explosion, killing many of the crewmen on board. The Government formally accused North Korea of causing the sinking, while North Korea denied responsibility. Moreover, in November 2010, North Korea fired more than one hundred artillery shells that hit Korea’s Yeonpyeong Island near the Northern Limit Line, which acts as the de facto maritime boundary between Korea and North Korea on the west coast of the Korean peninsula, causing casualties and significant property damage. The Government condemned North Korea for the attack and vowed stern retaliation should there be further provocation.

North Korea’s economy also faces severe challenges, which may aggravate social and political pressures within North Korea. There can be no assurance that the level of tension on the Korean peninsula will not escalate in the future or that such escalation will not have a material adverse impact on the Republic’s economy. Any further increase in tension, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between the Republic and North Korea break down or military hostilities occur, could have a material adverse effect on the Republic’s economy. Over the longer term, reunification of the two Koreas could occur. Reunification may entail a significant economic commitment by the Republic.

Foreign Relations and International Organizations

The Republic maintains diplomatic relations with most nations of the world, most importantly with the United States with which it entered into a mutual defense treaty and several economic agreements. The Republic also has important relationships with Japan and China, its largest trading partners together with the United States.

The Republic belongs to a number of supranational organizations, including:

•	United Nations;

•	the International Monetary Fund, or the IMF;

•	the World Bank;

•	the Asian Development Bank, or ADB;

•	the Multilateral Investment Guarantee Agency;

•	the International Finance Corporation;

•	the International Development Association;

•	the African Development Bank;

•	the European Bank for Reconstruction and Development;

•	the Bank for International Settlements;

•	the World Trade Organization, or WTO;

•	the Inter-American Development Bank, or IDB; and

•	the Organization for Economic Cooperation and Development, or OECD.

The Economy

The following table sets forth information regarding certain of the Republic’s key economic indicators for the periods indicated.

	As of or for the year ended December 31,
	2011		2012		2013		2014			2015
	(billions of dollars and trillions of Won, except percentages)
GDP Growth (at current prices)		5.3%		3.4%		3.8%		4.0%			4.9%
GDP Growth (at chained 2010 year prices)		3.7%		2.3%		2.9%		3.3%			2.6%
Inflation		4.0%		2.2%		1.3%		1.3%			0.7%
Unemployment (1)		3.4%		3.2%		3.1%		3.5%			3.6%
Trade Surplus (2)		$30.8		$28.3		$44.0		$47.2			$90.3
Foreign Currency Reserves		$306.4		$327.0		$346.5		$363.6			$368.0
External Liabilities(3)		$400.0		$408.9		$423.5		$424.4			$396.6	(6)
Fiscal Balance	￦	18.6	￦	18.5	￦	14.2	￦	8.5	(6)	￦	(0.2	)(6)
Direct Internal Debt of the Government(4) (as % of GDP(5))		29.7%		30.9%		32.8%		34.6	%(6)		37.4	%(6)
Direct External Debt of the Government(4) (as % of GDP(5))		0.7%		0.6%		0.6%		0.5	%(6)		0.5	%(6)

(1)	Average for year.
(2)	Derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(3)	Calculated under the criteria based on the sixth edition of Balance of Payment Manual, or BPM6, published by the International Monetary Fund in December 2010.
(4)	Does not include guarantees by the Government. See “—Debt—External and Internal Debt of the Government—Guarantees by the Government” for information on outstanding guarantees by the Government.
(5)	At chained 2010 year prices.
(6)	Preliminary.

Source: The Bank of Korea

Worldwide Economic and Financial Difficulties

In recent years, the global financial markets have experienced significant volatility as a result of, among other things:

•	the financial difficulties affecting many governments worldwide, in particular in southern Europe and Latin America;

•	the slowdown of economic growth in China and other major emerging market economies;

•	interest rate fluctuations as well as the possibility of increases in policy rates by the U.S. Federal Reserve and other central banks;

•	political and social instability in various countries in the Middle East and Northern Africa, including Iraq, Syria and Yemen, as well as in the Ukraine and Russia; and

•	fluctuations in oil and commodity prices.

In light of the high level of interdependence of the global economy, any of the foregoing developments could have a material adverse effect on the Korean economy and financial markets.

As a result of adverse global and Korean economic conditions, there has been significant volatility in the Korea Composite Stock Index in recent years, due to adverse global financial and economic conditions. See “—The Financial System—Securities Markets”. There is no guarantee that the stock prices of Korean companies will not decline again in the future. Future declines in the index and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may continue to adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies and banks to raise capital. In addition, the value of the Won relative to major foreign currencies in general and the U.S. dollar in particular has fluctuated widely in recent years. A depreciation of the Won will increase the cost of imported goods and services and the Won revenue needed by Korean companies to service foreign currency-denominated debt.

In the event that such difficult conditions in the global credit markets continue or the global economy deteriorates in the future, the Korean economy could be adversely affected and Korean banks may be forced to fund their operations at a higher cost or may be unable to raise as much funding as they need to support their lending and other activities.

Furthermore, while many governments worldwide are considering or are in the process of implementing “exit strategies”, in the form of reduced government spending, higher interest rates or otherwise, with respect to the economic stimulus measures adopted in response to the global financial crisis, such strategies may, for reasons related to timing, magnitude or other factors, have the unintended consequence of prolonging or worsening global economic and financial difficulties.

In addition to the global developments, domestic developments that could lead or contribute to a material adverse effect on the Korean economy include, among other things, the following:

•

steadily rising household debt consisting of housing loans and merchandise credit, which increased to approximately ￦1,207.0 trillion as of December 31, 2015 from ￦843.2 trillion as of December 31, 2010, primarily due to increases in mortgage loans and purchases with credit cards;

•

a slowdown in consumer spending and depressed consumer sentiment, due in part to national tragedies including the sinking of the Sewol passenger ferry in April 2014, which led to the death of hundreds of passengers, and the outbreak of infectious diseases, such as the outbreak of the Middle East Respiratory Syndrome (“MERS”) in May 2015, which resulted in the death of over 30 people and the quarantine of thousands;

•

a decrease in tax revenue and a substantial increase in the Korean government’s expenditures for pension and social welfare programs, due in part to an aging population (defined as the population of people aged 65 years or older) that accounts for 13.1% of the Republic’s total population as of December 31, 2015, an increase from 7.2% as of December 31, 2000, and is expected to surpass 15% in 2020 and 20% in 2026, which could lead to the Korean government’s budget deficit;

•	increasing delinquencies and credit defaults by consumer and small- and medium-sized enterprise borrowers;

•	decreases in the market prices of Korean real estate; and

•	the occurrence of severe health epidemics, including epidemics that affect the livestock industry.

Gross Domestic Product

GDP measures the market value of all final goods and services produced within a country for a given period and reveals whether a country’s productive output rises or falls over time. Economists present GDP in both current market prices and “real” or “inflation-adjusted” terms. In March 2009, the Republic adopted a method known as the “chain-linked” measure of GDP, replacing the previous fixed-base, or “constant” measure of GDP, to show the real growth of the aggregate economic activity, as recommended by the System of National Accounts 1993. GDP at current market prices values a country’s output using the actual prices of each year, whereas the “chain-linked” measure of GDP is compiled by using “chained indices” linking volume growth between consecutive time periods. In March 2014, the Republic published a revised GDP calculation method by implementing the System of National Accounts 2008 and updating the reference year from 2005 to 2010 to align Korean national accounts statistics with the recommendations of the new international standards for compiling national economic accounts and to maintain comparability with other nations’ accounts. The main components of these revisions include, among other things, (i) recognizing expenditures for research and development and creative activity for the products of entertainment, literary and artistic originals as fixed investment, (ii) incorporating a wide array of new and revised source data such as the economic census, the population and housing census and 2010 benchmark input-output tables, which provide thorough and detailed information on the structure of the Korean economy, (iii) developing supply-use tables, which provide a statistical tool for ensuring consistency among the production, expenditure and income approaches to measuring GDP and (iv) recording merchandise trade transactions based on ownership changes rather than movements of goods across the national frontier.

The following table sets out the composition of the Republic’s GDP at current market and chained 2010 year prices and the annual average increase in the Republic’s GDP.

Gross Domestic Product

	2011	2012	2013	2014	2015 (1)	As % of GDP 2015 (1)
	(billions of Won)
Gross Domestic Product at Current Market Prices:
Private	679,141.5	707,614.0	727,799.9	748,200.8	771,211.9	49.5
Government	194,381.2	204,324.2	214,467.3	224,724.2	237,135.1	15.2
Gross Capital Formation	439,236.1	427,028.5	416,000.3	435,078.1	444,014.9	28.5
Exports of Goods and Services	742,936.0	776,062.4	770,114.8	747,134.3	715,411.3	45.9
Less Imports of Goods and Services	(723,013.8)	(737,572.4)	(698,936.9)	(669,058.0)	(606,942.0)	(38.9)
Statistical Discrepancy	—	—	—	—	(2,239.7)	(0.1)
Expenditures on Gross Domestic Product	1,332,681.0	1,377,456.7	1,429,445.4	1,486,079.3	1,558,591.6	100.0
Net Factor Income from the Rest of the World	7,848.8	14,138.8	10,199.0	4,684.5	7,223.9	0.5
Gross National Income (2)	1,340,529.8	1,391,595.5	1,439,644.4	1,490,763.9	1,565,815.5	100.5
Gross Domestic Product at Chained 2010 Year Prices:
Private	655,181.1	667,781.2	680,349.5	692,236.0	707,151.7	48.3
Government	187,158.2	193,473.5	199,783.4	205,869.2	212,797.8	14.5
Gross Capital Formation	419,282.7	409,639.9	409,153.8	430,685.5	459,783.1	31.4
Exports of Goods and Services	719,943.2	756,558.4	788,788.0	804,797.1	811,040.9	55.4
Less Imports of Goods and Services	(668,931.5)	(685,009.4)	(696,724.6)	(706,938.4)	(729,744.7)	(49.8)
Statistical Discrepancy	(740.9)	(142.1)	(172.8)	1,019.1	2,508.1	0.2
Expenditures on Gross Domestic Product (3)	1,311,892.7	1,341,966.5	1,380,832.6	1,426,972.4	1,464,244.0	100.0
Net Factor Income from the Rest of the World in the Terms of Trade	7,573.1	13,577.8	10,037.5	4,706.4	7,126.7	0.5
Trading Gains and Losses from Changes in the Terms of Trade	(32,183.6)	(33,075.1)	(19,138.8)	(14,000.4)	39,146.7	2.7
Gross National Income (4)	1,287,282.2	1,322,449.9	1,371,733.1	1,417,814.2	1,510,626.5	103.2
Percentage Increase (Decrease) of GDP over Previous Year At Current Prices	5.3	3.4	3.8	4.0	4.9
At Chained 2010 Year Prices	3.7	2.3	2.9	3.3	2.6

(1)	Preliminary.
(2)	GDP plus net factor income from the rest of the world is equal to the Republic’s gross national product.
(3)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.
(4)	Under the “chain-linked” measure of Gross National Income, the components of Gross National Income will not necessarily add to the total Gross National Income.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at current market prices:

Gross Domestic Product by Economic Sector

(at current market prices)

	2011	2012	2013	2014	2015 (1)	As % of GDP 2015 (1)
	(billions of Won)
Industrial Sectors:
Agriculture, Forestry and Fisheries	30,454.0	30,775.1	30,437.2	31,560.3	32,741.0	2.1
Mining and Manufacturing	381,808.0	390,288.6	406,127.7	411,030.4	420,585.3	27.0
Mining and Quarrying	2,287.0	2,278.5	2,471.0	2,520.2	2,543.3	0.2
Manufacturing	379,521.0	388,010.1	403,656.7	408,510.2	418,042.0	26.8
Electricity, Gas and Water Supply	23,994.1	26,178.2	30,238.7	37,373.8	45,120.7	2.9
Construction	58,587.3	59,959.4	64,250.5	67,266.7	72,751.3	4.7
Services:	715,112.9	744,253.9	772,184.1	807,624.1	846,410.3	54.3
Wholesale and Retail Trade, Restaurants and Hotels	140,705.3	146,807.7	150,251.9	152,205.2	156,097.0	10.0
Transportation and Storage	42,458.7	43,570.7	46,772.0	50,306.8	57,371.9	3.7
Finance and Insurance	77,872.6	75,808.5	72,478.1	75,859.8	77,990.7	5.0
Real Estate and Leasing	94,716.1	98,923.6	103,527.1	109,549.0	115,169.7	7.4
Information and Communication	46,827.0	48,774.2	50,589.2	52,510.8	54,125.7	3.5
Business Activities	83,277.4	88,828.1	94,758.4	100,936.7	105,893.4	6.8
Public Administration and Defense	83,290.8	88,654.6	93,776.3	98,333.5	104,678.4	6.7
Education	66,559.6	68,546.3	71,599.3	74,007.8	76,582.5	4.9
Health and Social Work	46,656.1	50,031.3	52,851.5	57,129.7	61,150.7	3.9
Cultural and Other Services	32,749.4	34,309.0	35,580.3	36,784.7	37,350.4	2.4
Taxes Less Subsidies on Products	122,724.8	126,001.4	126,207.2	131,224.0	140,983.0	9.0
Gross Domestic Product at Current Market Prices	1,332,681.0	1,377,456.7	1,429,445.4	1,486,079.3	1,558,591.6	100.0
Net Factor Income from the Rest of the World	7,848.8	14,138.8	10,199.0	4,684.5	7,223.9	0.5
Gross National Income at Current Market Price	1,340,529.8	1,391,595.5	1,439,644.4	1,490,763.9	1,565,815.5	100.5

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP per capita:

Gross Domestic Product per capita

(at current market prices)

	2011	2012	2013	2014	2015 (1)
GDP per capita (thousands of Won)	26,772	27,547	28,464	29,472	30,792
GDP per capita (U.S. dollar)	24,160	24,445	25,993	27,983	27,214
Average Exchange Rate (in Won per U.S. dollar)	1,108.1	1,126.9	1,095.0	1,053.2	1,131.5

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s Gross National Income, or GNI, per capita:

Gross National Income per capita

(at current market prices)

	2011	2012	2013	2014	2015 (1)
GNI per capita (thousands of Won)	26,929	27,829	28,667	29,565	30,935
GNI per capita (U.S. dollar)	24,302	24,696	26,179	28,071	27,340
Average Exchange Rate (in Won per U.S. dollar)	1,108.1	1,126.9	1,095.0	1,053.2	1,131.5

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at chained 2010 year prices:

Gross Domestic Product by Economic Sector

(at chained 2010 year prices)

	2011	2012	2013	2014	2015 (1)	As % of GDP 2015 (1)
	(billions of Won)
Industrial Sectors:
Agriculture, Forestry and Fisheries	27,744.6	27,506.9	28,357.7	29,378.2	28,951.1	2.0
Mining and Manufacturing	376,958.3	385,853.1	399,73.1	413,839.1	418,970.9	28.6
Mining and Quarrying	2,176.3	2,170.5	2,347.1	2,344.40	2,327.7	0.2
Manufacturing	374,782.0	383,682.6	397,426.0	411,494.7	416,643.2	28.5
Electricity, Gas and Water Supply	25,687.4	26,710.3	26,629.2	27,327.9	29,027.3	2.0
Construction	55,432.2	54,430.5	56,044.1	56,470.9	58,174.8	4.0
Services:	699,580.8	718,906.2	739,463.1	763,853.5	785,490.9	53.6
Wholesale and Retail Trade, Restaurants and Hotels	137,058.1	141,698.2	145,620.3	149,150.5	152,318.6	10.4
Transportation and Storage	46,157.9	46,877.6	47,556.1	48,646.9	49,974.0	3.4
Finance and Insurance	72,741.3	75,547.3	78,583.9	83,020.5	88,215.6	6.0
Real Estate and Leasing	93,383.7	93,182.9	93,999.5	97,112.9	98,937.0	6.8
Information and Communication	47,931.6	50,199.3	52,773.2	55,164.8	56,455.4	3.9
Business Activities	80,913.7	83,352.8	87,244.6	91,424.0	95,055.1	6.5
Public Administration and Defense	80,639.1	82,940.5	85,024.5	87,052.8	89,401.5	6.1
Education	63,806.6	64,386.6	64,773.0	64,865.2	65,235.5	4.5
Health and Social Work	45,483.3	48,693.4	51,247.1	54,740.1	57,804.5	3.9
Cultural and Other Services	31,465.5	31,972.6	32,683.2	33,106.0	33,066.5	2.3
Taxes Less Subsidies on Products	126,489.5	128,708.4	130,627.4	136,454.6	143,681.6	9.8
Gross Domestic Product at Chained 2010 Year Prices(2)	1,311,892.7	1,341,966.5	1,380,832.6	1,426,972.4	1,464,244.0	100.0

(1)	Preliminary.
(2)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.

Source: The Bank of Korea.

GDP growth in 2011 was 3.7% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.7%, exports of goods and services increased by 15.1% and gross domestic fixed capital formation increased by 0.8%, each compared with 2010.

GDP growth in 2012 was 2.3% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.2% and exports of goods and services increased by 5.1%, which more than offset a decrease in gross domestic fixed capital formation by 0.5%, each compared with 2011.

GDP growth in 2013 was 2.9% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.2%, exports of goods and services increased by 4.3% and gross domestic fixed capital formation increased by 3.3%, each compared with 2012.

GDP growth in 2014 was 3.3% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.0%, exports of goods and services increased by 2.8% and gross domestic fixed capital formation increased by 3.1%, each compared with 2013.

Based on preliminary data, GDP growth in 2015 was 2.6% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.4%, gross domestic fixed capital formation increased by 3.8% and exports of goods and services increased by 0.4%, each compared with 2014. Based on preliminary data, GDP growth in the first quarter of 2016 was 2.7% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.6%, gross domestic fixed capital formation increased by 3.1% and exports of goods and services increased by 0.1%, each compared with the corresponding period of 2015.

Principal Sectors of the Economy

Industrial Sectors

The following table sets out production indices for the principal industrial products of the Republic and their relative contribution to total industrial production:

Industrial Production

(2010 = 100)

	Index Weight (1)	2011	2012	2013	2014	2015 (2)
All Industries	10,000.0	106.0	107.4	108.2	108.2	107.5
Mining and Manufacturing	9,611.6	106.0	107.5	108.2	108.3	107.5
Mining	33.9	104.5	99.8	103.8	95.7	96.8
Petroleum, Crude Petroleum and Natural Gas	8.7	91.6	90.2	86.2	71.1	59.1
Metal Ores	0.9	124.9	108.5	98.4	99.9	78.9
Non-metallic Minerals	24.3	108.4	102.9	110.3	104.3	111.0
Manufacturing	9,577.7	106.0	107.5	108.2	108.3	107.6
Food Products	434.4	101.9	103.4	103.7	104.7	106.0
Beverage Products	82.4	103.5	108.2	108.8	110.0	111.6
Tobacco Products	43.2	101.6	105.6	96.5	103.9	96.3
Textiles	160.6	101.5	99.1	97.6	95.8	92.4
Wearing Apparel, Clothing Accessories and Fur Articles	145.2	100.6	97.9	93.6	88.1	85.7
Tanning and Dressing of Leather, Luggage and Footwear	42.1	101.1	98.2	111.5	109.8	100.8
Wood and Products of Wood and Cork (Except Furniture)	31.7	97.5	87.9	92.9	89.1	91.7
Pulp, Paper and Paper Products	126.8	102.3	102.7	105.1	105.2	104.1
Printing and Reproduction of Recorded Media	50.2	91.8	90.5	86.8	86.5	84.9
Coke, hard-coal and lignite fuel briquettes and Refined Petroleum Products	471.0	106.9	109.1	104.6	108.9	115.3
Chemicals and Chemical Products	847.5	102.7	106.6	110.9	111.8	113.3
Pharmaceuticals, Medicinal Chemicals and Botanical Products	144.1	100.3	101.2	103.2	104.6	107.1
Rubber and Plastic Products	421.1	105.1	106.4	109.9	110.4	109.9
Non-metallic Minerals	271.7	100.3	95.2	100.6	96.7	99.2
Basic Metals	827.6	106.2	106.8	106.0	109.9	107.8
Fabricated Metal Products	557.8	108.9	117.9	117.3	121.2	115.4
Electronic Components, Computer, Radio, Television and Communication Equipment and Apparatuses	1,794.3	107.1	109.7	113.6	111.5	113.2
Medical, Precision and Optical Instruments, Watches and Clocks	148.1	105.6	111.6	124.2	110.6	104.8
Electrical Equipment	479.5	100.8	98.8	97.0	97.7	94.3
Other Machinery and Equipment	803.6	109.3	107.0	102.7	104.8	100.8
Motor Vehicles, Trailers and Semitrailers	1,076.4	114.7	114.5	116.1	118.9	120.2
Other Transport Equipment	506.5	101.7	107.1	101.7	89.5	79.5
Furniture	69.5	105.4	98.2	97.2	104.2	112.1
Other Products	42.4	102.2	103.8	104.9	104.8	101.0
Electricity, Gas	388.4	104.5	106.4	106.8	107.6	106.9
Total Index	10,000.0	106.0	107.4	108.2	108.2	107.5

(1)	Index weights were established on the basis of an industrial census in 2010 and reflect the average annual value added by production in each of the classifications shown, expressed as a percentage of total value added in the mining, manufacturing and electricity and gas industries in that year.
(2)	Preliminary.

Source: The Bank of Korea; Korea National Statistical Office.

Industrial production increased by 6.0% in 2011, primarily due to increased exports and domestic consumption. Industrial production increased by 1.3% in 2012, primarily due to increased domestic consumption. Industrial production increased by 0.7% in 2013, primarily due to increased exports. Industrial production remained unchanged in 2014. Based on preliminary data, industrial production decreased by 0.6% in 2015, primarily due to decreased exports.

Manufacturing

The manufacturing sector increased production by 6.0% in 2011, primarily due to increased domestic consumption and exports, by 1.4% in 2012, primarily due to increased demand for consumer electronics products, electronic equipment and chemical products, by 0.7% in 2013, primarily due to increased demand for consumer electronics products, electronic equipment, chemical products, medical equipment and transport equipment, and by 0.1% in 2014, primarily due to increased demand for basic metals, machinery and equipment and motor vehicles, trailers and semitrailers. Based on preliminary data, the manufacturing sector decreased production by 0.6% in 2015, primarily due to decreased demand for other transport equipment, fabricated metal products, other machinery and equipment, and basic metals.

Automobiles. In 2011, automobile production increased by 9.0%, domestic sales volume recorded an increase of 0.6% and export sales volume recorded an increase of 13.7%, compared with 2010, primarily due to increased demand for automobiles in the United States, Brazil, Russia and China. In 2012, automobile production decreased by 2.1%, domestic sales volume recorded a decrease of 4.3% and export sales volume recorded an increase of 0.6%, compared with 2011, primarily due to decreased domestic demand for automobiles. In 2013, automobile production decreased by 0.9%, domestic sales volume recorded a decrease of 2.0% and export sales volume recorded a decrease of 2.6%, compared with 2012, primarily due to decreased supply of automobiles resulting mainly from partial strikes by unionized workers of automobile manufacturers in August 2013 and the appreciation of the Won against the US dollar and the Japanese Yen. In 2014, automobile production increased by 0.1% and domestic sales volume recorded an increase of 4.6%, compared with 2013, primarily due to increased domestic demand for recreational vehicles, and export sales volume recorded a decrease of 0.8%, compared with 2013, primarily due to decreased demand for automobiles in Eastern Europe and South America. Based on preliminary data, in 2015, automobile production increased by 0.7% and domestic sales volume recorded an increase of 7.7%, compared with 2014, primarily due to continued increase in domestic demand for recreational vehicles, and export sales volume recorded a decrease of 2.8%, compared with 2014, primarily due to decreased demand for automobiles in China, Russia, Eastern Europe and South America.

Electronics. In 2011, electronics production amounted to ￦314,314 billion, an increase of 1.5% from the previous year, and exports amounted to US$156.6 billion, an increase of 1.8% from the previous year, primarily due to continued increase in global demand for mobile phones and tablet computers. In 2011, export sales of semiconductor memory chips constituted approximately 9.0% of the Republic’s total exports. In 2012, electronics production amounted to ￦314,558 billion, an increase of 0.1% from the previous year, primarily due to increased domestic demand for mobile phones and non-memory semiconductors, and exports amounted to US$155.2 billion, a decrease of 0.9% from the previous year, primarily due to adverse economic conditions in European countries. In 2012, export sales of semiconductor memory chips constituted approximately 9.2% of the Republic’s total exports. In 2013, electronics production amounted to ￦334,402 billion, an increase of 6.3% from the previous year, and exports amounted to US$169.4 billion, an increase of 9.1% from the previous year, primarily due to increases in demand for mobile phones in emerging markets and global demand for non-memory semiconductors. In 2013, export sales of semiconductor memory chips constituted approximately 10.2% of the Republic’s total exports. In 2014, electronics production amounted to ￦330,716 billion, an increase of 1.5% from the previous year, and exports amounted to US$173.9 billion, an increase of 2.7% from the previous year, primarily due to increases in demand for mobile phones and semiconductors. In 2014, export sales of semiconductor memory chips constituted approximately 10.9% of the Republic’s total exports. Based on preliminary data, in 2015, electronics production amounted to ￦325,906 billion, a decrease of 1.5% from the previous year, and exports amounted to US$172.9 billion, a decrease of 0.6% from the previous year, primarily due to adverse global economic conditions and the expansion of overseas production. In 2015, export sales of semiconductor memory chips constituted approximately 11.9% of the Republic’s total exports.

Iron and Steel. In 2010, crude steel production totaled 58.9 million tons, an increase of 20.2% from 2009, and domestic sales volume and export sales volume increased by 21.6% and 21.1%, respectively, primarily due to the recovery of global demand for crude steel products. In 2011, crude steel production totaled 68.5 million tons, an increase of 16.3% from 2010, and domestic sales volume and export sales volume increased by 5.8% and 16.9%, respectively, primarily due to continued increase in global demand for crude steel products. In 2012, crude steel production totaled 69.1 million tons, an increase of 0.9% from 2011, and domestic sales volume decreased by 5.1% but export sales volume increased by 4.8%, primarily due to adverse conditions in the domestic shipbuilding and construction industries. In 2013, crude steel production totaled 66.1 million tons, a decrease of 4.4% from 2012, and domestic sales volume and export sales volume decreased by 4.3% and 4.2%, respectively, primarily due to the appreciation of the Won against the US dollar and the Japanese Yen and excess supply from China. In 2014, crude steel production totaled 71.5 million tons, an increase of 8.3% from 2013, and domestic sales volume and export sales volume increased by 7.2% and 10.5%, respectively, primarily due to the recovery of domestic and global demand for crude steel products. Based on preliminary data, in 2015, crude steel production totaled 69.7 million tons, a decrease of 2.6% from 2014, and export sales volume decreased by 2.2% primarily due to excess supply from China and adverse conditions in the domestic and global shipbuilding and construction industries.

Shipbuilding. In 2011, the Republic’s shipbuilding orders amounted to approximately 12 million compensated gross tons, an increase of 50.0% compared to 2010, primarily due to increased demand for large container carriers, LNG carriers and floating production storage and offloading vessels. In 2012, the Republic’s shipbuilding orders amounted to approximately 8 million compensated gross tons, a decrease of 33.3% compared to 2011, primarily due to a downturn in the shipping and shipbuilding industry. In 2013, the Republic’s shipbuilding orders amounted to approximately 19 million compensated gross tons, an increase of 137.5% compared to 2012, primarily due to increased demand for LNG carriers, bulk carriers and container carriers. In 2014, the Republic’s shipbuilding orders amounted to approximately 13 million compensated gross tons, a decrease of 31.6% compared to 2013, primarily due to a downturn in the domestic and global shipbuilding industry. Based on preliminary data, in 2015, the Republic’s shipbuilding orders amounted to approximately 10 million compensated gross tons, a decrease of 23.1% compared to 2014, primarily due to the continued downturn in the domestic and global shipbuilding industry.

Agriculture, Forestry and Fisheries

The Government’s agricultural policy has traditionally focused on:

•	grain production;

•	development of irrigation systems;

•	land consolidation and reclamation;

•	seed improvement;

•	mechanization measures to combat drought and flood damage; and

•	increasing agricultural incomes.

Recently, however, the Government has increased emphasis on cultivating profitable crops and strengthening international competitiveness in anticipation of opening the domestic agricultural market.

In 2011, rice production decreased 2.3% from 2010 to 4.2 million tons. In 2012, rice production decreased 4.7% from 2011 to 4.0 million tons. In 2013, rice production increased 5.0% from 2012 to 4.2 million tons. In 2014, rice production remained at 4.2 million tons. In 2015, rice production increased 2.4% from 2014 to 4.3 million tons. Due to limited crop yields resulting from geographical and physical constraints, the Republic depends on imports for certain basic foodstuffs.

The Government is seeking to develop the fishing industry by encouraging the building of large fishing vessels and modernizing fishing equipment, marketing techniques and distribution outlets.

In 2011, the agriculture, forestry and fisheries industry decreased by 2.1% compared to 2010, primarily due to unfavorable weather conditions, including heavy rains, during the summer and a decrease in fishing catch. In 2012, the agriculture, forestry and fisheries industry decreased by 0.6% compared to 2011, primarily due to unfavorable weather conditions, including severe typhoons, which more than offset an increase in the livestock industry. In 2013, the agriculture, forestry and fisheries industry increased by 3.1% compared to 2012, primarily due to an increase in the cultivation and livestock industry. Based on preliminary data, in 2014, the agriculture, forestry and fisheries industry increased by 2.6% compared to 2013, primarily due to increases in the price of certain livestock items, which led to increases in production and the establishment of new agriculture and fishery companies. Based on preliminary data, in 2015, the agriculture, forestry and fisheries industry decreased by 1.6% compared to 2014, primarily due to unfavorable weather conditions.

Construction

In 2011, the construction industry decreased by 4.3% compared to 2010, primarily due to a decrease in the construction of residential and commercial buildings. In 2012, the construction industry decreased by 1.6% compared to 2011, primarily due to a decrease in the construction of residential buildings and port facilities. In 2013, the construction industry increased by 3.0% compared to 2012, primarily due to an increase in the construction of residential and commercial buildings. In 2014, the construction industry increased by 0.6% compared to 2013, primarily due to an increase in the construction of private residential buildings. Based on preliminary data, in 2015, the construction industry increased by 3.2% compared to 2014, primarily due to an increase in the construction of private residential and commercial buildings.

Electricity and Gas

The following table sets out the Republic’s dependence on imports for energy consumption:

Dependence on Imports for Energy Consumption

	Total Primary Energy Supply	Imports	Imports Dependence Ratio
	(millions of tons of oil equivalents, except ratios)
2011	276.6	267.0	96.5
2012	278.7	267.6	96.0
2013	280.3	268.2	95.7
2014	282.9	269.4	95.2
2015(1)	285.0	271.4	95.2

(1)	Preliminary.

Source: Korea Energy Economics Institute; Korea National Statistical Office.

Korea has almost no domestic oil or gas production and depends on imported oil and gas to meet its energy requirements. Accordingly, the international prices of oil and gas significantly affect the Korean economy. Any significant long-term increase in the prices of oil and gas will increase inflationary pressures in Korea and adversely affect the Republic’s balance of trade.

To reduce its dependence on oil and gas imports, the Government has encouraged energy conservation and energy source diversification emphasizing nuclear energy. The following table sets out the principal primary sources of energy consumed in the Republic, expressed in oil equivalents and as a percentage of total energy consumption.

Consumption of Energy by Source

	Coal		Petroleum		Nuclear		Others (1)		Total
	Quantity	%	Quantity	%	Quantity	%	Quantity	%	Quantity	%
	(millions of tons of oil equivalents, except percentages)
2011	83.5	30.2	105.1	38.0	33.2	12.0	54.8	19.8	276.6	100.0
2012	81.1	29.1	106.2	38.1	31.8	11.4	59.6	21.4	278.7	100.0
2013	81.9	29.2	105.8	37.7	29.3	10.5	63.3	22.6	280.3	100.0
2014	84.6	29.9	104.9	37.1	33.0	11.7	60.4	21.4	282.9	100.0
2015	84.5	29.6	109.4	38.4	34.8	12.2	56.4	19.8	285.0	100.0

(1)	Includes natural gas, hydroelectric power and renewable energy.

Source: Korea Energy Economics Institute; The Bank of Korea.

The Republic’s first nuclear power plant went into full operation in 1978 with a rated generating capacity of 587 megawatts. As of December 31, 2015, the Republic had 24 nuclear plants with a total estimated nuclear power generating capacity of 21,716 megawatts and six nuclear plants under construction. In January 2014, the Ministry of Trade, Industry and Energy released its Second Energy Master Plan and revised the target proportion of nuclear supply in the Korea’s energy supply mix from 41% by 2030 to a range from 22% to 29% by 2035. In addition, in July 2015, the Ministry of Trade, Industry and Energy approved the construction of two additional nuclear power plants, which together with previously announced plans to build nuclear power plants would bring the number of nuclear power plants to 36 by 2029. The Government plans to expand infrastructure to supply natural gas to households, pursue a long-term strategy of overseas energy development projects to ensure supply stability, increase clean and renewable energy and provide support for research and development pertaining to green technologies.

Services Sector

In 2011, the service industry increased by 3.0% compared to 2010 as the transportation and storage sector increased by 3.8%, the wholesale and retail trade, restaurants and hotels sector increased by 5.1% and the real estate and leasing sector increased by 2.2%, each compared with 2010. In 2012, the service industry increased by 2.7% compared to 2011 as the health and social work sector increased by 7.1%, the finance and insurance sector increased by 3.6% and the wholesale and retail trade, restaurants and hotels sector increased by 3.4%, each compared with 2011. In 2013, the service industry increased by 2.8% compared to 2012 as the business activities sector increased by 4.7%, the finance and insurance sector increased by 3.6% and the health and social work sector increased by 5.2%, each compared with 2012. In 2014, the service industry increased by 3.1% compared to 2013 as the health and social work sector increased by 7.5%, the finance and insurance sector increased by 5.7% and the business activities sector increased by 4.1%, each compared with 2013. Based on preliminary data, in 2015, the service industry increased by 2.8% compared to 2014 as the finance and insurance sector increased by 6.7%, the business activities sector increased by 3.6% and the health and social work sector increased by 5.8%, each compared with 2014.

Prices, Wages and Employment

The following table shows selected price and wage indices and unemployment rates:

	Producer Price Index (1)	Increase (Decrease) Over Previous Year	Consumer Price Index (1)	Increase (Decrease) Over Previous Year	Wage Index (1) (2)		Increase (Decrease) Over Previous Year		Unemployment Rate (1) (3)
	(2010=100)	(%)	(2010=100)	(%)	(2010=100)		(%)		(%)
2011	106.7	6.7	104.0	4.0	100.3		0.3		3.4
2012	107.5	0.7	106.3	2.2	109.1		8.8		3.2
2013	105.7	(1.6)	107.7	1.3	116.4		6.7		3.1
2014	105.2	(0.5)	109.0	1.3	123.1		5.8		3.5
2015	110.0	(4.0)	109.8	0.7	N/A	(4)	N/A	(4)	3.6

(1)	Average for year.
(2)	Nominal wage index of average earnings in manufacturing industry.
(3)	Expressed as a percentage of the economically active population.
(4)	Not available.

Source: The Bank of Korea; Korea National Statistical Office.

In 2011, the inflation rate increased to 4.0%, primarily due to increased oil prices in the first quarter as well as decreased supply in agricultural goods caused by unusually low temperatures in the spring and heavy rainfall in the summer. In 2012, the inflation rate decreased to 2.2%, primarily due to weakened aggregate demand and the implementation of new policies, including free school lunches. In 2013, the inflation rate decreased to 1.3%, primarily due to increased supply of agricultural goods. In 2014, the inflation rate remained at 1.3%, primarily due to increases in the prices of electricity, gas, water supply, food products and education, which were offset by lower oil prices. In 2015, the inflation rate decreased to 0.7%, primarily due to lower oil prices. The inflation rate was 1.0% in the first quarter of 2016.

In 2011, the unemployment rate decreased to 3.4%, primarily due to an increase in the number of workers employed in the service industry (including healthcare, social welfare and education). In 2012, the unemployment rate decreased to 3.2%, primarily due to the continued increase in the number of workers employed in the service industry. In 2013, the unemployment rate decreased to 3.1%, primarily due to the continued increase in the number of workers employed in the service industry. In 2014, the unemployment rate increased to 3.5%, primarily due to the sluggishness of the domestic economy. In 2015, the unemployment rate increased to 3.6%, primarily due to the continued sluggishness of the domestic economy. The unemployment rate was 4.3% in the first quarter of 2016.

From 1992 to 2009, the economically active population of the Republic increased by approximately 24.8% to 24.3 million, while the number of employees increased by approximately 23.7% to 23.5 million. The economically active population over 15 years old as a percentage of the total over-15 population has remained between 60% and 63% over the past decade. Literacy among workers under 50 is almost universal. As of December 31, 2015, the economically active population of the Republic was 26.9 million and the number of employees was 25.9 million.

The following table shows selected employment information by industry and by gender:

	2011	2012	2013	2014	2015
	(all figures in percentages, except as indicated)
Labor force (in thousands of persons)	24,244	24,681	25,066	25,599	25,936
Employment by Industry:
Agriculture, Forestry and Fishing	6.4	6.2	6.1	5.7	5.2
Mining and Manufacturing	16.9	16.7	16.8	17.0	17.4
S.O.C & Services	76.7	77.1	77.2	77.4	77.5
Electricity, Transport, Communication and Finance	12.2	12.1	12.2	11.9	11.8
Business, Private & Public Service and Other Services	34.6	35.1	35.5	35.5	35.6
Construction	7.2	7.2	7.0	7.0	7.0
Wholesale & Retail Trade, Hotels and Restaurants	22.7	22.7	22.5	23.0	23.0

Total Employed	100.0	100.0	100.0	100.0	100.0

Employment by Gender:
Male	58.4	58.3	58.1	58.0	57.7
Female	41.6	41.7	41.9	42.0	42.3

Total Employed	100.0	100.0	100.0	100.0	100.0

Source: The Bank of Korea

As of July 1, 2004, the Republic adopted a five-day workweek for large corporations with over 1,000 employees, publicly-owned (state-run) companies, banks and insurance companies, reducing working hours from 44 to 40 hours a week. The adoption of the five-day workweek has been extended to companies with over 300 employees and to government employees as of July 1, 2005 and to companies with over 100 employees as of July 1, 2006. Companies with more than 50 employees adopted the five-day workweek as of July 1, 2007 and those with over 20 adopted the five-day workweek as of July 1, 2008. Companies with less than 20 employees also adopted the five-day workweek on July 1, 2011.

Approximately 10.3% of the Republic’s workers were unionized as of December 31, 2014. Labor unrest in connection with demands by unionized workers for better wages and working conditions and greater job security occur from time to time in the Republic. Some of the significant incidents in recent years include the following:

•

In July 2011, unionized employees at Standard Chartered Korea (formerly, SC First Bank) engaged in a two-month strike, the longest in the Republic’s banking sector, demanding that the bank scrap performance-related pay reforms.

•	In June 2012, unionized taxi drivers went on their first nationwide strike demanding fare increases and protesting against increased fuel costs.

•	In August 2012, unionized workers of Hyundai Motor Company went on a series of partial strikes demanding a higher bonus increase and the end of overnight shifts.

•	In August 2013, unionized workers at Hyundai Motor Company and Kia Motors Corporation went on partial strikes demanding higher wages.

•

In December 2013, unionized workers at the state owned Korea Railroad Corporation (“Korail”) went on strike against Korail’s plan to establish a separate company to operate a new bullet train line fearing that such plan would eventually lead to privatization of Korail and layoffs of existing workers.

•	In November 2014, unionized workers at Hyundai Heavy Industries went on a series of partial strikes demanding higher wages.

•

In April 2015, tens of thousands of members of the Korean Confederation of Trade Unions, which includes teacher and civil servant union groups, went on general strike demanding that the Government scrap its plans to reform the labor market and pension program for public workers.

Actions such as these by labor unions may hinder implementation of the labor reform measures and disrupt the Government’s plans to create a more flexible labor market. Although much effort is being expended to resolve labor disputes in a peaceful manner, there can be no assurance that further labor unrest will not occur in the future. Continued labor unrest in key industries of the Republic may have an adverse effect on the economy.

In 1997, the Korean Confederation of Trade Unions organized a political alliance, which led to the formation of the Democratic Labor Party in January 2000. The Democratic Labor Party merged with The New People’s Participation Party and changed its name to The Unified Progressive Party (“UPP”) in December 2011. In October 2012, the UPP split and seven UPP members of the National Assembly and their supporters formed a new party, the Progressive Justice Party, which changed its name to the Justice Party in July 2013. In December 2015, the Constitutional Court ordered the dissolution of the UPP and the removal of the party’s five lawmakers from the National Assembly for violating the Republic’s Constitution after certain of its members were convicted of trying to instigate an armed rebellion and supporting North Korea. In the legislative general election held on April 13, 2016, the Justice Party won six seats in the National Assembly, and the members-elect will begin their four-year terms on May 30, 2016.

The Financial System

Structure of the Financial Sector

The Republic’s financial sector includes the following categories of financial institutions:

•	The Bank of Korea;

•	banking institutions;

•	non-bank financial institutions; and

•	other financial entities, including:

•	financial investment companies;

•	credit guarantee institutions;

•	venture capital companies; and

•	miscellaneous others.

To increase transparency in financial transactions and enhance the integrity and efficiency of the financial markets, Korean law requires that financial institutions confirm that their clients use their real names when transacting business. To ease the liquidity crisis, the Government altered the real-name financial transactions system during 1998, to allow the sale or deposit of foreign currencies through domestic financial institutions and the purchase of certain bonds, including Government bonds, without identification. The Government also strengthened confidentiality protection for private financial transactions.

In July 2007, the Korean National Assembly passed the Financial Investment Services and Capital Markets Act or FSCMA, under which various industry-based capital markets regulatory systems currently were consolidated into a single regulatory system. The FSCMA, which became effective in February 2009, expands the scope of permitted investment-related financial products and activities through expansive definitions of financial instruments and function-based regulations that allow financial investment companies to offer a wider range of financial services, as well as strengthening investor protection and disclosure requirements. The Enforcement Decree of the FSCMA classifies the financial investment companies into a total of 86 categories depending on the types of (i) financial investment services, (ii) financial investment products, and (iii) investors.

Prior to the effective date of the Financial Investment Services and Capital Markets Act, separate laws regulated various types of financial institutions depending on the type of the financial institution (for example, securities companies, futures companies, trust business companies and asset management companies) and subjected financial institutions to different licensing and ongoing regulatory requirements (for example, under the Securities and Exchange Act, the Futures Business Act and the Indirect Investment Asset Management Business Act). By applying one uniform set of rules to financial businesses having the same economic function, the Financial Investment Services and Capital Markets Act attempts to improve and address issues caused by the previous regulatory system under which the same economic function relating to capital markets-related business were governed by multiple regulations. To this end, the Financial Investment Services and Capital Markets Act categorizes capital markets-related businesses into six different functions, as follows:

•	investment dealing (trading and underwriting of financial investment products);

•	investment brokerage (brokerage of financial investment products);

•	collective investment (establishment of collective investment schemes and the management thereof);

•	investment advice;

•	discretionary investment management; and

•	trusts (together with the five businesses set forth above, “Financial Investment Businesses”).

Accordingly, all financial businesses relating to financial investment products are reclassified as one or more of the Financial Investment Businesses described above, and financial institutions are subject to the regulations applicable to their relevant Financial Investment Businesses, irrespective of what type of financial institution it is. For example, under the Financial Investment Services and Capital Markets Act, derivative businesses conducted by securities companies and future companies will be subject to the same regulations under the Financial Investment Services and Capital Markets Act, at least in principle.

The banking business and the insurance business are not subject to the Financial Investment Services and Capital Markets Act and will continue to be regulated under separate laws; provided, however, that they are subject to the Financial Investment Services and Capital Markets Act if their activities involve any Financial Investment Businesses requiring a license based on the Financial Investment Services and Capital Markets Act.

Banking Industry

The banking industry comprises commercial banks and specialized banks. Commercial banks serve the general public and corporate sectors. They include nationwide banks, regional banks and branches of foreign banks. Regional banks provide services similar to nationwide banks, but operate in a geographically restricted region. Branches of foreign banks have operated in the Republic since 1967 but provide a relatively small proportion of the country’s banking services. As of December 31, 2015, there were six nationwide banks, six regional banks and 42 foreign banks with branches operating in the Republic.

Specialized banks meet the needs of specific sectors of the economy in accordance with Government policy; they are organized under, or chartered by, special laws. Specialized banks include:

•	The Korea Development Bank;

•	The Export-Import Bank of Korea;

•	The Industrial Bank of Korea;

•	National Federation of Fisheries Cooperatives; and

•	NH Bank.

The economic difficulties in 1997 and 1998 caused an increase in Korean banks’ non-performing assets and a decline in capital adequacy ratios of Korean banks. From 1998 through 2002, the Financial Services Commission amended banking regulations several times to adopt more stringent criteria for non-performing assets that more closely followed international standards. Non-performing assets are assets classified as doubtful or estimated loss under Korean banking regulations.

The following table sets out the total loans (including loans in Won and loans in foreign currencies) and non-performing assets of Korean banks.

	Total Loans	Non-Performing Assets(1)	Percentage of Total
	(trillions of won)		(percentage)
December 31, 2011	1,387.6	18.8	1.4
December 31, 2012	1,390.9	18.5	1.3
December 31, 2013	1,441.6	25.7	1.8
December 31, 2014	1,557.9	24.2	1.6
December 31, 2015	1,664.3	28.5	1.7

(1)	Assets classified as substandard or below.

Source: Financial Supervisory Service.

As of December 31, 2014, loans denominated in Won held by these banks increased by 8.0% to ￦1,255.8 trillion from ￦1,162.8 trillion as of December 31, 2013, primarily due to (i) an increase in household loans by 8.2% to ￦518.2 trillion as of December 31, 2014 from ￦479.0 trillion as of December 31, 2013, (ii) an increase in loans to small and medium-enterprises by 6.8% to ￦522.4 trillion as of December 31, 2014 from ￦489.0 trillion as of December 31, 2013 and (iii) an increase in loans to large corporations by 10.5% to ￦183.5 trillion as of December 31, 2014 from ￦166.1 trillion as of December 31, 2013. Based on preliminary data, as of December 31, 2015, loans denominated in Won held by these banks increased by 16.3% to ￦1,352.9 trillion from ￦1,162.8 trillion as of December 31, 2014, primarily due to (i) an increase in household loans by 8.6% to ￦562.8 trillion as of December 31, 2015 from ￦518.2 trillion as of December 31, 2014 and (ii) an increase in loans to small and medium-enterprises by 10.4% to ￦576.6 trillion as of December 31, 2015 from ￦522.4 trillion as of December 31, 2014.

In 2011, these banks posted an aggregate net profit of ￦11.8 trillion, compared to an aggregate net profit of ￦9.3 trillion in 2010, primarily due to decreased non-performing loans. In 2012, these banks posted an aggregate net profit of ￦8.7 trillion, compared to an aggregate net profit of ￦11.8 trillion in 2011, primarily due to a decrease in gain on sale of equity securities and an increase in impairment loss on available-for-sale securities. In 2013, these banks posted an aggregate net profit of ￦3.9 trillion, compared to an aggregate net profit of ￦8.7 trillion in 2012, primarily due to decreased net interest income and increased loan loss provisions. In 2014, these banks posted an aggregate net profit of ￦6.0 trillion, compared to an aggregate net profit of ￦3.9 trillion in 2013, primarily due to decreased loan loss provisions. Based on preliminary data, in 2015, these banks posted an aggregate net profit of ￦3.5 trillion, compared to an aggregate net profit of ￦6.0 trillion in 2014, primarily due to increased loan loss provisions.

Non-Bank Financial Institutions

Non-bank financial institutions include:

•	savings institutions, including trust accounts of banks, mutual savings banks, credit unions, mutual credit facilities, community credit cooperatives and postal savings;

•	life insurance institutions; and

•	credit card companies.

As of December 31, 2015, 79 mutual savings banks, 23 life insurance institutions, which includes joint venture life insurance institutions and wholly-owned subsidiaries of foreign life insurance companies, and eight credit card companies operated in the Republic.

Money Markets

In the Republic, the money markets consist of the call market and markets for a wide range of other short-term financial instruments, including treasury bills, monetary stabilization bonds, negotiable certificates of deposits, repurchase agreements and commercial paper.

Securities Markets

On January 27, 2005, the Korea Exchange was established pursuant to the now repealed Korea Securities and Futures Exchange Act by consolidating the Korea Stock Exchange, the Korea Futures Exchange, the KOSDAQ Stock Market, Inc., or the KOSDAQ, and the KOSDAQ Committee of the Korea Securities Dealers Association, which had formerly managed the KOSDAQ. There are three major markets operated by the Korea Exchange: the KRX KOSPI Market, the KRX KOSDAQ Market, and the KRX Derivatives Market. The Korea Exchange has two trading floors located in Seoul, one for the KRX KOSPI Market and one for the KRX KOSDAQ Market, and one trading floor in Busan for the KRX Derivatives Market. The Korea Exchange is a joint stock company with limited liability, the shares of which are held by (i) financial investment companies that were formerly members of the Korea Futures Exchange or the Korea Stock Exchange and (ii) the stockholders of the KOSDAQ. Currently, the Korea Exchange is the only stock exchange in Korea and is operated by membership, having as its members Korean financial investment companies and some Korean branches of foreign financial investment companies.

The Korea Exchange publishes the Korea Composite Stock Price Index every ten seconds, which is an index of all equity securities listed on the Korea Exchange. The Korea Composite Stock Price Index is computed using the aggregate value method, whereby the market capitalizations of all listed companies are aggregated, subject to certain adjustments, and this aggregate is expressed as a percentage of the aggregate market capitalization of all listed companies as of the base date, January 4, 1980.

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

December 30, 2010	2,051.0
January 31, 2011	2,069.7
February 28, 2011	1,939.3
March 31, 2011	2,106.7
April 30, 2011	2,192.4
May 31, 2011	2,142.5
June 30, 2011	2,100.7
July 29, 2011	2,133.2
August 31, 2011	1,880.1
September 30, 2011	1,769.7
October 31, 2011	1,909.0
November 30, 2011	1,847.5
December 29, 2011	1,825.7
January 31, 2012	1,955.8
February 29, 2012	2,030.3
March 31, 2012	2,014.0
April 30, 2012	1,982.0
May 31, 2012	1,843.5
June 29, 2012	1,854.0
July 31, 2012	1,882.0
August 31, 2012	1,905.1
September 28, 2012	1,996.2
October 31, 2012	1,912.1
November 30, 2012	1,932.9
December 28, 2012	1,997.1
January 31, 2013	1,961.9
February 28, 2013	2,026.5
March 29, 2013	2,004.9
April 30, 2013	1,963.9
May 30, 2013	2,001.1
June 28, 2013	1,863.3
July 31, 2013	1,914.0
August 30, 2013	1,926.4

September 30, 2013	1,997.0
October 31, 2013	2,030.1
November 29, 2013	2,044.9
December 30, 2013	2,011.3
January 29, 2014	1,941.2
February 28, 2014	1,980.0
March 31, 2014	1,985.6
April 30, 2014	1,961.8
May 30, 2014	1,995.0
June 30, 2014	2,002.2
July 31, 2014	2,076.1
August 29, 2014	2,068.5
September 30, 2014	2,020.1
October 31, 2014	1,964.4
November 28, 2014	1,980.8
December 31, 2014	1,915.6
January 30, 2015	1,949.3
February 27, 2015	1,985.8
March 31, 2015	2,041.0
April 30, 2015	2,127.2
May 29, 2015	2,114.8
June 30, 2015	2,074.2
July 31, 2015	2,030.2
August 29, 2015	1,941.5
September 30, 2015	1,962.8
October 30, 2015	2,029.5
November 30, 2015	1,992.0
December 30, 2015	1,960.3
January 29, 2016	1,912.1
February 29, 2016	1,916.7
March 31, 2016	1,995.8
April 29, 2016	1,994.2
May 31, 2016	1,983.4

On December 27, 1997, the last day of trading in 1997, the index stood at 376.3, a sharp decline from 647.1 on September 30, 1997. The fall resulted from growing concerns about the Republic’s weakening financial and corporate sectors, the Republic’s falling foreign currency reserves, the sharp depreciation of the Won against the U.S. Dollar and other external factors, such as a sharp decline in stock prices in Hong Kong on October 24, 1997 and financial turmoil in Southeast Asian countries. The Korea Composite Stock Price Index recovered to reach 2,064.9 in late 2007 but since then the index declined. As liquidity and credit concerns and volatility in the global financial markets increased significantly since September 2008, there was a significant overall decline in the stock prices of Korean companies during the fourth quarter of 2008 and first half of 2009 and continuing volatility since then. The index was 1,982.7 on June 21, 2016.

Supervision System

The Office of Bank Supervision, the Securities Supervisory Board, the Insurance Supervisory Board and all other financial sector regulatory bodies merged in January 1999 to form the Financial Services Commission. The Financial Services Commission acts as the executive body over the Financial Supervisory Service. The Financial Services Commission reports to, but operates independently of, the Prime Minister’s office.

The Ministry of Strategy and Finance focuses on financial policy and foreign currency regulations. The Bank of Korea manages monetary policy focusing on price stabilization.

Deposit Insurance System

The Republic’s deposit insurance system insures amounts on deposit with banks, non-bank financial institutions, securities companies and life insurance companies.

Since January 2001, deposits at any single financial institution are insured only up to ￦50 million per person regardless of the amount deposited.

The Government excluded certain deposits, such as repurchase agreements, from the insurance scheme, expanded the definition of unsound financial institutions to which the insurance scheme would apply and gradually increased the insurance premiums payable by insured financial institutions.

Monetary Policy

The Bank of Korea

The Bank of Korea was established in 1950 as Korea’s central bank and the country’s sole currency issuing bank. A seven-member Monetary Policy Committee, chaired by the Governor of The Bank of Korea, formulates and controls monetary and credit policies.

Inflation targeting is the basic system of operation for Korean monetary policy. The consumer price index is used as The Bank of Korea’s target indicator. To achieve its established inflation target, the Monetary Policy Committee of The Bank of Korea determines and announces the “Bank of Korea Base Rate,” the reference rate applied in transactions such as repurchase agreements between The Bank of Korea and its financial institution counterparts. The Bank of Korea uses open market operations as its primary instrument to keep the call rate in line with the Monetary Policy Committee’s target rate. In addition, The Bank of Korea is able to establish policies regarding its lending to banks in Korea and their reserve requirements.

Interest Rates

On July 12, 2007, The Bank of Korea raised the policy rate to 4.75% from 4.5%, and raised it further to 5.0% on August 9, 2007. The rationale for this change was the concern that the ample market liquidity might put upside pressure on inflation in the medium to long term as the economic upswing continued. On August 7, 2008, The Bank of Korea raised the policy rate to 5.25% from 5.0%, taking the view that inflation in consumer prices had picked up its pace, due to the direct and indirect effects of high oil prices, at a time when domestic economic activity had slackened. On October 9, 2008, The Bank of Korea cut its policy rate to 5.0% from 5.25%, and continued to lower it further to 4.25% on October 27, 2008, 4.0% on November 7, 2008, 3.0% on December 11, 2008, 2.5% on January 9, 2009 and 2.0% on February 12, 2009, in order to address financial market instability and to help combat the slowdown of the domestic economy. On July 9, 2010, The Bank of Korea raised the policy rate to 2.25% from 2.0%, which was further raised to 2.5% on November 16, 2010, in response to signs of inflationary pressures and the continued growth of domestic economy. On January 13, 2011, The Bank of Korea raised the policy rate to 2.75%, which was further increased to 3.0% on March 10, 2011 and to 3.25% on June 10, 2011, in response to inflationary pressures driven mainly by rises in the prices of petroleum products and farm products. The Bank of Korea lowered its policy rate to 3.0% from 3.25% on July 12, 2012, which was further lowered to 2.75% on October 11, 2012, 2.5% on May 9, 2013, 2.25% on August 14, 2014, 2.0% on October 15, 2014, 1.75% on March 12, 2015, 1.5% on June 11, 2015 and 1.25% on June 9, 2016, in order to address the sluggishness of the global and domestic economy.

With the deregulation of interest rates on banks’ demand deposits on February 2, 2004, The Bank of Korea completed the interest rate deregulation based upon the “Four-Stage Interest Rate Liberalization Plan” announced in 1991. The prohibition on the payment of interest on ordinary checking accounts was, however, maintained.

Money Supply

The following table shows the volume of the Republic’s money supply:

	December 31,
	2011	2012	2013	2014	2015
	(billions of Won)
Money Supply (M1) (1)	442,077.5	470,010.6	515,643.4	585,822.6	708,452.9
Quasi-money (2)	1,309,380.9	1,365,631.0	1,405,151.6	1,491,411.4	1,538,922.1
Money Supply (M2) (3)	1,751,458.4	1,835,641.6	1,920,795.0	2,077,234.0	2,247,375.0
Percentage Increase Over Previous Year	5.5%	4.8%	4.6%	8.1%	8.2%

(1)	Consists of currency in circulation and demand and instant access savings deposits at financial institutions.
(2)	Includes time and installment savings deposits, marketable instruments, yield-based dividend instruments and financial debentures, excluding financial instruments with a maturity of more than two years.
(3)	Money Supply (M2) is the sum of Money Supply (M1) and quasi-money.

Source: The Bank of Korea.

Exchange Controls

Authorized foreign exchange banks, as registered with the Ministry of Strategy and Finance, handle foreign exchange transactions. The ministry has designated other types of financial institutions to handle foreign exchange transactions on a limited basis.

Korean laws and regulations generally require a report to either the Ministry of Strategy and Finance, The Bank of Korea or authorized foreign exchange banks, as applicable, for issuances of international bonds and other instruments, overseas investments and certain other transactions involving foreign exchange payments.

In 1994 and 1995, the Government relaxed regulations of foreign exchange position ceilings and foreign exchange transaction documentation and created free Won accounts which may be opened by non-residents at Korean foreign exchange banks. The Won funds deposited into the free Won accounts may be converted into foreign currencies and remitted outside Korea without any governmental approval. In December 1996, after joining the OECD, the Republic freed the repatriation of investment funds, dividends and profits, as well as loan repayments and interest payments. The Government continues to reduce exchange controls in response to changes in the world economy, including the new trade regime under the WTO, anticipating that such foreign exchange reform will improve the Republic’s competitiveness and encourage strategic alliances between domestic and foreign entities.

In September 1998, the National Assembly passed the Foreign Exchange Transactions Act, which became effective in April 1999 and has subsequently been amended numerous times. In principle, most currency and capital transactions, including, among others, the following transactions, have been liberalized:

•	the investment in real property located overseas by Korean companies and financial institutions;

•	the establishment of overseas branches and subsidiaries by Korean companies and financial institutions;

•	the investment by non-residents in deposits and trust products having more than one year maturities; and

•	the issuance of debentures by non-residents in the Korean market.

To minimize the adverse effects from further opening of the Korean capital markets, the Ministry of Strategy and Finance is authorized to introduce a variable deposit requirement system to restrict the influx of short-term speculative funds.

The Government has also embarked on a second set of liberalization initiatives starting in January 2001, under which ceilings on international payments for Korean residents have been eliminated, including overseas travel expenses, overseas inheritance remittances and emigration expenses. Overseas deposits, trusts, acquisitions of foreign securities and other foreign capital transactions made by residents and the making of deposits in Korean currency by non-residents have also been liberalized. In line with the foregoing liberalization, measures will also be adopted to curb illegal foreign exchange transactions and to stabilize the foreign exchange market.

Effective as of January 1, 2006, the Government liberalized the regulations governing “capital transactions.” The regulations provide that no regulatory approvals are required for any capital transactions. The capital transactions previously subject to approval requirements are now subject only to reporting requirements.

In January 2010, the Financial Supervisory Services released FX Derivative Transactions Risk Management Guideline to prevent over-hedging of foreign exchange risk by corporate investors. According to the guideline as amended in July 2010, if a corporate investor, other than a financial institution or a public enterprise, wishes to enter into a foreign exchange forward, option or swap agreement with a bank, the bank is required to verify whether the corporate investor’s assets, liabilities or contracts face foreign exchange risks that could be mitigated by a foreign exchange forward, option or swap agreement. In addition, the bank is required to ensure that the corporate investor’s risk hedge ratio, which is the ratio of the aggregate notional amount to the aggregate amount of risk, does not exceed 100%.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. as of the dates indicated:

Won/U.S. Dollar Exchange Rate
December 31, 2010	1,138.9
January 31, 2011	1,114.3
February 28, 2011	1,127.9
March 31, 2011	1,107.2
April 29, 2011	1,072.3
May 31, 2011	1,080.6
June 30, 2011	1,078.1
July 29, 2011	1,052.6
August 31, 2011	1,071.7
September 30, 2011	1,179.5
October 31, 2011	1,104.5
November 30, 2011	1,150.3
December 30, 2011	1,153.3
January 31, 2012	1,125.0
February 29, 2012	1,126.5
March 30, 2012	1,137.8
April 30, 2012	1,134.2
May 31, 2012	1,177.8
June 29, 2012	1,153.8
July 31, 2012	1,136.2
August 31, 2012	1,134.6
September 28, 2012	1,118.6
October 31, 2012	1,094.1
November 30, 2012	1,084.7
December 31, 2012	1,071.1
January 31, 2013	1,082.7
February 28, 2013	1,085.4
March 29, 2013	1,112.1
April 30, 2013	1,108.1
May 31, 2013	1,128.3
June 28, 2013	1,149.7
July 31, 2013	1,113.6
August 31, 2013	1,110.9

Won/U.S. Dollar Exchange Rate
September 30, 2013	1,075.6
October 31, 2013	1,061.4
November 29, 2013	1,062.1
December 31, 2013	1,055.3
January 29, 2014	1,079.2
February 28, 2014	1,067.7
March 31, 2014	1,068.8
April 30, 2014	1,031.7
May 30, 2014	1,021.6
June 30, 2014	1,014.4
July 31, 2014	1,024.3
August 29, 2014	1,013.6
September 30, 2014	1,050.6
October 31, 2014	1,054.0
November 28, 2014	1,101.1
December 31, 2014	1,099.2
January 30, 2015	1,090.8
February 27, 2015	1,099.2
March 31, 2015	1,105.0
April 30, 2015	1,068.1
May 29, 2015	1,108.0
June 30, 2015	1,124.1
July 31, 2015	1,166.3
August 31, 2015	1,176.3
September 30, 2015	1,194.5
October 30, 2015	1,142.3
November 30, 2015	1,150.4
December 31, 2015	1,172.0
January 29, 2016	1,208.4
February 29, 2016	1,235.4
March 31, 2016	1,153.5
April 29	1,143.9
May 31, 2016	1,190.6

Prior to November 1997, the Government had permitted exchange rates to float within a daily range of 2.25%. In response to the substantial downward pressures on the Won caused by the Republic’s economic difficulties in late 1997, in November 1997, the Government expanded the range of permitted daily exchange rate fluctuations to 10%. The Government eliminated the daily exchange rate band in December 1997, and the Won now floats according to market forces. The value of the Won relative to the U.S. dollar depreciated from ￦888.1 to US$1.00 on June 30, 1997 to ￦1,964.8 to US$1.00 on December 24, 1997. Due to improved economic conditions and increases in trade surplus, the Won has generally appreciated against the U.S. dollar, although the trend reversed in March 2008. During the period from January 2, 2008 through April 16, 2009, the value of the Won relative to the U.S. dollar declined by approximately 29.9%, due primarily to adverse economic conditions resulting from liquidity and credit concerns and volatility in the global credit and financial markets and repatriations by foreign investors of their investments in the Korean stock market. The market average exchange rate was ￦1,163.2 to US$1.00 on June 21, 2016.

Balance of Payments and Foreign Trade

Balance of Payments

Balance of payments figures measure the relative flow of goods, services and capital into and out of the country as represented in the current balance and the capital balance. The current balance tracks a country’s trade in goods and services and transfer payments and measures whether a country is living within its income from trading and investments. The capital balance covers all transactions involving the transfer of capital into and out of the country, including loans and investments. The overall balance represents the sum of the current and capital balances. An overall balance surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. An overall balance deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency. The financial account mirrors the overall balance. If the overall balance is positive, the surplus, which represents the nation’s savings, finances the overall deficit of the country’s trading partners. Accordingly, the financial account will indicate cash outflows equal to the overall surplus. If, however, the overall balance is negative, the nation has an international deficit which must be financed. Accordingly, the financial account will indicate cash inflows equal to the overall deficit.

The following table sets out certain information with respect to the Republic’s balance of payments:

Balance of Payments(1)

Classification	2011	2012	2013	2014	2015 (4)
	(millions of dollars)
Current Account	18,655.8	50,835.0	81,148.2	84,373.0	105,955.1
Goods	29,089.9	49,406.0	82,781.0	88,885.4	120,374.1
Exports (2)	587,099.7	603,509.2	618,156.9	613,020.6	548,933.3
Imports (2)	558,009.8	554,103.2	535,375.9	524,135.2	428,559.2
Services	(12,279.1)	(5,213.6)	(6,499.2)	(3,678.5)	(15,707.9)
Income	6,560.6	12,116.7	9,055.7	4,150.8	5,901.8
Current Transfers	(4,715.6)	(5,474.1)	(4,189.3)	(4,984.7)	(4,612.9)
Capital and Financial Account	(24,203.8)	51,540.7	80,077.6	89,325.1	109,562.1
Capital Account	(112.0)	(41.7)	(27.0)	(8.9)	(64.7)
Financial Account (3)	24,315.8	51,582.4	80,104.6	89,334.0	109,626.8
Net Errors and Omissions	5,772.0	789.1	(1,016.6)	4,969.9	3,736.4

(1)	Figures are prepared based on the sixth edition of Balance of Payment Manual, or BPM6, published by International Monetary Fund in December 2010 and implemented by the Government in December 2013.
(2)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(3)	Includes borrowings from the IMF, syndicated bank loans and short-term borrowings.
(4)	Preliminary.

Source: The Bank of Korea.

The Republic recorded a current account surplus of approximately US$84.4 billion in 2014. The current account surplus in 2014 increased from the current account surplus of US$81.1 billion in 2013, primarily due to an increase in surplus from the goods account. Based on preliminary data, the Republic recorded a current account surplus of approximately US$106.0 billion in 2015. The current account surplus in 2015 increased from the current account surplus of US$84.4 billion in 2014, primarily due to an increase in surplus from the goods account which more than offset an increase in deficit from the services account. Based on preliminary data, the Republic recorded a current account surplus of approximately US$24.1 billion in the first quarter of 2016. The current account surplus in the first quarter of 2016 increased from the current account surplus of US$22.4 billion in the corresponding period of 2015, primarily due to an increase in surplus from the goods account.

Foreign Direct Investment

Since 1960, the Government has adopted a broad range of related laws, administrative rules and regulations, providing a framework for the conduct and regulation of foreign investment activities. In September 1998, the Government promulgated the Foreign Investment Promotion Act, or the FIPA, which replaced previous foreign direct investment related laws, rules and regulations, to promote inbound foreign investments by providing incentives to, and facilitating investment activities in the Republic by, foreign nationals. The FIPA prescribes, among others, procedural requirements for inbound foreign investments, incentives for foreign investments such as tax reductions, and requirements relating to designation and development of foreign investment target regions. The Government believes that providing a stable and receptive environment for foreign direct investment will accelerate the inflow of foreign capital, technology and management techniques.

The following table sets forth information regarding annual foreign direct investment in the Republic for the periods indicated.

Foreign Direct Investment

	2011	2012	2013	2014	2015
	(billions of dollars)
Contracted and Reported Investment
Greenfield Investment(1)	11.7	12.5	9.6	11.0	14.1
Merger & Acquisition	2.0	3.8	5.0	8.0	6.8

Total	13.7	16.3	14.5	19.0	20.9

Actual Investment	6.6	10.7	9.8	12.1	16.3	(2)

(1)	Includes building new factories and operational facilities.
(2)	Preliminary.

Source: Ministry of Trade, Industry and Energy

In 2015, the contracted and reported amount of foreign direct investment in the Republic increased to US$20.9 billion from US$19.0 billion in 2014, primarily due to an increase in foreign investment in the service sector to US$14.7 billion in 2015 from US$11.2 billion in 2014 which more than offset a decrease in foreign investment in the manufacturing sector to US$4.6 billion in 2015 from US$7.6 billion in 2014.

The following table sets forth information regarding the source of foreign direct investment by region and country for the periods indicated:

Foreign Direct Investment by Region and Country

	2011	2012	2013	2014	2015
	(billions of dollars)
North America
U.S.A	2.4	3.7	3.5	3.6	5.5
Others	1.3	0.7	1.1	1.4	2.9

	3.7	4.4	4.6	5.0	8.4
Asia
Japan	2.3	4.5	2.7	2.5	1.7
Hong Kong	0.6	1.7	1.0	1.1	1.5
Singapore	0.6	1.4	0.4	1.7	2.5
China	0.7	0.7	0.5	1.2	2.0
Others	0.2	0.5	0.4	0.3	0.7

	4.4	8.8	5.0	6.8	8.4
European Union
England	0.9	0.4	0.1	0.4	0.3
Netherlands	1.0	0.6	0.6	2.4	0.5
Germany	1.5	0.4	0.4	0.2	0.5
France	0.2	0.2	0.5	0.2	0.1
Luxembourg	0.1	0.2	0.7	1.9	0.2
Others	1.7	1.2	2.6	1.6	1.1

	5.4	3.0	4.9	6.7	2.7
Others regions and countries	0.2	0.1	0.0	0.5	1.4

Total	13.7	16.3	14.5	19.0	20.9

Source: Ministry of Trade, Industry and Energy

Trade Balance

Trade balance figures measure the difference between a country’s exports and imports. If exports exceed imports the country has a trade balance surplus while if imports exceed exports the country has a deficit. A deficit, indicating that a country’s receipts from abroad fall short of its payments to foreigners, must be financed, rendering the country a debtor nation. A surplus, indicating that a country’s receipts exceed its payments to foreigners, allows the country to finance its trading partners’ net deficit to the extent of the surplus, rendering the country a creditor nation.

The following table summarizes the Republic’s trade balance for the periods indicated:

Trade Balance

	Exports(1)	As % of GDP(2)	Imports(3)	As % of GDP(2)	Balance of Trade	Exports as % of Imports
	(billions of dollars, except percentages)
2011	555.2	46.9%	524.4	44.3%	30.8	105.8
2012	547.9	46.0%	519.6	43.6%	28.3	105.4
2013	559.6	44.4%	515.6	40.9%	44.0	108.5
2014	572.7	44.1%	525.5	40.5%	47.2	109.0
2015(4)	526.9	42.2%	436.6	35.0%	90.3	120.7

(1)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(2)	At chained 2010 year prices.
(3)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(4)	Preliminary.

Source: The Bank of Korea; Korea Customs Service.

The Republic, due to its lack of natural resources, relies on extensive trading activity for growth. The country meets virtually all domestic requirements for petroleum, wood and rubber with imports, as well as much of its coal and iron needs. Exports consistently represent a high percentage of GDP and, accordingly, the international economic environment is of crucial importance to the Republic’s economy.

The following tables give information regarding the Republic’s exports and imports by major commodity groups:

Exports by Major Commodity Groups (C.I.F.)(1)

	2011	As % of 2011 Total	2012	As % of 2012 Total	2013	As % of 2013 Total	2014	As % of 2014 Total	2015(2)	As % of 2015 Total(2)
	(billions of dollars, except percentages)
Foods & Consumer Goods	6.5	1.2	6.8	1.2	6.7	1.1	7.0	1.2	6.8	1.3
Raw Materials and Fuels	61.7	11.1	65.4	11.9	61.2	10.9	59.2	10.3	39.5	7.5
Petroleum & Derivatives	52.0	9.4	56.6	10.3	53.2	9.5	51.2	8.9	32.4	6.1
Others	9.7	1.7	8.8	1.6	8.0	1.4	8.0	1.4	7.1	1.3
Light Industrial Products	38.9	7.0	40.5	7.4	39.0	6.9	38.6	6.7	35.4	6.7
Heavy & Chemical Industrial Products	448.0	80.7	435.2	79.3	452.8	77.8	467.9	81.7	445.1	84.5
Electronic & Electronic Products	156.9	28.3	156.0	28.5	171.2	30.6	174.4	30.5	170.5	32.4
Chemicals & Chemical Products	59.1	10.6	59.6	10.9	64.4	11.5	65.6	11.5	55.9	10.6
Metal Goods	48.6	8.8	47.2	8.6	43.6	7.8	47.5	8.3	41.4	7.9
Machinery & Precision Equipment	54.5	9.8	55.7	10.2	55.3	9.9	57.9	10.1	57.4	10.9
Transport Equipment	124.7	22.5	112.1	20.5	113.1	20.2	116.5	20.3	112.8	21.4
Passenger Cars	40.9	7.4	42.4	7.7	44.3	7.9	44.8	7.8	41.8	7.9
Ship & Boat	54.6	9.8	38.2	7.0	36.2	6.5	38.7	6.8	38.8	7.4
Others	29.2	5.3	31.5	5.7	32.6	5.8	33.0	5.8	32.2	6.1
Others	4.2	0.8	4.6	0.8	5.2	0.9	6.0	1.0	7.1	1.3

Total	555.2	100.0	547.9	100.0	559.6	100.0	572.7	100.0	526.9	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary

Source: The Bank of Korea; Korea Customs Service.

Imports by Major Commodity Groups (C.I.F.)(1)

	2011	As % of 2011 Total	2012	As % of 2012 Total	2013	As % of 2013 Total	2014	As % of 2014 Total	2015(2)	As % of 2015 Total(2)
	(billions of dollars, except percentages)
Industrial Materials and Fuels	324.8	61.9	325.1	62.6	313.8	60.9	311.2	59.2	219.1	50.2
Crude Petroleum	100.8	19.2	108.3	20.8	99.4	19.3	94.9	18.1	55.1	12.6
Mineral	31.1	5.9	28.3	5.4	24.7	4.8	24.6	4.7	17.6	4.0
Chemicals	44.2	8.4	43.8	8.4	43.2	8.4	43.9	8.4	39.6	9.1
Iron & Steel Products	30.4	5.8	26.4	5.1	24.6	4.8	27.0	5.1	21.2	4.9
Non-ferrous Metal	15.1	2.9	12.6	2.4	12.5	2.4	12.8	2.4	11.6	2.7
Others	103.2	19.7	105.7	20.3	109.4	21.2	108.0	20.5	74.0	16.9
Capital Goods	146.5	27.9	140.3	27.0	144.2	28.0	149.0	28.3	150.8	34.5
Machinery & Precision Equipment	50.5	9.6	49.8	9.6	50.1	9.7	50.8	9.7	49.1	11.2
Electric & Electronic Machines	80.1	15.3	76.3	14.7	80.9	15.7	84.5	16.1	87.5	20.0
Transport Equipment	13.9	2.7	12.1	2.3	11.3	2.2	11.6	2.2	12.4	2.8
Others	2.0	0.4	2.1	0.4	1.9	0.4	2.1	0.4	1.8	0.4
Consumer Goods	53.1	10.1	54.2	10.4	58.2	11.3	65.3	12.4	66.7	15.3
Cereals	7.5	1.4	7.9	1.5	8.5	1.6	7.9	1.5	6.9	1.6
Goods for Direct Consumption	15.0	2.9	14.3	2.8	14.5	2.8	16.7	3.2	17.1	3.9
Consumer Durable Goods	18.6	3.5	19.4	3.7	21.0	4.1	24.7	4.7	26.6	6.1
Consumer Nondurable Goods	12.1	2.3	12.6	2.4	14.3	2.8	16.0	3.0	16.1	3.7

Total	524.4	100.0	519.6	100.0	515.6	100.0	525.5	100.0	436.6	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary.

Source: The Bank of Korea; Korea Customs Service.

In 2011, the Republic recorded a trade surplus of US$30.8 billion. Exports increased by 19.0% to US$555.2 billion in 2011 from US$466.4 billion in 2010, primarily due to increased demand for mobile phones, consumer electronics products and automobiles from China and the emerging markets. Imports increased by 23.3% to US$524.4 billion in 2011 from US$425.2 billion in 2010, primarily due to an increase in oil and raw material prices.

In 2012, the Republic recorded a trade surplus of US$28.3 billion. Exports decreased by 1.3% to US$547.9 billion in 2012 from US$555.2 billion in 2011, primarily due to adverse economic conditions in European countries. Imports decreased by 0.9% to US$519.6 billion in 2012 from US$524.4 billion in 2011, primarily due to decreased investment spending.

In 2013, the Republic recorded a trade surplus of US$44.1 billion. Exports increased by 2.1% to US$559.7 billion in 2013 from US$547.9 billion in 2012, primarily due to increased demand for wireless communication devices, semiconductors and other information technology related products from the United States, China and the Southeast Asian nations. Imports decreased by 0.8% to US$515.6 billion in 2013 from US$519.6 billion in 2012, primarily due to decreased imports of oil, iron and steel.

Based on preliminary data, the Republic recorded a trade surplus of US$47.2 billion in 2014. Exports increased by 2.3% to US$572.7 billion in 2014 from US$559.6 billion in 2013, primarily due to increased demand for semiconductors, wireless communication devices, iron and steel from the United States, the EU and the Southeast Asian nations. Imports increased by 1.9% to US$525.5 billion in 2014 from US$515.6 billion in 2013, primarily due to increased imports of cars, components for wireless communication devices and beef.

Based on preliminary data, the Republic recorded a trade surplus of US$90.3 billion in 2015. Exports decreased by 8.7% to US$526.9 billion in 2015 from US$572.7 billion in 2014, primarily due to adverse global economic conditions. Imports decreased by 20.4% to US$436.6 billion in 2015 from US$525.5 billion of imports in 2014, primarily due to a decrease in oil prices, which also decreased unit prices of major raw materials. Based on preliminary data, the Republic recorded a trade surplus of US$22.0 billion in the first quarter of 2016. Exports decreased by 13.3% to US$115.6 billion and imports decreased by 16.3% to US$93.6 billion from US$133.4 billion of exports and US$111.8 billion of imports, respectively, in the corresponding period of 2015.

The following table sets forth the Republic’s exports trading partners:

Exports

	2011	As % of 2011 Total	2012	As % of 2012 Total	2013	As % of 2013 Total	2014	As % of 2014 Total	2015(1)	As % of 2015 Total(1)
	(millions of dollars, except percentages)
China	134,185.0	24.2	134,322.6	24.5	145,869.5	26.1	145,287.7	25.4	137,123.9	26.0
United States	56,207.7	10.1	58,524.6	10.7	62,052.5	11.1	70,284.9	12.3	69,832.1	13.3
Japan	39,679.7	7.1	38,796.1	7.1	34,662.3	6.2	32,183.8	5.6	25,576.5	4.9
Hong Kong	30,968.4	5.6	32,606.2	6.0	27,756.3	5.0	27,256.4	4.8	30,418.2	5.8
Singapore	20,839.0	3.8	22,887.9	4.2	22,289.0	4.0	23,749.9	4.1	15,011.2	2.8
Vietnam	13,464.9	2.4	15,946.0	2.9	21,087.6	3.8	22,351.7	3.9	27,770.8	5.3
Taiwan	18,206.0	3.3	14,814.9	2.7	15,699.1	2.8	15,077.4	2.6	12,004.3	2.3
India	12,654.1	2.3	11,922.0	2.2	11,375.8	2.0	12,782.5	2.2	12,029.6	2.3
Indonesia	13,564.5	2.4	13,955.0	2.5	11,568.2	2.1	11,360.7	2.0	7,872.4	1.5
Mexico	9,729.1	1.8	9,042.4	1.7	9,727.4	1.7	10,846.0	1.9	10,891.9	2.1
Australia	8,163.8	1.5	9,250.5	1.7	9,563.1	1.7	10,282.5	1.8	10,830.6	2.1
Russia	10,304.9	1.9	11,097.1	2.0	11,149.1	2.0	10,129.2	1.8	4,685.7	0.9
Germany	9,500.9	1.7	7,509.7	1.4	7,907.9	1.4	7,570.9	1.3	6,220.2	1.2
Others (2)	177,745.7	32.0	167,194.8	30.5	168,924.6	30.2	173,501.0	30.3	156,489.1	29.7

Total	555,213.7	100.0	547,869.8	100.0	559,632.4	100.0	572,664.6	100.0	526,756.5	100.0

(1)	Preliminary
(2)	Includes more than 200 countries and regions.

Source: The Bank of Korea; Korea Customs Service.

The following table sets forth the Republic’s imports trading partners:

Imports

	2011	As % of 2011 Total	2012	As % of 2012 Total	2013	As % of 2013 Total	2014	As % of 2014 Total	2015(1)	As % of 2015 Total(1)
	(millions of dollars, except percentages)
China	86,432.2	16.5	80,784.6	15.5	83,052.9	16.1	90,082.2	17.1	90,250.3	20.7
Japan	68,320.2	13.0	64,363.1	12.4	60,029.4	11.6	53,768.3	10.2	45,853.8	10.5
United States	44,569.0	8.5	43,341.0	8.3	41,511.9	8.1	45,283.3	8.6	44,024.4	10.1
Saudi Arabia	36,972.6	7.1	39,707.1	7.6	37,665.2	7.3	36,694.5	7.0	19,561.5	4.5
Qatar	20,749.4	4.0	25,504.7	4.9	25,873.8	5.0	25,723.1	4.9	16,474.8	3.8
Australia	26,316.3	5.0	22,987.9	4.4	20,784.6	4.0	20,413.0	3.9	16,437.8	3.8
Germany	16,962.6	3.2	17,645.4	3.4	19,336.0	3.8	21,298.8	4.0	20,956.5	4.8
Kuwait	16,959.6	3.2	18,297.1	3.5	18,725.1	3.6	16,892.0	3.2	8,973.4	2.1
Taiwan	14,693.6	2.8	14,012.0	2.7	14,632.6	2.8	15,689.8	3.0	16,653.9	3.8
United Arab Emirates	14,759.4	2.8	15,115.3	2.9	18,122.9	3.5	16,194.3	3.1	8,614.7	2.0
Indonesia	17,216.4	3.3	15,676.3	3.0	13,190.0	2.6	12,266.3	2.3	8,850.4	2.0
Malaysia	10,467.8	2.0	9,796.4	1.9	11,095.8	2.2	11,097.9	2.1	8,609.4	2.0
Others (2)	149,994.0	28.6	152,353.6	29.3	151,565.3	29.4	160,111.0	30.5	131,238.1	30.1

Total	524,413.1	100.0	519,584.5	100.0	515,585.5	100.0	525,514.5	100.0	436,499.0	100.0

(1)	Preliminary
(2)	Includes more than 200 countries and regions.

Source: The Bank of Korea; Korea Customs Service.

In the past, the outbreak of severe health epidemics in Korea and various parts of the world increased uncertainty about prospects for international trade and economic growth for affected countries, as well as world economic prospects in general. In response to these outbreaks, the Government issued advisories on disease prevention and conducted special monitoring. In May 2015, an outbreak of Middle East Respiratory Syndrome, or MERS, resulted in the death of over 30 people and the quarantine of thousands. The Government continued to cooperate with regional and international efforts to develop and implement additional measures to contain and prevent MERS and other diseases. Another outbreak of MERS or similar incidents in the future may have an adverse effect on Korean and world economies and on international trade.

In recent years, the value of the Won relative to the U.S. dollar and Japanese Yen has fluctuated widely. An appreciation of the Won against the U.S. dollar and Japanese Yen increases the Won value of the Republic’s export sales and diminishes the price-competitiveness of export goods in foreign markets in U.S. dollar and Japanese Yen terms, respectively. However, it also decreases the cost of imported raw materials in Won terms and the cost in Won of servicing the Republic’s U.S. dollar and Japanese Yen denominated debt. In general, when the Won appreciates, export dependent sectors of the Korean economy, including automobiles, electronics and shipbuilding, suffer from the resulting pressure on the price-competitiveness of export goods, which may lead to reduced profit margins and loss in market share, more than offsetting a decrease in the cost of imported raw materials. If the Won continues to appreciate, the export dependent sectors of the Korean economy may suffer reduced profit margins or a net loss, which could result in a material adverse effect on the Korean economy.

Since the Government announced its plans to pursue free trade agreements, or FTAs, in 2003, the Republic has signed FTAs with key trading partners. The Republic has had bilateral FTAs in effect with Chile since 2004, Singapore since 2006, India since 2010, Peru since 2011, the United States since 2012, Turkey since 2013, Australia since 2014, Canada since January 2015 and China, New Zealand and Vietnam since December 2015. The Republic has also signed bilateral FTAs with Columbia and Turkey, which have yet to come into effect, and is currently in negotiations with a number of other key trading partners, including Indonesia and Japan. In addition, the Republic has had regional FTAs in effect with the European Free Trade Association since 2006, Association of Southeast Asian Nations since 2009 and the European Union since 2011.

Non-Commodities Trade Balance

The Republic had a non-commodities trade deficit of US$10.4 billion in 2011, a non-commodities trade surplus of US$1.4 billion in 2012, a non-commodities trade deficit of US$1.6 billion in 2013 and a non-commodities trade deficit of US$3.5 billion in 2014. Based on preliminary data, the Republic had a non-commodities trade deficit of US$14.4 billion in 2015.

Foreign Currency Reserves

The foreign currency reserves are external assets that are readily available to and controlled by monetary authorities for meeting balance of payments financing needs and for other related purposes. The following table shows the Republic’s total official foreign currency reserves:

Total Official Reserves

	December 31,
	2011	2012	2013	2014	2015
	(millions of dollars)
Gold (1)	$2,166.6	$3,761.4	$4,794.5	$4,794.7	$4,794.7
Foreign Exchange (2)	298,232.9	316,897.7	335,647.5	353,600.5	358,513.8

Total Gold and Foreign Exchange	300,399.5	320,659.1	340,442.0	358,395.2	363,308.5

Reserve Position at IMF	2,556.2	2,783.6	2,527.7	1,917.1	1,411.8
Special Drawing Rights	3,446.7	3,525.6	3,489.9	3,280.5	3,241.4

Total Official Reserves	$306,402.5	$326,968.4	$346,459.6	$363,592.7	$367,961.9

(1)	For this purpose, domestically-owned gold is valued at US$42.22 per troy ounce (31.1035 grams) and gold deposited overseas is calculated at cost of purchase.
(2)	More than 95% of the Republic’s foreign currency reserves are comprised of convertible foreign currencies.

Source: The Bank of Korea; International Monetary Fund

The Government’s foreign currency reserves increased to US$262.2 billion as of December 31, 2007 from US$8.9 billion as of December 31, 1997, primarily due to continued balance of trade surpluses and capital inflows. In 2008, the Government’s foreign currency reserves decreased, falling to US$201.2 billion as of December 31, 2008, partially as a result of the Government’s use of the foreign currency reserve to provide foreign currency liquidity to Korean financial institutions. The Government’s foreign currency reserves increased to US$306.4 billion as of December 31, 2011, US$327.0 billion as of December 31, 2012, US$346.5 billion as of December 31, 2013, US$363.6 billion as of December 31, 2014 and US$368.0 billion as of December 31, 2015, primarily due to continued trade surpluses and capital inflows. The amount of the Government’s foreign currency reserve was US$370.9 billion as of May 31, 2016.

Government Finance

The Ministry of Strategy and Finance prepares the Government budget and administers the Government’s finances.

The Government’s fiscal year commences on January 1. The Government must submit the budget, which is drafted by the Minister of Strategy and Finance and approved by the President of the Republic, to the National Assembly not later than 90 days prior to the start of the fiscal year and may submit supplementary budgets revising the original budget at any time during the fiscal year.

2014 budgeted revenues increased by 3.7% to ￦338.9 trillion from ￦326.9 trillion in 2013, led by an increase in budgeted tax revenues (including revenues from income tax and value added tax). 2014 budgeted expenditures and net lending increased by 3.3% to ￦325.4 trillion from ￦315.1 trillion in 2013, led by increases in budgeted expenditures on social security, public assistance, childcare and welfare services for senior citizens. The 2014 budget anticipated a ￦13.5 billion budget surplus.

2015 budgeted revenues increased by 3.6% to ￦351.1 trillion from ￦338.9 trillion in 2014, led by an increase in budgeted tax revenues (including revenues from income tax, value added tax and social security contributions). 2015 budgeted expenditures and net lending increased by 5.8% to ￦344.2 trillion from ￦325.4 trillion in 2014, led by increases in budgeted expenditures on economic growth, social security, public assistance, military services and welfare services for senior citizens, unemployed people and temporary workers. The 2015 budget anticipated a ￦6.9 billion budget surplus.

2016 budgeted revenues increased by 2.6% to ￦360.1 trillion from ￦351.1 trillion in 2015, led by an increase in budgeted tax revenues (including revenues from social security contributions and income tax). 2016 budgeted expenditures and net lending increased by 3.2% to ￦355.3 trillion from ￦344.2 trillion in 2015, led by increases in budgeted expenditures on economic growth (including research and development), welfare services for senior citizens, unemployed people and temporary workers, promotion of cultural industries, military services, public assistance, child care and education. The 2016 budget anticipated a ￦4.8 billion budget surplus.

The following table shows consolidated Government revenues and expenditures:

Consolidated Central Government Revenues and Expenditures

	Actual					Budget
	2011	2012	2013	2014	2015	2014	2015	2016
	(billions of Won)
Total Revenues	292,323	311,456	314,438	320,895	339,186	338,867	351,139	360,111
Current Revenues	289,797	307,754	311,136	318,185	335,911	334,653	346,636	355,980
Total Tax Revenues	231,273	246,918	248,046	255,313	270,974	268,415	276,583	283,467
Taxes on income, profits and capital gains	87,161	91,699	91,674	95,976	105,751	100,400	103,378	106,816
Social security contributions	38,892	43,904	46,140	49,793	53,089	51,962	55,441	60,530
Tax on property	8,713	8,832	8,591	9,054	11,113	9,754	10,134	10,303
Taxes on goods and services	71,519	77,811	77,642	79,055	79,442	80,924	83,272	84,196
Taxes on international trade and transaction	10,990	9,816	10,562	8,721	8,495	10,551	9,882	8,708
Other tax	13,998	14,857	13,438	12,715	13,084	14,824	14,477	12,915
Non-Tax Revenues	58,524	60,836	63,089	62,872	64,936	66,238	70,053	72,513
Operating surpluses of departmental enterprise sales and property income	24,675	25,242	24,591	23,112	22,129	23,999	23,816	25,920
Administration fees & charges and non-industrial sales	6,973	7,364	8,537	7,997	8,664	8,437	10,403	8,578
Fines and forfeits	17,180	17,488	18,164	19,556	20,777	20,769	21,962	23,484
Contributions to government employee pension fund	7,303	8,134	8,776	9,915	10,929	10,034	10,458	11,372
Current revenue of non-financial public enterprises	2,393	2,608	3,021	2,292	2,437	2,999	3,415	3,159
Capital Revenues	2,527	3,702	3,302	2,710	3,276	4,214	4,502	4,131
Total Expenditures and Net Lending	273,694	292,977	300,238	312,394	339,351	325,378	344,174	355,277
Total Expenditures	269,768	286,921	302,036	311,507	330,537	320,075	335,397	345,858
Current Expenditures	235,458	252,620	268,019	280,466	296,216	287,226	300,963	313,820
Expenditure on goods and service	52,989	55,384	57,769	59,616	63,160	64,470	68,865	69,715
Interest payment	14,566	14,239	13,386	14,057	14,056	14,439	14,293	14,434
Subsidies and other current transfers	165,233	179,433	193,451	203,649	216,189	204,638	214,125	226,011
Current expenditure of non-financial public enterprises	2,670	3,564	3,414	3,143	2,810	3,679	3,681	3,661
Capital Expenditures	34,310	34,301	34,017	31,041	34,322	32,850	34,433	32,038
Net Lending	3,926	6,056	(1,798)	888	8,814	5,303	8,778	9,419

Source: Ministry of Strategy and Finance; The Bank of Korea; Korea National Statistical Office

The consolidated Government account consists of a General Account, Special Accounts (including a non-financial public enterprise special account) and Public Funds. The Government segregates the accounts of certain functions of the Government into Special Accounts and Public Funds for more effective administration and fiscal control. The Special Accounts and Public Funds relate to business type activities, such as economic development, road and railway construction and maintenance, monopolies, and communications developments and the administration of loans received from official international financial organizations and foreign governments.

Revenues derive mainly from national taxes and non-tax revenues. Taxes in Korea can be roughly classified into the following types:

•	income tax and capital gains tax,

•	property tax,

•	value-added tax,

•	customs duty tax, and

•	other taxes.

Income tax and capital gains tax are imposed on income derived from labor, business operation and ownership of assets and profits derived from capital appreciation. Income tax and capital gains tax, depending on the type of taxpayer, can be further classified into corporate income tax and individual income tax. Property tax is imposed on exchange or ownership of property and includes inheritance tax and gift tax. Value-added tax is imposed on value added to goods and services. Customs duty tax is imposed on imported goods. Other taxes include tax on certain securities transactions and a stamp tax for certain documents.

Expenditures include general administration, national defense, community service, education, health, social security, certain annuities and pensions and local finance, which involves the transfer of tax revenues to local governments.

For 2011, the Republic recorded total revenues of ￦292.3 trillion and total expenditures and net lending of ￦273.7 trillion. The Republic had a fiscal surplus of ￦18.6 trillion in 2011.

For 2012, the Republic recorded total revenues of ￦311.5 trillion and total expenditures and net lending of ￦293.0 trillion. The Republic had a fiscal surplus of ￦18.5 trillion in 2012.

For 2013, the Republic recorded total revenues of ￦314.4 trillion and total expenditures and net lending of ￦300.2 trillion. The Republic had a fiscal surplus of ￦14.2 trillion in 2013.

For 2014, the Republic recorded total revenues of ￦320.9 trillion and total expenditures and net lending of ￦312.4 trillion. The Republic had a fiscal surplus of ￦8.5 trillion in 2014.

Based on preliminary data, the Republic recorded total revenues of ￦339.2 trillion and total expenditures and net lending of ￦339.4 trillion in 2015. The Republic had a fiscal deficit of ￦0.2 trillion in 2015.

Debt

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2014 amounted to approximately ￦532.2 trillion, an increase of 7.1% over the previous year. The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2015 amounted to approximately ￦582.9 trillion, an increase of 9.5% over the previous year. The Ministry of Strategy and Finance administers the national debt of the Republic.

External and Internal Debt of the Government

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the estimated outstanding direct external debt of the Government as of December 31, 2015:

Direct External Debt of the Government

	Amount in Original Currency		Equivalent Amount in U.S. Dollars(1)
	(millions)
US$	US$	4,428.7	US$	4,428.7
Chinese Yuan (CNY)	CNY	3,000.0		462.2
Euro (EUR)	EUR	1,125.0		1,229.2

Total			US$	6,120.1

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2015.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of the Republic:

Direct Internal Debt of the Government

(billions of Won)
2011	390,249.4
2012	414,213.5
2013	453,674.0
2014	493,584.9
2015	547,625.6

The following table sets out all guarantees by the Government of indebtedness of others:

Guarantees by the Government

	December 31,
	2011	2012	2013	2014	2015
	(billions of Won)
Domestic	33,799.1	32,783.6	32,978.5	29,158.4	26,393.8
External (1)	1,258.6	—	—	—	—

Total	35,057.7	32,783.6	32,978.5	29,158.4	26,393.8

(1)	Converted to Won at foreign exchange banks’ telegraphed transfer selling rates to customers or the market average exchange rates in effect on December 31 of each year.

For further information on the outstanding indebtedness, including guarantees, of the Republic, see “—Tables and Supplementary Information”.

External Liabilities

The following tables set out certain information regarding the Republic’s external liabilities calculated under the criteria based on the sixth edition of Balance of Payment Manual, or BPM6, published by the International Monetary Fund in December 2010 and implemented by the Government in December 2013. Under BPM6, in particular, prepayments received in connection with the construction of ships are excluded from the external debt.

	December 31,
	2011	2012	2013	2014	2015(1)
	(billions of dollars)
Long-term Debt	260.3	281.0	311.7	308.0	287.8
General Government	59.8	60.8	63.0	65.2	62.7
Monetary Authorities	14.2	21.2	29.2	25.9	19.4
Banks	93.4	97.8	102.2	104.0	102.4
Other Sectors	92.9	101.2	117.4	112.9	103.3

Short-term Debt	139.8	128.0	111.8	116.4	108.7
General Government	0.5	0.0	0.0	1.8	2.3
Monetary Authorities	8.9	14.9	10.8	12.2	14.9
Banks	102.9	85.4	77.9	79.9	73.0
Other Sectors	27.5	27.7	23.0	22.5	18.5

Total External Liabilities	400.0	408.9	423.5	424.4	396.6

(1)	Preliminary

Debt Record

The Government has always paid when due the full amount of principal of, interest on, and amortization of sinking fund requirements of, all of its indebtedness.

Tables and Supplementary Information

A. External Debt of the Government

(1) External Bonds of the Government

Series	Issue Date	Maturity Date	Interest Rate (%)	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2015
2005-001	November 2, 2005	November 3, 2025	5.625	USD	400,000,000		400,000,000
2006-001	December 7, 2006	December 7, 2016	5.125	USD	500,000,000		500,000,000
2006-002	December 7, 2006	December 7, 2021	4.25	EUR	375,000,000		375,000,000
2009-002	April 16, 2009	April 16, 2019	7.125	USD	1,500,000,000		1,500,000,000
2013-001	September 11, 2013	September 11, 2023	3.875	USD	1,000,000,000		1,000,000,000
2014-001	June 10, 2014	June 10, 2044	4.125	USD	1,000,000,000		1,000,000,000
2014-002	June 10, 2014	June 10, 2024	2.125	EUR	750,000,000		750,000,000
2015-003	December 16, 2015	December 16, 2018	3.000	CNY	3,000,000,000		3,000,000,000

Total External Bonds in Original Currencies						USD	4,400,000,000
						EUR	1,125,000,000
						CNY	3,000,000,000

Total External Bonds in Equivalent Amount of Won (1)						￦	7,139,046,250,000

(1)

U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to ￦1,172.00, the market average exchange rate in effect on December 31, 2015, as announced by Seoul Money Brokerage Services, Ltd.

Euro amounts are converted to Won amounts at the rate of EUR1.00 to ￦1,280.53, the market average exchange rate in effect on December 31, 2015, as announced by Seoul Money Brokerage Services, Ltd. Ltd. CNY amounts are converted to Won amounts at the rate of CNY1.00 to ￦180.55, the market average exchange rate in effect on December 31, 2015, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Government

a. Borrowings in U.S. Dollars

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (USD)	Principal Amount Outstanding as of December 31, 2015 (USD)
April 12, 1973	43	3	5,300,000		165,208
September 13, 1975	41	3	5,000,000		163,645
September 13, 1975	41	3	5,000,000		163,824
September 13, 1975	41	3	5,000,000		243,617
February 18, 1976	40	3	11,900,000		532,155
February 18, 1976	40	3	27,900,000		773,944
February 18, 1976	40	3	23,400,000		1,665,514
February 18, 1976	40	3	90,800,000		2,754,899
July 21, 1977	41	3	59,500,000		5,381,017
July 21, 1977	40	3	43,800,000		2,648,244
June 7, 1979	30	3	40,000,000		4,836,568
January 25, 1980	40	3	30,000,000		4,534,412
May 18, 1981	40	3	27,000,000		4,794,130

Subtotal in Original Currency				USD	28,657,177

Subtotal in Equivalent Amount of Won (1)				￦	33,586,210,890

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to ￦1,172.00, the market average exchange rate in effect on December 31, 2015, as announced by Seoul Money Brokerage Services, Ltd.

B. External Guaranteed Debt of the Government

None.

C. Internal Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2015
	(%)			(billions of Won)
1. Bonds
Interest-Bearing Treasury Bond for Treasury Bond Management Fund	1.125-5.75	2006-2015	2016-2044	485,103.8
Interest-Bearing Treasury Bond for National Housing I	2.0-3.0	2006-2015	2011-2020	56,833.5
Interest-Bearing Treasury Bond for National Housing II	0.0-3.0	1991-2012	2011-2030	2,429.3
Interest-Bearing Treasury Bond for National Housing III	0	2005	2015	9.5
Non-interest-Bearing Treasury Bond for Contribution to International Organizations(1)	—	1967-1985	—	9.4

Total Bonds				544,385.5

2. Borrowings
Borrowings from The Bank of Korea	1.627-1.704	2015	2016	1,280.1
Borrowings from the Sports Promotion Fund	2.845	2014	2017	100.0
Borrowings from The Korea Foundation Fund	1.995-2.845	2014	2017	40.0
Borrowings from the Korea Credit Guarantee Fund	2.305-2.755	2014	2018	455.0
Borrowings from Korea Technology Finance Corporation	2.305-2.755	2014	2018	195.0
Borrowings from the Credit Guarantee Fund for Agriculture, Forestry and Fisheries Suppliers	1.875-3.215	2014	2019	1,100.0
Borrowings from the Government Employees’ Pension Fund	1.467	2015	2018	10.0
Borrowings from the Film Industry Development Fund	1.735-2.87	2014	2018	60.0

Total Borrowings				3,240.1

Total Internal Funded Debt				547,625.6

(1)	Interest Rates and Years of Maturity not applicable.

D. Internal Guaranteed Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2015
	(%)			(billions of Won)
1. Bonds of Government-Affiliated Corporations
Korea Deposit Insurance Corporation	2.12-4.14	2011-2015	2016-2020	14,710.0
Korea Student Aid Foundation	Floating-5.07	2010-2015	2016-2032	11,640.0

Total Bonds				26,350.0

2. Borrowings of Government-Affiliated Corporations
Rural Development Corporation and Federation of Farmland	5.5	1989	2023	43.8
Total Borrowings				43.8

Total Internal Guaranteed Debt				26,393.8

DESCRIPTION OF THE SECURITIES

Description of Debt Securities

We will issue debt securities under a fiscal agency agreement or agreements. The description below summarizes the material provisions of the debt securities and the fiscal agency agreement. Since it is only a summary, the description may not contain all of the information that may be important to you as a potential investor in the debt securities. Therefore, we urge you to read the form of fiscal agency agreement and the form of global debt security before deciding whether to invest in the debt securities. We have filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part. You should refer to such exhibits for more complete information.

The financial terms and other specific terms of your debt securities will be described in the prospectus supplement relating to your debt securities. The description in the prospectus supplement will supplement this description or, to the extent inconsistent with this description, replace it.

We will appoint a fiscal agent or agents in connection with debt securities whose duties will be governed by the fiscal agency agreement. We may replace the fiscal agent or appoint different fiscal agents for different series of debt securities.

General Terms of the Debt Securities

We may issue debt securities in separate series at various times. The Republic may irrevocably guarantee the payment of principal of, and interest on, one or more series of debt securities. The prospectus supplement that relates to your debt securities will specify some or all of the following terms:

•	the aggregate principal amount;

•	the currency of denomination and payment;

•	any limitation on principal amount and authorized denominations;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the maturity date or dates;

•	the interest rate for the debt securities and, if variable, the method by which the interest rate will be calculated;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

•	the dates from which interest, if any, will accrue for payment of interest and the record dates for any such interest payments;

•	where and how we will pay principal and interest;

•	whether and in what circumstances the debt securities may be redeemed before maturity;

•	any sinking fund or similar provision;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security is exchangeable for certificated securities;

•

if issued in certificated form, whether the debt securities will be in bearer form with interest coupons, if any, or in registered form without interest coupons, or both forms, and any restrictions on exchanges from one form to the other;

•	whether any of the terms set out herein will differ for the debt securities

•	whether the Republic will irrevocably guarantee the payment of principal of, and interest on, the debt securities; and

•	other specific provisions.

Depending on the terms of the debt securities we issue, the prospectus supplement relating to the debt securities may also describe applicable U.S. federal income tax and other considerations additional to the disclosure in this prospectus.

Unless otherwise specified in the applicable prospectus supplement, we will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities issued in registered form.

Payments of Principal, Premium and Interest

On every payment date specified in the relevant prospectus supplement, we will pay the principal, premium and/or interest due on that date to the registered holder of the relevant debt security at the close of business on the related record date. We will make all payments at the place and in the currency set out in the prospectus supplement. Unless otherwise specified in the relevant prospectus supplement or the debt securities, we will make payments in U.S. dollars at the New York office of the fiscal agent or, outside the United States, at the office of any paying agent. Unless otherwise specified in the applicable prospectus supplement or debt securities, we will pay interest by check, payable to the registered holder.

We will make any payments on debt securities in bearer form at the offices and agencies of the fiscal agent or any other paying agent outside the United States as we may designate. At the option of the holder of the bearer debt securities, we will make such payments by check or by transfer to an account maintained by the holder with a bank located outside of the United States. We will not make payments on bearer debt securities at the corporate trust office of the fiscal agent in the United States or at any other paying agency in the United States. In addition, we will not make any payment by mail to an address in the United States or by transfer to an account maintained by a holder of bearer debt securities with a bank in the United States. Nevertheless, we will make payments on a bearer debt security denominated and payable in U.S. dollars at an office or agency in the United States if:

•	payment outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

•	the payment is then permitted under United States law, without material adverse consequences to us.

If we issue bearer debt securities, we will designate the offices of at least one paying agent outside the United States as the location for payment.

Repayment of Funds; Prescription

If no one claims money paid by us to the fiscal agent for the payment of principal or interest in respect of any series of debt securities for two years after the payment was due and payable, the fiscal agent or paying agent will repay the money to us. After such repayment, the fiscal agent or paying agent will not be liable with respect to the amounts so repaid, and you may look only to us for any payment under the debt securities.

Under Korean laws concerning prescriptive periods for filing claims, as generally interpreted, you will not be permitted to file a claim against us for payment of principal or interest on any series of debt securities unless you do so within five years, in the case of principal, and three years, in the case of interest, from the date on which payment was due.

Global Securities

The prospectus supplement relating to a series of debt securities will indicate whether any of that series of debt securities will be represented by a global security. The prospectus supplement will also describe any unique specific terms of the depositary arrangement with respect to that series. Unless otherwise specified in the prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Registered Ownership of the Global Security

The global security will be registered in the name of a depositary identified in the prospectus supplement, or its nominee, and will be deposited with the depositary, its nominee or a custodian. The depositary, or its nominee, will therefore be considered the sole owner or holder of debt securities represented by the global security for all purposes under the fiscal agency agreement. Except as specified below or in the applicable prospectus supplement, beneficial owners:

•	will not be entitled to have any of the debt securities represented by the global security registered in their names;

•	will not receive physical delivery of any debt securities in definitive form;

•	will not be considered the owners or holders of the debt securities;

•

must rely on the procedures of the depositary and, if applicable, any participants (institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers) to exercise any rights of a holder; and

•	will receive payments of principal and interest from the depositary or its participants rather than directly from us.

We understand that, under existing industry practice, the depositary and participants will allow beneficial owners to take all actions required of, and exercise all rights granted to, the registered holders of the debt securities.

We will register debt securities in the name of a person other than the depositary or its nominee only if:

•	the depositary for a series of debt securities is unwilling or unable to continue as depositary; or

•	we determine, in our sole discretion, not to have a series of debt securities represented by a global security.

In either such instance, an owner of a beneficial interest in a global security will be entitled to registration of a principal amount of debt securities equal to its beneficial interest in its name and to physical delivery of the debt securities in definitive form.

Beneficial Interests in and Payments on a Global Security

Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

All payments on a global security will be made to the depositary or its nominee. When the depositary receives payment of principal or interest on the global security, we expect the depositary to credit its participants’ accounts with amounts that correspond to their respective beneficial interests in the global security. We also expect that, after the participants’ accounts are credited, the participants will credit the accounts of the owners of beneficial interests in the global security with amounts that correspond to the owners’ respective beneficial interests in the global security.

The depositary and its participants establish policies and procedures governing payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global security. The depositary and its participants may change these policies and procedures from time to time. We have no responsibility or liability for the records of ownership of beneficial interests in the global security, or for payments made or not made to owners of such beneficial interests. We also have no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global security.

Bearer Securities

We may issue debt securities in a series in the form of one or more bearer global debt securities deposited with a common depositary for the Euroclear and Clearstream, or with a nominee identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Additional Amounts

We will make all payments of principal of, and premium and interest, if any, on the debt securities, without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions, unless required by law. If Korean law requires us to deduct or withhold taxes, we will pay additional amounts as necessary to ensure that you receive the same amount as you would have received without such withholding or deduction.

We will not pay, however, any additional amounts if you are liable for Korean tax because:

•	you are connected with the Republic other than by merely owning the debt security or receiving income or payments on the debt security;

•	you failed to complete and submit a declaration of your status as a non-resident of the Republic after we or the relevant tax authority requested you to do so; or

•

you failed to present your debt security for payment within 30 days of when the payment is due or, if the fiscal agent did not receive the money prior to the due date, the date notice is given to holders that the fiscal agent has received the full amount due to holders. Nevertheless, we will pay additional amounts to the extent you would have been entitled to such amounts had you presented your debt security for payment on the last day of the 30-day period.

We will not pay any additional amounts for taxes on the debt securities except for taxes payable through deduction or withholding from payments of principal, premium or interest. Examples of the types of taxes for which we will not pay additional amounts include the following: estate or inheritance taxes, gift taxes, sales or transfer taxes, personal property or related taxes, assessments or other governmental charges. We will pay stamp or other similar taxes that may be imposed by the Republic, the United States or any political subdivision or taxing authority in one of those two countries on the fiscal agency agreement or be payable in connection with the issuance of the debt securities.

Status of Debt Securities

The debt securities will:

•	constitute our direct, unconditional, unsecured and unsubordinated obligations;

•	rank at least equally in right of payment among themselves, regardless of when issued or currency of payment; and

•	rank at least equally in right of payment with all of our other unsecured and unsubordinated obligations, subject to certain statutory exceptions under Korean law.

Negative Pledge Covenant

If any debt securities are outstanding, we will not create or permit any security interests on our assets as security for any of our Long-Term External Indebtedness or guarantees issued by us, unless the security interest also secures our obligations under the debt securities. “Long-Term External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic and which has a final maturity of one year or more from its date of issuance.

We may, however, create or permit a security interest:

•	in favor of the Government or The Bank of Korea or any other agency or instrumentality of or controlled by the Government;

•

arising from, or any deposit or other arrangement made or entered into in connection with, the sale, assignment or other disposition or the discounting of any of our notes or receivables, or any other transaction in the ordinary course of our business; or

•	on any asset (or documents of title to such asset) incurred when the asset was purchased or improved to secure payment of the cost of the activity.

Events of Default

Each of the following constitutes an event of default with respect to any series of debt securities:

1.	Non-Payment: we do not pay principal or interest or premium or deposit any sinking fund payment on any debt securities of the series when due and such failure to pay continues for 30 days.

2.	Breach of Other Obligations: we fail to observe or perform any of the covenants in the series of debt securities (other than non-payment) for 60 days after written notice of the default is delivered to us at the corporate trust office of the fiscal agent in New York City by holders representing at least 10% of the aggregate principal amount of the debt securities of the series.

3.	Cross Default and Cross Acceleration:

•	we default on any External Indebtedness, and, as a result, becomes obligated to pay an amount equal to or greater than US$10,000,000 in aggregate principal amount prior to its due date; or

•

we fail to pay when due, including any grace period, any of our External Indebtedness in aggregate principal amount equal to or greater than US$10,000,000 or we fail to pay when requested and required by the terms thereof any guarantee for External Indebtedness of another person equal to or greater than US$10,000,000 in aggregate principal amount, except in any such case where such External Indebtedness or guarantee is being contested in good faith by appropriate proceedings.

4.	Moratorium/Default:

•	we declare a general moratorium on the payment of our External Indebtedness, including obligations under guarantees;

•	the Republic declares a general moratorium on the payment of its External Indebtedness, including obligations under guarantees;

•

the Republic becomes liable to repay prior to maturity any amount of External Indebtedness, including obligations under guarantees, as a result of a default under such External Indebtedness or obligations; or

•	the international monetary reserves of the Republic become subject to a security interest or segregation or other preferential arrangement for the benefit of any creditors.

5.	Bankruptcy:

•	we are declared bankrupt or insolvent by any court or administrative agency with jurisdiction over us;

•	we pass a resolution to apply for bankruptcy or to request the appointment of a receiver or trustee or similar official in insolvency;

•	a substantial part of our assets are liquidated;

•	we are wound up or dissolved; or

•	we cease to conduct the banking business.

6.	Failure of Support: the Republic fails to provide financial support for us as required under Article 37 of the KEXIM Act as of the date of the debt securities of such series.

7.	Control of Assets: the Republic ceases to control us (directly or indirectly).

8.	IMF Membership/World Bank Membership: the Republic ceases to be a member in good standing of the IMF or the International Bank for Reconstruction and Development (World Bank).

For purposes of the foregoing, “External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic.

If an event of default occurs, any holder may declare the principal amount of debt securities that it holds to be immediately due and payable by written notice to us and the fiscal agent.

You should note that:

•	despite the procedure described above, no debt securities may be declared due and payable if we cure the applicable event of default before we receive the written notice from the debt security holder;

•	we are not required to provide periodic evidence of the absence of defaults; and

•	the fiscal agency agreement does not require us to notify holders of the debt securities of an event of default or grant any debt security holder a right to examine the security register.

Modifications and Amendments; Debt Securityholders’ Meetings

Each holder of a series of debt securities must consent to any amendment or modification of the terms of that series of debt securities or the fiscal agency agreement that would, among other things:

•	change the stated maturity of the principal of the debt securities or any installment of interest;

•	reduce the principal amount of such series of debt securities or the portion of the principal amount payable upon acceleration of such debt securities;

•	change the debt security’s interest rate or premium payable;

•	change the currency of payment of principal, interest or premium;

•	amend either the procedures provided for a redemption event or the definition of a redemption event;

•	shorten the period during which we are not allowed to redeem the debt securities or grant us a right to redeem the debt securities which we previously did not have; or

•	reduce the percentage of the outstanding principal amount needed to modify or amend the fiscal agency agreement or the terms of such series of debt securities.

We may, with the exception of the above changes, with the consent of the holders of at least 66 2/3% in principal amount of the debt securities of a series that are outstanding, modify and amend other terms of that series of debt securities.

The fiscal agency agreement and a series of debt securities may be modified or amended, without the consent of the holders of the debt securities, to:

•	add covenants made by us that benefit holders of the debt securities;

•	surrender any right or power given to us;

•	secure the debt securities;

•

permit registered securities to be exchanged for bearer securities or relax or eliminate restrictions on the payment of principal, premium or interest on bearer securities to the extent permitted under United States Department of Treasury regulations, provided that holders of the debt securities do not suffer any adverse tax consequences as a result; and

•

cure any ambiguity or correct or supplement any defective provision in the fiscal agency agreement or the debt securities, without materially and adversely affecting the interests of the holders of the debt securities.

Fiscal Agent

The fiscal agency agreement governs the duties of each fiscal agent. We may maintain bank accounts and a banking relationship with each fiscal agent. The fiscal agent is our agent and does not act as a trustee for the holders of the debt securities.

Further Issues of Debt Securities

We may, without the consent of the holders of the debt securities, create and issue additional debt securities with the same terms and conditions as any series of debt securities (or that are the same except for the amount of the first interest payment and for the interest paid on the series of debt securities prior to the issuance of the additional debt securities); provided that if any such additional debt securities are not fungible with the outstanding series of debt securities for U.S. federal income tax purposes, they will be issued under a separate CUSIP or other identifying number. We may consolidate such additional debt securities with the outstanding debt securities to form a single series.

Description of Warrants

The description below summarizes some of the provisions of warrants for the purchase of debt securities that we may issue from time to time and of the warrant agreement. Copies of the forms of warrants and the warrant agreement are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the warrants.

The description of the warrants that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Warrants

Each series of warrants will be issued under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The prospectus supplement relating to the series of warrants will describe:

•

the terms of the debt securities purchasable upon exercise of the warrants, as described above under “Description of the Securities—Description of Debt Securities—General Terms of the Debt Securities”;

•	the principal amount of debt securities purchasable upon exercise of one warrant and the exercise price;

•	the procedures and conditions for the exercise of the warrants;

•	the dates on which the right to exercise the warrants begins and expires;

•	whether and under what conditions the warrants may be terminated or canceled by us;

•	whether and under what conditions the warrants and any debt securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in bearer or registered form;

•	whether the warrants will be exchangeable between registered and bearer form, and, if issued in registered form, where they may be transferred and registered; and

•	other specific provisions.

Terms Applicable to Debt Securities and Warrants

Governing Law

The fiscal agency agreement, any warrant agreement and the debt securities and any warrants will be governed by the laws of the State of New York without regard to any principles of New York law requiring the application of the laws of another jurisdiction. Nevertheless, all matters governing our authorization, execution and delivery of the debt securities and the fiscal agency agreement and any warrants and warrant agreement by us will be governed by the laws of the Republic.

Jurisdiction and Consent to Service

We are owned by a foreign sovereign government and all of our board of directors and executive officers and some of the experts named in this prospectus are residents of Korea. In addition, all or most our assets and the assets of the people named in the preceding sentence are located outside of the United States. For that reason, you may have difficultly serving process on us or the individuals described above in the United States or enforcing in a U.S. court a U.S.-court judgment based on the U.S. federal securities laws. Our Korean counsel has informed us that there is doubt regarding the enforceability in Korea, either in original actions or in actions for the enforcement of U.S.-court judgments, of civil liabilities based on the U.S. federal securities laws.

We have appointed the Chief Representative of our New York Representative Office, Mr. Kyung-taek Shin, and a Senior Representative of our New York Representative Office, Mr. Seho Yang, and each of their successors in the future, as our authorized agents to receive service of process in any suit which a holder of any series of debt securities or warrants may bring in any state or federal court in New York City and we have accepted the jurisdiction of those courts for those actions. Our New York Representative Office is located at 460 Park Avenue, 8th Floor, New York, NY 10022. These appointments are irrevocable as long as any amounts of principal, premium or interest remain payable by us to the Fiscal Agent under any series of debt securities or any warrants have not expired or otherwise terminated under their terms. If for any reason either of these two men ceases to act as our authorized agent or ceases to have an address in Manhattan, we shall appoint a replacement. The appointment of agents for receipt of service of process and the acceptance of jurisdiction of state or federal courts in New York City do not, however, apply to actions brought under the United States federal securities laws. We may also be sued in courts having jurisdiction over us located in the Republic.

We will irrevocably consent to any relief and process in connection with a suit against us in relation to the debt securities or warrants, including the enforcement or execution of any order or judgment of the court. To the extent permitted by law, we will waive irrevocably any immunity from jurisdiction to which we might otherwise be entitled in any suit based on any series of debt securities or warrants.

Foreign Exchange Controls

Before we may issue debt securities outside the Republic, the Minister of Strategy and Finance of Korea must receive a report with respect to the issuance by us of debt securities having a maturity of more than one year (if the issue amount is more than US$50 million or the equivalent thereof) in accordance with the Foreign Exchange Transaction Act and Regulation of Korea. After issuance of debt securities outside the Republic, we are required to notify the Minister of Strategy and Finance of such issuance. No further approval or authorization is required for us to pay principal of or interest on the debt securities.

Description of Guarantees

The description below summarizes some of the provisions of the guarantees that the Republic may issue from time to time to guarantee our debt securities. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The prospectus supplement relating to a guarantee to be issued by the Republic will specify other specific provisions. The description of a guarantee to be issued by the Republic that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by the Republic as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to the Republic’s other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

Bearer securities will not be offered, sold or delivered in the United States or its possessions or to a United States person; except in certain circumstances permitted by United States tax regulations. Bearer securities will initially be represented by temporary global securities, without interest coupons, deposited with a common depositary in London for Euroclear and Clearstream for credit to designated accounts. Unless otherwise indicated in the prospectus supplement:

•

each temporary global security will be exchangeable for definitive bearer securities on or after the date that is 40 days after issuance only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations, provided that no bearer security will be mailed or otherwise delivered to any location in the United States in connection with the exchange; and

•

any interest payable on any portion of a temporary global security with respect to any interest payment date occurring prior to the issuance of definitive bearer securities will be paid only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations.

Bearer securities, other than temporary global debt securities, and any related coupons will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States person who holds a bearer security or coupon will not be allowed to deduct any loss realized on the disposition of the bearer security, and any gain, which might otherwise be characterized as capital gain, recognized on the disposition will be treated as ordinary income.

For purposes of this section, “United States person” means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof; or

•	an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

For purposes of this section, “United States” means the United States of America, including each state and the District of Columbia, its territories, possessions and other areas subject to its jurisdiction.

TAXATION

The following discussion summarizes certain Korean and U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. This summary is based on laws, regulations, rulings and decisions in effect as of the date of this Prospectus. These laws, regulations, rulings and/or decisions may change; any such change could apply retroactively and could affect the continued validity of this summary.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax adviser about the tax consequences of holding the debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Korean Taxation

The following summary of Korean tax considerations applies to you so long as you are not:

•	a resident of Korea;

•	a company having its head office, principal place of business or place of effective management in Korea (a “Korean company”); or

•	engaging in a trade or business in Korea through a permanent establishment or a fixed base to which the relevant income is attributable or with which the relevant income is effectively connected.

Tax on Interest Payments

Under the Special Tax Treatment Control Law (the “STTCL”), when we make payments of interest to you on the debt securities, no amount will be withheld from such payments for, or on account of, taxes of any kind imposed, levied, withheld or assessed by Korea or any political subdivision or taxing authority thereof or therein; provided that the debt securities are deemed to be foreign currency denominated bonds issued outside of Korea for the purpose of the STTCL.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of a debt security, provided that the disposition does not involve a transfer of the debt security to a Korean resident (or the Korean permanent establishment of a non-resident). In addition, the STTCL exempts you from Korean taxation on any capital gains that you earn from the transfer of the debt securities outside of Korea; provided that the offering of the debt securities is deemed to be an overseas issuance for the purpose of the STTCL. If you sell or otherwise dispose of debt securities to a Korean resident and such disposition or sale is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates at the lower of 22% (including local income surtax) of net gain (subject to the production of satisfactory evidence of the acquisition costs and certain direct transaction costs) or 11% (including local income surtax) of gross sale proceeds with respect to transactions, unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of a debt security, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to the heading “Tax Treaties” below.

With respect to computing the above-mentioned 22% withholding taxes (including local income surtax) on net gain, please note that there is no provision under relevant Korean law for offsetting gains and losses or otherwise aggregating transactions for the purpose of computing the net gain attributable to sales of the debt securities. The purchaser of the debt securities or, in the case of the sale of the debt securities through a securities company in Korea, the securities company through which such sale is effected, is required under Korean law to withhold the applicable amount of Korean tax and make payment thereof to the relevant Korean tax authority. Unless you, as the seller, can either claim the benefit of an exemption or a reduced rate of tax under an applicable tax treaty or produce satisfactory evidence of your acquisition cost and certain direct transaction costs in relation to the debt securities being sold, the purchaser or the securities company, as applicable, must withhold an amount equal to 11% of the gross sale proceeds. Any withheld tax must be paid no later than the tenth day of the month following the month in which the payment for the purchase of the relevant debt securities occurred. Failure to timely transmit the withheld tax to the Korean tax authorities technically subjects the purchaser or the securities company to penalties under Korean tax laws.

Inheritance Tax and Gift Tax

If you die while domiciled in Korea, Korean inheritance tax will be imposed upon the transfer by succession of any of the debt securities, wherever located, that you own at the time of death. Furthermore, regardless of where you are domiciled when you die, Korean inheritance tax will be imposed upon the transfer by succession of any of the debt securities you own that are located in Korea at the time of death. Similarly, if you give the debt securities as a gift to any other person, the donee will be subject to Korean gift tax, based on where the donee or you are domiciled or where the debt securities are located at the time that you make the gift. The amount, if any, of the applicable inheritance or gift tax imposed in specific cases depends on the value of the debt securities (or other property) and the identities of the parties involved.

Under Korean inheritance and gift tax laws, debt securities issued by Korean companies are deemed to be located in Korea irrespective of where they are physically located or by whom they are owned.

Stamp Duty

You will not be subject to any Korean stamp duty, registration duty or similar documentary tax in respect of or in connection with a transfer of any debt securities or in connection with the exercise of exchange rights or conversion rights that may be acquired with the debt securities.

Guarantees

Although there are no Korean tax laws, regulations or rulings specific to the payment under the guarantee herein, we believe any payments of interest on and principal amount of the debt securities (or the issued price if the debt securities were originally issued at a discount) by the Republic under the Republic’s guarantee on the debt securities denominated in a foreign currency and issued by us are not subject to withholding tax, provided that the debt securities are deemed to be foreign currency denominated bonds issued outside of Korea for the purpose of the STTCL. Further details of the tax consequences of the holders of our debt securities guaranteed by the Republic may be provided in the relevant prospectus supplement.

Tax Treaties

At the date of this prospectus, Korea has tax treaties with, among others, Australia, Austria, Bangladesh, Belgium, Brazil, Bulgaria, Canada, China, Czech Republic, Denmark, Egypt, Finland, France, Germany, Hungary, India, Indonesia, Ireland, Italy, Japan, Luxembourg, Malaysia, Mexico, Mongolia, the Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Republic of Fiji, Romania, Singapore, Spain, Sri Lanka, Sweden, Switzerland, Thailand, Tunisia, Turkey, the United Kingdom, the United States of America and Vietnam under which the rate of withholding tax on interest and dividends is reduced, generally to between 5% and 16.5%, and the tax on capital gains is often eliminated.

With respect to any gains subject to Korean withholding tax, as described under the heading “Tax on Capital Gains” above, you should inquire for yourself whether you are entitled to the benefit of a tax treaty with Korea. It will be your responsibility to claim the benefits of any tax treaty that may exist between your country and Korea in respect of capital gains, and to provide to the purchaser of the debt securities, or the relevant securities company through which the transfer of the debt securities is effected, as applicable, a certificate as to your country of tax residence. In the absence of sufficient proof, the purchaser, or the relevant securities company, as the case may be, must withhold tax at normal rates.

In addition, subject to certain exceptions, in order to receive the benefit of a tax exemption available under any applicable tax treaty, you may also be required to submit to the payer of such Korean source income an application for tax exemption under a tax treaty, together with a certificate as to your country of tax residence. Subject to certain exceptions, the Korean tax laws also require an overseas investment vehicle (which is defined as an organization established in a foreign jurisdiction that manages funds collected through investment solicitation by way of acquiring, disposing or otherwise investing in proprietary targets and then distributes the outcome of such management to investors) to obtain the application for tax exemption from the beneficial owners together with a certificate of tax residence of the beneficial owner and submit a report of overseas investment vehicle to the payer, together with a detailed statement on the beneficial owner of the income and the obtained application for exemption from the beneficial owner. The payer of such Korean source income, in turn, will be required to submit such exemption application to the relevant district tax office in Korea by the ninth day of the month following the date of the first payment of such income. Even if the beneficial owner was unable to receive the benefit of a tax exemption due to his or her failure to timely submit such application, the beneficial owner may still receive tax treaty benefits by submitting evidentiary documents to the relevant tax office within three years of the last day of the month during which the payment of such income occurred. Furthermore, the Corporation Income Tax Law (the “CITL”) and Individual Income Tax Law (the “IITL”) require the beneficial owner to submit an application for entitlement to a preferential tax rate together with evidence of tax residence (including a certificate of tax residence of the beneficial owner issued by a competent authority of the country of tax residence of the beneficial owner) to a withholding obligor paying Korean source income in order to benefit from the available reduced tax rate pursuant to the relevant tax treaty. Subject to certain exceptions, the CITL and IITL also require an overseas investment vehicle to obtain the application for entitlement to a preferential tax rate from the beneficial owners and submit a report of overseas investment vehicle to the withholding obligor, together with a detailed statement on the beneficial owner of the income.

At present, Korea has not entered into any tax treaties regarding inheritance or gift tax.

United States Tax Considerations

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities and are a U.S. holder. You will be a U.S. holder if you are the beneficial owner of a debt security and you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of its investment in a debt security. This summary deals only with U.S. holders that hold debt securities as capital assets for tax purposes. This summary does not apply to you if you are an investor that is subject to special tax rules, such as:

•	a bank or thrift;

•	a real estate investment trust;

•	a regulated investment company;

•	an insurance company;

•	a dealer in securities or currencies;

•	a trader in securities or commodities that elects mark-to-market treatment;

•	a person that will hold debt securities as a hedge against currency risk or as a position in a straddle or conversion transaction for tax purposes;

•	a tax exempt organization; or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations promulgated thereunder, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Any special U.S. federal income tax considerations relevant to a particular issuance of debt securities will be discussed in the applicable prospectus supplement. This discussion does not address U.S. state, local and non-U.S. tax consequences, the Medicare tax on certain investment income or the alternative minimum tax. You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts, in accordance with your regular method of tax accounting. If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars (a “foreign currency”), the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year. Alternatively, as an accrual-basis U.S. holder you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year), or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the United States Internal Revenue Service (the “IRS”). If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

Purchase, Sale and Retirement of Debt Securities

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. (The rules for determining these amounts are discussed below.) If you purchase a debt security that is denominated in a foreign currency, the cost to you, and therefore generally your initial tax basis, will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency-denominated debt security is traded on an established securities market and you are a cash-basis taxpayer, or if you are an accrual-basis taxpayer that makes a special election, then you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a foreign currency-denominated debt security in respect of original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the purchase.

When you sell or exchange a debt security, or if a debt security that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction, less any accrued qualified stated interest, which will be subject to tax in the manner described above, and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the U.S. dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder, or if you are an accrual-basis holder that makes a special election, then you will determine the U.S. dollar value of the amount realized by translating the amount of the foreign currency that you received on the debt security at the spot rate of exchange on the settlement date of the sale, exchange or retirement. Furthermore, regardless of which of the foregoing methods applies, if Korean tax is withheld on the sale, exchange or retirement of a debt security, the amount you realize will include the gross amount of the proceeds of that sale or exchange before deduction of the Korean tax.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

Except as discussed below with respect to market discount, short-term debt securities and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year. The Code provides preferential treatment under certain circumstances for net long-term capital gains recognized by individual U.S. holders. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Any gain or loss that you recognize on the sale, exchange, redemption or retirement of a debt security generally will be treated as U.S. source income. Consequently, you may not be able to claim a credit for any Korean tax imposed upon the sale or exchange of a debt security unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount

If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of whole years to their maturity, the debt securities will be “Original Issue Discount Debt Securities.” The difference between the issue price and their stated redemption price at maturity will be the “original issue discount.” The “issue price” of the Original Issue Discount Debt Securities will be the first price at which a substantial amount of the Original Issue Discount Debt Securities are sold to the public (i.e., excluding sales of Original Issue Discount Debt Securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the Original Issue Discount Debt Securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by us, at least annually during the entire term of an Original Issue Discount Debt Security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in Original Issue Discount Debt Securities you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code and certain U.S. Treasury regulations (the “OID regulations”). You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Debt Security you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, before you may have received the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that Original Issue Discount Debt Security for all days during the taxable year that you own the Original Issue Discount Debt Security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the Original Issue Discount Debt Security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is determined by:

(i)	multiplying the “adjusted issue price” (as defined below) of the Original Issue Discount Debt Security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (as defined below) of the Original Issue Discount Debt Security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount, if any, payable as qualified stated interest allocable to that accrual period.

In the case of an Original Issue Discount Debt Security that is a floating rate debt security, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the Original Issue Discount Debt Security had borne interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the Original Issue Discount Debt Security on its date of issue or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the Original Issue Discount Debt Security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price, including any accrued interest, and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the Original Issue Discount Debt Security in all prior accrual periods. All payments on an Original Issue Discount Debt Security, other than qualified stated interest, will generally be viewed first as payments of previously accrued original issue discount, to the extent of the previously accrued discount, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of an Original Issue Discount Debt Security is the discount rate, appropriately adjusted to reflect the length of accrual periods, that causes the present value on the issue date of all payments on the Original Issue Discount Debt Security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars will generally be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. For debt securities purchased at a premium or bearing market discount in your hands, if you make this election you will also be deemed to have made the election (discussed below under “Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant yield basis in respect of all other premium or market discount debt securities that you hold.

In the case of an Original Issue Discount Debt Security that is also a foreign currency-denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method, and (ii) translating that foreign currency amount so determined at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount so determined at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under the caption “Payments or Accruals of Interest” above. Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount, whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security, you will recognize ordinary income or loss measured by the difference between the amount received, translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be, and the amount accrued, using the exchange rate applicable to such previous accrual.

If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its “remaining redemption amount”, or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the Original Issue Discount Debt Security’s issue price, you will also generally be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The remaining redemption amount for an Original Issue Discount Debt Security is the total of all future payments to be made on the debt security other than qualified stated interest.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the OID regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as qualified stated interest, and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. A floating rate debt security that does not qualify as a variable rate debt instrument will be subject to special rules (the “contingent payment regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the applicable prospectus supplement.

Certain Original Issue Discount Debt Securities may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the applicable prospectus supplement. Original Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the applicable prospectus supplement and consult your tax adviser about their treatment since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and features of the Original Issue Discount Debt Securities.

Short-Term Debt Securities

The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less (“short-term debt securities”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities will be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the short-term debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the short-term debt security during the period you held the short-term debt security. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the short-term debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security you may elect to accrue original issue discount on a current basis, in which case the limitation on the deductibility of interest described above will not apply. A U.S. holder using the accrual method of tax accounting and some cash method holders, including banks, securities dealers, regulated investment companies and certain trust funds, generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash- or accrual-basis holder, if you are the holder of a short-term debt security you can elect to accrue any “acquisition discount” with respect to the short-term debt security on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term debt securities.

As described above, certain of the debt securities may be subject to special redemption features. These features may affect the determination of whether a debt security has a maturity of one year or less and thus is a short-term debt security. If you purchase debt securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about these features.

Premium and Market Discount

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium, you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date when the holder acquired the debt security. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount, or in the case of an Original Issue Discount Debt Security, the debt security’s adjusted issue price, by 0.25% or more of the remaining redemption amount, or adjusted issue price, multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments

The contingent payment regulations generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. In addition, special rules may apply to floating rate debt securities if the interest payable on the debt securities is based on more than one interest index. We will provide a detailed description of the tax considerations relevant to U.S. holders of any debt securities that are subject to the special rules discussed in this paragraph in the relevant prospectus supplement.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the withholding agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a U.S. holder, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a U.S. holder.

Information with Respect to Foreign Financial Assets

Certain U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which would include the debt securities) that are not held in accounts maintained by financial institutions. The understatement of income attributable to “specified foreign financial assets” in excess of $5,000 extends the statute of limitations with respect to the tax return to six years after the return was filed. U.S. holders who fail to report the required information could be subject to substantial penalties. You should consult your own tax advisors regarding the possible application of these rules to your investment in the debt securities, including the application of the rules to your particular circumstances.

Reportable Transactions

A U.S. taxpayer that participates in a “reportable transaction” will be required to disclose its participation to the IRS. Under the relevant rules, if the debt securities are denominated in a foreign currency, a U.S. holder may be required to treat a foreign currency exchange loss from the debt securities as a reportable transaction if this loss exceeds the relevant threshold in the regulations ($50,000 in a single taxable year, if the U.S. holder is an individual or trust, or higher amounts for other non-individual U.S. holders), and to disclose its investment by filing Form 8886 with the IRS. A penalty in the amount of $10,000 in the case of a natural person and $50,000 in all other cases is generally imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a transaction resulting in a loss that is treated as a reportable transaction. You are urged to consult your tax advisors regarding the application of these rules.

PLAN OF DISTRIBUTION

We and the Republic, if a guarantee by the Republic is furnished, may sell or issue the debt securities or warrants or guarantees in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The prospectus supplement relating to a particular series of debt securities or warrants or guarantees will state:

•	the names of any underwriters;

•	the purchase price of the securities;

•	the proceeds to us from the sale;

•	any underwriting discounts and other compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or paid to dealers; and

•	any securities exchanges on which the securities will be listed.

Any underwriter involved in the sale of securities will acquire the securities for its own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. The securities may be offered to the public either by underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless the prospectus supplement states otherwise, certain conditions must be satisfied before the underwriters become obligated to purchase securities from us and the Republic, if applicable, and they will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we and the Republic, if a guarantee by the Republic is furnished, sell any securities through agents, the prospectus supplement will identify the agent and indicate any commissions payable by us and the Republic, if applicable. Unless the prospectus supplement states otherwise, all agents will act on a best efforts basis and will not acquire the securities for their own account.

We and the Republic, if a guarantee by the Republic is furnished, may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from us and the Republic, if applicable, at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts. The prospectus supplement will set out the conditions of the delayed delivery contracts and the commission receivable by the agents, underwriters or dealers for soliciting the contracts.

We and the Republic, if a guarantee by the Republic is furnished, may offer debt securities as consideration for the purchase of other of our debt securities, either in connection with a publicly announced tender offer or in privately negotiated transactions. The offer may be in addition to or in lieu of sales of debt securities directly or through underwriters or agents.

Agents and underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution from us with respect to certain payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services (including commercial and investment banking services) for, us and the Republic in the ordinary course of business.

LEGAL MATTERS

The validity of any particular series of debt securities or warrants issued with debt securities will be passed upon for us and any underwriters or agents by United States and Korean counsel identified in the related prospectus supplement.

AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

Our authorized agents in the United States are Mr. Kyung-taek Shin, Chief Representative of our New York Representative Office, and Mr. Seho Yang, Senior Representative of our New York Representative Office. The address of our New York Representative Office is 460 Park Avenue, 8th Floor, New York, NY 10022. The authorized representative of the Republic in the United States is Mr. Suk-Kwon Na, Financial Attaché, Korean Consulate General in New York, located at 335 East 45th Street, New York, NY 10017.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chairman and President, in his official capacity, has supplied the information set forth under “The Export-Import Bank of Korea” (except for the information set out under “The Export-Import Bank of Korea—Business—Government Support and Supervision”). Such information is stated on his authority.

The Minister of Strategy and Finance of The Republic of Korea, in his official capacity, has supplied the information set out under “The Export-Import Bank of Korea—Business—Government Support and Supervision” and “The Republic of Korea.” Such information is stated on his authority. The documents identified in the portion of this prospectus captioned “The Republic of Korea” as the sources of financial or statistical data are official public documents of the Republic or its agencies and instrumentalities.

EXPERTS

Our separate financial statements as of and for the years ended December 31, 2015 and December 31, 2014 included in this Prospectus have been audited by Deloitte Anjin LLC, an independent auditor, as stated in their report appearing herein. Such separate financial statements are included in reliance upon the report of such auditor given upon their authority as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

This prospectus includes future expectations, projections or “forward-looking statements”, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “expect”, “anticipate”, “estimate”, “project” and similar words identify forward-looking statements. In addition, all statements other than statements of historical facts included in this prospectus are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. This prospectus discloses important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”). All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

Factors that could adversely affect the future performance of the Korean economy include:

•	increased sovereign default risks in selected countries and the resulting adverse effects on the global financial markets;

•	adverse conditions and volatility in the United States and worldwide credit and financial markets and the general weakness of the global economy;

•

adverse changes or volatility in foreign currency reserve levels, commodity prices (including oil prices), exchange rates (including fluctuation of the U.S. dollar or Japanese Yen exchange rates or revaluation of the Chinese Renminbi), interest rates and stock markets;

•

continuing adverse conditions in the economies of countries and regions that are important export markets for Korea, such as the United States, Europe, Japan and China, or in emerging market economies in Asia or elsewhere;

•	substantial decreases in the market prices of Korean real estate;

•	a continuing rise in the level of household debt and increasing delinquencies and credit defaults by consumer and small and medium sized enterprise borrowers;

•	declines in consumer confidence and a slowdown in consumer spending;

•

adverse developments in the economies of countries that are important export markets for the Republic, such as the United States, Europe, Japan and China, or in emerging market economies in Asia or elsewhere;

•	difficulties in the financial sector in Korea, including the savings bank sector;

•

the continued growth of the Chinese economy, to the extent its benefits (such as increased exports to China) are outweighed by its costs (such as competition in export markets or for foreign investment and the relocation of the manufacturing base from the Republic to China), as well as a slowdown in the growth of China’s economy, which is Korea’s most important export market;

•	social and labor unrest;

•

a decrease in tax revenues and a substantial increase in the Government’s expenditures for fiscal stimulus measures, unemployment compensation and other economic and social programs that, together, would lead to an increased government budget deficit;

•	financial problems or lack of progress in the restructuring of Korean conglomerates, other large troubled companies, their suppliers or the financial sector;

•	loss of investor confidence arising from corporate accounting irregularities and corporate governance issues at certain Korean conglomerates;

•	increases in social expenditures to support an aging population in Korea or decreases in economic productivity due to the declining population size in Korea;

•	the economic impact of any pending or future free trade agreements;

•	geo-political uncertainty and risk of further attacks by terrorist groups around the world;

•

the occurrence of severe health epidemics in Korea and other parts of the world including an outbreak of severe acute, respiratory syndrome, or SARS, swine or avian flu, Ebola or Middle East Respiratory Syndrome, or MERS;

•	deterioration in economic or diplomatic relations between the Republic and its trading partners or allies, including deterioration resulting from trade disputes or disagreements in foreign policy;

•	political uncertainty or increasing strife among or within political parties in the Republic;

•	hostilities or unrest involving oil producing countries in the Middle East and Northern Africa and any material disruption in the supply of oil or increase in the price of oil;

•	the occurrence of severe earthquakes, tsunamis or other natural or man-made disasters in Korea and other parts of the world, particularly in trading partners; and

•	an increase in the level of tension or an outbreak of hostilities between North Korea and the Republic or the United States.

FURTHER INFORMATION

We filed a registration statement with respect to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and its related rules and regulations. You can find additional information concerning ourselves and the securities in the registration statement and any pre- or post-effective amendment, including its various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. These filings are also available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov.

HEAD OFFICE OF THE BANK

38 Eunhaeng-ro

Yeongdeungpo-gu

Seoul 07242

Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

Global Finance Americas

101 Barclay St, 4E

New York, NY 10286

United States of America

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Shin & Kim	Cleary Gottlieb Steen & Hamilton LLP
8th Floor, State Tower Namsan, 100 Toegye-ro, Jung-gu, Seoul 04631 Korea	c/o 19th Floor, Ferrum Tower 19 Eulji-ro 5-gil, Jung-gu Seoul 04539 Korea

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Davis Polk & Wardwell LLP

c/o 18th Floor

The Hong Kong Club Building

3A Chater Road

Hong Kong

AUDITOR OF THE BANK

KPMG Samjong Accounting Corp.

10th Floor, Gangnam Finance Center

152 Tehran-ro, Gangnam-gu

Seoul 06236

Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542